As filed with the U.S. Securities and Exchange Commission on December 23, 2011
Registration No. 333-177916

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1/A
(Amendment No. 1)

REGISTRATION STATEMENT
 UNDER THE SECURITIES ACT OF 1933

AMERICAN SCIENTIFIC RESOURCES, INCORPORATED
(Exact name of registrant as specified in its charter)

Nevada	3841	14-1820954
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

125 NW 11th Street Boca Raton, FL 33432 (847) 386-1384
(Address and telephone number of principal executive offices)

Christopher F. Tirotta, President
125 NW 11th Street
Boca Raton, FL  33432
(847) 386-1384
(Name, address and telephone number of agent for service)

Copies to:

Lucosky Brookman LLP
33 Wood Avenue South, 6th Floor
Iselin, New Jersey 08830
Fax: (732) 395-4401

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Non-accelerated filer	☐
Accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Class of Securities to be Registered	Amount To be Registered (1)		Proposed Maximum Aggregate Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, $0.0001 par value per share, issuable pursuant to the Purchase Agreement	9,500,000	(1)	$0.01	$95,000	$10.89	(3)

(1)
We are registering 9,500,000 shares of our common stock (the “Put Shares”) that we will put to Southridge Partners II, LP (“Southridge” or “Selling Security Holder”) pursuant to an equity purchase agreement (the “Purchase Agreement”) between Selling Security Holder and the registrant entered into on February 3, 2011.  In the event of stock splits, stock dividends, or similar transactions involving the common stock, the number of common shares registered shall, unless otherwise expressly provided, automatically be deemed to cover the additional securities to be offered or issued pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the “Securities Act”).  In the event that adjustment provisions of the Purchase Agreement require the registrant to issue more shares than are being registered in this registration statement, for reasons other than those stated in Rule 416 of the Securities Act, the registrant will file a new registration statement to register those additional shares.

(2)
Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, using the average of the high and low prices as reported on the Over-the-Counter Bulletin Board (the “OTCBB”) on December 20, 2011, which was $0.01 per share.

(3)	Such fee has already been paid by the Company.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

SUBJECT TO COMPLETION, DATED DECEMBER 23, 2011

AMERICAN SCIENTIFIC RESOURCES, INCORPORATED

9,500,000 Shares of Common Stock

This prospectus relates to the resale of up to 9,500,000 shares of our common stock, par value $0.0001 per share, by Southridge, which are Put Shares that we will put to Southridge pursuant to the Purchase Agreement.

The Purchase Agreement with Southridge provides that Southridge is committed to purchase up to $10 million of our common stock.  We may draw on the facility from time to time, as and when we determine appropriate in accordance with the terms and conditions of the Purchase Agreement.  The 9,500,000 shares included in this prospectus represent a portion of the shares issuable to Selling Security Holder under the Purchase Agreement.

Southridge is an “underwriter” within the meaning of the Securities Act in connection with the resale of our common stock under the Purchase Agreement.  No other underwriter or person has been engaged to facilitate the sale of shares of our common stock in this offering.  This offering will terminate twenty-four (24) months after the registration statement to which this prospectus is made a part is declared effective by the SEC.  Southridge will pay us 92% of the average of the two lowest closing prices of our common stock for the five day trading period commencing on the date a put notice is delivered under the Purchase Agreement.

We will not receive any proceeds from the sale of these shares of common stock offered by Selling Security Holder.  However, we will receive proceeds from the sale of our Put Shares under the Purchase Agreement.  The proceeds will be used for working capital or general corporate purposes.  We will bear all costs associated with this registration.

Our common stock is quoted on the OTCBB under the symbol “ASFX.OB.”  The shares of our common stock registered hereunder are being offered for sale by Selling Security Holder at prices established on the OTCBB during the term of this offering.  On December 20, 2011, the closing bid price of our common stock was $0.01 per share.  These prices will fluctuate based on the demand for our common stock.

This investment involves a high degree of risk. You should purchase shares only if you can afford a complete loss.  See “Risk Factors” beginning on page 11.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is_________, 2011

You may only rely on the information contained in this prospectus or that we have referred you to.  We have not authorized anyone to provide you with different information.  This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the common stock offered by this prospectus.  This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any common stock in any circumstances in which such offer or solicitation is unlawful.  Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus is correct as of any time after its date.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus.  You should read the entire prospectus carefully, including, the section entitled “Risk Factors” before deciding to invest in our common stock.

About Us

We were organized as a corporation in the State of Nevada as Woodie I, Inc., on August 1, 1990.  In March 1999, we changed our name to Vencap Capital Corporation.  We subsequently changed our name to American Scientific Resources, Incorporated on December 30, 2003.

We distribute and manufacture healthcare and consumer medical products, primarily to retail drug chains, retail stores and medical supply dealers.  Our products are also sold over the Internet.  Our manufacturing activities are limited to the Disintegrator® home needle destruction device (the “Disintegrator”) and the VeraTemp® Non-Contact thermometers, the VeraTemp® (the “VeraTemp”) and VeraTemp+® (the “VeraTemp+”).  With respect to the VeraTemp, fulfillment of our first order was completed during the third quarter of 2010.  We are based in South Florida and our primary warehouse and manufacturing facility is located in Boca Raton, FL.

We have only conducted operations for seven years.  Our future operations are contingent upon increasing revenues and raising capital for on-going operations and expansion of our product lines.  Because we have a limited operating history, you may have difficulty evaluating our business and future prospects.

We also face the risk that we may not be able to effectively implement our business plan.  If we are not effective in addressing these risks, we may not operate profitably and we may not have adequate working capital to meet our obligations as they become due.

We have incurred net losses since our inception.  As of September 30, 2011, our current liabilities exceed our current assets by $6,111,788. For the nine months ended September 30, 2011, we incurred a net loss of $6,927,652 and used cash of $1,015,288 in operations. We continue to be in default with regard to the payment of certain of our obligations.  We currently have sufficient cash to sustain our operations for a period of approximately one month.  We will require additional funds through the receipt of conventional sources of capital or through future sales of our common stock, until such time as our revenues are sufficient to meet our cost structure, and ultimately achieve profitable operations.  Management estimates that it will need $1,000,000 over the next twelve months, and $3,000,000 to fund all of the Company’s current product development and marketing projects, including $1,000,000 to fund marketing programs for the VeraTemp thermometer.  There is no assurance we will be successful in raising additional capital or achieving profitable operations.  Furthermore, the large number of shares available from the selling stockholder pursuant to the prospectus and the depressive effect of the availability of such shares could make it difficult for us to raise funds from other sources.  Wherever possible, our board of directors will attempt to use non-cash consideration to satisfy obligations.  In many instances, we believe that the non-cash consideration will consist of restricted shares of our common stock.  These actions will result in dilution of the ownership interests of existing stockholders and may further dilute common stock book value, and that dilution may be material.

Our capital requirements in connection with our development activities and transition to commercial operations have been and will continue to be significant.  In order to sustain our operations we will need additional capital.  At September 30, 2011, the amount of principal outstanding on notes payable for which the Company was in default amounted to $2,209,377.  Subsequent to September 30, 2011, additional notes payable entered into events of default raising the aggregate indebtedness in default to $2,979,116 as of the date of the filing of this Registration Statement on Form S-1 (including unpaid related party advances and notes payable of $159,430).  Such repeated defaults on our credit obligations may raise serious concerns with potential lenders regarding our creditworthiness, which may make it more difficult for us to obtain needed capital.  There can be no assurance that financing will be available in amounts or on terms acceptable to us, or at all, or that we will remedy default provisions in our existing debt.  Further, noteholders may foreclose on our assets and commence legal action against us to recover the amounts due which ultimately could require the disposition of some or all of our assets.  Any such action may require us to curtail or cease operations.

In our auditors’ report dated April 13, 2011, they have expressed substantial doubt about our ability to continue as a going concern.

Our principal products include the VeraTemp and VeraTemp+, which are non-contact clinical thermometers that use infrared technology to read the body temperature at the forehead, and the Disintegrator, the Disintegrator Plus® (the “Disintegrator Plus”), and the Disintegrator Pro® (the “Disintegrator Pro”), the world’s only FDA approved needle destruction devices for home use.

We designed the VeraTemp and VeraTemp+ thermometers.  The thermometer that the Company sold previously, the Thermofocus, has been completely phased out as the Company’s new units became available.  The Company fulfilled its first orders for the VeraTemp in September 2010 and continues to receive and ship orders weekly.

In addition, the Company owns the intellectual property rights to the only FDA approved home needle destruction devices, the Disintegrator (single port, only for syringe use), the Disintegrator Plus (for syringes and lancets) and Disintegrator Pro (same as Disintegrator Plus, but also EMI shielded for clinical use and comes with a blunting device for 3cc syringes, and includes a different charging circuit).  The Disintegrator enables patients who give themselves injections, including those suffering from multiple sclerosis or diabetes, to properly and safely dispose of needles at home.  Development of the Disintegrator product lines has been completed and the Company is currently accepting and fulfilling orders for the product.  There is currently no retail distribution of the product.  We delivered the first 2,000 unit order of the Disintegrator Plus to Bayer France in September 2010 and are expected to deliver another 2,000 unit order to the same customer in the fourth quarter of 2011, among other orders fulfilled during 2011.

We currently promote our available products to consumers through our websites at www.kidzmed.com, disintegratorplus.com, and americansci.com.  These sites then direct the consumer to one of our retail customer’s web sites.  We also sell certain Kidz-Med products through major retailers.

The Company is currently selling its products, primarily the VeraTemp and VeraTemp+, through retailers and Internet sites such as Amazon.com, Walmart.com, Target.com, Costco.com, SamsClub.com, RiteAid.com, C&S Grocers, CVS Pharmacy, CVS.com, Diapers.com, Duane Reade, Bartell Drugs, Fred Meyer, Price Chopper, Pamida, Giant Supermarkets, Lucky Supermarkets, Save Mart Supermarkets and through wholesalers and medical supply dealers such as Cardinal Health, Amerisource Bergen, School Health, Henry Schien and McKesson Surgical.  The Company has recently shipped products to, or entered into agreements with, foreign distributors located in Canada, Chile, France, Israel, Lebanon, Thailand and the United Kingdom.  The Company received and shipped its first 2,000 unit order for the VeraTemp thermometer in September 2010 and has subsequently received, assembled and shipped approximately 20,000 units.  The Company is currently receiving, assembling and shipping another 38,000 units.

Our shares of common stock are traded on the OTCBB under the ticker symbol “ASFX.OB.”

As used in this prospectus and the registration statement of which it forms a part, the terms the “Company”, “we”, “us”, or “our” refer to American Scientific Resources, Incorporated and its subsidiaries, unless the context indicates otherwise.

About This Offering

This offering relates to the resale of up to 9,500,000 shares of our common stock by Selling Security Holder, which are the Put Shares that we will put to Southridge pursuant to the Purchase Agreement.  The 9,500,000 shares included in this prospectus represent a portion of the aggregate shares issuable to Selling Security Holder under the Purchase Agreement.  Pursuant to the Purchase Agreement:

•
Southridge agreed to purchase from the Company, from time to time in the Company’s discretion (subject to the conditions set forth therein), for a period of up to 24 months commencing on the effective date of the registration statement filed by the Company for resale of the shares of common stock issuable under the Purchase Agreement, up to $10,000,000 in the Company’s common stock (the “Put Shares”).

•
Pursuant to a registration rights agreement between the Company and Southridge entered into in connection with the Purchase Agreement, the Company agreed to file a registration statement with the U.S. Securities and Exchange Commission (the “SEC”) for the resale of not less than the maximum number of shares of common stock allowable pursuant to Rule 415 under the Securities Act, of shares of common stock issuable under the Purchase Agreement, within 45 days of execution of the Purchase Agreement.

•
The purchase price for the shares of common stock sold under the Purchase Agreement will be equal to 92% of the average of the lowest 2 daily closing prices for the 5 trading days immediately following the date on which the Company is deemed to provide a put notice under the Purchase Agreement.

•
The maximum amount of common stock that Southridge shall be obligated to purchase with respect to any single closing under the Purchase Agreement will be the lesser of $500,000 or 250% of the average dollar trading volume of the Company’s common stock for the 20 trading days immediately preceding the date on which the Company provides a put notice under the Purchase Agreement.

•
Upon execution of the Purchase Agreement, the Company issued to Southridge a five-year warrant to purchase 125,000 shares of common stock at an exercise price of $1.23 (on a post-split basis), which may be exercised on a cashless basis if there is no effective registration statement for the resale of shares of common stock underlying the warrant six month following the issuance.

•
The Company agreed to issue to its management and directors a series of preferred stock with voting rights sufficient to grant such holders the ability to vote in favor of an increase in the Company’s authorized common stock and/or a reverse split of the outstanding shares of common stock.  Accordingly, on February 4, 2011, the Company issued to each of its four directors at the time 12,500 shares of Series A Preferred Stock.

Furthermore, subject to the terms and conditions of the Purchase Agreement, at any time or from time to time after the effectiveness of this registration statement, we can notify Southridge in writing of the existence of a potential material event based upon the good faith determination of our board of directors (the “Blackout Notice”), and Southridge shall not offer or sell any of our securities acquired under the Purchase Agreement from the time the Blackout Notice was provided to Southridge until Southridge receives our written notice that such potential material event has either been disclosed to the public or no longer constitutes a potential material event (a “Blackout Period”).  If we deliver a Blackout Notice within fifteen trading days following a closing date under the Purchase Agreement, and the closing price is on the trading date immediately preceding the applicable Blackout Period (“Old Price”) is greater than the closing price on the first trading day following such Blackout Period that Southridge may sell its shares pursuant to an effective registration statement (“New Price”), then the Company shall issue to Southridge the number of additional shares of common stock (the “Blackout Shares”) equal to the excess of (x) the product of the number of Put Shares held by Southridge immediately prior to the Blackout Period that were issued on the most recent closing date (the “Remaining Put Shares”) multiplied by the Old Price, divided by the New Price, over (y) the Remaining Put Shares.

We relied on an exemption from the registration requirements of the Securities Act.  The transaction does not does involve a private offering, Southridge is an “accredited investor” and/or qualified institutional buyer and Southridge has access to information about the Company and its investment.

At an assumed purchase price under the Purchase Agreement of $0.0092 (equal to 92% of the closing price of our common stock of $0.01 on December 20, 2011), we will be able to receive up to $87,400 in gross proceeds, assuming the sale of the entire 9,500,000 shares of our common stock being registered hereunder pursuant to the Purchase Agreement.  At an assumed purchase price of $0.0092 under the Purchase Agreement, we would be required to register 1,077,456,522 additional shares to obtain the balance of $10,000,000 under the Purchase Agreement.  Southridge has agreed, subject to certain exceptions listed in the Equity Purchase Agreement, to refrain from holding an amount of shares which would result in Southridge owning more than 9.99% of the then-outstanding shares of the Company’s common stock at any one time.

We will bear the expenses of this offering which we estimate to be approximately $50,000, including legal expenses of approximately $25,000, accounting expenses of approximately $20,000, and miscellaneous expenses, including printer costs, of approximately $5,000.

There are substantial risks to investors as a result of the issuance of shares of our common stock under the Purchase Agreement.  These risks include dilution of stockholders, significant decline in our stock price and our inability to draw sufficient funds when needed.

Southridge will periodically purchase our common stock under the Purchase Agreement and will, in turn, sell such shares to investors in the market at the market price.  This may cause our stock price to decline, which will require us to issue increasing numbers of common shares to Southridge to raise the same amount of funds, as our stock price declines.

Summary of the Shares offered by the Selling Security Holder

Common stock offered by Selling Security Holder	9,500,000 shares of common stock.

Common stock outstanding before the offering	51,218,159 as of December 20, 2011

Common stock outstanding after the offering	60,718,159 shares, assuming the sale of all of the shares being registered in this Registration Statement.

Terms of the Offering	Selling Security Holder will determine when and how it will sell the common stock offered in this prospectus.

Termination of the Offering	Pursuant to the Purchase Agreement, this offering will terminate twenty-four (24) months after the registration statement to which this prospectus is made a part is declared effective by the SEC.

Use of proceeds
We will not receive any proceeds from the sale of the shares of common stock offered by Selling Security Holder.  However, we will receive proceeds from sale of our common stock under the Purchase Agreement.  The proceeds from the offering will be used for working capital and general corporate purpose. See “Use of Proceeds.”

Risk Factors	The common stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors” beginning on page 11.

OTCBB Symbol	ASFX.OB

	For the years ended December 31,
	2010	2009
Selected Statement of Operations Information:

Revenues	$862,369	$734,495
Gross profit	107,467	307,198
Total operating expenses	(3,294,930)	(2,094,303)
Operating income (loss)	(4,937,127)	(1,787,105)
Net income (loss) to common shareholders	$(7,040,767)	$(3,424,851)

Basis and diluted earnings (loss) per common share*	$(0.71)	$(0.57)

Weighted average common shares outstanding basic and diluted*	9,852,710	6,042,462

	At December 31,
	2010	2009
Selected Balance Sheet Information:

Cash	$15,924	$11,357
Current assets	411,318	667,775
Total assets	$1,068,112	$3,271,870

Current liabilities	$5,560,842	$3,499,668
Total liabilities	6,797,276	4,331,190
Total stockholders' equity (deficit)	$(5,729,164)	$(1,059,320)

	For the nine months ended
	September 30,
	2011	2010
Selected Statement of Operations Information:	unaudited	unaudited

Revenues	$763,020	$578,961
Gross profit	194,264	76,675
Total operating expenses	(3,838,818)	(2,478,115)
Operating income (loss)	(3,644,554)	(2,401,440)
Net income (loss) to common shareholders	$(6,927,652)	$(4,787,637)

Basis and diluted earnings (loss) per common share*	$(0.50)	$(0.50)

Weighted average common shares outstanding basic and diluted*	13,991,863	9,624,200

	At September 30,
	2011	2010
Selected Balance Sheet Information:	unaudited	unaudited

Cash	$19,618	$945
Current assets	635,365	423,527
Total assets	$1,261,164	$2,879,671

Current liabilities	$6,747,153	$5,969,099
Total liabilities	9,215,634	7,080,070
Total stockholders' equity (deficit)	$(7,954,470)	$(4,200,399)

* - unaudited, pro forma information adjusted for March 21, 2011 200-to-1 reverse stock split

RISK FACTORS

An investment in the Company’s common stock involves a high degree of risk.  You should carefully consider the risks described below as well as other information provided to you in this prospectus, including information in the section of this document entitled “Information Regarding Forward Looking Statements.”  If any of the following risks actually occur, our business, financial condition or results of operations could be materially adversely affected, the value of our common stock could decline, and you may lose all or part of your investment.

An investment in the Company’s common stock involves a high degree of risk.  An investor should carefully consider the risks described below as well as other information contained in this report.  If any of the following risks actually occur, our business, financial condition or results of operations could be materially adversely affected, the value of our common stock could decline, and an investor may lose all or part of his or her investment.

Risks Related to our Business:

WE HAVE A LIMITED OPERATING HISTORY UPON WHICH AN EVALUATION OF OUR PROSPECTS CAN BE MADE.

The Company incorporated in August 1990.  The Company also formed and/or acquired three wholly owned subsidiaries, Kidz-Med, Inc. (2004), HeartSmart, Inc. (2004) and Ulster Scientific, Inc. (2004).  As of the date hereof, all the subsidiaries are inactive.  The Company conducts all business through the parent, American Scientific Resources, Incorporated and utilizes the Kidz-Med name as a brand only.  We have only conducted operations for seven years.  Our future operations are contingent upon increasing revenues and raising capital for on-going operations and expansion of our product lines.  Because we have a limited operating history, you will have difficulty evaluating our business and future prospects.

We also face the risk that we may not be able to effectively implement our business plan.  If we are not effective in addressing these risks, we may not operate profitably and we may not have adequate working capital to meet our obligations as they become due.

WE HAVE HAD LIMITED OPERATIONS, HAVE INCURRED LOSSES SINCE INCEPTION, HAVE SUFFICIENT CASH TO SUSTAIN OUR OPERATIONS FOR A PERIOD OF APPROXIMATELY ONE MONTH, AND WE NEED ADDITIONAL CAPITAL TO EXECUTE OUR BUSINESS PLAN.

As of September 30, 2011, our current liabilities exceed our current assets by $6,111,788.  For the nine months ended September 30, 2011, we incurred a net loss of $6,927,652 and used cash of $1,015,288 in operations.  As of September 30, 2011, we have an accumulated deficit of $34,000,043 and a shareholders’ deficit of $7,954,470.  We will require additional funds through the receipt of conventional sources of capital or through future sales of our common stock, until such time as our revenues are sufficient to meet our cost structure, and ultimately achieve profitable operations.  We currently have sufficient cash to sustain our operations for a period of approximately one month.  Management estimates that it will need $1,000,000 over the next twelve months, and $3,000,000 to fund all of the Company’s current product development and marketing projects, including $1,000,000 to fund marketing programs for the VeraTemp thermometer.  There is no assurance we will be successful in raising additional capital or achieving profitable operations.  Wherever possible, our board of directors will attempt to use non-cash consideration to satisfy obligations.  In many instances, we believe that the non-cash consideration will consist of restricted and unrestricted shares of our common stock.  These actions will result in dilution of the ownership interests of existing stockholders and may further dilute common stock book value, and that dilution may be material.

The net loss applicable to common shareholders was $6,927,652 for the nine months ended September 30, 2011 compared to a net loss of $4,787,637 for the same nine month period in 2010. The significantly higher net loss was primarily due to (i) the expensing of stock options issued to directors, employees and professional advisors, (ii) the charges resulting from triggered anti-dilution provisions within certain convertible debt agreements, (iii) fair value changes within derivative instruments, (iv) higher interest expenses, (v) higher other operating, sales and administrative expenses, offset by higher gross profits on sales of our products.  For the nine months ended September 30, 2011 and 2010, the basic and diluted loss per common share was $0.50 and $0.50, respectively, after adjustment for the 200-to-1 reverse common stock split.

We continue to be in default with regard to the payment of certain of our obligations.  As of the date hereof, the amount of principal outstanding on notes payable for which the Company was in default amounted to $2,979,116.

ADDITIONAL FINANCING WILL BE NECESSARY FOR THE IMPLEMENTATION OF OUR STRATEGY, WHICH WE MAY BE UNABLE TO OBTAIN.

Our capital requirements in connection with our development activities and transition to commercial operations have been and will continue to be significant.  In order to sustain our operations we will need additional capital.  We are currently in default on some of our promissory notes, and such defaults on our credit obligations may raise serious concerns with potential lenders regarding our creditworthiness, which may make it more difficult for us to obtain needed capital.  There can be no assurance that financing will be available in amounts or on terms acceptable to us, or at all.

WE ARE IN DEFAULT ON SOME OF OUR SECURED AND UNSECURED PROMISSORY NOTES. AS A RESULT, THE NOTEHOLDERS COULD FORECLOSE ON OUR ASSETS, WHICH ULTIMATELY COULD REQUIRE US TO CURTAIL OR CEASE OPERATIONS.

We are in default on some of our secured and unsecured promissory notes.  As of December 31, 2010, we were in default on $1,492,877 of note principal (including $880,000 in convertible notes as noted under the risk factor below, and including $159,430 of amounts unpaid to related parties).  As of the filing of this Registration Statement on Form S-1, we are in default on $2,979,116 of note principal (including $1,830,930 of convertible notes as noted in the risk factor below, and including $159,430 of amounts unpaid to related parties). We have generally been unable to meet payment terms when due of our debt obligations.  We have satisfied some of our debt obligations, in whole or in part, over the last 2 years. From time to time, we have reached settlement agreements providing temporary or permanent satisfaction of default provisions with noteholders through modifications of the terms of notes, issuance of our common stock, partial payments of cash, or combinations thereof.  From time to time, we have been paying down the principal on several of our notes in small increments with excess available cash, or converting debt and accrued interest to common shares. In order to continue to repay our remaining outstanding obligations, we may be forced to scale back some of our planned operations, which could have a material adverse effect on our growth. In addition, if we remain in default on some of our notes, we may incur materially higher interest expenses, and the noteholders could foreclose on their collateral and commence legal action against us to recover the amounts due which ultimately could require the disposition of some or all of our assets.  Any such action would require us to curtail or cease operations.

WE ARE IN DEFAULT ON SOME OF OUR CONVERTIBLE PROMISSORY NOTES. IF WE ARE UNABLE TO REACH AN AGREEMENT WITH OUR CONVERTIBLE NOTEHOLDERS, THE NOTEHOLDERS COULD FORECLOSE ON OUR ASSETS, WHICH ULTIMATELY COULD REQUIRE US TO CURTAIL OR CEASE OPERATIONS.

We are in default on certain promissory notes convertible into our common stock.  As of December 31, 2010, we were in default from the nonpayment of principal on our 2007 convertible promissory notes in the amount of $880,000, excluding amounts due for interest.  As of the filing of this Registration Statement on Form S-1, we are in default from non-payment of principal and/or interest on various convertible promissory notes in the principal amount of $1,830,930.  If we remain in default on these notes, we may incur materially higher interest expenses, and the noteholders could commence legal action against us to recover the amounts due which ultimately could require the disposition of some or all of our assets. Any such action would require us to curtail or cease operations.

OUR INDEPENDENT REGISTERED AUDITORS HAVE EXPRESSED SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

These financial statements have been prepared assuming that the Company will continue as a going concern. As of and for the nine months ended September 30, 2011, the Company had current liabilities that exceeded current assets by $6,111,788, has incurred a net loss of $6,927,652, and used $1,015,288 of cash in operating activities. As reported in the December 31, 2010 audited financial statements, the Company had current liabilities that exceeded current assets by $5,149,524 as of December 31, 2010, and had reported a net loss of $7,040,767 and used $896,346 of cash in operating activities for the year ended December 31, 2010. In addition, the Company remains in default with regard to payment of certain of its obligations. At September 30, 2011, the amount of principal outstanding on notes payable for which the Company was in default amounted to $2,209,377. Subsequent to September 30, 2011, additional notes payable entered into events of default raising the aggregate indebtedness in default to $2,979,116.  These conditions raise operating and liquidity concerns and substantial doubt about the Company's ability to continue as a going concern.

OUR INTELLECTUAL PROPERTY RIGHTS ARE VALUABLE, AND ANY INABILITY TO PROTECT THEM COULD REDUCE THE VALUE OF OUR SERVICES AND BRAND.

Our trademarks, trade secrets, and other intellectual property rights are important assets for us.  The Company has received trademark registration for the names “Never Touch”, “VeraTemp”, “VeraTemp+”, and “DuraSleeve”.  The Disintegrator, Disintegrator Pro and Disintegrator Plus are protected by US patents and trademarks.  Protecting our intellectual property rights is costly and time consuming.  Any unauthorized use of our intellectual property could make it more expensive to do business and harm our operating results.

WE FACE PATENT PROTECTION RISKS THAT MAY NEGATIVELY AFFECT OUR BRAND NAME REPUTATION, REVENUES, AND POTENTIAL PROFITABILITY.

We are dependent upon a variety of methods and techniques that we regard as proprietary trade secrets.  We are also dependent upon a variety of trademarks, service marks and designs to promote brand name development and recognition and we rely on a combination of trade secrets, copyright, patent, trademark, unfair competition and other intellectual property laws to protect our rights to such intellectual property.  However, to the extent that our products violate the proprietary rights of others, we may be subject to damage awards or judgments prohibiting the use of our technology.  See – “Legal Proceedings” for a description of a pending legal proceeding related to intellectual property.  In addition, our rights in any of our intellectual property may not be enforceable, even if registered, against any prior users of similar intellectual property.  Furthermore, if we fail to provide adequate proprietary protection, our names, brand name reputation, revenues and potential profitability may be negatively affected.

IF OUR PRODUCTS ARE FOUND TO HAVE DEFECTS OR FAIL TO MEET INDUSTRY STANDARDS, WE WILL INCUR SUBSTANTIAL LITIGATION, JUDGMENT, PRODUCT LIABILITY AND PRODUCT RECALL COSTS, WHICH WILL INCREASE OUR LOSSES AND NEGATIVELY AFFECT OUR BRAND NAME REPUTATION AND PRODUCT SALES.

We may be subject to liability for errors that occur with our technologies due to claims of negligence or product malfunction.  We have product liability insurance and, pursuant to our manufacturing agreement with respect to the VeraTemp thermometer, the Company has the right to claim reimbursement for damages due to manufacturing defects.  This manufacturing agreement, which is incorporated by reference as an exhibit to registration statement, has a two year term commencing in November 2009, subject to extension upon mutual agreement for successive one year terms (as of the date of the filing of this Registration Statement on Form S-1, renewal of the manufacturing agreement is pending).  Nonetheless, we can still suffer litigation as a result of perceived product malfunctioning, adversely affecting our brand, revenue stream and company.  Despite the product liability insurance and protections noted above under our manufacturing agreement, product liability claims could increase our costs and adversely affect our brand name reputation, revenues and, ultimately, lead to additional losses.  In addition, product defects could result in product recalls and warranty claims.  A product/drug recall could delay or halt production of our product until we are able to remedy the product defects.  The occurrence of any claims, judgments or product recalls will negatively affect our brand name image and product sales, lead to additional costs, and adversely affect our financial condition and results of operation.

OUR SUCCESS DEPENDS UPON OUR CHIEF EXECUTIVE OFFICER AND SHOULD WE FAIL TO RETAIN HIM, OUR OPERATIONS WILL BE ADVERSELY AFFECTED.

We believe that our success will depend to a significant extent upon the efforts and abilities of Dr. Christopher F. Tirotta, our Chairman and Chief Executive Officer, due to his contacts in the medical and healthcare industries and his overall insight into our business.  Our failure to retain Dr. Tirotta or to attract and retain additional qualified personnel, could adversely affect our operations.  We do not currently carry key-man life insurance on any of our officers.

WE ARE RELIANT ON A FEW CUSTOMERS FOR A SIGNIFICANT PORTION OF OUR REVENUES, OUR AGREEMENTS WITH THESE CUSTOMERS ARE TERMINABLE AT-WILL, AND A FEW OF OUR LARGE SALES THUS FAR FOR2010 MAY BE NON-RECURRING.

For the three months ended September 30, 2011, approximately 19% of the Company’s net revenue was generated from sales of products through various online retailers (such as Amazon and CVS.com). Sales to an international wholesaler and an internet retailer chain accounted for 26% and 12%, respectively, of our net revenue during the three months ended September 30, 2011. No other single customer accounted for more than 10% of our revenue during the three months ended September 30, 2011.

The Company had several sales to international customers during the third quarter of 2011. Approximately 29% of the Company’s sales during the three months ended September 30, 2011, were made to customers outside the United States.

WE ARE PARTY TO PENDING LITIGATION WHICH MAY HAVE A MATERIAL ADVERSE EFFECT ON THE COMPANY.

On August 15, 2008, a competitor, Exergen Corp. (“Exergen”), filed suit in the United States District Court for the District of Massachusetts against Kidz-Med, Inc., the Company and Tecnimed, Srl (“Technimed”), for patent infringement with regard to the Thermofocus thermometer.  Under the Company’s distribution agreement with Tecnimed, Tecnimed is obligated to indemnify the Company against certain actions including this patent infringement action.  However, as part of the Settlement Agreement discussed in Note 9 – Notes Payable, the Company agreed to cover its own fees and expenses in connection with this litigation and agreed to waive any claim for lost profits that may arise within the indemnification provision.  The case is currently at the Markman hearing (claim construction) stage.  Tecnimed has provided the Company with a legal opinion that the thermometer does not violate the competitor’s patents.  The Company is unable to make an independent assessment of this patent infringement action and is relying on Tecnimed’s defense of this case.  As the Company believes that Tecnimed is capable and willing to defend the Company, and that the Company’s defense costs, if any, will not be significant, no provision for possible loss related to this litigation has been included in these consolidated financial statements.  In March 2010, the competitor filed an additional complaint against the Company and Kidz-Med, Inc. in the United States District Court for the District of Massachusetts, alleging that false advertising damaged the competitor.  The competitor is seeking to enjoin the Company from future false advertising and to recover unspecified monetary damages.  Based on the advice of counsel, the Company believes this case is without merit.  The District Court has granted the Company’s motion to dismiss the complaint, however, Exergen has made a motion to reconsider that order and such motion is currently pending.

On September 21, 2010, Tecnimed filed a complaint against the Company and its Kids-Med subsidiary in U.S. District Court for the Southern District of New York, alleging breach of a non-compete agreement and infringement on the Thermofocus trademark and trade dress.  Further, the complaint alleges that the Company is in default on the payment of $209,802 of principal and $88,867 of interest under the notes due Tecnimed  (since the initial filing of the complaint, a customer of the Company has paid Tecnimed approximately $46,000, which the Company applied as a reduction of principal.  As of September 30, 2011, the Company is carrying a principal balance due Tecnimed of $163,947 and accrued interest of $86,929).  The Company has countersued Tecnimed for breach of the Settlement Agreement that the parties had entered into in 2009.  On January 18, 2011, the U.S. District Court for Southern New York granted Tecnimed’s request for a preliminary injunction and ordered the Company to stop selling the VeraTemp in the allegedly infringing package and to recall the product in the contested packaging from customers.  On February 11, 2011, after Tecnimed posted a $130,000 preliminary injunction bond with the Court to compensate the Company in the event Tecnimed does not prevail in this action, the Company sent recall notices out to its customers.  The Company also complied with this injunction by changing its retail package to reflect the order of the District Court.  For the nine months ended September 30, 2011, the Company reversed previously recognized revenues from sales in the allegedly infringing package in the amount of $84,208.  The Company now ships the thermometer to customers in its new approved package.  The Company accrued $30,500 of direct costs specifically related to the recall, including shipping and repackaging costs.  Of this amount, $5,500 was expensed during the second quarter of 2011 and the remainder was expensed as of December 31, 2010.  In addition, the recall caused lost sales which the Company would seek to recover from the preliminary injunction bond should it prevail in the case.  The Company has appealed the District Court’s preliminary injunction order to the United States Court of Appeals for the Second Circuit.  That appeal has been fully briefed and a decision is expected in the fourth quarter of 2011.  The Company has acknowledged the outstanding note and interest owed to Tecnimed, yet seeks to offset those amounts by the damages caused by Tecnimed’s breach of the Settlement Agreement.  Tecnimed is seeking additional damages caused by the Company’s use of the allegedly infringing packaging.  Based on advice of counsel, the Company does not believe it has significant exposure because Tecnimed had no material amount of sales in the United States at the time.  Finally, Tecnimed is alleging it is entitled to recover its attorneys’ fees under the “exceptional case” provisions of the Lanham Act.  Based on the advice of counsel, the Company believes that it is unlikely that this case would be deemed an exceptional case.

The Company has, and may in the future, become a party to various claims, complaints and legal actions arising in the ordinary course of business.  In the opinion of management, after consulting with counsel, there are currently no additional legal matters that would have a further material adverse effect on the financial statements of the Company taken as whole as of September 30, 2011.

Risks Related to our Common Stock:

OUR COMMON STOCK IS QUOTED ON THE OTCBB, WHICH MAY LIMIT THE LIQUIDITY AND PRICE OF OUR COMMON STOCK MORE THAN IF OUR COMMON STOCK WERE QUOTED OR LISTED ON THE NASDAQ STOCK MARKET OR A NATIONAL EXCHANGE.

Our securities are currently quoted on the OTCBB, an inter-dealer automated quotation system for equity securities not included in the Nasdaq Stock Market.  Quotation of our securities on the OTCBB may limit the liquidity and price of our securities more than if our securities were quoted or listed on The Nasdaq Stock Market or a national exchange.  Some investors may perceive our securities to be less attractive because they are traded in the over-the-counter market.  In addition, as an OTCBB listed company, we do not attract the extensive analyst coverage that accompanies companies listed on other exchanges.  Further, institutional and other investors may have investment guidelines that restrict or prohibit investing in securities traded on the OTCBB.  These factors may have an adverse impact on the trading and price of our common stock.

THE APPLICATION OF THE “PENNY STOCK” RULES COULD ADVERSELY AFFECT THE MARKET PRICE OF OUR COMMON SHARES AND INCREASE YOUR TRANSACTION COSTS TO SELL THOSE SHARES.

The SEC has adopted rule 3a51-1 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions.  For any transaction involving a penny stock, unless exempt, Rule 15g-9 requires:

•	that a broker or dealer approve a person’s account for transactions in penny stocks; and

•	the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must:

•	obtain financial information and investment experience objectives of the person; and

•
make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form:

•	sets forth the basis on which the broker or dealer made the suitability determination; and

•	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules.  This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

AS AN ISSUER OF “PENNY STOCK,” THE PROTECTION PROVIDED BY THE FEDERAL SECURITIES LAWS RELATING TO FORWARD LOOKING STATEMENTS DOES NOT APPLY TO US.

Although federal securities laws provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks.  As a result, the Company will not have the benefit of this safe harbor protection in the event of any legal action based upon a claim that the material provided by the Company contained a material misstatement of fact or was misleading in any material respect because of the Company’s failure to include any statements necessary to make the statements not misleading.  Such an action could hurt our financial condition.

THE MARKET PRICE FOR OUR COMMON SHARES IS PARTICULARLY VOLATILE GIVEN OUR STATUS AS A RELATIVELY UNKNOWN COMPANY WITH A SMALL AND THINLY TRADED PUBLIC FLOAT, LIMITED OPERATING HISTORY AND LACK OF PROFITS WHICH COULD LEAD TO WIDE FLUCTUATIONS IN OUR SHARE PRICE. YOU MAY BE UNABLE TO SELL YOUR COMMON SHARES AT OR ABOVE YOUR PURCHASE PRICE, WHICH MAY RESULT IN SUBSTANTIAL LOSSES TO YOU.

The market for our common shares is characterized by significant price volatility when compared to the shares of larger, more established companies that trade on a national securities exchange and have large public floats, and we expect that our share price will continue to be more volatile than the shares of such larger, more established companies for the indefinite future.  The volatility in our share price is attributable to a number of factors.  First, as noted above, our common shares are, compared to the shares of such larger, more established companies, sporadically and thinly traded.  As a consequence of this limited liquidity, the trading of relatively small quantities of shares by our shareholders may disproportionately influence the price of those shares in either direction.  The price for our shares could, for example, decline precipitously in the event that a large number of our common shares are sold on the market without commensurate demand.  Secondly, we are a speculative or “risky” investment due to our limited operating history and lack of profits to date, and uncertainty of future market acceptance for our potential products.  As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a larger, more established company that trades on a national securities exchange and has a large public float.  Many of these factors are beyond our control and may decrease the market price of our common shares, regardless of our operating performance.  We cannot make any predictions or projections as to what the prevailing market price for our common shares will be at any time, including as to whether our common shares will sustain their current market prices, or as to what effect that the sale of shares or the availability of common shares for sale at any time will have on the prevailing market price.

WE WILL INCUR INCREASED COSTS AS A RESULT OF BEING A PUBLIC COMPANY, WHICH COULD AFFECT OUR PROFITABILITY AND OPERATING RESULTS.

On January 13, 2011, the effective date of our registration statement on Form S-1 (SEC File No. 333-164517), we become obligated to file annual, quarterly and current reports with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  In addition, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”) and the rules subsequently implemented by the SEC and the Public Company Accounting Oversight Board have imposed various requirements on public companies, including requiring changes in corporate governance practices.  We expect these rules and regulations to increase our legal and financial compliance costs and to make some activities of ours more time-consuming and costly.  We expect to spend between $50,000 and $100,000 in legal and accounting expenses annually to comply with our reporting obligations and Sarbanes-Oxley.  These costs could affect profitability and our results of operations.

WE HAVE NOT PAID DIVIDENDS IN THE PAST AND DO NOT EXPECT TO PAY DIVIDENDS FOR THE FORESEEABLE FUTURE.  ANY RETURN ON INVESTMENT MAY BE LIMITED TO THE VALUE OF OUR COMMON STOCK.

No cash dividends have been paid on the Company’s common stock.  We expect that any income received from operations will be devoted to our future operations and growth.  The Company does not expect to pay cash dividends in the near future.  Payment of dividends would depend upon our profitability at the time, cash available for those dividends, and other factors as the Company’s board of directors may consider relevant.  If the Company does not pay dividends, the Company’s common stock may be less valuable because a return on an investor’s investment will only occur if the Company’s stock price appreciates.

BECAUSE OUR COMMON STOCK IS NOT REGISTERED UNDER THE EXCHANGE ACT, WE WILL NOT BE SUBJECT TO THE FEDERAL PROXY RULES AND OUR DIRECTORS, EXECUTIVE OFFICES AND 10% BENEFICIAL HOLDERS WILL NOT BE SUBJECT TO SECTION 16 OF THE EXCHANGE ACT. IN ADDITION, OUR REPORTING OBLIGATIONS UNDER SECTION 15(D) OF THE EXCHANGE ACT MAY BE SUSPENDED AUTOMATICALLY IF WE HAVE FEWER THAN 300 SHAREHOLDERS OF RECORD ON THE FIRST DAY OF OUR FISCAL YEAR.

Our common stock is not registered under the Exchange Act, and we do not intend to register our common stock under the Exchange Act for the foreseeable future (provided that, we will register our common stock under the Exchange Act if we have, after the last day of our fiscal year, more than 500 shareholders of record, in accordance with Section 12(g) of the Exchange Act; as of December 20, 2011, we have approximately 379 shareholders of record).  Since January 13, 2011, we have been required to file annual, quarterly, and current reports pursuant to Section 15(d) of the Exchange Act, however, as long as our common stock is not registered under the Exchange Act, we will not be subject to Section 14 of the Exchange Act, which, among other things, prohibits companies that have securities registered under the Exchange Act from soliciting proxies or consents from shareholders without furnishing to shareholders and filing with the SEC a proxy statement and form of proxy complying with the proxy rules.  In addition, so long as our common stock is not registered under the Exchange Act, our directors and executive officers and beneficial holders of 10% or more of our outstanding common stock will not be subject to Section 16 of the Exchange Act.  Section 16(a) of the Exchange Act requires executive officers and directors, and persons who beneficially own more than 10% of a registered class of equity securities to file with the SEC initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of common shares and other equity securities, on Forms 3, 4, and 5 respectively.  Such information about our directors, executive officers, and beneficial holders will only be available through periodic reports and any registration statements on Form S-1 we file.  Furthermore, so long as our common stock is not registered under the Exchange Act, our obligation to file reports under Section 15(d) of the Exchange Act will be automatically suspended if, on the first day of any fiscal year (other than a fiscal year in which a registration statement under the Securities Act has gone effective), we have fewer than 300 shareholders of record.  This suspension is automatic and does not require any filing with the SEC.  In such an event, we may cease providing periodic reports and current or periodic information, including operational and financial information, may not be available with respect to our results of operations.

IF WE ARE UNABLE TO FAVORABLY ASSESS THE EFFECTIVENESS OF OUR INTERNAL CONTROL OVER FINANCIAL REPORTING, OUR STOCK PRICE COULD BE ADVERSELY AFFECTED.

Pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, or Section 404, our management will be required to report on the effectiveness of our internal control over financial reporting in each of our annual reports.  Our management will need to provide such a report commencing with our first annual report after we have filed an annual report with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act for the prior fiscal year, which will be our annual report for the year ended December 31, 2011.  We may not be able to favorably assess the effectiveness of our internal controls over financial reporting as of December 31, 2011 or beyond.  If this occurs, investor confidence and our stock price could be adversely affected.

WE ARE REGISTERING AN AGGREGATE OF 9,500,000 SHARES OF COMMON STOCK TO BE ISSUED UNDER THE EQUITY PURCHASE AGREEMENT. THE SALE OF SUCH SHARES COULD DEPRESS THE MARKET PRICE OF OUR COMMON STOCK.

We are registering an aggregate of 9,500,000 shares of common stock under the registration statement of which this prospectus forms a part for issuance pursuant to the Equity Purchase Agreement. The 9,500,000 shares of our common stock will represent approximately 17.75% of our shares outstanding immediately after our exercise of the put right. The sale of these shares into the public market by Southridge could depress the market price of our common stock.  At the assumed offering price of $0.0092 per share, we will be able to receive up to $87,400 in gross proceeds, assuming the sale of the entire 9,500,000 shares being registered hereunder pursuant to the Equity Purchase Agreement.  We would be required to register 1,077,456,522 additional shares to obtain the balance of $10,000,000 under the Equity Purchase Agreement at the assumed offering price of $0.0092.  Due to the floating offering price, we are not able to determine the exact number of shares that we will issue under the Equity Purchase Agreement.

THE COMPANY MAY NOT HAVE ACCESS TO THE FULL AMOUNT AVAILABLE UNDER THE EQUITY PURCHASE AGREEMENT.

We have not drawn down funds and have not issued shares of our common stock under the Equity Purchase Agreement with Southridge.  Our ability to draw down funds and sell shares under the Equity Purchase Agreement requires that the registration statement, of which this prospectus is a part, be declared effective by the SEC, and that this registration statement continue to be effective.  In addition, the registration statement of which this prospectus is a part registers 9,500,000 total shares of our common stock issuable under the Equity Purchase Agreement, and our ability to access the Equity Purchase Agreement to sell any remaining shares issuable under the Equity Purchase Agreement is subject to our ability to prepare and file one or more additional registration statements registering the resale of these shares.  These subsequent registration statements may be subject to review and comment by the staff of the SEC, and will require the consent of our independent registered public accounting firm.  Therefore, the timing of effectiveness of these subsequent registration statements cannot be assured.  The effectiveness of these subsequent registration statements is a condition precedent to our ability to sell the shares of common stock subject to these subsequent registration statements to Southridge under the Equity Purchase Agreement.  Even if we are successful in causing one or more registration statements registering the resale of some or all of the shares issuable under the Equity Purchase Agreement to be declared effective by the SEC in a timely manner, we will not be able to sell shares under the Equity Purchase Agreement unless certain other conditions are met.  Accordingly, because our ability to draw down amounts under the Equity Purchase Agreement is subject to a number of conditions, there is no guarantee that we will be able to draw down any portion or all of the $10 million available to us under the Equity Purchase Agreement.

CERTAIN RESTRICTIONS ON THE EXTENT OF PUTS MAY HAVE LITTLE, IF ANY, EFFECT ON THE ADVERSE IMPACT OF OUR ISSUANCE OF SHARES IN CONNECTION WITH THE EQUITY PURCHASE AGREEMENT, AND AS SUCH, SOUTHRIDGE MAY SELL A LARGE NUMBER OF SHARES, RESULTING IN SUBSTANTIAL DILUTION TO THE VALUE OF SHARES HELD BY EXISTING SHAREHOLDERS.

Southridge has agreed, subject to certain exceptions listed in the Equity Purchase Agreement, to refrain from holding an amount of shares which would result in Southridge owning more than 9.99% of the then-outstanding shares of the Company’s common stock at any one time.  These restrictions, however, do not prevent Southridge from selling shares of common stock received in connection with a put, and then receiving additional shares of common stock in connection with a subsequent put.  In this way, Southridge could sell more than 9.99% of the outstanding common stock in a relatively short time frame while never holding more than 9.99% at one time.

ASSUMING WE UTILIZE THE MAXIMUM AMOUNT AVAILABLE UNDER THE EQUITY LINE OF CREDIT, EXISTING SHAREHOLDERS COULD EXPERIENCE SUBSTANTIAL DILUTION UPON THE ISSUANCE OF COMMON STOCK.

Our Equity Purchase Agreement with Southridge contemplates the potential future issuance and sale of up to $10,000,000 of our common stock to Southridge subject to certain restrictions and obligations.  The following table is an example of the number of shares that could be issued at various prices assuming we utilize the maximum amount remaining available under the Equity Purchase Agreement.  These examples assume issuances at a market price of $0.01 per share and at 10%, 25%, 50%, and 75% below $0.01 per share, taking into account Southridge's 8% discount.

The following table should be read in conjunction with the footnotes immediately following the table.

Percent below current market price	Price per share (1)	Number of shares issuable (2)	Shares outstanding (3)	Percent of outstanding shares (4)

10%	$0.00828	1,207,729,469	1,258,947,628	95.93%

25%	$0.00690	1,449,275,363	1,500,493,522	96.59%

50%	$0.00460	2,173,913,044	2,225,131,203	97.70%

75%	$0.00230	4,347,826,087	4,399,044,246	98.84%

(1)	Represents purchase prices equal to 92% of $0.01 and potential reductions thereof of 10%, 25%, 50% and 75%.

(2)	Represents the number of shares issuable if the entire $10,000,000 under the Equity Purchase Agreement were drawn down at the indicated purchase prices.

(3)	Based on 51,218,159 shares of common stock outstanding at December 20, 2011. Our Articles of Incorporation currently authorize 5,000,000,000 shares of common stock.

(4)
Percentage of the total outstanding shares of common stock after the issuance of the shares indicated, without considering any contractual restriction on the number of shares the selling shareholder may own at any point in time or other restrictions on the number of shares we may issue.

SOUTHRIDGE WILL PAY LESS THAN THE THEN-PREVAILING MARKET PRICE FOR OUR COMMON STOCK.

The common stock to be issued to Southridge pursuant to the Equity Purchase Agreement will be purchased at an 8% discount to the average of the lowest closing price of the common stock of any two trading days, consecutive or inconsecutive, during the five consecutive trading days immediately following the date of our notice to Southridge of our election to put shares pursuant to the Equity Credit Agreement. Southridge has a financial incentive to sell our common stock immediately upon receiving the shares to realize the profit equal to the difference between the discounted price and the market price. If Southridge sells the shares, the price of our common stock could decrease. If our stock price decreases, Southridge may have a further incentive to sell the shares of our common stock that it holds. These sales may have a further impact on our stock price.

YOUR OWNERSHIP INTEREST MAY BE DILUTED AND THE VALUE OF OUR COMMON STOCK MAY DECLINE BY EXERCISING THE PUT RIGHT PURSUANT TO OUR EQUITY PURCHASE AGREEMENT.

Effective February 3, 2011, we entered into a $10,000,000 Equity Purchase Agreement with Southridge. Pursuant to the Equity Purchase Agreement, when we deem it necessary, we may raise capital through the private sale of our common stock to Southridge at a price equal to 92% of the average of the lowest closing bid price of our common stock of any two trading days, consecutive or inconsecutive, during the five (5) trading day period immediately following the date our put notice is delivered. Because the put price is lower than the prevailing market price of our common stock, to the extent that the put right is exercised, your ownership interest may be diluted.

FORWARD-LOOKING STATEMENTS

Statements in this prospectus may be “forward-looking statements.”  Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions.  These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management.  These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict.  Therefore, actual outcomes and results may, and are likely to, differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors, including those described above and those risks discussed from time to time in this prospectus, including the risks described under “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this prospectus and in other documents which we file with the SEC.  In addition, such statements could be affected by risks and uncertainties related to our ability to raise any financing which we may require for our operations, competition, government regulations and requirements, pricing and development difficulties, our ability to make acquisitions and successfully integrate those acquisitions with our business, as well as general industry and market conditions and growth rates, and general economic conditions.  Any forward-looking statements speak only as of the date on which they are made, and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this prospectus, except as may be required under applicable securities laws.

USE OF PROCEEDS

Selling Security Holder is selling all of the shares of our common stock covered by this prospectus for its own account.  Accordingly, we will not receive any proceeds from the resale of our common stock.  However, we will receive proceeds from any sale of the common stock to Southridge under the Purchase Agreement.  We intend to use the net proceeds received for working capital or general corporate needs.

SELLING SECURITY HOLDERS

We agreed to register for resale 9,500,000 Put Shares that we will put to Southridge pursuant to the Purchase Agreement.  The Purchase Agreement with Southridge provides that Southridge is committed to purchase up to $10,000,000 of our common stock.  We may draw on the facility from time to time, as and when we determine appropriate in accordance with the terms and conditions of the Purchase Agreement.  We will not receive any proceeds from the sale of these shares of common stock offered by Selling Security Holder.  However, we will receive proceeds from the sale of our Put Shares under the Purchase Agreement.  The proceeds will be used for working capital or general corporate purposes.

Security Holder Pursuant to the Purchase Agreement

Southridge is the potential purchaser of our common stock under the Purchase Agreement.  The 9,500,000 Put Shares offered in this prospectus are based on the Purchase Agreement between Southridge and us.  Southridge may from time to time offer and sell any or all of the Put Shares that are registered under this prospectus.  The put option price is 92% of the average of the lowest 2 daily closing prices for the 5 trading days immediately following the date on which the Company is deemed to provide a put notice under the Purchase Agreement.

We are unable to determine the exact number of shares that will actually be sold by Southridge according to this prospectus due to:

•	the ability of Southridge to determine when and whether it will sell any of the Put Shares under this prospectus; and

•	the uncertainty as to the number of Put Shares that will be issued upon exercise of our put options under the Purchase Agreement.

The following information contains a description of how Southridge acquired (or shall acquire) the shares to be sold in this offering.  Southridge has not held a position or office, or had any other material relationship with us, except as follows.

Southridge is a limited partnership organized and existing under the laws of the State of Delaware.  All investment decisions of, and control of, Southridge is held by its general partner Southridge Advisors, LLC.  Stephen M. Hicks is the manager of Southridge Advisors, LLC, and he has voting and investment power over the shares beneficially owned by Southridge.  Southridge acquired, or will acquire, all shares being registered in this offering in the financing transactions with us.

Southridge intends to sell up to 9,500,000 shares of our common stock pursuant to the Purchase Agreement under this prospectus.  On February 3, 2011, the Company and Southridge entered into the Purchase Agreement pursuant to which we have the opportunity, for a two-year period beginning on the date on which the SEC first declares effective this registration statement registering the resale of our shares by Southridge, to sell shares of our common stock for a total purchase price of $10,000,000.  For each share of our common stock purchased under the Purchase Agreement, Southridge will pay 92% of the average of the lowest 2 daily closing prices for the 5 trading days immediately following the date on which the Company is deemed to provide notice of a sale of common stock under the Purchase Agreement.

Furthermore, subject to the terms and conditions of the Purchase Agreement, at any time or from time to time after the effectiveness of this registration statement, we can present to Southridge a Blackout Notice, and Southridge shall not offer or sell any of our securities acquired under the Purchase Agreement during the applicable Blackout Period.  If we deliver a Blackout Notice within fifteen trading days following a closing date under the Purchase Agreement, and the Old Price is greater than the New Price, then the Company shall issue to Southridge additional Blackout Shares equal to the excess of (x) the Remaining Put Shares multiplied by the Old Price, divided by the New Price, over (y) the Remaining Put Shares.

We relied on an exemption from the registration requirements of the Securities Act.  The transaction does not does involve a private offering, Southridge is an “accredited investor” and/or qualified institutional buyer and Southridge has access to information about the Company and its investment.

At an assumed purchase price under the Purchase Agreement of $0.0092 (equal to 92% of the closing price of our common stock of $0.01 on December 20, 2011), we will be able to receive up to $87,400 in gross proceeds, assuming the sale of the entire 9,500,000 shares of our common stock being registered hereunder pursuant to the Purchase Agreement.  At an assumed purchase price of $0.0092 under the Purchase Agreement, we would be required to register 1,077,456,522 additional shares to obtain the balance of $10,000,000 under the Purchase Agreement.

There are substantial risks to investors as a result of the issuance of shares of our common stock under the Purchase Agreement.  These risks include dilution of stockholders and significant decline in our stock price.

Southridge will periodically purchase shares of our common stock under the Purchase Agreement and will in turn, sell such shares to investors in the market at the prevailing market price.  This may cause our stock price to decline, which will require us to issue increasing numbers of shares to Southridge to raise the same amount of funds, as our stock price declines.

Southridge and any participating broker-dealers are “underwriters” within the meaning of the Securities Act.  All expenses incurred with respect to the registration of the common stock will be borne by us, but we will not be obligated to pay any underwriting fees, discounts, commission or other expenses incurred by Selling Security Holder in connection with the sale of such shares.

Except as indicated below, neither Selling Security Holder nor any of its associates or affiliates has held any position, office, or other material relationship with us in the past three years.

The following table sets forth the name of Selling Security Holder, the number of shares of common stock beneficially owned by Selling Security Holder as of the date hereof and the number of share of common stock being offered by Selling Security Holder.  The shares being offered hereby are being registered to permit public secondary trading, and Selling Security Holder may offer all or part of the shares for resale from time to time.  However, Selling Security Holder is under no obligation to sell all or any portion of such shares nor is Selling Security Holder obligated to sell any shares immediately upon effectiveness of this prospectus.  All information with respect to share ownership has been furnished by Selling Security Holder.  The column entitled “Amount Beneficially Owned After the Offering” assumes the sale of all shares offered.

Name	Shares Beneficially Owned Prior To Offering	Shares to be Offered	Amount Beneficially Owned After Offering (1)	Percent Beneficially Owned After Offering

Southridge Partners II, LP (2)	2,983,683	9,500,000	2,983,683	6.78%

(1)	The number assumes Selling Security Holder sells all of its shares being offering pursuant to this prospectus.

(2)
Southridge Partners II, LP is a limited partnership organized and existing under the laws of the state of Delaware.  Southridge Advisors, LLC is the general partner of Southridge and has voting and investment power over the shares beneficially owned by Southridge Partners II, LP.  Stephen M. Hicks is the manager of Southridge Advisors, LLC, and he has voting and investment power over the shares beneficially owned by Southridge Partners II, LP.

The table assumes that Southridge purchases the maximum amount of registrable Put Shares in this registration statement.

PLAN OF DISTRIBUTION

This prospectus relates to the resale of up to 9,500,000 shares issued pursuant to the Purchase Agreement held by the Selling Security Holder.

The Selling Security Holder and its successors-in-interest may, from time to time, sell any or all of their shares of our common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions.  The Selling Security Holder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will sell the shares as agent;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	privately negotiated transactions;

•	broker-dealers may agree with the Selling Stock Holder to sell a specified number of such shares at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The Selling Security Holder or successors in-interest may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for itself or its customers.  Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Security Holder and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions.  Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that the Selling Security Holder will attempt to sell shares of the Company’s common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price.  The Selling Security Holder cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the Selling Security Holder.  In addition, any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus are “underwriters” as that term is defined under the Securities Act or the Exchange Act, or the rules and regulations under such acts.  In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by the Selling Security Holder.  The Selling Security Holder may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

The Selling Security Holder may from time to time pledge or grant a security interest in some or all of the shares of our common stock owned by it and, if it defaults in the performance of its secured obligations, the pledgee or secured parties may offer and sell such the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or any other applicable provision of the Securities Act amending the list of selling security holders to include the pledgee, transferee or other successors in interest as selling security holders under this prospectus.

The Selling Security Holder also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling security holders to include the pledgee, transferee or other successors in interest as selling security holders under this prospectus.

We are required to pay all fees and expenses incident to the registration of the shares of common stock.  Otherwise, all discounts, commissions or fees incurred in connection with the sale of our common stock offered hereby will be paid by the Selling Security Holder.

The Selling Security Holder acquired the securities offered hereby in the ordinary course of business and has advised us that it has not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of its shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by the Selling Security Holder.  We will file a supplement to this prospectus if the Selling Security Holder enters into a material arrangement with a broker-dealer for sale of common stock being registered.  If the Selling Security Holder uses this prospectus for any sale of the shares of common stock, it will be subject to the prospectus delivery requirements of the Securities Act.

Pursuant to a requirement by the Financial Industry Regulatory Authority, or FINRA, the maximum commission or discount to be received by any FINRA member or independent broker/dealer may not be greater than eight percent (8%) of the gross proceeds received by us for the sale of any securities being registered pursuant to SEC Rule 415 under the Securities Act.

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of our common stock and activities of the Selling Security Holder.  The Selling Security Holder will act independently of us in making decisions with respect to the timing, manner and size of each sale.

Southridge is an “underwriter” within the meaning of the Securities Act in connection with the sale of our common stock under the Purchase Agreement.  In connection with the Purchase Agreement, no fees were paid Southridge nor shares of our restricted common stock issued as additional consideration.

We will pay all expenses incident to the registration, offering and sale of the shares of our common stock to the public hereunder other than commissions, fees and discounts of underwriters, brokers, dealers and agents.  If any of these other expenses exists, we expect Southridge to pay these expenses.  We have agreed to indemnify Southridge and its controlling persons against certain liabilities, including liabilities under the Securities Act.  We estimate that the expenses of the offering to be borne by us will be approximately $50,000.  We will not receive any proceeds from the resale of any of the shares of our common stock by Southridge.  We may, however, receive proceeds from the sale of our common stock under the Purchase Agreement.

DESCRIPTION OF SECURITIES TO BE REGISTERED

This prospectus includes 9,500,000 shares of our common stock offered by the Selling Security Holder.  The following description of our common stock is only a summary.  You should also refer to our certificate of incorporation and bylaws, which have been filed as incorporated by reference as exhibits to the registration statement of which this prospectus forms a part.

We are authorized to issue 5,000,000,000 shares of common stock having a par value of $0.0001 per share and 1,000,000 shares of preferred stock having a par value of $0.0001 per share, of which 500,000 have been designated as Series A Preferred Stock and 500,000 have been designated as Series B Preferred Stock.  As of December 20, 2011, 51,218,159 shares of the Company’s common stock are issued and outstanding and 37,500 shares of the Series A Preferred and 0 shares of the Series B Preferred Stock are issued and outstanding.  The holders of common stock are entitled to one vote per share for the election of directors and on all other matters to be voted upon by the stockholders.  The holders of Series A Preferred Stock vote as a single class with the holders of common stock and are entitled to 100,000 votes per share of Series A Preferred Stock.  The Series A Preferred Stock is not convertible into common stock, has no liquidation preference, and is not eligible for a dividend.

There is no cumulative voting.  Subject to preferences that may be applicable to any outstanding securities, the holders of common stock are entitled to receive, when and if declared by the board of directors, out of funds legally available for such purpose, any dividends on a pro rata basis.  In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding.  The common stock has no preemptive or conversion rights or other subscription rights.  There are no redemption or sinking fund provisions applicable to the common stock.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries.

DESCRIPTION OF BUSINESS

Background

We were organized as a corporation in the State of Nevada as Woodie, I, Inc., on August 1, 1990.  In March 1999, we changed our name to Vencap Capital Corporation.  We subsequently changed our name on December 30, 2003 to American Scientific Resources, Incorporated.  On January 21, 2004, we effectuated a share exchange for all of the shares of Ulster Scientific, Incorporated, a New York corporation formed in January 1974.  On March 30, 2004, we acquired all of the outstanding shares of Kidz-Med, Inc., a Florida corporation originally formed as Peds-Med, Inc. in October 1993.  In December 2004, we formed HeartSmart, Inc. in the State of Nevada.  HeartSmart, Inc. has been inactive since February 2008.

HeartSmart was first launched via a long form infomercial in the summer of 2006.  Gary Collins and Mary Ann Mobley starred in that infomercial. The launch was not successful due to the high cost of the product and that fact that the Company did not have the financial resources to sustain the infomercial campaign. The Company made a decision in April of 2007, to refocus its financial resources on launching the Kidz-Med product line, namely the Thermofocus thermometer.  HeartSmart was made inactive in February of 2008 when the last batch of inventory expired.

Ulster Scientific, Incorporated, which introduced many important diabetes products, including insulin injection devices, disposable lancets, and clinical blood-sampling devices, as well as many products for healthcare and laboratory safety, has been inactive since 2005.

On September 10, 2009, we purchased a patent for a needle destruction device known as the Disintegrator® (including trademarks for the Disintegrator, Disintegrator Plus and Disintegrator Pro) and other assets from Safeguard Medical Technologies, LLC (“Safeguard”) in exchange for 1,250,000 shares of common stock and assumption of a contingent note payable up to $1,200,000.  Shortly after the acquisition date, 1,062,500 of such shares were issued to Safeguard and 187,500 shares were issued to Concorde Capital as Safeguard’s designee.  The Disintegrator enables patients who give themselves injections, including those suffering from multiple sclerosis or diabetes, to properly and safely dispose of needles at home.  Development of the Disintegrator product line has been completed and the Company is currently accepting orders for the products.  Fulfillment of the first order was completed in September 2010.  There is currently no retail distribution of the product.

We are based in South Florida and provide consumer healthcare and medical products.  We develop, manufacture and distribute healthcare and medical products primarily to retail drug chains, retail stores specializing in sales of products for babies and medical supply dealers.  The Company does sub-component assembly and packaging for the Disintegrator and VeraTemp thermometers.  We are comprised of three subsidiaries: (i) Kidz-Med, Inc. (“Kidz-Med”), (ii) HeartSmart, Inc. (“HeartSmart”), and (iii) Ulster Scientific, Inc. (“Ulster”).  The Company has consolidated all operations into the parent company and all subsidiaries are currently inactive.  The parent company will continue to use the Kidz-Med brand name, but will not operate Kidz-Med as a separate business entity.  The Company has not yet decided what it will do with the inactive subsidiaries.

On October 28-29, 2010 and November 10-11, 2010, the Company underwent an ISO13485 inspection and audit by TUV SUD Group to ensure compliance with and the implementation of a quality assurance system for the manufacture of medical devices.  The Company received notification of passing on December 12, 2010.  After the Company’s move of its manufacturing and assembly facilities from the Cleveland, Ohio area to Boca Raton, Florida, the Company underwent a second ISO13485 inspection, and in October 2011, received notification of passing.  The Company received the CE mark on February 1, 2011, certifying the Company’s products as conforming with the European assurance standards.

We currently have sufficient cash to sustain our operations for a period of approximately one month.  Our projects that are planned for the future, as set forth in this report, including marketing activities and product development, are subject to our obtaining needed funding, through the sale of equity and debt securities.  We anticipate that we will need to raise approximately $3.0 million in additional financing to fund such projects.  Such funding may not be available to the Company on acceptable terms, or at all.  In July 2010, the Company secured a $3.0 million financing facility from Hartsko Financial Services, LLC to fund the purchase of inventory against confirmed purchase orders.  In addition, in July 2010, the Company secured a $1.0 million financing facility to factor accounts receivable from Charter Capital Holding L.P.  The Company continues to seek additional working capital via debt and equity financing instruments.

Our shares of common stock are traded on the OTCBB under the ticker symbol “ASFX.OB.”  On March 21, 2011, the Company effected a 200-to-1 reverse split of its common stock.  All share amounts in this report reflect the reverse split unless otherwise indicated, and except for the financial statements and under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Principal Products Sold by the Company

Kidz-Med, Inc.

Kidz-Med, Inc. started in 1993 as a producer and distributor of pediatric instructional videotapes and books, but has since expanded into a distributor of medical devices and products for children and their families.  The Company uses the Kidz-Med brand name for its pediatric products, but no longer operates Kidz-Med, Inc. as a separate business entity.  Under the Kidz-Med brand, we manufacture and distribute medical products, including our own clinical infrared thermometer, the VeraTemp and VeraTemp+.

Kidz-Med VeraTemp and VeraTemp+ Non-Contact Thermometers

The Company has designed its own non-contact thermometers, the VeraTemp, for the retail market, and VeraTemp+, for the professional market.  The aggregate cost for design and prototype development of the product was approximately $175,000.  Prototypes were developed and the Company identified a Chinese factory for the manufacturing of all of the necessary components.  A contract has been signed with this Chinese factory.  Molds and tooling have been ordered and paid for.  The Company will purchase all the components and units from this factory, but final assembly and packaging is completed domestically at the Company’s Boca Raton, FL facility.  Full-scale final assembly and production commenced in May 2010 on the first 12,000 units.  These 12,000 units were fully delivered by early November 2010.  We anticipate that the unit cost will be approximately $12.50, although it could potentially decrease as volume levels increase.

We have filed trademark applications for the names “Never Touch” (the name the Company previously intended to use for the product), “5-in-1”, “Vera Temp” and “Dura Sleeve” (the brand name for the silicon glove that fits around the thermometer to protect it from damage due to falls) with the U.S. Patent and Trademark Office (the “USPTO”), which are currently pending.  The Company also plans to file an application for both a design patent and a utility patent with the USPTO.  The first units completed by the factory were submitted for testing to ensure they met the American Society of Testing and Materials (ASTM) standards.  The Company received a passing grade from ASTM in May 2010 (when ASTM tests products to ensure they meet ASTM’s standards, ASTM provides either a pass or fail grade).  FDA approval was obtained in September 2010.  Because the VeraTemp unit does not incorporate any aiming lights like the Thermofocus (the patents for which are on its aiming lights), it will not infringe on the Thermofocus patent.

The Company is no longer bound by the previously entered non-compete agreement with Tecnimed, as the Settlement Agreement completely superseded the Distribution Agreement (Notwithstanding the foregoing, on September 21, 2010, Tecnimed, Srl filed a complaint against the Company and its Kids-Med subsidiary alleging, among other things, that the Company’s Kidz-Med VeraTemp Non-Contact thermometer is sufficiently similar to Tecnimed’sThermofocus thermometer that the Company breached a non-compete agreement (which the complaint alleges, contrary to the Company’s view, survived) and infringed on the Thermofocus trademark and trade dress (see “Legal Proceedings”)).

The Company received and shipped its first 2,000 unit order for the VeraTemp thermometer in September 2010 and has subsequently received, assembled and shipped approximately 20,000 units.  The Company is currently receiving, assembling and shipping another 38,000 units.  Funding for additional purchases and assembly will come from purchase order financing or additional sales of our securities.

The Disintegrator

Dr. Christopher Tirotta, Chief Executive Officer of the Company, and Mr. Jason Roth, the principal owner of Safeguard Medical Technologies, LLC (together with its affiliates, “Safeguard”), concluded negotiations and executed agreements regarding purchase and sale of the Disintegrator patent, effective September 10, 2009 (the “Purchase Date”).  The Disintegrator and the improved versions thereof, the Disintegrator Plus and Disintegrator Pro, are patented and trademarked home needle and lancet destruction devices.  These devices are used by persons who give themselves injections at home, such as patients with diabetes and multiple sclerosis.  The Company received the assignment of the Disintegrator patent, assignment of the three trademarks, inventory on-hand, tooling, dies, manufacturing jigs and other rights in exchange for 1,250,000 shares (on a post-split basis) of the Company’s common stock and assumption of a $1.2 million contingent note (the “Transaction”).

The assumed $1.2 million, non-interest bearing, contingent note is payable to a party related to the Seller in two installments upon reaching certain targets. The first installment of $600,000 is payable upon the Company reaching $6,000,000 in combined new capital and revenue from sales of the Disintegrator Plus® and certain other products introduced by the Seller within two (now three) years of September 10, 2009. The second installment of $600,000 is payable upon the Company reaching an additional $4,000,000 of combined new capital and revenue within two years of the due date of the first installment. At the Company’s option, the first and second installments may each be paid over 12 months after achievement of the respective combined capital and revenue targets. As it is probable that the Company will reach the combined capital and revenue targets within four (now five) years, the $1.2 million note obligation has been recognized at a discount. Subsequent changes to the Company’s estimate of the amount due on this contingent note payable will be recorded in the Company’s financial statements when known.

Development of the Disintegrator was completed by Mr. Joe Adkins in 2002.  Safeguard acquired the rights to the Disintegrator in 2004.  Safeguard had sold 27,000 units prior to the Purchase Date.  Prior to the Transaction, the most recent sale was a 5,000 unit sale of the Disintegrator to Bayer Sante, completed in March 2009.  There were no other sales of the Disintegrator in 2008 or 2009.

The Disintegrator enables patients who give themselves injections, including those suffering from multiple sclerosis or diabetes, to properly and safely dispose of needles at home.  The Disintegrator is the only FDA approved home needle destruction device.

Development of the Disintegrator Plus has been completed, and the Company is currently accepting orders for this product.  There is currently no retail distribution of the product.  A Disintegrator web site has been created to sell the unit to end users (http://www.disintegratorplus.com).  This website is currently accepting orders for the product.  The components are manufactured in China and sub-component assembly and packaging are done at the Company’s Boca Raton, FL facility.  The Company received a purchase order from Bayer France for 2,000 units valued at $155,420 during the first quarter of 2010.  Fulfillment of the first order was completed in September 2010.  Fulfillment of the order had been delayed due to delay in receiving payment from the purchaser and delay in receiving final shipping instructions from the purchaser.  An additional 3,000 units have also been produced and received at the Company’s warehouse (not including the 2,000 units already completed for the Bayer order).  Approximately 365 of this 3,000 unit order have been sold and shipped to date.

On September 10, 2009, the Company recorded the Disintegrator patent at $2,652,272 equivalent to the trading value of common stock at the closing bid price on September 10, 2009, in the amount of $1,875,000 and the discounted amount of a $1,200,000 assumed contingent note payable in the amount of $777,272. On December 31, 2010, the Company recorded a patent impairment charge of $1,749,664 to write-down the carrying value of the patent to $639,138, representing the present value of expected future cash flows over the remaining life of the patent.  The valuation of the patent was determined after consultation with an independent valuation specialist.  For the nine months ended September 30, 2011 and 2010, amortization expense amounted to $41,987 and $158,082, respectively.  As of September 30, 2011, the carrying value of the patent was $597,151.

Distribution Methods

The Company is currently selling its products, primarily the VeraTemp and VeraTemp+ thermometers, through retailers and internet sites such as Amazon.com, Walmart.com, Target.com, Costco.com, SamsClub.com, RiteAid.com, C&S Grocers, CVS Pharmacy, CVS.com, Diapers.com, Duane Reade, Bartell Drugs, Fred Meyer, Price Chopper, Pamida, Giant Supermarkets, Lucky Supermarkets, Save Mart Supermarkets and through wholesalers and medical supply dealers such as Cardinal Health, Amerisource Bergen, School Health, Henry Schien and McKesson Surgical.  The Company has recently shipped product to, or entered into agreements with, foreign distributors located in Canada, Chile, France, Israel, Lebanon, Thailand and the United Kingdom.  The Company received and shipped its first 2,000 unit order of the VeraTemp thermometer in September 2010, and has subsequently received, assembled and shipped approximately 20,000 units.  The Company is currently receiving, assembling and shipping another 38,000 units.

Competition

There are a number of similar products currently on the market that directly compete with our products.

Kidz-Med VeraTemp Non-Contact thermometer

A product made by Exergen called the Comfort Scanner is widely sold at many major U.S. retailers, but it requires making contact with the patient’s forehead.  The Comfort Scanner requires the operator to swipe the probe across the patient’s forehead and it also requires a disposable probe cover.  There is another product, the Braun Thermoscan (the prototype clinical infrared thermometer owned by Kaz USA, Inc.).  This product requires the user to put the device’s probe into the patient’s ear.  We believe young children may find this very intrusive.  The VeraTemp does not require any skin contact at all.  To use the VeraTemp, the user needs only to aim the device about one inch from the forehead or neck and a temperature reading is obtained in less than one second.  We plan to market the VeraTemp nationally and internationally in retail megastores where the Exergen is currently sold (including Target, Wal-Mart, CVS, Babies R Us, Costco and drugstore.com).  We will also be competing with the Thermofocus made by Tecnimed.  The VeraTemp will retail for 40% less than the Thermofocus.  To date, the Thermofocus product has not garnered any significant staying power in the retail sector in the United States.  However, competition from the Thermofocus may have the effect of reducing sales of the VeraTemp, resulting in lower revenues.

Advertising

The Company would like to expend at least $1 million dollars on marketing the VeraTemp thermometer.  This campaign will include print, TV, radio, and Internet advertising.  The Company will also engage in mandatory coop marketing (under which the Company and the retailer share advertising and marketing expenses) with the retail stores where shelf placement is secured.  The Company intends to raise this money through the sales of equity and debt securities in private placements to investors.  There is no assurance we will be able to successfully secure this financing.  The usual retail price for both the Exergen product and the Braun product is $49, depending on the retailer.  The Thermofocus retailed for $69-$99 in domestic retail stores.  The Kidz-Med VeraTemp will retail for $39-$49.

Principal Suppliers

We act as a manufacturer/assembler/packager (with respect to the Disintegrator and VeraTemp) of healthcare and medical products.  With respect to products or components of products that are manufactured by third parties, we rely on the timely delivery of such products and components from the manufacturer, with which we have an agreement.

Dependence on a Few Major Customers

For the three months ended September 30, 2011, approximately 19% of the Company’s net revenue was generated from sales of the VeraTemp thermometer through various online retailers (such as Amazon and CVS.com).  Sales to an international wholesaler and an internet retailer accounted for 26% and 12%, respectively, of our net revenue during the three months ended September 30, 2011.  No other single customer accounted for more than 10% of our revenue during the three months ended September 30, 2011.

Intellectual Property

Trademarks

Kidz-Med has received a registered trademark for the names “Never Touch”, “VeraTemp”, “VeraTemp+”, and “DuraSleeve.”  We have also registered trademarks for the Disintegrator, Disintegrator Plus, and Disintegrator Pro with the US Patent and Trademark Office.

Patents

The Disintegrator and the Disintegrator plus are protected by US patent (no. 6,384,362) (expiring in 2022).

Government Approval

The VeraTemp has received 510(k) clearance from the FDA.  The Company has relocated it production facility to South Florida.  Our facility became fully FDA compliant by summer 2011 and fully ISO13485 compliant in February 2011.  The Disintegrator received it PreMarket Approval from the FDA March 15, 2002.

Employees

As of December 20, 2011, we have seven full-time employees.  We believe that our current employee relations are good.  None of our employees are represented by a collective bargaining unit.

DESCRIPTION OF PROPERTY

We currently lease a 3,500 square foot facility at 125 NW 11th Street, Boca Raton, FL 33432 pursuant to a three year lease with Investments Limited commencing June 6, 2011.  Our monthly rent is $3,000, plus tax.  On July 27, 2011, the Company executed an amendment to the lease to acquire another 600 square feet of warehouse space for an additional $700 per month plus sales tax, at 140 NW 11th Street (across street from main facility), due to constraints on storage space at the original facility.   We also rent a post office box in Weston, Florida at a cost of $150 per year.  In addition, pursuant to an agreement between the Company and Alodote Pty Limited (“Alodote”), Alodote provides us sourcing, manufacturing and logistical support, including use of office space in Shanghai, and we pay Alodote a monthly fee of $1,500.  Our agreement with Alodote had a two year term, commencing in August 2009.  The lease agreement was subsequently extended for a one-year period, expiring in August 2012.

LEGAL PROCEEDINGS

On August 15, 2008, a competitor, Exergen, filed suit in the United States District Court for the District of Massachusetts against Kidz-Med, Inc., the Company and Technimed, for patent infringement with regard to the Thermofocus thermometer.  Under the Company’s distribution agreement with Tecnimed, Tecnimed is obligated to indemnify the Company against certain actions including this patent infringement action.  However, as part of the Settlement Agreement discussed in Note 9 – Notes Payable, the Company agreed to cover its own fees and expenses in connection with this litigation and agreed to waive any claim for lost profits that may arise within the indemnification provision.  The case is currently at the Markman hearing (claim construction) stage.  Tecnimed has provided the Company with a legal opinion that the thermometer does not violate the competitor’s patents.  The Company is unable to make an independent assessment of this patent infringement action and is relying on Tecnimed’s defense of this case.  As the Company believes that Tecnimed is capable and willing to defend the Company, and that the Company’s defense costs, if any, will not be significant, no provision for possible loss related to this litigation has been included in these consolidated financial statements.  In March 2010, the competitor filed an additional complaint against the Company and Kidz-Med, Inc. in the United States District Court for the District of Massachusetts, alleging that false advertising damaged the competitor.  The competitor is seeking to enjoin the Company from future false advertising and to recover unspecified monetary damages.  Based on the advice of counsel, the Company believes this case is without merit.  The District Court has granted the Company’s motion to dismiss the complaint, however, Exergen has made a motion to reconsider that order and such motion is currently pending.

On September 21, 2010, Tecnimed filed a complaint against the Company and its Kids-Med subsidiary in U.S. District Court for the Southern District of New York, alleging breach of a non-compete agreement and infringement on the Thermofocus trademark and trade dress.  Further, the complaint alleges that the Company is in default on the payment of $209,802 of principal and $88,867 of interest under the notes due Tecnimed  (since the initial filing of the complaint, a customer of the Company has paid Tecnimed approximately $46,000, which the Company applied as a reduction of principal.  As of September 30, 2011, the Company is carrying a principal balance due Tecnimed of $163,947 and accrued interest of $86,929).  The Company has countersued Tecnimed for breach of the Settlement Agreement that the parties had entered into in 2009.  On January 18, 2011, the U.S. District Court for Southern New York granted Tecnimed’s request for a preliminary injunction and ordered the Company to stop selling the VeraTemp in the allegedly infringing package and to recall the product in the contested packaging from customers.  On February 11, 2011, after Tecnimed posted a $130,000 preliminary injunction bond with the Court to compensate the Company in the event Tecnimed does not prevail in this action, the Company sent recall notices out to its customers.  The Company also complied with this injunction by changing its retail package to reflect the order of the District Court.  For the nine months ended September 30, 2011, the Company reversed previously recognized revenues from sales in the allegedly infringing package in the amount of $84,208.  The Company now ships the thermometer to customers in its new approved package. The Company accrued $30,500 of direct costs specifically related to the recall, including shipping and repackaging costs.  Of this amount, $5,500 was expensed during the second quarter of 2011 and the remainder was expensed as of December 31, 2010.  In addition, the recall caused lost sales which the Company would seek to recover from the preliminary injunction bond should it prevail in the case.  The Company has appealed the District Court’s preliminary injunction order to the United States Court of Appeals for the Second Circuit.  That appeal has been fully briefed and a decision is expected in the fourth quarter of 2011.  The Company has acknowledged the outstanding note and interest owed to Tecnimed, yet seeks to offset those amounts by the damages caused by Tecnimed’s breach of the Settlement Agreement.  Tecnimed is seeking additional damages caused by the Company’s use of the allegedly infringing packaging.  Based on advice of counsel, the Company does not believe it has significant exposure because Tecnimed had no material amount of sales in the United States at the time.  Finally, Tecnimed is alleging it is entitled to recover its attorneys’ fees under the “exceptional case” provisions of the Lanham Act.  Based on the advice of counsel, the Company believes that it is unlikely that this case would be deemed an exceptional case.

The Company has, and may in the future, become a party to various claims, complaints and legal actions arising in the ordinary course of business. In the opinion of management, after consulting with counsel, there are currently no additional legal matters that would have a further material adverse effect on the financial statements of the Company taken as whole as of September 30, 2011.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
 AND RESULTS OF OPERATIONS

Some of the statements contained in this prospectus that are not historical facts are “forward-looking statements” which can be identified by the use of terminology such as “estimates,” “projects,” “plans,” “believes,” “expects,” “anticipates,” “intends,” or the negative or other variations, or by discussions of strategy that involve risks and uncertainties.  We urge you to be cautious of the forward-looking statements, that such statements, which are contained in this prospectus, reflect our current beliefs with respect to future events and involve known and unknown risks, uncertainties and other factors affecting our operations, market growth, services, products and licenses.  No assurances can be given regarding the achievement of future results, as actual results may differ materially as a result of the risks we face, and actual events may differ from the assumptions underlying the statements that have been made regarding anticipated events.  Factors that may cause actual results, our performance or achievements, or industry results, to differ materially from those contemplated by such forward-looking statements include without limitation:

•	Our ability to attract and retain management, and to integrate and maintain technical information and management information systems;

•	Our ability to raise capital when needed and on acceptable terms and conditions;

•	Our ability to procure or produce products and sell them at a reasonable profit;

•	The intensity of competition for products similar to ours; and

•	General economic conditions.

All written and oral forward-looking statements made are attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements.  Given the uncertainties that surround such statements, you are cautioned not to place undue reliance on such forward-looking statements.

Plan of Operation

We provide healthcare and medical products distributed globally primarily to retail drug chains, retail stores specializing in sales of products for babies, medical supply dealers and over the internet. Effective January 1, 2011, the Company closed the accounts of Kidz-Med, Inc. and made the subsidiary inactive. The Company currently sells all products through the parent company, American Scientific Resources, Incorporated (“ASRI”), utilizing the VeraTemp®, VeraTemp+®, Disintegrator®, DisintegratorPlus® and Kidz-Med brand names. The Company’s financial statements include the accounts of ASRI for the three and nine months ended September 30, 2011, the consolidated accounts of ASRI and Kidz-Med, Inc. for the three and nine months ended September 30, 2010.

The Company is currently selling its products, primarily the VeraTemp® and VeraTemp+® thermometers, and private label versions of the VeraTemp products, through retailers and internet sites such as Amazon.com, Walmart.com, C&S Grocers, CVS Pharmacy, CVS.com, Diapers.com, Duane Reade, Bartell Drugs, Fred Meyer, Price Chopper, Pamida and through wholesalers and medical supply dealers such as Cardinal Health, Amerisource Bergen, School Health and Henry Schien.. The Company has recently shipped product to, or entered into agreements with, foreign distributors located in Canada, Chile, France, Israel, Lebanon, Thailand and the United Kingdom.

The Company received and shipped its first 2,000 unit order of the VeraTemp thermometers in September 2010. In the year since September 2010, the Company has received, assembled and shipped approximately 30,000 units. As of September 30, 2011, approximately 8,000 units are pending assembly or in transit from the Company’s primary supplier in China, and approximately 4,000 units are in finished goods inventory awaiting shipment. A deposit of $39,600 has been placed with the supplier to procure 10,000 additional units.

The Company began assembly and packaging of both the VeraTemp thermometers and the Disintegrator Plus® during 2010. The Company was conducting such assembly and packaging at, and fulfilling most retail, wholesale and internet orders from, a warehouse facility located in Chagrin Falls (near Cleveland), Ohio. During the second quarter of 2011, the Company moved its assembly and packaging operations to a warehouse facility in Boca Raton, Florida.

On February 4, 2011, the Company issued an aggregate of 50,000 shares of its Series A Preferred Stock in equal amounts of 12,500 shares to each of its four directors at the time. The Series A Preferred Stock entitles the holder to 100,000 votes for each share of preferred stock owned giving the directors control of the Company. On February 11, 2011, the Company increased the number of authorized shares of its common stock from 2.5 billion to 5.0 billion. On March 21, 2011, the Company completed a 200-to-1 reverse common stock split. All share and per share amounts shown in the Management’s Discussion and Analysis of Financial Condition and Results of Operations are adjusted for the effects of the reverse stock split. On July 21, 2011, the Company decreased the number of common shares authorized from 5.0 billion to 500 million.

Our auditors, in their report included with December 31, 2010 consolidated financial statements, expressed substantial doubt about the Company’s ability to continue as a going concern. The Company’s continued existence is dependent upon its ability to successfully execute its business plan, secure additional sources of liquidity and obtain accommodating credit terms from vendors, note holders and other creditors. Should the Company be unable to renegotiate the terms and conditions on its debt obligations or is otherwise unable to pay its accounts payable when due, the Company may incur materially higher interest expenses, and the debt holders could foreclose on their collateral and commence legal action against the Company to recover amounts due which ultimately could require the disposition of some or all of the Company’s assets. Any such action may require us to curtail or cease operations.

Operations have been funded primarily by issuances of debt secured by trade receivables and inventory, unsecured and convertible debt, issuances of the Company’s common stock and revenue generated from sales of the Company’s products. Current and future operations are expected to be funded from sales of the Company’s products and new investments. To the extent that any excess cash is generated from operations, it has been, and will continue to be, used for the payment of debt and other trade obligations. Management believes that, based on the anticipated level of sales, and continued support through reasonable and accommodating credit terms from vendors, debt holders and other creditors, the Company can continue operating in the short-term. Over the last three years, the Company used proceeds from debt financings and sales of shares of its common stock to develop and distribute the Company’s VeraTemp thermometers and the DisintegratorPlus®. Proceeds from any future sales of the Company’s securities are also expected to be used primarily for product development, distribution and operating expenses. During the nine months ended September 30, 2011, the Company secured $785,000 of new financings secured by trade receivables and inventory, $155,000 of unsecured financings and $155,000 from sales of its common stock and warrants. The Company may continue to offer its securities as payment for services and other obligations.

Results of Operations

For the Three Months Ended September 30, 2011 Compared to the Three Months Ended September 30, 2010

	Three Months Ended		Comparison of Three Months Ended
	September 30,		September 30, 2011 and 2010
	2011	2010	$ Change	% Change

Product sales, net	$439,644	$265,810	$173,834	65.4%
Cost of goods sold	(333,559)	(139,536)	(194,023)	139.0%
Inventory adjustment	-	(122,744)	122,744	-100.0%
Gross profit	106,085	3,530	102,555	2905.2%

Operating, sales and administrative expenses	(669,241)	(1,158,440)	489,199	-42.2%

Net loss from operations	(563,156)	(1,154,910)	591,754	-51.2%

Other income (expense):
Interest expense	(479,708)	(393,325)	(86,383)	22.0%
Change in fair value of derivative instruments	2,257,627	69,666	2,187,961	3140.6%
Loss on extinguishment of debt	(2,227,437)	-	(2,227,437)	n/m
Beneficial conversion features	-	(580,000)	580,000	-100.0%
Amortization of debt premium	284,061	-	284,061	n/m
Charge resulting from triggered anti-dilution provisions within financial instruments	-	(416,794)	416,794	-100.0%
Other expenses	(56,295)	(18,500)	(37,795)	204.3%
Total other income (expense)	(221,752)	(1,338,953)	1,117,201	-83.4%

Net loss applicable to common shareholders	$(784,908)	$(2,493,863)	1,708,955	-68.5%

Net Sales

Net revenues from product sales for the three months ended September 30, 2011 were $439,644, an increase of approximately $174,000 or 65% from net revenues of $265,810 for the same period in 2010. A majority of our revenues for the three months ended September 30, 2011 were derived from sales of the VeraTemp®, VeraTemp+® and private label versions of the VeraTemp thermometers, while sales for the same three month period in the previous year consisted of sales of the Thermofocus 5-in-1 thermometer. During the same three month period last year, a majority of the Company’s sales were of the DisintegratorPlus® to Bayer Sante in France. During the three months ended September 30, 2011 and 2010, substantially all sales were made to retailers, wholesalers and individuals over the internet. The Company ceased actively selling the Thermofocus during 2010, and began discounting the remaining Thermofocus units carried in inventory during the second quarter of 2010. An inventory adjustment of $122,744 was recorded during the third quarter of 2010 to write-down the book value or the Thermofocus inventory. During the third quarter of 2010, the Company began selling and distributing its new VeraTemp® and VeraTemp+® thermometers, and its new DisintegratorPlus® needle and lancet destruction device. The VeraTemp products have a lower cost of production than the Thermofocus and therefore a lower selling price.

For the three months ended September 30, 2011, approximately 19% of the Company’s net revenue was generated from sales of products through various online retailers (such as Amazon and CVS.com). Sales to an international wholesaler and an internet retailer chain accounted for 26% and 12%, respectively, of our net revenue during the three months ended September 30, 2011. No other single customer accounted for more than 10% of our revenue during the three months ended September 30, 2011.

The Company had several sales to international customers during the third quarter of 2011. Approximately 29% of the Company’s sales during the three months ended September 30, 2011, were made to customers outside the United States. International sales are expected to continue to grow in the coming year. All such sales have been denominated in U.S. dollars.

Gross Profit

Gross profit for the three months ended September 30, 2011, was $106,085, up from a gross profit of just $3,530 for the same period in 2010. Gross profit as a percentage of net revenue for the three months ended September 30, 2011, was 24% compared to 48% for the same three month period last year excluding the 2010 inventory adjustment in the amount of $122,744. Contributing to the higher gross profit as a percentage of net revenue last year (adjusted for the inventory adjustment) was the sale of the DisintegratorPlus® units. During 2010, the Company began phasing out distribution of the Thermofocus thermometer due in part to falling customer demand and high product costs, and began accepting orders for the new VeraTemp thermometers. The Thermofocus thermometer had a higher selling point than the VeraTemp. The Company has been discounting the VeraTemp product sales prices in an effort to open new markets. In addition, the Company has incurred various charges for freight and assembly costs which, together with the sales price discounting, have reduced the gross profit for 2011.

Expenses

Operating, sales and administrative expenses amounted to $669,241 for the three months ended September 30, 2011, compared to $1,158,440 for the same period in 2010. The reduced expenses of approximately $489,000, or 42%, resulted primarily from higher stock based compensation awarded during the third quarter of 2010. During the third quarter of 2010, the Company awarded its four directors common shares valued at $400,000. The Company also incurred lower professional fees during the third quarter of 2011 versus the same period in 2010.

Interest Expense

Interest expense was $479,708 for the three months ended September 30, 2011, compared to $393,325 for the same three month period in 2010. During the three months ended September 30, 2011, compared to the same period in 2010, we recognized additional interest expense due to higher principal outstanding and penalty interest due to defaults. In addition, during the three months ended September 30, 2011, the Company recorded approximately $27,000 of interest expense related to the issuance of warrants related to the release of collateral securing a portion of the second quarter 2011 inventory notes.

Loss on Extinguishment of Debt

During the third quarter of 2011, the Company granted certain noteholders significantly lower conversion rates on existing debt in conjunction with renewals. Primarily as a result of the reduced conversion rates, the Company determined that the modifications constituted an extinguishment of debt and accordingly recorded a loss on extinguishment of debt in the amount of $2,227,437. The offset to the loss was considered a debt premium to be amortized over the life of the loan. For the period through September 30, 2011, the Company amortized $284,061 of the debt premium.

Gains and Losses related to Debt Instruments and Derivative Liabilities

During the three months ended September 30, 2011, the Company’s trading price of its common stock fell significantly. As the Company’s trading price is the primarily component in determining the fair value of the Company’s derivative instruments, the Company recorded a mark-to-market gain of $2,257,627 for the quarter ended September 30, 2011.

During the three months ended September 30, 2011, the Company granted certain conversion features which may adjust due to the issuance of shares below a stated price per share as part of a new $150,000 loan agreement. As a result, these conversion features were determined to be derivatives and the Company recorded an additional derivative liability in the amount of $102,255.

In July 2010, the Company recognized a charge from the initial granting of a conversion feature during the renewal of debt. The conversion price was favorable to the trading price of the Company’s stock on the day of grant of the conversion feature and therefore the Company recorded a charge of $580,000.

Net Loss

The net loss applicable to common shareholders was $784,908 for the three months ended September 30, 2011, compared to $2,493,863 for the same three month period in 2010. As discussed above, the significantly less net loss was primarily due to (i) lower operating, sales and administrative expenses, (ii) gains from the change in the fair value of our derivative instruments, (iii) higher gross profits on sales of our products, offset by (a) losses on the extinguishment of debt, and (b) higher interest expenses.

For the three months ended September 30, 2011 and 2010, the basic and diluted loss per common share was $0.05 and $0.26, respectively, after adjustment for the 200-to-1 reverse common stock split. The third quarter 2011 to third quarter 2010 comparison of net loss per common share is impacted by the approximate 68% increase in the weighted average number of shares outstanding due to the numerous issuances of common stock.

For the Nine Months Ended September 30, 2011 Compared to the Nine Months Ended September 30, 2010

	Nine Months Ended		Comparison of Nine Months Ended
	September 30,		September 30, 2011 and 2010
	2011	2010	$ Change	% Change

Product sales, net	$763,020	$578,961	$184,059	31.8%
Cost of goods sold	(568,756)	(316,348)	(252,408)	79.8%
Inventory adjustment	-	(185,938)	185,938	-100.0%
Gross profit	194,264	76,675	117,589	153.4%

Operating, sales and administrative expenses	(3,838,818)	(2,478,115)	(1,360,703)	54.9%

Net loss from operations	(3,644,554)	(2,401,440)	(1,243,114)	51.8%

Other income (expense):
Interest expense	(1,715,050)	(1,797,305)	82,255	-4.6%
Change in fair value of derivative instruments	1,439,082	932,624	506,458	54.3%
Loss on settlement of debt	-	(478,262)	478,262	-100.0%
Loss on extinguishment of debt	(2,227,437)	-	(2,227,437)	n/m
Beneficial conversion features	-	(580,000)	580,000	-100.0%
Amortization of debt premium	284,061	-	284,061	n/m
Charge resulting from triggered anti-dilution provisions within financial instruments	(854,560)	(416,794)	(437,766)	105.0%
Other expenses	(209,194)	(46,460)	(162,734)	350.3%
Total other income (expense)	(3,283,098)	(2,386,197)	(896,901)	37.6%

Net loss applicable to common shareholders	$(6,927,652)	$(4,787,637)	$(2,140,015)	44.7%

Net Sales

Net revenues from product sales for the nine months ended September 30, 2011 were $763,020, an increase of approximately $184,000 or 32% from net revenues of $578,961 for the same period in 2010. A majority of our revenues for the nine months ended September 30, 2011 were derived from sales of the VeraTemp® and VeraTemp+®, while sales for the same nine month period in the previous year consisted of sales of the Thermofocus 5-in-1 thermometer. During the nine months ended September 30, 2011 and 2010, most sales were made to retailers, wholesalers and individuals over the internet. The Company ceased actively selling the Thermofocus during 2010. During the third quarter of 2010, the Company began selling and distributing its new VeraTemp® and VeraTemp+® thermometers, and its new Disintegrator Plus® needle and lancet destruction device. Comparing sales during the nine months ended September 30, 2011 to the same nine month period in 2010, average per unit pricing for the VeraTemp products was less than that of the Thermofocus.

During the nine months ended September 30, 2011, the Company’s sales were adversely impacted by the Court ordered recall of the VeraTemp products, which required a change in packaging. During the nine months ended September 30, 2011, $84,208 of thermometer sales were reversed due to product returns for re-packaging. Had these thermometers not been returned, net revenues for the nine months ended September 30, 2011 would have been $847,228. In certain cases, customers who had received the thermometer in the infringing packaging, delayed receipt of the re-packaged product (in some cases into the second and third quarters) or cancelled their order. The Company experienced delays fulfilling orders until new packaging material was obtained. In addition to delayed or permanently lost sales, the Company has incurred approximately $30,500 of expenses directly related to the packaging recall.

For the nine months ended September 30, 2011, 23% of the Company’s net revenue was generated from sales of products through various online retailers (such as Amazon and CVS.com). During the first quarter of 2011, a portion of the Company’s revenues resulted from sales of old or slow moving products at significantly discounted prices resulting in low or negative gross margins. The Company has now disposed of most of it old and slow moving products, but continues to hold title to some Thermofocus product pending the resolution of litigation. Sales to an international wholesaler, a domestic wholesaler, and an internet retailer accounted for 15%, 13% and 12%, respectively, of our net revenue during the nine months ended September 30, 2011. No other single customer accounted for more than 10% of our revenue during the nine months ended September 30, 2011.

The Company has had several sales to international customers to date. Approximately 30% of the Company’s sales during the nine months ended September 30, 2011, were made to customers outside the United States. International sales are expected to continue to grow in the coming year. All such sales have been denominated in U.S. dollars.

Gross Profit

Gross profit for the nine months ended September 30, 2011, was $194,264, up from $76,675 for the same period in 2010. However, adjusting for the approximately $84,000 of thermometer sales reversed and returned for re-packaging, gross profit would have improved further. Gross profit as a percentage of net revenue for the nine months ended September 30, 2010, was 25%, compared to 45% for the same nine month period a year ago excluding the inventory adjustment. Contributing to the higher gross profit as a percentage of net revenue last year (adjusted for the inventory adjustment) was the sale of the DisintegratorPlus® units. During the third and fourth quarters of 2010 and first quarter of 2011, the Company sold the remaining Thermofocus units and various other slow moving products at low or negative gross margins. During 2010, the Company began phasing out distribution of the Thermofocus thermometer due in part to falling customer demand and high product costs, and began accepting orders for the new VeraTemp thermometers.

Beginning in the third quarter of 2010, the Company began assembly operations of its VeraTemp and Disintegrator products at its warehouse facilities. As a result, the Company began incurring additional labor and overhead charges which have been allocated to the cost of its products.

During the third quarter of 2010, the Company incurred a charge to write-down its inventory to the lower of cost or market in the amount of $122,744. A similar inventory adjustment in the amount of $63,194 was recorded during the second quarter of 2010, aggregating $185,938 for the nine months ended September 30, 2010.

Expenses

Operating, sales and administrative expenses amounted to $3,838,818 for the nine months ended September 30, 2011, compared to $2,478,115 for the same period in 2010. The $1.36 million, or 55%, increase resulted primarily from the issuance of stock options valued at $1.69 million to directors, employees and professional advisors for past services during the second quarter of 2011. During the third quarter of 2010, the Company awarded common stock valued at $400,000 to members of its board of directors. In addition, for the nine months ended September 30, 2011, the Company incurred higher advertising and promotion costs, offset by lower patent amortization and lower charges for professional fees.

At December 31, 2010, the Company determined that, due to capital constraints and other factors, cash flows from the Disintegrator® would not be realized and therefore the value of the patent was impaired. On December 31, 2010, the Company recorded a patent impairment charge of $1,749,664 to write-down the carrying value of the patent to $639,138 representing the present value of expected future cash flows over the remaining life of the patent. During the nine months ended September 30, 2011, the Company recognized patent amortization expense of $41,987 compared to $158,082 during the same period in 2010.

Interest Expense

Interest expense was $1,715,050 for the nine months ended September 30, 2011, compared to $1,797,305 for the same nine month period in 2010. During the nine months ended September 30, 2011, we recognized $292,000 as interest expense related to adjustments to conversion rates to induce holders of our convertible debentures to convert to common stock. During the same period in 2010, we recognized approximately $1,080,000 as interest expense related to the initial recording of derivative liabilities imbedded within certain of warrants and conversion features attached to the first, second and third quarter 2010 convertible debt issuances. During the nine months ended September 30, 2011, we recognized $384,000 as interest expense for common shares and warrants granted to extend the payment dates of debt obligations. In addition, during the nine months ended September 30, 2011, we incurred approximately $400,000 of interest expense related to the amortization of debt discounts compared to $258,000 for the same period in 2010. As a result of the Company’s inability to pay interest when due, the Company incurred higher penalty interest expenses during the nine months ended September 30, 2011, compared to the same nine month period a year ago. In addition, due to various issuances of convertible notes and other debt during 2010 and 2011, we recognized additional interest expense during the nine months ended September 30, 2011. Offsetting this increase, during the nine months ended September 30, 2011, principal outstanding on various interest-bearing notes was reduced through cash payments and conversions to equity resulting in reductions of interest expense.

Loss on Extinguishment of Debt

During the third quarter of 2011, the Company granted certain noteholders significantly lower conversion rates on existing debt in conjunction with renewals. Primarily as a result of the reduced conversion rates, the Company determined that the modifications constituted an extinguishment of debt and accordingly recorded a loss on extinguishment of debt in the amount of $2,227,437. The offset to the loss was considered a debt premium to be amortized over the life of the loan. For the period through September 30, 2011, the Company amortized $284,061 of the debt premium.

Gains and Losses related to Debt Instruments and Derivative Liabilities

During the nine months ended September 30, 2011, we incurred non-cash charges of approximately $854,560 from the issuance of 2,655,781 warrants in order to cover an investor from dilution as a result of the Company adjusting the conversion price for certain convertible debt to $0.10 per common share. The warrants were valued using the Black-Scholes pricing model. The reduction was made in order to induce noteholders to convert a portion of their debt principal to common equity.

As a result of generally declining market prices for our common stock during the first nine months of 2011 and similar declines during the first nine months of last year, we recognized non-cash gains of approximately $1,439,000 and $933,000, respectively, as the net change in the fair value of our derivative instruments.

Other Charges

In June 2010, we recognized a loss of $478,262 on the settlement of a debt obligation. During the third quarter last year, we recognized a charge in the amount of $580,000 from the granting of a beneficial conversion feature in conjunction with the issuance of new debt.

Upon execution of the Equity Purchase Agreement with an investor on February 3, 2011, the Company issued a five-year warrant to purchase 125,000 shares of common stock at an exercise price of $1.23 per share which may be exercised on a cashless basis if there is no effective registration statement for the resale of shares of common stock underlying the warrant six month following the issuance. These warrants were valued using the Black-Scholes pricing model at approximately $112,000 and charged to other expense. In addition, the Company incurred approximately $41,000 of expenses as amortization of deferred financing fees related to various debt agreements during the first nine months of 2011. The Company amortizes such fees over the terms of the respective financing arrangements.

Net Loss

The net loss applicable to common shareholders was $6,927,652 for the nine months ended September 30, 2011 compared to $4,787,637 for the same nine month period in 2010. As discussed above, the significantly higher net loss was primarily due to (i) the loss on the extinguishment of debt, (ii) the expensing of stock options issued to directors, employees and professional advisors, (iii) the charges resulting from triggered anti-dilution provisions within certain convertible debt agreements, and (iv) higher other operating, sales and administrative expenses, offset by gains from mark-to-market adjustments to the fair value of our derivative instruments and higher gross profits on sales of our products.

For the nine months ended September 30, 2011 and 2010, basic and diluted loss per common share was unchanged at $0.50, despite significantly higher common shares outstanding for 2011.

For the Year Ended December 31, 2010 Compared to December 31, 2009

Net revenues from product sales for the year ended December 31, 2010 were $862,369, an increase of approximately $128,000 or 17% from $734,495 for the same twelve month period in 2009. A majority of our revenues for the year ended December 31, 2010 and for the same twelve month period in the previous year consisted of sales of the Thermofocus 5-in-1 thermometer to retailers, wholesalers and over the internet. However, quantities sold and average selling pricing for the Thermofocus fell significantly during 2010 as the Company ceased actively selling the Thermofocus. We collected cash and recorded revenue of approximately $224,000 during 2010 from Thermofocus deliveries in a prior period, but for which revenue was not recorded due to the then substantial doubt as to ultimate collectability. This cash collected represents approximately 26% of our 2010 net revenues. For the 2009 year, a majority of our revenues were generated from sales of the Thermofocus thermometer at Walgreens retail pharmacies. During the third quarter of 2010, the Company began selling and distributing its new Vera Temp thermometer and its new Disintegrator Plus needle and lancet destruction device. For the year ended December 31, 2010, sales of the Disintegrator Plus to Bayer Sante accounted for approximately 18% of our revenue. For 2010, approximately 14% of the Company’s revenue was generated from sales of the Thermofocus and Vera Temp thermometers and other products through various e-tailers (such as Amazon and CVS.com) and the Company’s website. No other single customer accounted more than 10% of our 2010 revenue.

The Company has had several sales to international customers to date. International sales are expected to grow in the coming year. The contract for the 2,000 unit sale of the Disintegrator Plus to Bayer Sante, a French company, and other foreign sales have been denominated in US dollars.

Gross profit for the year ended December 31, 2010 was $107,467, down from $307,198 from the same twelve month period a year earlier. During the second quarter of 2010, the Company began phasing out distribution of the Thermofocus thermometer due in part to falling customer demand and high product costs, and began accepting orders for the new Vera Temp thermometer. At various points during 2010, the Company determined that the estimated market value of the remaining Thermofocus units on-hand had progressively fallen below recorded carrying cost. Therefore, at various points during 2010, the Company recorded lower of cost or market adjustments aggregating of $256,948 for the 2010 year to reduce carrying value of the thermometer and various other products to estimated market value. The respective estimated market values were determined from then recent selling prices of the product. During 2009, the Company recorded inventory adjustments of $58,773, reducing gross profit and establishing an additional balance sheet reserve against inventory. The December 31, 2009 inventory reserve balance of $166,808 represented our estimate of inventory lost, damaged or unaccounted for after distribution to a customer on a consignment basis. During 2010, the inventory reserve balance of $166,808 for inventory lost, damaged or unaccounted for was reversed against its respective inventory as this reserve was no longer necessary due to final settlement with the consignment customer. Had the Company not recorded the lower of cost or market adjustments during 2010 and the inventory reserve adjustments during 2009, gross profit as a percent of sales was approximately 42% and 50% for the twelve months ended December 31, 2010 and 2009, respectively. As stated previously, during the two year period ended December 31, 2010, the Company’s mix of product sales has changed from predominately sales of the Thermofocus, to various sales of the Thermofocus, the new Vera Temp thermometer, Disintegrator Plus and other products. During 2010, gross margins on the Thermofocus thermometer fell significantly due to discounted pricing for sales beginning in the second quarter of 2010 as the Company attempted to dispose of remaining inventory in anticipation of beginning sales of its new Vera Temp thermometer. The discount pricing on the Thermofocus accounted for most of the reduction in gross profit as a percent of sales from year to year.

At December 31, 2010, the Company determined that, due to capital constraints and other factors, cash flows from the Disintegrator® would not be realized and therefore the value of the patent was impaired. On December 31, 2010, the Company recorded a patent impairment charge of $1,749,664 to write-down the carrying value of the patent to $639,138 representing the present value of expected future cash flows over the remaining life of the patent.

Operating, sales and administrative expenses amounted to $3,294,930 for the year ended December 31, 2010 versus $2,094,303 for the same twelve month period in 2009. The approximate $1,201,000, or 57%, increase resulted primarily from: higher total compensation costs of $790,000 resulting primarily from (i) amortization of contingent compensation expenses, (ii) awards of shares of our common stock to members of our Board of Directors, (iii) base salaries and stock awards to two executives and to two additional employees; incurrence of additional research and new product development costs of $243,000 primarily related to the Vera Temp (only $27,730 of such research and development costs were incurred during the 2009 year); an increase in amortization expense related to the Disintegrator patent of $158,000 (only $52,694 of such amortization expense was incurred in the twelve months of 2009); an increase in professional fees of $54,000 due to (i) legal and accounting costs associated with the Company’s public filings, (ii) litigation surrounding Tecnimed and other matters, (iii) higher investor relations expenditures, and (iv) offset by lower product marketing and market consulting expenses; and higher travel and entertainment expenses of $42,000. Offsetting these increased expenses were reductions in advertising costs, equipment lease costs and other expenses and reductions of $86,000. Professional fees for marketing, investor relations, legal and accounting services amounted to $1,260,000 for the twelve months ended December 31, 2010 compared to $1,206,000 for the 2009 year and consisted of cash and stock based compensation.

Total salary, stock-based compensation and payroll expenses amounted to $1,289,000 and $498,000 for the years ended December 31, 2010 and 2009, respectively. During the year ended December 31, 2010, we recorded $287,000 of compensation expense related to the contingent warrants issuable and contingent bonus payable resulting from the agreement entered into with Mr. Jason Roth compared to $88,000 for the four month period ending December 31, 2009. We also paid $100,000 and accrued $20,000 of salary due to Mr. Roth during 2010, while we had paid $10,000 of salary to Mr. Roth in 2009. In addition, during 2010, we issued shares of our common stock valued at $128,000 to a marketing executive employed beginning March 1, 2010. During the first quarter of 2009, we recognized $105,000 of compensation expense related to the issuance of 87,500,000 shares (unadjusted for the Company’s 200-to-1 reverse stock split) of our common stock to five members of our Board of Directors. In July 2010, we issued 40,000,000 shares (unadjusted for the Company’s 200-to-1 reverse stock split) of our common stock to four members of our Board of Directors valued at $400,000. As of December 31, 2010, and for most of 2010, we employed 6 persons compared to 2 persons for most of 2009. During the year ended December 31, 2010, versus the same twelve month period last year, we incurred an additional $58,000 of compensation expense for two warehouse employees and other payroll expenses.

Interest expense was $2,195,151 for the year ended December 31, 2010 versus $656,450 for the same twelve month period in 2009. This increase was due primarily to the recording of interest expense related to the initial recording of derivative liabilities imbedded within certain of warrants and conversion features attached to 2010 debt issuances. At the issuance date for various debt instruments, we recognized approximately $1,797,000 of interest expense related to these derivative liabilities. In addition, for 2010 issuances of convertible notes and other debt, we recognized approximately $57,000 of interest expense for the periods from issuance through December 31, 2010. Offsetting this increase, during 2009 and 2010, principal outstanding on various interest-bearing notes was reduced through cash payments, conversion to equity and conversion to other non-interest bearing liabilities, resulting in a reduction of interest expense for 2010 year compared to the same period in 2009.

During 2010, we recognized various new derivative liabilities in conjunction with embedded conversion features and warrants related to the issuance of convertible notes, and commitments for contracts to be settled with shares of our common stock in excess of amounts authorized. Due to recent decreases in the trading price of our common stock, the mark to market adjustments as of December 31, 2010 related to our derivative liabilities resulted in a gain of $1,709,029 for the period ended December 31, 2010.

Effective June 30, 2010, the Company agreed to settle a dispute with regard to interest due to Lanktree on a $267,500 note originally entered into during 2007. The parties agreed to a settlement amount of $580,000 for principal and interest outstanding plus the issuance of 63,031,452 shares (unadjusted for the Company’s 200-to-1 reverse stock split) of our common stock valued at $459,998, and to extend payment dates for principal and interest. As a result of the settlement, the Company recorded a charge of $478,262. See Note 8 to the consolidated financial statements for further information. On September 16, 2010, we entered into a letter agreement with Lanktree to allow for conversion of the $580,000 principal outstanding into shares of our common stock at any time while the note is outstanding. Based on the trading value of the common stock on September 16, 2010, we recognized a charge for beneficial conversion feature of $580,000 in our Consolidated Statement of Operations. Further, on December 24, 2010, a $44,000 short-term due Lanktree became convertible into shares of our common stock. On December 24, 2010, based on the closing trading price of our common stock on that day, we recognized a beneficial conversion feature charge of $26,400.

Effective December 31, 2009, the Company entered into an agreement with a lender, whereby the lender agreed to release the Company from all principal and interest obligations under a note in exchange for the Company’s commitment to file a registration statement with the SEC and to compensate the lender should lender be unable to sell up to 88,000,000 million (unadjusted for the Company’s 200-to-1 reverse stock split) of its shares above an average price of $0.01 per share over an eleven week period after the registration statement becomes effective. The maximum amount due by the Company under the release agreement is $350,000. On January 21, 2010, the Company filed a registration statement with the SEC. As a result, on December 31, 2009, the Company recognized a gain from discharge of indebtedness in the amount of $105,684 consisting of relief of principal of $227,375 and accrued interest of $228,309 on the note less $350,000, and reclassified the remaining principal and accrued interest in the amount of $350,000 to other current liability.

In October 2007, a demand letter was presented to the Company under the terms of a stipulation of settlement, as amended, to purchase 250,000 shares of the Company’s stock held by an investor at the price of $1.24 per share (unadjusted for the Company's 200-to-1 reverse stock split). A liability of $310,000 relating to this matter was recorded during 2007 with an offset to additional paid-in capital. The liability was subsequently reduced to $261,000 through various cash payments. In May 2008, the investor filed suit against the Company in the United States District Court of the Northern District of New York for failing to comply with the stipulation of settlement, as amended, to purchase the 250,000 shares of common stock. The matter was subsequently referred to arbitration. On October 16, 2009, the Company partially settled the complaint. As part of the settlement, another investor agreed to purchase the settling investor’s common shares in exchange for the receipt of 500,000 shares of the Company’s Series B Preferred Stock. The Series B Preferred Stock issued was valued at $275,000 on the date of issuance, and as a result, the Company recognized a $14,000 loss on settlement of this litigation. The 250,000 common shares were returned to the Company and cancelled. On October 30, 2009, the new investor converted all of the Series B preferred shares into 50,000,000 shares of common stock (unadjusted for the Company's 200-to-1 reverse stock split). Upon conversion, the common shares were valued at $1,150,000, the closing bid price on the day of conversion. At the time of issuance, the Series B Preferred Stock was determined to have a deemed dividend in the amount of $985,000. Subsequently, the Series B Preferred Stock was cancelled and the preferred shares are currently available for re-issuance. After reaching a final settlement in January 2010, the arbitration proceeding was closed in February 2010.

The net loss applicable to common shareholders was $7,040,767 for the twelve months ended December 31, 2010 compared to $3,424,851 for the 2009 year. As discussed above, the higher loss was primarily due to lower gross margins, the patent impairment charge, higher operating, sales and administrative expenses, higher interest expense, the charges from the settlement of the Lanktree debt obligation, and the recognition of the beneficial conversion features related to Lanktree debt, offset by the mark to market gain for derivative instruments.

For each of the years ended December 31, 2010 and 2009, the basic and diluted loss per common share was essentially zero before the 200-to-1 reverse common stock split. After the reverse split, on a pro forma basis, the basic and diluted common loss per share was $0.71 and $0.57 for the years ended December 31, 2010 and 2009, respectively.

Liquidity and Capital Resources

As of September 30, 2011, our current liabilities exceed our current assets by $6,111,788. For the nine months ended September 30, 2011, we incurred a net loss of $6,927,652 and used cash of $1,015,288 in operations. We continue to be in default with regard to the payment of certain of our obligations. At the date of this report, the amount of principal outstanding on notes payable for which the Company was in default amounted to $2,979,116.

Our auditors, in their report included with December 31, 2010 consolidated financial statements, expressed substantial doubt about the Company’s ability to continue as a going concern.  Our September 30, 2011 financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty. The Company’s continued existence is dependent upon its ability to successfully execute its business plan, secure additional sources of liquidity and obtain accommodating credit terms from vendors, note holders and other creditors. Should the Company be unable to renegotiate the terms and conditions on its debt obligations or is otherwise unable to pay its accounts payable when due, the Company may incur materially higher interest expenses, and the debt holders could foreclose on their collateral and commence legal action against the Company to recover amounts due which ultimately could require the disposition of some or all of the Company’s assets. Any such action may require us to curtail or cease operations.

Over the last three years, operations have been funded primarily by sales and issuances of the Company’s securities and revenue generated from sales of the Company’s products. Current and future operations are expected to be funded primarily through new sources of debt and/or equity financings and from sales of the Company’s products. There is no assurance that new sources of debt or equity financings will be available on terms acceptable to the Company, or at all. To the extent that any excess cash is generated from operations, it has been, and will continue to be, used for the payment of debt and other obligations. Management believes that, based on the anticipated level of sales, and continued debt and equity financings and continued support through reasonable and accommodating credit terms from vendors, debt holders and other creditors, the Company can continue operating in the short-term. During 2009, 2010, and 2011 to date, the Company used proceeds from the issuance of debt and sales of shares of its common stock primarily for operations, including the development of the Company’s VeraTemp thermometers and the Disintegrator Plus®. Proceeds from any future sales of the Company’s debt and equity securities are expected to be used primarily for product procurement and marketing, interest and certain past due obligations. The Company may continue to offer its securities for payment of services and obligations.

As of the date of this filing, we currently have sufficient cash to sustain our operations for a period of approximately one month. Management estimates that it will need $3,000,000 over the next twelve months to fund all of the Company’s current product development and marketing projects, including $1,000,000 to fund marketing programs for the VeraTemp thermometers. The Company expects to procure large purchase orders for its thermometer during 2011 from customers. If these orders are to occur, and the Company is able to procure, assemble and deliver product, cash flow will greatly improve and lessen the need for outside financing. The Company is in constant discussion with private investors and investment groups in an attempt to procure the necessary funding. These efforts will proceed unabated. The Company can provide no guarantee that this funding will be realized.

On February 3, 2011, the Company entered into an Equity Purchase Agreement whereby an investor agreed to purchase from the Company common shares with a value up to $10,000,000 for a period of up to 24 months commencing on the effective date of a registration statement filed by the Company for resale of the shares.

During the nine months ended September 30, 2011, we received proceeds of $785,000 from the second quarter inventory notes, $135,000 from the issuance of convertible debt, $20,000 from issuance of unsecured debt, and $155,000 from the issuance of 475,605 shares of our common stock and warrants to purchase 400,000 shares of common stock. This cash was used primarily to fund our operations in the net amount of $1,015,288 and to pay interest in the amount of $50,156.

Significant Accounting Policies and Estimates

Compliance with accounting standards requires information in financial statements about the risks and uncertainties inherent in significant estimates, and the application of generally accepted accounting principles in the United States involves the exercise of varying degrees of judgment. Certain amounts included in our financial statements and related footnote disclosures must be estimated, requiring us to make certain assumptions with respect to values or conditions that cannot be known with certainty at the time our financial statements are prepared. These estimates and assumptions affect the amounts we report for our assets, liabilities, revenues and expenses during the reporting period, and our disclosure of contingent assets and liabilities at the date of our financial statements. We routinely evaluate these estimates and assumptions, and any effects on our business, financial position or results of operations resulting from revisions to these estimates are recorded in the period in which the facts that give rise to the revision become known.
Further information about us and information regarding our accounting policies and estimates that we consider to be significant can be found in our 2010 Annual Report on Form 10-K. There have not been any significant changes in these policies and estimates during the nine months ended September 30, 2011.

Recent Accounting Pronouncements

Management does not believe that any recently issued, but yet effective, accounting standards if currently adopted would have a material effect on the September 30, 2011, condensed consolidated financial statements.

MARKET PRICE OF AND DIVIDENDS ON REGISTRANT’S COMMON EQUITY AND RELATED
STOCKHOLDER MATTERS

(a) Market Information

The Company’s Common Stock is listed on the OTCBB under the under the symbol “ASFX.OB.”  The following table sets forth the quarterly high and low sale prices for our common shares for the last two completed fiscal years (as adjusted for the 200-to-1 reverse stock split, effected March 21, 2011) and the subsequent interim periods.  The prices set forth below represent interdealer quotations, without retail markup, markdown or commission and may not be reflective of actual transactions.

	Sale Price
Period	High	Low

Fiscal Year 2011:
September 30, 2011	0.30	0.042
June 30, 2011	0.40	0.17
March 31, 2011	0.65	0.0039

Fiscal Year 2010:

December 31, 2010	1.90	0,80
September 30, 2010	0.30	1.40
June 30, 2010	3.60	1.60
March 31, 2010	5.94	1.32

Fiscal Year 2009:

December 31, 2009	14.40	2.00
September 30, 2009	16.00	0.20
June 30, 2009	2.80	0.04
March 31, 2009	1.00	0.08

(b) Holders

We have approximately 379 record holders of our common stock as of December 20, 2011.  This number does not include stockholders for whom shares were held in a “nominee” or “street” name.

(c) Dividends

We have never paid any cash dividends on our common shares, and we do not anticipate that we will pay any dividends with respect to those securities in the foreseeable future. Our current business plan is to retain any future earnings to finance the expansion development of our business.

(d) Securities Authorized for Issuance under Equity Compensation Plan

As of December 31, 2010, we had an employee stock option plan under which 15,000 shares had been reserved for issuance. The following table shows information with respect this plan as of the fiscal year ended December 31, 2010.

Equity Compensation Plan Information
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted- average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)

Equity compensation plans approved by security holders	0	N/A	15,000
Equity compensation plans not approved by security holders	—	—	—
Total	0	N/A	15,000

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND
FINANCIAL DISCLOSURE

None.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The directors and executive officers of the Company are as follows:

Name	Age	Position

Christopher F. Tirotta	51	Chief Executive Officer and Chairman

Thomas W. Materna	64	Director

Jason M. Roth	38	Director, Senior Vice President and Director of Business Development

Robert T. Faber	51	Director

Background of Executive Officers and Directors

Christopher F. Tirotta, MD, MBA founded Kidz-Med, Inc. in 1993.  He assumed his current positions of CEO, Chairman of the Board and Secretary of American Scientific Resources, Incorporated in April 2007. He has served as a director of the Company since 2004. Dr. Tirotta oversees all operational aspects and strategic initiatives of the Company, including the expansion of its leading Kidz-Med brand. Dr. Tirotta is the Director of Cardiac Anesthesia of the Congenital Heart Institute of Miami Children’s Hospital and Arnold Palmer Hospital for Children. He is also a Clinical Assistant Professor of Anesthesiology at the University Of Miami School Of Medicine. Dr. Tirotta received his BA in biochemistry from Cornell University in 1982 and his MD from New York University School of Medicine in 1986. He completed his internship in Internal Medicine at SUNY at Stony Brook in 1987 and his residency in Anesthesiology at the University of Miami/Jackson Memorial Medical Center in 1990; he sub-specialized in pediatric and cardiovascular anesthesia. He received his MBA from Columbia University in 1999. Dr. Tirotta was inducted into Phi Beta Kappa in 1982, was inducted into Beta Gamma Sigma in 1999, graduated Cum Laude from Cornell University and was the recipient of the Robert D. Dripps Memorial Award for the outstanding graduate resident in anesthesiology in 1990. He is a Diplomat of the American Board of Anesthesiology and a Diplomat of the National Board of Medical Examiners. He is licensed to practice medicine in the states of Florida and New York. Dr. Tirotta is a member of numerous professional societies and has served on a number of hospital committees. He is also responsible for giving numerous medical lectures and is actively engaged in clinical research. Dr. Tirotta’s medical knowledge and experience as founder of Kidz-Med led to the conclusion that Dr.Tirotta should serve on the Company’s board given the Company’s business and structure.

Thomas W. Materna, MD, MBA has served as a director since 2004. Dr. Materna has been self-employed in the practice of Ophthalmology in the state of New Jersey since 1978. He received a BA Degree from the College of the Holy Cross, Worcester, Massachusetts in 1966. Dr. Materna received his medical degree in 1971 from the State University of New York’s Downstate Medical Center, in Brooklyn, NY. He did his surgical internship at New York Hospital’s Cornell University Medical Center from 1971 through 1972. He saw active duty as a general medical officer in the United States Navy. He was stationed in both Southeast Asia at BUMED, and Washington, DC. He participated in family practice residency from 1974 through 1975 at King’s County Hospital, Brooklyn, NY and an ophthalmology residency from 1975 through 1978 at the New York Eye, Ear and Nose Hospital. He received his MBA from Rutgers University in 1992. He is a member of a number of professional societies including The Society of Medical Consultants for the Armed Forces. He has also served on the Board of Directors at Dezomark, a medical company in Lviv, Ukraine. Dr. Materna’s medical knowledge and experience led to the conclusion that Dr.Materna should serve on the Company’s board given the Company’s business and structure.

Jason M. Roth served as a director since September 17, 2009, and Senior Vice President and Director of Business Development of the Company since September 2009. In 2004, Mr. Roth purchased Safeguard Medical Device Inc. and renamed the company Safeguard Medical Technologies LLC, the only Class III FDA approved manufacturing facility in North East Ohio. Mr. Roth served as the head of Safeguard Medical Technologies LLC from 2004 until September 2009. Mr. Roth’s experience as head of Safeguard Medical Technologies, LLC led to the conclusion that Mr. Roth should serve on the Company’s board given the Company’s business and structure.

Robert T. Faber is currently a member of the Board and has served in such role since August 2011.  Mr. Faber has 20 years of experience in diverse financial management, business and acquisitions. Since 2003, Mr. Faber has held various positions at Comstock Mining, Inc. (“Comstock”), a publicly traded precious metals company, including President, Chief Executive Officer and Chief Financial Officer. At Comstock, Mr. Faber has several responsibilities, including managing Comstock’s reporting and disclosure obligations to the U.S. Securities and Exchange Commission, as well as securing financing for operations and management functions. Prior to joining Comstock, Mr. Faber served as the Vice President of United Site Services, Inc., a privately held consolidator in the waste services industry (“United Site”), from 2002 to 2003. At United Site, Mr. Faber was responsible for strengthening the organizational structure of the company, cash management and directing the company’s acquisition and integration process. Additionally, Mr. Faber served as an executive with Allied Waste Industries, overseeing a $1.2 billion, multi-state area, from 2001 to 2002. Mr. Faber is also currently a director of Mustang Alliances, Inc., a natural resource company engaged in the exploration of mineral properties. He has served in such role since July 2011. Mr. Faber graduated from St. Johns University with a B.S. in Accounting in 1982. The Company believes that Mr. Faber’s experience in capital raising and financial planning will help the Company develop its business strategies and thus will be a valuable addition to the Board.

Board of Directors

Directors are elected at our annual meeting of shareholders and serve for one year until the next annual meeting of shareholders or until their successors are elected and qualified. We reimburse all directors for their expenses in connection with their activities as directors of the Company.

Board Leadership Structure and Role in Risk Oversight

Although we have not adopted a formal policy on whether the Chairman and Chief Executive Officer positions should be separate or combined, we have traditionally determined that it is in the best interests of the Company and its shareholders to combine these roles. Dr. Tirotta has served as our Chief Executive Officer and Chairman since April 2007. Due to the small size and early stage of the Company, we believe it is currently most effective to have the Chairman and Chief Executive Officer positions combined.

Our board of directors is primarily responsible for overseeing our risk management processes. The board of directors receives and reviews periodic reports from management, auditors, legal counsel, and others, as considered appropriate regarding our company’s assessment of risks. The board of directors focuses on the most significant risks facing our company and our company’s general risk management strategy, and also ensures that risks undertaken by our Company are consistent with the board’s appetite for risk. While the board oversees our company’s risk management, management is responsible for day-to-day risk management processes. We believe this division of responsibilities is the most effective approach for addressing the risks facing our company and that our board leadership structure supports this approach.

Audit Committee Financial Expert

Mr. Robert T. Faber serves as the Chairman of the Audit Committee and as such committee’s financial expert.

Compliance with Section 16(a) of the Exchange Act

Our officers, directors and shareholders owning greater than ten percent (10%) of our shares are not required to file beneficial ownership reports pursuant to Section 16(a) of the Securities and Exchange Act (the “Exchange Act”) because we do not have a class of securities registered under Section 12 of the Exchange Act.

Code of Ethics

We do not currently have a code of ethics that applies to our Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer or Controller, or persons performing similar functions. Because we have only limited business operations and four officers and directors, we believe a code of ethics would have limited utility. We intend to adopt such a code of ethics as our business operations expand and we have more directors, officers and employees.

Changes in Nominating Procedures

None.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth, for the last two fiscal years, certain compensation paid by the Company, including salary, bonuses and certain other compensation, to its Chief Executive Officer and Senior Vice President.  There were no other executive officers whose total annual compensation (including bonuses) exceeded $100,000.  The executive officers listed in the table below are sometimes referred to as the “named executive officers” in this registration statement.

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards ($)		Option Awards ($)	Non- Equity Incentive Plan Compen- sation ($)	Non- qualified Deferred Compen- sation Earnings ($)	All Other Compen- sation ($)		Total ($)

Christopher F. Tirotta,	2010	120,000	(1)	25,000	100,000	(2)				-		245,000
President, CEO	2009	120,000	(1)		21,000	(3)				-		141,000
and Director

Jason M. Roth,	2010	120,000		—	100,000	(2)				14,406	(4)	234,406
Senior Vice President and Director	2009	10,000		—	-					-		10,000

(1)
As of the date of the filing of this Registration Statement on Form S-1, Dr. Tirotta has been paid his salary through August 31, 2008, and is owed his salary and bonus which has accrued since August 31, 2008. On December 15, 2010, we issued 5,000 shares of our common stock to Dr. Tirotta as payment for $50,000 in deferred salary.  These shares were valued at $5,000 based on the closing bid price for the Company’s common stock on the day of issuance.

(2)	Consists of a grant of 50,000 shares of common stock valued at $100,000, based on the closing bid price of $1.98 on the issuance date of August 4, 2010.

(3)	Consists of a grant of 87,500 shares of common stock valued at $21,000, based on the closing bid price of $0.24 on the issuance date of February 9, 2009.

(4)	Consists of premiums paid by the Company for health insurance.

Employment Agreements

Christopher F. Tirotta, Chief Executive Officer

Effective April 5, 2007, we entered into an employment agreement, dated September 4, 2007, with Dr. Tirotta, our President and Chief Executive Officer.  Dr. Tirotta’s employment agreement provides for a term to continue at the discretion of the Board of Directors.  Dr. Tirotta is entitled to an initial annual base compensation of $120,000 per year ($10,000 per month).  It was agreed that Dr. Tirotta’s salary shall accrue and be payable to Dr. Tirotta once we either generate positive revenue for one month above the baseline revenue existing as of April 5, 2007 (On April 5, 2007, such revenue was $12,118), or raise in excess of one million dollars ($1,000,000) commencing April 5, 2007, whichever occurs first.  We agreed to pay Dr. Tirotta his accrued salary in full at that time. As revenues continue, Dr. Tirotta’s monthly salary will remain current and payable on an ongoing basis.

We also agreed to pay Dr. Tirotta a bonus of up to ten percent (10%) of the net profits of the Company with a maximum bonus of one million dollars ($1,000,000) per year.  He will also be entitled to an additional bonus of $25,000 for the first $1,000,000 worth of revenue generated and $25,000 for the second $1,000,000 worth of revenue generated by the Company.  As of the date of this prospectus, Dr. Tirotta has been paid his salary through August 31, 2008, and is owed his salary and bonus which has accrued since August 31, 2008.  Dr. Tirotta earned the first $25,000 bonus in 2008 and the second $25,000 bonus in 2010, this was taken as 5,000 shares valued at $5,000.in December 2010.  No bonus was earned during 2009.  Dr. Tirotta was granted the right, but never received, 2,500 shares of the Company’s common stock (on a post reverse-split basis) for his work in rescuing the Company from near bankruptcy.  The Company has recorded an obligation to issue these 2,500 shares of the Company’s common stock (on a post reverse-split basis) in the amount of $70,000, based on the closing bid price of the Company’s common stock on September 4, 2007.  Until September 2010, Dr. Tirotta was also eligible to receive warrants to purchase up to 2,500 shares of the Company’s common stock based on the achievement of certain revenue targets.  In September 2010, Dr. Tirotta’s right to earn warrants expired and no warrants were issued to Dr. Tirotta under his employment agreement.

Jason M. Roth, Senior Vice President

On September 13, 2009, the Company entered into an employment agreement with Mr. Jason M. Roth.  Mr. Roth’s employment agreement calls for an annual salary of $120,000 that becomes payable when accrued sales from the Disintegrator or other products introduced by Mr. Roth reach $500,000 or when the Company raises $500,000 in outside capital or some combination thereof.  When this combination of sales or outside capital reaches a total of $2.5 million, the salary shall increase to a rate of $240,000 annually.  Mr. Roth began earning a base salary of $10,000 per month, beginning in December 2009 and a base salary of $240,000 in January 2011.  Also in consideration for entering into the employment agreement with Mr. Roth, we agreed to issue up to 1,250,000 warrants and pay up to $200,000 as a cash bonus, both contingent upon future sales of the Disintegrator and certain other products introduced by Mr. Roth.

Within three years (now four years) from the date of the agreement, warrants issuable are determined as follows: upon the achievement of $2.0 million in sales of the Disintegrator and other products, 250,000 warrants to purchase an equivalent number of shares of our common stock at the closing bid price of our common stock on August 11, 2009; upon the achievement of an additional $5.0 million and each subsequent $5.0 million up to and additional $20.0 million in sales, an additional 250,000 warrants each at the closing price on August 11, 2009 or the day prior to the date the additional sales target is reach, whichever is lesser.  These warrants are exercisable over three years (now four years) from the date of the award.  The one-time cash bonus for sales of the Disintegrator and other products introduced by Mr. Roth is determined as follows: $50,000 for $2 million in sales, $100,000 for $5 million in sales, $150,000 for $10 million in sales, and $200,000 for $20 million in sale, measured three years (now four years) after the patent acquisition.

Robert T. Faber, Director

On August 22, 2011, the Company entered into a director agreement (the “Director Agreement”) with Robert T. Faber.  The term of the Director Agreement is from August 22, 2011, through the Company’s next annual stockholders’ meeting.  At the option of the Company’s board of directors, the Director Agreement may be automatically renewed on such date that Mr. Faber is re-elected to the Company’s board of directors.  In connection with the appointment, the Company issued to Mr. Faber (i) a warrant exercisable for 100,000 shares of common stock of the Company for his service on the Company’s board of directors and (ii) a warrant exercisable for 50,000 shares of common stock of the Company for his service as Chairman of the Audit Committee

We are not a party to any other employment agreements with our named executive officers or directors.

Other than with respect to the employment agreement with Dr. Tirotta and Mr. Roth, our board of directors has complete discretion as to the appropriateness of (a) key-man life insurance, (b) obtaining officer and director liability insurance, (c) employment contracts with and compensation of executive officers and directors, (d) indemnification contracts, and (e) incentive plan to award executive officers and key employees.

Other than as provided in Dr. Tirotta’s and Mr. Roth’s employment agreements, our board of directors is responsible for reviewing and determining the annual salary and other compensation of the executive officers and key employees of the Company.  The goals of the Company are to align compensation with business objectives and performance and to enable the Company to attract, retain and reward executive officers and other key employees who contribute to the long-term success of the Company.  The Company intends to provide base salaries to its executive officers and key employees sufficient to provide motivation to achieve certain operating goals.  Although salaries are not specifically tied into performance, incentive bonuses may be available to certain executive officers and key employees.  In the future, executive compensation may include, without limitation, cash bonuses, stock option grants and stock reward grants.

Outstanding Equity Awards at 2010 Fiscal Year-End

The following table sets forth information relating to the vested and unvested option awards, and stock awards that have not vested, held by the named executive officers as of December 31, 2010.  Each award to each named executive is shown separately. All options shown vested immediately and are currently exercisable.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#)Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Christopher F. Tirotta, President, CEO and Director	-	-			-	-	-	-	-

Jason M. Roth, Senior Vice President	-	-	-	-	-	-	-	-	-

Director Compensation

The table below lists compensation awarded to members of our board of directors for the fiscal year ended December 31, 2010. The directors did not receive any other compensation for serving as members of the board of directors except that listed in the table below. The Board has not implemented a plan to award stock options. There are no contractual arrangements with any member of the board of directors and we do not intend to pay any cash compensation to our directors in the future, but we may provide compensation in the form of shares of common stock. Directors who are also executive officers of the Company do not receive any additional cash compensation for their service on the Board, but may be compensated for such services in the form of shares of common stock. Directors are also reimbursed for their expenses in connection with their activities as directors.

Name	Fees earned or paid in cash ($)	Stock Awards ($)		Option Awards ($)	Total ($)

Christopher Tirotta	-	-	(1)	-		(1)

Thomas W. Materna	-	100,000	(2)	-	100,000	(2)

Felix Reznick (3)	-	100,000	(2)	-	100,000	(2)

Jason Roth	-	-	(1)	-		(1)

(1)	Dr. Tirotta and Mr. Roth each received a stock award for services as a director valued at $100,000, which amount was reflected in the Summary Compensation Table above.

(2)
Consists of a grant in August 2010 of 50,000 shares of common stock valued at $100,000, for such individual’s services as a director. This was valued at $2.00 per share, based on the market price of the stock on the date of the stock grant.

(3)	Mr. Reznick resigned from his position as a member of the Company’s board of directors on December 15, 2011.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists ownership of our Common Stock as of December 20, 2011.  The information includes beneficial ownership by (i) holders of more than 5% of our Common Stock, (ii) each of our three directors and executive officers and (iii) all of our directors and executive officers as a group.

The number and percentage of shares beneficially owned is determined in accordance with Rules 13d-3 and 13d-5 of the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. We believe that each individual or entity named has sole investment and voting power with respect to the securities indicated as beneficially owned by them, subject to community property laws, where applicable, except where otherwise noted. The table below excludes warrants and options which may be exercised to acquire additional common shares.  Percentage of beneficial ownership is based on 51,218,159 shares of common stock outstanding as of December 20, 2011.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership of Stock (6)		Percentage of Class of Common Shares Owned

Christopher F. Tirotta	200,996	(2)	0.392%
Chairman, President, CEO, Secretary and Director

Thomas W. Materna	196,086	(3)	0.382%
Director

Jason Roth	1,142,500	(5)	2.231%
Director

Robert T. Faber	0		0%
Director

All directors and officers of the Company as a group (4 persons)	1,539,582		3.006%

(1)	Unless otherwise indicated, the address of each beneficial owner listed above is c/o Corporate Secretary, American Scientific Resources, Incorporated, 1112 Weston Road, Unit 278, Weston, FL 33326.

(2)
Includes 12 shares of common stock which are owned by Dr. Tirotta’s wife.  Dr. Tirotta also owns 12,500 shares of Series A Preferred Stock.  The Series A Preferred Stock are not convertible into Common Stock. The Series A Preferred Stock vote as a single class with the common stock.  Each share of Series A Preferred Stock entitles the holder to 10,000 votes.

(3)
Dr. Materna also owns 12,500 shares of Series A Preferred Stock. The Series A Preferred Stock are not convertible into common stock.  The Series A Preferred Stock vote as a single class with the Common Stock. Each share of Series A Preferred Stock entitles the holder to 10,000 votes.

(4)
Mr. Reznick also owns 12,500 shares of Series A Preferred Stock.  The Series A Preferred Stock are not convertible into common stock.  The Series A Preferred Stock vote as a single class with the Common Stock. Each share of Series A Preferred Stock entitles the holder to 10,0000 votes.

(5)
Includes 817,500 shares of common stock owned directly by Mr. Roth. Mr. Roth also owns 12,500 shares of Series A Preferred Stock. The Series A Preferred Stock are not convertible into Common Stock. The Series A Preferred Stock vote as a single class with the common stock.  Each share of Series A Preferred Stock entitles the holder to 10,000 votes.

(6)	Does not include options to purchase shares of the Company’s common stock.

The following table sets forth as of December 20, 2011, the number of shares of Series A Preferred Stock held of record or beneficially (i) by each person who held of record, or was known by the Company to own beneficially, more than five percent of the outstanding shares of the Company’s Series A Preferred Stock, (ii) by each director and (iii) by all officers and directors as a group:

Name of Beneficial Holder	Number of Shares	% Beneficially Owned
Christopher F. Tirotta, Director	12,500	33.33%
Thomas W. Materna, Director	12,500	33.33%
Felix B. Reznick (1)	12,500	33.33%
Jason Roth, Director (2)	0	0%
All directors and offices as a group	25,000	66.66%

(1)	Mr. Reznick resigned from his position as a member of the Company’s board of directors on December 15, 2011.

(2)	On December 19, 2011, Mr. Roth returned 12,500 shares of Series A Preferred Stock to the Company’s treasury.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

There have been no material transactions since the beginning of our last fiscal year, between us and any officer, director or any stockholder owning greater than 5% of our outstanding shares, nor any of their immediate family members, except as described below.

On September 10, 2009, we acquired a patent for a needle destruction device known as the Disintegrator® (including trademarks for the Disintegrator, Disintegrator Plus® and Disintegrator Pro®) and other assets from Safeguard Medical Technologies, LLC (“Safeguard”) in exchange for 250,000,000 shares of common stock and assumption of a contingent note payable up to $1,200,000.  Jason Roth, a director and executive officer of the Company, owns a 65% equity interest in Safeguard Medical Technologies, LLC.

On July 30, 2007, the Company received cash and issued a promissory note to Connie Tirotta, the wife of Dr. Christopher F. Tirotta, our chief executive officer, in the principal amount of $125,000.  Interest accrued on this note at a rate of 24% per annum and was to be paid monthly.  All principal and accrued interest was due on or before October 30, 2007.  The Company has not made the required principal and interest payments and has been negotiating with the holder to amend the payment terms of the note, which would include a waiver of default for the required payments that have not been made.  In the event of default, the note calls for interest at 36% per annum.  The loan was collateralized by 5,300 units of the Company’s thermometer product held for resale.  As of December 31, 2010, and the date of this Registration Statement on Form S-1, the outstanding balance is $99,250.

During the years ended December 31, 2008 and 2007, two of the Company’s then-board members, Donald Bennett and Thomas Materna and ASR Realty Group, LLC (“ASR”), an entity affiliated with Donald Bennett, advanced funds to the Company for working capital on a non-interest bearing basis.  The principal balance due to the board members was $60,180 at December 31, 2010.  One of these advances in the amount of $27,000 due to ASR, is documented by a note and secured by accounts receivable, inventory and other assets of the Company, and should the balance not be paid on demand, interest shall accrue at 15% per annum.

Our chief executive officer, Dr. Christopher F. Tirotta, periodically advances funds to the Company on a short-term, non-interest bearing basis for working capital purposes.  As of December 31, 2009, $5,000 was due to Dr. Tirotta and such amount was repaid on January 9, 2010.  On December 15, 2010, we issued 5,000 shares of our common stock to Dr. Tirotta as payment for $50,000 of salary payable to him under his employment agreement.  These shares were valued at $5,000 based on the closing bid price for the Company’s common stock on the day of issuance.

The Company has a license agreement with Connie Tirotta, the wife of Dr. Tirotta, our Chief Executive Officer.  The license agreement calls for the payment of royalties equal to 20% of revenues from the Company’s sales or permitted use of certain copyrighted and trademarked, print and video material, consisting of the two Dr. Bip videos, “A Hospital Trip with Dr. Bip” and ‘Dr. Bips New Baby Tips”, and a coloring book relating to the videos.  The Company does not sell or market the coloring book at the present time.  The license agreement began in October 2008 and continues for successive one year terms unless terminated by either party. To date, sales of the Dr. Bip material and the related royalties have been insignificant.

Director Independence

Dr. Thomas W. Materna and Mr. Robert T. Faber are independent as that term is defined under the Nasdaq Marketplace Rules.

ADDITIONAL INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of American Scientific Resources, Incorporated, filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.

In addition, after the effective date of this prospectus, we will be required to file annual, quarterly, and current reports, or other information with the SEC as provided by the Securities Exchange Act. You may read and copy any reports, statements or other information we file at the SEC’s public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings are also available to the public through the SEC’s Internet website at http://www.sec.gov.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES

Neither our Articles of Incorporation nor Bylaws prevent us from indemnifying our officers, directors and agents to the extent permitted under the Nevada Revised Statute (“NRS”). NRS Section 78.7502, provides that a corporation shall indemnify any director, officer, employee or agent of a corporation against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with any the defense to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to Section 78.7502(1) or 78.7502(2), or in defense of any claim, issue or matter therein.

NRS 78.7502(1) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

NRS Section 78.7502(2) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

NRS Section 78.747 provides that except as otherwise provided by specific statute, no director or officer of a corporation is individually liable for a debt or liability of the corporation, unless the director or officer acts as the alter ego of the corporation. The court as a matter of law must determine the question of whether a director or officer acts as the alter ego of a corporation.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed hereby in the Securities Act and we will be governed by the final adjudication of such issue.

LEGAL MATTERS

The validity of the shares of our common stock offered by the Selling Stockholders has been passed upon by the law firm of Lucosky Brookman LLP.

EXPERTS

The consolidated balance sheets of the Company as of December 31, 2010 and December 31, 2009, and the related consolidated statements of operations, consolidated statements of changes in shareholders’ deficit and the consolidated statements of cash flows for the years ended December 31, 2010 and 2009, included in this registration statement on Form S-1 have been so included in reliance on the consolidated report of Rosenberg, Rich, Baker Berman & Co. an independent registered public accounting firm, given upon their authority as experts in accounting and auditing.

AMERICAN SCIENTIFIC RESOURCES, INCORPORATED

INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2011

F-1

AMERICAN SCIENTIFIC RESOURCES, INCORPORATED
INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2011

F-2

AMERICAN SCIENTIFIC RESOURCES, INCORPORATED
CONDENSED CONSOLIDATED BALANCE SHEETS

	(Unaudited)
	September 30,	December 31,
	2011	2010
ASSETS
Current Assets:
Cash	$19,618	$15,924
Accounts receivable, net	158,024	81,500
Inventory, net	290,000	201,010
Inventory purchase deposits	36,900	86,700
Prepaid expenses and other current assets	130,823	26,184
Total current assets	635,365	411,318
Fixed assets, net	28,648	17,656
Patent, net	597,151	639,138
Total Assets	$1,261,164	$1,068,112

LIABILITIES AND SHAREHOLDERS' DEFICIT
Current Liabilities:
Accounts payable and accrued expenses	$1,069,109	$1,015,119
Accrued interest payable	830,949	618,340
Deferred revenue	4,818	26,368
Promissory notes payable, net of discount	1,212,604	599,062
Related party advances and notes payable	159,430	159,430
Other current liability	350,000	350,000
Obligation to issue common stock	85,000	70,000
Derivative liability resulting from commitments to issue common shares in excess of amount authorized	-	125,377
Derivative instruments	637,506	993,146
Convertible promissory notes, net of discounts, with premiums	2,397,737	1,604,000
Total current liabilities	6,747,153	5,560,842
Contingent note payable from patent purchase, net of discount	857,791	965,543
Convertible promissory notes, with premiums	1,551,285	227,372
Liability for contingent compensation	59,405	43,519
Total liabilities	9,215,634	6,797,276
Commitments and contingencies	-	-
Shareholders' deficit:
Series A preferred stock, $.0001 par value; 500,000 shares authorized at December 31, 2010; 50,000 and 0 shares outstanding at September 30, 2011 and December 31, 2010, respectively	5	-
Series B convertible preferred stock, $.0001 par value; 500,000 shares authorized at September 30, 2011 and December 31, 2010; none outstanding	-	-
Common stock, $.0001 par value; 500,000,000 and 2,500,000,000 shares authorized; 20,770,452 and 10,726,440 shares issued and outstanding at September 30, 2011 and December 31, 2010, respectively (2011 share issuances adjusted for the March 21, 2011, 200-to-1 reverse common stock split)	2,077	1,072
Additional paid-in capital	26,043,491	21,342,155
Accumulated deficit	(34,000,043)	(27,072,391)
Total shareholders' deficit	(7,954,470)	(5,729,164)
Total liabilities and shareholders' deficit	$1,261,164	$1,068,112

See accompanying Notes to Interim Condensed Consolidated Financial Statements.

F-3

AMERICAN SCIENTIFIC RESOURCES, INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Three and Nine Months Ended September 30, 2011 and 2010
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010

Product sales, net	$439,644	$265,810	$763,020	$578,961
Cost of goods sold	(333,559)	(139,536)	(568,756)	(316,348)
Inventory adjustment	-	(122,744)	-	(185,938)
Gross profit	106,085	3,530	194,264	76,675

Operating, sales and administrative expenses	(669,241)	(1,158,440)	(3,838,818)	(2,478,115)

Net loss from operations	(563,156)	(1,154,910)	(3,644,554)	(2,401,440)

Other income (expense):
Interest expense	(479,708)	(393,325)	(1,715,050)	(1,797,305)
Change in fair value of derivative instruments	2,257,627	69,666	1,439,082	932,624
Loss on settlement of debt	-	-	-	(478,262)
Loss on extinguishment of debt	(2,227,437)	-	(2,227,437)	-
Beneficial conversion features	-	(580,000)	-	(580,000)
Amortization of debt premium	284,061	-	284,061	-
Charge resulting from triggered anti-dilution provisions within financial instruments	-	(416,794)	(854,560)	(416,794)
Other expenses	(56,295)	(18,500)	(209,194)	(46,460)
Total other income (expense)	(221,752)	(1,338,953)	(3,283,098)	(2,386,197)

Net loss applicable to common shareholders	$(784,908)	$(2,493,863)	$(6,927,652)	$(4,787,637)

Weighted average number of common shares outstanding, basic and diluted (2010 pro forma adjusted for 200-to-1 reverse common stock split)	16,060,162	9,551,002	13,991,863	9,624,200

Basic and diluted net loss per common share	$(0.05)	$(0.26)	$(0.50)	$(0.50)

See accompanying Notes to Interim Condensed Consolidated Financial Statements.

F-4

AMERICAN SCIENTIFIC RESOURCES, INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT
For the Nine Months Ended September 30, 2011
(Unaudited)

	Series A Preferred Stock		Common Stock		Additional Paid-in	Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit	Total

Balance at December 31, 2010	-	$-	2,145,232,679	$214,524	$21,128,703	$(27,072,391)	$(5,729,164)

Adjustment for 200-to-1 reverse common stock split	-	-	(2,134,506,239)	(213,451)	213,451	-	-

Issuance of preferred stock to directors	50,000	5	-	-	12,795	-	12,800

Conversion of convertible debentures and accrued interest into
common stock	-	-	2,213,077	221	426,147	-	426,368

Common stock and warrants issued for cash	-	-	475,605	48	154,952	-	155,000

Common stock and warrants issued with debt	-	-	1,545,000	154	231,680	-	231,834

Common stock issued for reduction of contingent note	-	-	500,000	50	119,950	-	120,000

Gain on reduction of contingent note to related party	-	-	-	-	80,000	-	80,000

Common stock and warrants issued as deferred financing fees	-	-	20,000	2	117,587	-	117,589

Common stock and warrants issued for extensions of debt	-	-	295,000	30	357,290	-	357,320

Common stock issued for accrued interest	-	-	329,081	33	85,843	-	85,876

Conversion price adjustment granted to induce debt conversion
into common stock	-	-	-	-	258,328	-	258,328

Common stock and warrants issued for services	-	-	3,214,414	321	712,345	-	712,666

Common stock issued for trade payables	-	-	462,727	46	259,754	-	259,800

Common stock issuned to employees	-	-	765,000	77	45,823	-	45,900

Warrants recorded as contingent compensation	-	-	-	-	120,717	-	120,717

Warrants issued for release of loan collateral	-	-	-	-	27,000	-	27,000

Warrants exercised	-	-	224,108	22	-	-	22

Common stock options awarded as compensation for past services	-	-	-	-	1,691,126	-	1,691,126

Net loss	-	-	-	-	-	(6,927,652)	(6,927,652)

Balance at September 30, 2011	50,000	$5	20,770,452	$2,077	$26,043,491	$(34,000,043)	$(7,954,470)

See accompanying Notes to Interim Condensed Consolidated Financial Statements.

F-5

AMERICAN SCIENTIFIC RESOURCES, INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Nine Months September 30, 2011 and 2010
(Unaudited)

	2011	2010
Cash flow from operating activities:
Net loss	$(6,927,652)	$(4,787,637)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of contingent note payable and note discounts	400,498	258,449
Amortization of debt premiums	(284,061)	-
Depreciation and patent amortization	47,035	160,083
Allowance for doubtful accounts	3,724	(26,724)
Reserve for inventory	-	185,938
Loss on extinguishment of debt	2,227,437
Loss on settlement of debt and beneficial conversion granted	-	1,058,262
Adjustment to conversion price to induce conversion to equity	258,328	-
Change in fair value of derivative instruments	(1,439,082)	(932,624)
Derivative liabilities related to convertible notes	-	1,723,269
Incremental derivative liabilities	958,065	-
Warrants issued for release of collateral	27,000	-
Common stock issued for debt payment extensions	357,320	-
Stock based compensation	2,583,209	1,095,814
Contingent compensation payable	15,886	25,000
Changes in operating assets and liabilities:
Accounts receivable	(80,248)	(8,188)
Inventory and inventory deposit	(39,190)	103,287
Prepaid expenses and other assets	12,950	(20,477)
Accounts payable and accrued expenses	383,790	281,054
Accrued interest payable	501,253	230,757
Deferred revenue	(21,550)	-
Net cash used in operating activities	(1,015,288)	(653,737)

(Continued on next page)

F-6

(Continued from previous page)

	2011	2010
Cash flow used in investing activities:
Purchase of fixed assets	(16,040)	(12,132)
Net cash used in investing activities	(16,040)	(12,132)

Cash flow from financing activities:
Proceeds from promissory notes payable	805,000	-
Payments on promissory notes payable	(75,000)	(88,743)
Proceeds from related party advances and notes payable	-	6,000
Payment on related party notes payable	-	(5,000)
Proceeds from convertible promissory notes	135,000	670,000
Obligation to issue common stock	15,000	(5,000)
Proceeds from exercise of warrants	22	-
Proceeds from issuance of common stock and warrants	155,000	78,200
Net cash provided by financing activities	1,035,022	655,457

Net increase (decrease) in cash	3,694	(10,412)
Cash and cash equivalents at beginning of period	15,924	11,357
Cash and cash equivalents at end of period	$19,618	$945

Supplemental disclosures:
Cash paid for interest	$50,156	$3,196
Cash paid for income taxes	$-	$-
Non-cash financing activities:
Common stock issued upon cancellation of warrants	$-	$68,000
Conversion of convertible debentures to common stock	$338,500	$125,000
Captilization of accrued interest into new debt	$114,900	$-
Common stock issued for deferred financing fees	$117,589	$-
Common stock and warrants issued as debt discount	$150,327	$-
Common stock issued for trade payables	$259,800	$-
Common stock issued for interest	$173,721	$8,550
Cancellation of shares upon issuance of convertible notes	$-	$(200,000)

See accompanying Notes to Interim Condensed Consolidated Financial Statements.

F-7

AMERICAN SCIENTIFIC RESOURCES, INCORPORATED
NOTES TO INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2011

1.  ORGANIZATION

American Scientific Resources, Incorporated, a Nevada corporation (“ASRI”, together with its wholly-owned subsidiary, Kidz-Med, Inc., the “Company”), develops, manufactures, assembles, markets and distributes medical products sourced from around the globe.  The Company distributes a leading line of medical and medicine delivery devices for children and sensitive adults, including a clinical non-contact thermometer (the VeraTemp® Non-Contact Thermometer) and a needle and lancet destruction device (the DisintegratorPlus®).  Products are distributed primarily through leading retail drug and grocery chains, worldwide medical suppliers, the Company’s website and other on-line sites.  The Company’s common stock is currently quoted on the OTCBB under the symbol “ASFX”.

On February 11, 2011, the Company increased the number of shares of its authorized common stock from 2.5 billion to 5.0 billion.  On March 21, 2011, the Company effected a 200-to-1 reverse split of its common stock, reducing the total amount of common stock issued and outstanding to 11,729,789 shares on that date.  The Company has retroactively adjusted common share and per common share amounts for the effect of the reverse split.  Unaudited, pro forma weighted average shares outstanding and net loss per share have been included on the face of the Company’s statements of operations reflecting the post-split effect of the reverse stock split.  Common share and per common share information in these financial statements has generally been presented on a split adjusted basis. On July 21, 2011, the Company reduced the amount of common shares authorized from 5.0 billion to 500 million.

2.  GOING CONCERN

These financial statements have been prepared assuming that the Company will continue as a going concern.  As of and for the nine months ended September 30, 2011, the Company had current liabilities that exceeded current assets by $6,111,788, has incurred a net loss of $6,927,652, and used $1,015,288 of cash in operating activities.  As reported in the December 31, 2010 audited financial statements, the Company had current liabilities that exceeded current assets by $5,149,524 as of December 31, 2010, and had reported a net loss of $7,040,767 and used $896,346 of cash in operating activities for the year ended December 31, 2010.  In addition, the Company remains in default with regard to payment of certain of its obligations.  At September 30, 2011, the amount of principal outstanding on notes payable for which the Company was in default amounted to $2,209,377.  Subsequent to September 30, 2011 and as of the date of these financial statements, additional notes payable entered into events of default raising the aggregate indebtedness in default to $2,734,116 as of the date of these financial statements.  These conditions raise operating and liquidity concerns and substantial doubt about the Company's ability to continue as a going concern.  The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.  The Company’s continued existence is dependent upon its ability to successfully execute its business plan, secure additional sources of liquidity and obtain accommodating credit terms from vendors, note holders and other creditors.  Should the Company be unable to renegotiate the terms and conditions on its debt obligations or is otherwise unable to pay its accounts payable when due, the Company may incur materially higher interest and other expenses, and the debt holders could foreclose on their collateral and commence legal action against the Company to recover amounts due which ultimately could require the disposition of some or all of the Company’s assets.  Any such action may require the Company to curtail or cease operations.

F-8

AMERICAN SCIENTIFIC RESOURCES, INCORPORATED
NOTES TO INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2011

Operations have been funded primarily by issuances of debt secured by trade receivables and inventory, convertible debt, issuances of the Company’s securities and revenue generated from sales of the Company’s products.  Current and future operations are expected to be funded from sales of the Company’s products and new investments.  To the extent that any excess cash is generated from operations, it has been, and will continue to be, used for the payment of debt and other trade obligations.  Management believes that, based on the anticipated level of sales, and continued support through reasonable and accommodating credit terms from vendors, debt holders and other creditors, the Company can continue operating in the short-term.  Over the last three years, the Company used proceeds from debt financings and sales of shares of its common stock to develop and distribute the Company’s VeraTemp® Non-Contact Thermometer and the DisintegratorPlus®.  Proceeds from any future sales of the Company’s securities are also expected to be used primarily for product development, distribution and operating expenses.  During the nine months ended September 30, 2011, the Company secured $785,000 of new financings secured by trade receivables and inventory, $155,000 of unsecured financing and $155,000 from sales of its common stock and warrants.  The Company may continue to offer its securities as payment for services and other obligations.

3.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Interim reporting and basis of presentation.  While the information presented in the accompanying interim condensed consolidated financial statements is unaudited, these financial statements include all adjustments, which are, in the opinion of management, necessary to present fairly the financial position, results of operations and cash flows for the interim periods presented in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).  All adjustments in these interim financial statements are of a normal, recurring nature.  Interim financial statements and the notes thereto do not contain all of the disclosures normally found in year-end audited financial statements, and these Notes to Interim Condensed Consolidated Financial Statements are abbreviated and contain only certain disclosures related to the nine month period ended September 30, 2011.  It is suggested that these interim financial statements be read in conjunction with the Company’s year-end audited December 31, 2010, financial statements.  Operating results for the nine months ended September 30, 2011, are not necessarily indicative of the results that can be expected for the year ending December 31, 2011.

Principles of consolidation.  Effective January 1, 2011, the Company closed the accounts of Kidz-Med, Inc. and made the subsidiary inactive.  The parent company, ASRI, will continue to develop products using the Kidz-Med brand name.  The accompanying consolidated financial statements include the accounts of ASRI, and as of and for the nine months ended September 30, 2010, its wholly-owned subsidiary, Kidz-Med, Inc.  All significant inter-company transactions have been eliminated.

Use of estimates. The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue recognition. The Company sells or consigns its products on a wholesale basis to retailers and medical suppliers, and on a retail basis, direct to customers usually via the internet.  The Company recognizes revenues in accordance with the guidance in the U.S. Securities and Exchange Commission (“SEC”) Staff Accounting Bulletin No. 104.  Accordingly, revenue is recognized when persuasive evidence of a sales arrangement exists, when the selling price is fixed or determinable, when shipment or delivery occurs, ownership has transferred, and when collection is probable.  For wholesale sales, the Company generally negotiates an agreement that covers quantities, delivery, title transfer, pricing, warranties, returns and other terms, which dictate revenue recognition.  Revenue from internet sales is recognized upon shipment of the product to the customer.  All sales are made at a quoted, fixed price determined prior to completion of the sale.

The Company provides a one year limited warranty on most of its retail product sales.  Specific warranty and right of return arrangements are negotiated with wholesalers.  Revenues in the consolidated statement of operations are shown net of any discounts and actual returns of product.  In the Company’s experience, returns for malfunctioning product resulting in warranty claims generally have been insignificant, and as such, no provision for warranty claims is provided in these consolidated financial statements.  Returns of merchantable product are reversed from revenue and returned to inventory for re-sale upon the Company’s receipt of the product.  During the nine months ended September 30, 2011, as a result of the court ordered recall for re-packaging (see Note 11 – Commitments and Contingencies – Litigation), the Company reversed $84,208 from revenue.

F-9

AMERICAN SCIENTIFIC RESOURCES, INCORPORATED
NOTES TO INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2011

The Company records shipping and handling charges billed to customers as revenue and the related expense in cost of goods sold, in accordance with its revenue recognition policy.

For the nine months ended September 30, 2011 and 2010, a majority of the Company’s revenues were generated from sales of thermometers.  It is impracticable to provide additional product sales information.

During the first nine months of 2010, $128,921 of revenue from sales of a previous period whose collection was in doubt was recognized upon the collection of cash.

Inventory and Cost of Goods Sold.  The Company’s inventories consist of finished goods, packaged and unpackaged product, packing supplies and spare parts.  Inventories are stated at lower of cost or market using the first-in first-out method.  Freight for components, labor and warehouse overhead expenses related to assembly and packaging are allocated to the cost of products.  Initial packaging costs are added to the cost of the product.   Excess and unused packaging and re-packaging costs are expensed.  The Company has a variety of spare parts, a portion of which are deemed to have no value for accounting purposes as management has determined that it is doubtful that any amounts will be realized from the ultimate disposition of these spare parts.

Patent. On December 31, 2010, the Company recorded an impairment charge to write-down the carrying value of the Disintegrator® patent to $639,138, representing the present value of expected future cash flows over the remaining life of the patent.  The Company continues to estimate that market demand for the patent will exceed the patent life expiring in May 2022, and therefore beginning January 1, 2011, started amortizing the adjusted value of the patent on a straight-line basis over the remaining patent life.  Should the Company’s estimate of market demand change, the Company will adjust its patent amortization schedule accordingly.  The Company records amortization expense as a component of operating, sales and administrative expenses.

Earnings (Loss) per share. Basic net income (loss) per common share is computed using the weighted average number of common shares outstanding during the periods.  Diluted net income (loss) per share is computed using the weighted average number of common and dilutive common equivalent shares outstanding during the period.  After consideration of the 200-to-1 reverse common stock split (see Note 11 – Equity), potentially dilutive common shares at September 30, 2011, aggregated 30,643,274 shares, consisting of: 4,738,840 shares issuable upon the exercise of outstanding warrants; 273,867 shares available upon conversion of the 2007 subscription agreement debentures; 149,368 shares issuable should all of the 2007 convertible debt noteholders elect to convert accrued interest to common shares; 13,380,000 shares available upon conversion of Granite’s first, second and third quarter 2010 convertible debentures and the unconverted balance of Granite’s original $174,900 note; 8,490,000 shares issuable upon conversion of the notes to Lanktree; 16,667 shares issuable to Lender 3 upon conversion; 500,000 shares issuable to Lender 4 upon conversion; 752,500 shares for which the Company is obligated to issue as of September 30, 2011 (see Note 11 – Equity – Obligation to Issue Common Shares); and up to  2,342,033 shares committed as part of obligations to employees and service providers upon reaching certain targets.  The above figures exclude shares issuable under the Company’s stock option and incentive stock plans.

Fair value measurements. The FASB’s Accounting Standards Codification defines fair value as the amount that would be received for selling an asset or paid to transfer a liability in an orderly transaction between market participants and requires that assets and liabilities carried at fair value are classified and disclosed in the following three categories:

Level 1 – Quoted prices for identical instruments in active markets.
Level 2 – Quoted prices for similar instruments in active or inactive markets and valuations derived from models where all significant inputs are observable in active markets.

F-10

AMERICAN SCIENTIFIC RESOURCES, INCORPORATED
NOTES TO INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2011

Level 3 – Valuations derived from valuation techniques in which one or more significant inputs are unobservable in any market.

Given the conditions surrounding the trading of the Company’s equity securities, the Company values its derivative instruments related to embedded conversion features and warrants from the issuance of convertible debentures in accordance with the Level 3 guidelines.  For the nine month period ended September 30, 2011, the following table reconciles the beginning and ending balances for financial instruments that are recognized at fair value in these condensed consolidated financial statements.

	Balance at			Balance at
	December 31,	New	Change in	September 30,
	2010	Issuances	Fair Values	2011
Level 3 -
Derivative liabilities from:
Conversion features	$569,572	$102,255	$(347,314)	$324,513
Warrants	153,750	1,250	(137,743)	17,257
Anti-dilution provisions triggered by issuances of common stock equivalents	269,824	854,560	(828,648)	295,736
Derivative instruments	993,146	958,065	(1,211,450)	637,506
Contracts to be settled with common shares in excess of share capital authorized	125,377	-	(125,377)	-
	$1,118,523	$958,065	$(1,439,082)	$637,506

Recent accounting pronouncements.  In May 2011, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2011-04, which updated the guidance in ASC Topic 820, Fair Value Measurement. The amendments in this ASU generally represent clarifications of Topic 820, but also include some instances where a particular principle or requirement for measuring fair value or disclosing information about fair value measurements has changed. This update results in common principles and requirements for measuring fair value and for disclosing information about fair value measurements in accordance with U.S. GAAP and International Financial Reporting Standards. The amendments in this ASU are to be applied prospectively. For public entities, the amendments are effective for interim and annual periods beginning after December 15, 2011, and early application is not permitted. ASU 2011-04 is not expected to have a material impact on the Company’s financial position or results of operations.

Management does not believe that there would have been a material effect on the accompanying financial statements had any other recently issued, but not yet effective, accounting standards been adopted in the current period.

4.  ACCOUNTS RECEIVABLE

In July 2010, the Company entered into a $1.0 million accounts receivable factoring facility with a purchaser to sell its qualified accounts receivable in exchange for advance of funds equivalent to 80% of the value of receivables.  The facility may be terminated by either party at any time and there are no obligations to sell or purchase any quantities of the Company’s accounts receivable by any party.  While the facility calls for the sale, assignment, transfer and conveyance of all rights, title and interests in the selected accounts receivable, the purchaser may put and charge-back any receivable not paid to the purchaser within 60 days of purchase or for which there is a dispute.  As collateral for the repayment of advances for receivables sold, the purchaser has a priority security interest in substantially all present and future assets and rights of the Company including accounts receivable, inventory, property, equipment and intangible assets.  The purchaser has required that the Company notify all customers that all payments must be made to a lock-box controlled by the purchaser.  The purchaser provides a rebate ranging from 14.60% to 19.10% of the value of the gross receivables sold based upon the timing of collection of the receivable.  The purchaser is also entitled to charge various fees, expenses and interest.

F-11

AMERICAN SCIENTIFIC RESOURCES, INCORPORATED
NOTES TO INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2011

For the nine months ended September 30, 2011, the Company had sold $50,492 of its accounts receivable and received advances of $40,393.  For the nine months ended September 30, 2011, the Company had received rebates of $22,451 for prompt payment of receivables sold and had been charged fees, expenses and interest aggregating $2,998 by the purchaser.  As of September 30, 2011 and December 31, 2010, $0 and $45,939, respectively, of accounts receivable had not been paid and were subject to charge-back by the purchaser.

A summary of accounts receivable as of September 30, 2011 and December 31, 2010, is as follows:

	September 30,	December 31,
	2011	2010

Accounts receivable, gross	$163,024	$128,715
Accounts sold with recourse	-	(45,939)
Accounts not sold	163,024	82,776
Allowance for doubtful accounts	(5,000)	(1,276)
	$158,024	$81,500

The provision for bad debts was $3,724 for the nine months ended September 30, 2011.  During the nine months ended September 30, 2010, the Company adjusted its allowance for doubtful accounts by $26,724 as such reserves were no longer deemed necessary.

5.  INVENTORY

As of September 30, 2011 and December 31, 2010, the Company’s inventory consisted of VeraTemp® thermometers, DisintegratorPlus® and other finished products including components, assemblies and packaging materials related thereto as follows:

	September 30,	December 31,
	2011	2010

Finished goods	$118,748	$105,091
Work in progress	171,252	95,919
	$290,000	$201,010

6.  FIXED ASSETS, NET

Fixed assets, net of accumulated depreciation, consisted of the following at September 30, 2011 and December 31, 2010:

F-12

  AMERICAN SCIENTIFIC RESOURCES, INCORPORATED
NOTES TO INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2011

	September 30,	December 31,
	2011	2010

Equipment and computers	$36,971	$20,931
Less accumulated depreciation	(8,322)	(3,275)
	$28,648	$17,656

Depreciation expense was $5,048 and $2,001 during the nine months ended September 30, 2011 and 2010, respectively.

7.  PATENT, CONTINGENT NOTE PAYABLE AND CONTINGENT COMPENSATION

On September 10, 2009, ASRI purchased a patent for a needle destruction device known as the Disintegrator® (including trademarks for the Disintegrator®, Disintegrator Plus® and Disintegrator Pro®) and other assets from Safeguard Medical Technologies, LLC (“Safeguard” or the “Seller”), in exchange for 250,000,000 shares of the Company’s common stock (1,250,000 shares after consideration of the 200-to-1 reverse stock split) and assumption of a contingent note payable up to $1,200,000.  Accordingly, the Company recorded the patent at $2,652,272 equivalent to the trading value of common stock at the closing bid price on September 10, 2009, in the amount of $1,875,000 and the discounted amount of a $1,200,000 assumed contingent note payable in the amount of $777,272.  On December 31, 2010, the Company recorded a patent impairment charge of $1,749,664 to write-down the carrying value of the patent to $639,138, representing the present value of expected future cash flows over the remaining life of the patent.  For the nine months ended September 30, 2011 and 2010, amortization expense amounted to $41,987 and $158,082, respectively.  As of September 30, 2011, the carrying value of the patent was $597,151.

The assumed $1.2 million, non-interest bearing, contingent note is payable to a party related to the Seller in two installments upon reaching certain targets.  The first installment of $600,000 is payable upon the Company reaching $6,000,000 in combined new capital and revenue from sales of the Disintegrator Plus® and certain other products introduced by the Seller within two (now three) years of September 10, 2009.  The second installment of $600,000 is payable upon the Company reaching an additional $4,000,000 of combined new capital and revenue within two years of the due date of the first installment.  At the Company’s option, the first and second installments may each be paid over 12 months after achievement of the respective combined capital and revenue targets.  As it is probable that the Company will reach the combined capital and revenue targets within four (now five) years, the $1.2 million note obligation has been recognized at a discount.  Subsequent changes to the Company’s estimate of the amount due on this contingent note payable will be recorded in the Company’s financial statements when known.  During the nine months ended September 30, 2011 and 2010, the Company recognized $61,091 and $108,156 of interest expense related to amortization of this contingent note payable, respectively.

On July 26, 2011, the Company issued 500,000 common shares to a party related to the Seller in exchange for a $200,000 reduction of principal on the first $600,000 installment of the contingent note.  The value of the common stock on the effective date of the principal reduction was $120,000.  Therefore the Company recognized a gain in the amount of $80,000.   As the party related to the Seller is now deemed a related party to the Company, the gain was accounted for as an adjustment to additional paid in capital.  The total amount due on the contingent note assuming all targets are met is now $1,000,000 and the carrying value of the contingent note payable is $857,791 as of September 30, 2011.

F-13

AMERICAN SCIENTIFIC RESOURCES, INCORPORATED
NOTES TO INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2011

Simultaneous with the patent acquisition, the Company agreed to hire an executive and majority owner of the Seller to assist with operations, sales and marketing, and entered into a ten year employment agreement with the executive (See Note 10 – Commitments and Contingencies), and retain the Seller for production, engineering and quality control services.  In consideration for entering into the employment agreement and other agreements with the Seller, the Company agreed to issue up to 250,000,000 warrants (1,250,000 warrants after consideration of the 200-to-1 reverse stock split) and pay up to $200,000 as a cash bonus, both contingent upon future sales of the Disintegrator® and certain other products, to the executive and majority owner of the Seller.  Management determined that the contingent warrants and contingent bonus payable qualified for treatment as contingent compensation for accounting purposes.  Subsequent changes to the Company’s estimate of the total amount of compensation due will be recorded in the Company’s financial statements when known.

As it is probable that the Company will reach $7.0 million in sales over the next three (now four) years, the Company currently anticipates the issuance of 100,000,000 warrants (500,000 warrants after consideration of the 200-to-1 reverse stock split), which were determined to have a fair value of $759,925 as of September 10, 2009.  In accordance with ASC No. 718-10, Compensation – Stock Compensation, the Company is recording monthly compensation expense for the fair value of the warrants payable.   For the nine months ended September 30, 2011 and 2010, the Company recorded $120,717 and $189,981, respectively, as compensation expense with an offset to additional paid in capital.  Since inception, total charges to compensation expense for this contingent compensation have amounted to $451,426.  The Company will adjust the total amount of recorded compensation expense as recorded in the consolidated financial statements upon the occurrence of an event which would indicate a change to the level of the achievable sales.

As it is probable that the Company will reach $7.0 million in sales over three (now four) years, the Seller is entitled to a $100,000 cash bonus, which was deemed to have a present value of $64,066 on September 10, 2009.  The Company is accruing monthly compensation expense for the anticipated full amount of the bonus payable on a straight-line basis over the three (now four) year period that the services are to be performed.  During the nine months ended September 30, 2011 and 2010, the Company recognized $15,885 and $25,000, respectively, as compensation expense related to this liability for contingent compensation, raising the balance to $59,405 as of September 30, 2011.

On March 9, 2011, the Company’s Board of Directors agreed to extend the deadlines for meeting the measurement dates for determining the triggers for the $1.2 million contingent note to Safeguard and the warrants and cash bonus payable to the executive, for one year.  The first installment on the $1.2 million contingent note of $600,000 (adjusted to $400,000 after issuance of 500,000 common shares in July 2011) is now payable upon the Company reaching $6,000,000 in combined new capital and revenue from sales of the Disintegrator Plus® and certain other products introduced by the Seller on or before September 10, 2012.  The measurement date for issuance of up to 250,000,000 warrants (1,250,000 warrants after consideration of the 200-to-1 reverse stock split) and payment of up to $200,000 as a cash bonus to the executive and majority owner of Safeguard, both contingent upon future sales of the Disintegrator® and certain other products, has now been extended to four years, or September 10, 2013.  These extensions are currently not expected to affect the total amount of the Company’s accrual for such note and compensation obligations.  Effective January 1, 2011, the Company extended the period over which the contingent note and compensation obligations are being amortized.

8.  NOTES PAYABLE

Convertible promissory notes

A summary of principal due, unamortized discount and carrying values of convertible promissory notes as of September 30, 2011 and December 31, 2010, is as follows:

F-14

  AMERICAN SCIENTIFIC RESOURCES, INCORPORATED
NOTES TO INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2011

	September 30, 2011			December 31, 2010
		Unamortized
	Principal Due	Premium	Carrying	Principal Due	Unamortized	Carrying
	at Maturity	(Discount)	Value	at Maturity	Discount	Value

Current:
2007 subscription debentures	$797,500	$-	$797,500	$880,000	$-	$880,000
First quarter 2010 debentures	194,000	(69,320)	124,680	-	-	-
Second quarter 2010 debentures	150,000	(46,301)	103,699	-	-	-
Third quarter 2010 debentures	100,000	(42,466)	57,534	-	-	-
Lanktree - Note 1	330,000	243,200	573,200	380,000	-	380,000
Lanktree - Installment notes	300,000	221,091	521,091	300,000	-	300,000
Lanktree - Short-term notes	219,000	(58,967)	160,033	44,000	-	44,000
Lender 3 - Short-term note	10,000	-	10,000	-	-	-
Lender 4 - Short-term note	50,000	-	50,000	-	-	-
Current convertible notes	2,150,500	247,237	2,397,737	1,604,000	-	1,604,000
Granite Financial - notes	159,900	1,391,385	1,551,285	-	-	-
First quarter 2010 debentures	-	-	-	400,000	240,625	159,375
Second quarter 2010 debentures	-	-	-	150,000	102,551	47,449
Third quarter 2010 debentures	-	-	-	100,000	79,452	20,548
Long-term convertible notes	159,900	1,391,385	1,551,285	650,000	422,628	227,372
	$2,310,400	$1,638,622	$3,949,022	$2,254,000	$422,628	$1,831,372

2007 subscription agreement debentures. During 2007, the Company entered into subscription agreements with various investors for the sale of 18.1 units issuing $905,000 convertible promissory notes, 4,525 common shares and 9,050 warrants (adjusted for the 200-to-one reverse stock split) to purchase an equivalent number of common shares in exchange for proceeds of $905,000.  The warrants are exercisable at $200 per share (adjusted for the 200-to-1 reverse stock split) over a five year period from issuance.  These convertible promissory notes matured one year from the date of issuance.  The Company is in default with regard to this obligation.

Each convertible promissory note issued in the subscription agreements had a term of one year and was not repaid.  Due to the default and reset of the conversion price to 80% of the fair value of the Company’s common stock five days prior to the default, the Company tested each convertible promissory note for an incremental beneficial conversion feature.  The Company’s Board of Directors has determined that the default date for each convertible promissory note was April 30, 2008.  The calculation of the conversion rate to common shares on such date was $0.0146 of principal outstanding to one share of common stock (now $2.912 per share after the 200-to-1 reverse stock split).  Based on the default provisions, as of September 30, 2011, noteholders may convert their principal balance into 273,867 common shares (shares after consideration of the 200-to-1 reverse stock split).  Further, as of September 30, 2011, noteholders may convert accrued interest into 149,368 common shares (shares after consideration of the 200-to-1 reverse stock split).  Unless the Company declares a stock dividend, or there is some other re-capitalization of the Company, such as a stock split or reverse stock split, the conversion price established at the default date will not change.

During the quarter ended March 31, 2011, holders of 1.65 units with principal of $82,500 and accrued interest of $30,618 converted into 400,445 common shares (shares after the 200-to-1 reverse stock split) at a weighted average conversion rate of $0.2825.  Due to differences between the default date conversion rate of $0.0146 of principal outstanding to one share of common stock (now $2.912 per share after the 200-to-1 reverse stock split) and the actual conversion rated granted to these noteholders of $0.2825, the Company incurred a charge for the conversion price adjustment to induce the conversion to equity in the amount of $183,952.  As of September 30, 2011 and December 31, 2010, the Company had $797,500 and $880,000 of principal outstanding on these convertible promissory notes, respectively.

F-15

  AMERICAN SCIENTIFIC RESOURCES, INCORPORATED
NOTES TO INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2011

The convertible promissory notes accrue interest at 10% per annum, and all principal and interest was due on the first anniversary of their issuance date.  These notes were convertible into shares of our common stock at the option of each holder at (1) $0.25 per share, or (2) a 20% discount to the price per share issued in a financing transaction of at least $2,000,000, or (3) in the event of default, the conversion price would be adjusted to equal 80% of the Company’s average closing stock price during the five trading days prior to default.  Due to default, interest began to accrue at 15% per annum beginning one year from the date of issuance. During the nine months ended September 30, 2011, interest expense accrued related to these convertible promissory notes was $91,888.  At September 30, 2011, total accrued interest expense amounted to $434,959.

The subscription agreements for these debentures contain a registration rights penalty whereby, commencing upon six months from an initial unit sale and, for each monthly period thereafter that the common stock and the common stock underlying the warrants are not registered, the Company will issue 4,167 warrants per unit as a penalty to the subscription holder.  The Company failed to file a registration statement and consequently, beginning August 2007, the Company began valuing 4,167 warrants per outstanding unit as a penalty.  The penalty warrants have been determined to be a derivative instrument.  For the period ended September 30, 2011, the fair value of the penalty warrants and the fair value of the previously issuable warrants have been determined by using the Black-Scholes pricing model.  See Note 9 – Derivative Instruments for changes in the fair value of these derivatives. The aggregate value of the new penalty warrants issued for the nine months ended September 30, 2011 amounted to $1,250.  Changes in fair value for the previously issued warrant derivative liabilities amounted to an adjustment of $9,782 for the nine months ended September 30, 2011, resulting in these warrant derivative liabilities to be carried at their fair values of $1,028 at September 30, 2011.

A current member of the Company’s Board of Directors directly owns convertible promissory notes which provide for conversion into 250 common shares and 500 warrants to purchase common shares.  Parties directly and indirectly related to this director own convertible promissory notes convertible into 1,500 common shares and 3,000 warrants to purchase common shares (share and warrant amounts after the 200-to-1 reverse stock split).

First quarter 2010 convertible debentures. On February 16, 2010 and March 23, 2010, the Company entered into agreements with Granite Financial Group (“Granite”) to issue convertible debentures in the aggregate amount of $400,000 and warrants to purchase 20,000,000 shares of common stock (100,000 shares after the 200-to-1 reverse stock split) in exchange for the return of 33,333,333 common shares (166,667 shares after to the reverse split) and cash proceeds of $200,000, less a selling commission of $16,000.  The debentures mature two years from the date of issuance and were initially convertible at any time within that period at a conversion price equal to the lesser of $0.0066 per share ($1.32 per share after the 200-to-1 reverse stock split) or 90% of the volume weighted average price of the Company’s common stock for the ten days immediately prior to conversion, but such conversion price would not be below $0.003 per share ($0.60 per share after the 200-to-1 reverse stock split).  The warrants were initially exercisable over three years from the date of issuance at $0.01 per share ($2.00 per share after the 200-to-1 reverse stock split).  On May 13, 2010, in conjunction with the issuance of the second quarter 2010 convertible debentures, the Company exchanged the first quarter 2010 convertible debentures and warrants, effectively amending the floor price to $0.0015 per share ($0.30 per share after the 200-to-1 reverse stock split) and extending the exercise period of the warrants to seven years from May 13, 2010.

Due to the triggering of anti-dilution provisions in the agreements, the conversion price of the debt and the exercise price of the warrants has adjusted to $0.80 per share , $0.67 per share, $0.60 per share, $0.15  per share and $0.10 per share on September 16, 2010, November 16, 2010, March 4, 2011, March 31, 2011 and May 4, 2011, respectively.  (The adjusted per share prices described above reflect the 200-to-1 reverse stock split.)

During the first quarter ended March 31, 2011, Granite converted $87,500 of principal into 132,576 shares of our common stock (shares after the 200-to-1 reverse stock split) at an exchange price of $0.66 per share (per share amount after the 200-to-1 reverse stock split).  During the second quarter ended June 30, 2011, Granite converted $21,000 and $3,000 of principal into 140,000 and 30,000 common shares at conversion prices per share of $0.15 and $0.10, respectively.  During the third quarter ended September 30, 2011, Granite converted $30,000, $59,500 and $5,000 of principal into 300,000, 595,000 and 50,000 common shares at $0.10 per share.  As of September 30, 2011, the principal outstanding on the first quarter 2010 convertible debentures was $194,000.

F-16

AMERICAN SCIENTIFIC RESOURCES, INCORPORATED
NOTES TO INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2011

On October 5, 2011, Granite provided a notice of conversion to convert $10,000 of principal in to 100,000 common shares.  These shares were issued on November 4, 2011.  On November 18, 2011, after Granite provided notice of conversion to convert $16,800 of principal, the Company issued 1,000,000 common shares.  As of the date of these financial statements, the principal outstanding on the first quarter 2010 convertible debentures was $167,200.

These convertible debentures initially accrued interest at 8% per annum, payable annually on or before December 31, beginning on the first such date after the issue date.  On May 13, 2010, in conjunction with the issuance of the second quarter 2010 convertible debentures, the Company exchanged the first quarter 2010 convertible debentures amending the interest rate to 10% if paid in cash, or 12% if paid in equivalent shares of common stock, at the Company’s option, and extended the maturity date to May 13, 2012.  For the three quarterly periods ended September 30, 2011 and 2010, the Company accrued interest expense at 12% and 10% in the amounts of $26,319 and $23,667, respectively, related to these convertible debentures.  For 2011, the Company has assumed interest will be paid with new issuances of common stock.

In March 2011, the Company issued 65,057 shares of common stock (share amount after the 200-to-1 reverse stock split) valued at $57,250 as payment for interest accrued on the first, second and third quarter 2010 convertible debentures through December 31, 2010 at 12% per annum.

At each 2010 commitment date, due to anti-dilution provisions in the convertible debentures, the Company determined that the conversion feature contained an embedded derivative.  The Company recognized an aggregate conversion feature of $940,593, which was recorded as a derivative liability with an offset to discount on convertible notes and interest expense.  After consideration of the relative fair value of the warrants, a discount related to the conversion features was recorded as an offset to the carrying amount of the convertible debentures and was limited to $228,392.  The remainder of $712,201 was charged to interest expense upon issuance during the first quarter of 2010.  The discount is being amortized over the two year term of the debenture.  As of September 30, 2011, the unamortized discount was $69,320.

At each issuance in 2010, the Company determined the relative fair value of the warrants to be $171,608 and recorded this amount as a discount to the carrying amount of the convertible debentures with an offset to derivative liability.  The Company began amortizing the debt discount over the two year term of the debentures.  Additionally, due to anti-dilution provisions in the warrants, the Company determined that the warrants contained an embedded derivative due to the possibility of issuance of additional warrants.  The Company determined the aggregate fair value of the warrant derivative liability to be $311,488 and recorded $139,880 as additional interest expense on the issuance dates.

For the nine months ended September 30, 2011 and 2010, amortization of the conversion feature and warrant discounts related to the first quarter 2010 convertible debentures, including adjustments for the conversion of note principal to common stock, amounted to $171,305 and $63,137, respectively.  See Note 9 – Derivative Instruments, for the 2011 changes to the fair values of the derivative liabilities related to the conversion features and the warrants.

Second quarter 2010 convertible debentures. On May 13, 2010, the Company entered into agreements with Granite and an investor to issue convertible debentures in the aggregate amount of $150,000 and warrants to purchase 7,500,000 shares of common stock (37,500 shares after the 200-to-1 reverse stock split) for cash proceeds of $150,000 less a selling commission of $12,000.  The debentures mature two years from the date of issuance and are convertible at any time within that period at a conversion price equal to the lesser of $0.0066 per share ($1.32 per share after the 200-to-1 reverse stock split) or 90% of the volume weighted average price of the Company’s common stock for ten days immediately prior to conversion.  The conversion price was adjusted to $0.66 per common share (after the 200-to-1 reverse stock split), but such conversion price shall not be below $0.30 ( after the 200-to-1 reverse stock split).  The warrants are exercisable over seven years.

F-17

AMERICAN SCIENTIFIC RESOURCES, INCORPORATED
NOTES TO INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2011

These convertible debentures accrue interest at 10% per annum if paid in cash or 12% per annum if paid in equivalent shares of common stock.  For the nine months ended September 30, 2011, the Company accrued interest expense at 12% in the amount of $13,500 related to these convertible debentures.  As described above, the Company issued shares in March 2011 as payment for interest accrued on the first, second and third quarter 2010 convertible debentures through December 31, 2010.

At the commitment date, due to anti-dilution provisions in the convertible debentures, the Company determined that the conversion feature contained an embedded derivative.  The Company recognized an aggregate conversion feature of $281,251 which was recorded as a derivative liability with an offset to discount on convertible notes and interest expense in the second quarter of 2010.  After consideration of the relative fair value of the warrants of $57,691, a discount related to the conversion features was recorded as an offset to the carrying amount of the convertible debentures and was limited to $92,309.  The remainder of $138,462 was charged to interest expense during 2010.  The discount is being amortized over the two year term of the debenture.  As of September 30, 2011, the unamortized discount was $46,301.

As of May 13, 2010, the Company determined the relative fair value of the warrants to be $57,691 and recorded this amount as a discount to the carrying amount of the convertible debentures with an offset to derivative liability. The Company began amortizing the debt discount over the two year term of the debentures.  Additionally, due to anti-dilution provisions in the warrants, the Company determined that the warrants contained an embedded derivative due to the possibility of issuance of additional warrants.  The Company determined the aggregate fair value of the warrant derivative liability to be $93,746 and recorded $86,535 as additional interest expense on the issuance date.

For the nine months ended September 30, 2011 and 2010, amortization of the conversion feature and warrant discounts related to the second quarter 2010 convertible debentures amounted to $56,250 and $17,661, respectively. See Note 9– Derivative Instruments for the 2011 changes to the fair values of the derivative liabilities related to the conversion features and the warrants.

Third quarter 2010 convertible debentures. On July 22, 2010, the Company entered an agreement with Granite to issue convertible debentures in the amount of $100,000 and warrants to purchase 5,000,000 shares of common stock (25,000 shares after the 200-to-1 reverse stock split) for cash proceeds of $100,000 less a selling commission of $8,000.  The debentures mature two years from the date of issuance and are convertible at any time within that period.  The conversion price is currently $0.66 per common share (per share amount after the 200-to-1 reverse stock split).  The warrants are exercisable over seven years at $0.66 per share (per share amount after the 200-to-1 reverse stock split).

These convertible debentures accrue interest at 10% per annum if paid in cash or 12% per annum if paid in equivalent shares of common stock.  For the nine month ended September 30, 2011, the Company accrued interest expense at 12% in the amount of $9,000 related to these convertible debentures.  As described above, the Company issued shares in March 2011 as payment for interest accrued on the first, second and third quarter 2010 convertible debentures through December 31, 2010.

At the commitment date, due to anti-dilution provisions in the convertible debentures, the Company determined that the conversion feature contained an embedded derivative.  The Company recognized an aggregate conversion feature of $271,894 which was recorded as a derivative liability with an offset to discount on convertible notes and interest expense during the third quarter of 2010.  After consideration of the relative fair value of the warrants of $35,482, a discount related to the conversion features was recorded as an offset to the carrying amount of the convertible debentures and was limited to $64,518.  The remainder of $146,385 was charged to interest expense during 2010.  The discount is being amortized over the two year term of the debenture.  As of September 30, 2011, the unamortized discount was $42,466.

F-18

  AMERICAN SCIENTIFIC RESOURCES, INCORPORATED
NOTES TO INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2011

As of July 22, 2010, the Company determined the relative fair value of the warrants to be $35,482 and recorded this amount as a discount to the carrying amount of the convertible debentures with an offset to derivative liability. The Company began amortizing the debt discount over the two year term of the debentures.  Additionally, due to anti-dilution provisions in the warrants, the Company determined that the warrants contained an embedded derivative due to the possibility of issuance of additional warrants.  The Company determined the aggregate fair value of the warrant derivative liability to be $54,996 and recorded $80,506 as additional interest expense on the issuance date.

For the nine months ended September 30, 2011 and 2010, amortization of the conversion feature and warrant discounts related to the third quarter 2010 convertible debentures amounted to $36,986 and $5,303, respectively.  See Note 9 – Derivative Instruments for the 2011 changes to the fair values of the derivative liabilities related to the conversion features and the warrants.

Granite Financial – notes.  In October and November 2010, the Company entered into two short-term, promissory notes in the aggregate amount of $160,000 and received proceeds of $152,000. The promissory notes bear interest at 12% per annum, and at 16% per annum in the event of default.  The full amount of principal and interest on the promissory notes was initially due on January 12, 2011.  As additional consideration for entering into the note agreements, the Company issued 32,000,000 shares of its common stock (160,000 shares after consideration of the 200-to-1 reverse stock split) valued at $260,000, based on the closing price for the Company’s common stock on the date of the agreement.  Based on the relative fair values of the notes and common shares, the Company recorded debt discounts aggregating $98,963 on the dates of issuance.  For the period ended December 31, 2010, the Company amortized $84,578 of the debt discounts to interest expense leaving unamortized debt discounts of $14,385 at December 31, 2010.  During January 2011, the Company amortized the remaining $14,385 to interest expense.  On February 1, 2011, the maturity date of the notes was extended to April 12, 2011.  In connection with the extension of maturity date of the notes, the Company issued to Granite Financial Group (“Granite”) another 32,000,000 shares of common stock (160,000 shares after consideration of the 200-to-1 reverse stock split) on February 2, 2011.  These shares were valued at $147,200 on the date of issuance.

In May 2011, the Company agreed to extend the due date on these loans from April to June 17, 2011, in exchange for the issuance of 92,857 warrants to purchase common stock at an exercise price of $0.0001 per share over a seven year exercise period.  These warrants were valued at $37,143 on the date of issuance and were charged to interest expense with an offset to additional paid in capital.  In June 2011, the due date on these two notes was extended to July 17, 2011, in consideration for the issuance of 232,143 warrants to purchase common stock at an exercise price of $0.0001 per share over a seven year exercise period.  These warrants were valued at $64,977 on the date of issuance and were charged to interest expense with an offset to additional paid in capital.

On August 23, 2011, the Company entered into an agreement to exchange the $60,000 and $100,000 short-term notes plus accrued interest of $14,900 for a new $174,900 convertible note.  This convertible note bears interest at 12% per annum and matures on December 26, 2012.  The principal may be converted at any time the principal remains outstanding at the option of the noteholder at a conversion price of $0.02 per share.  The Company determined that this exchange constituted a significant modification in terms (in excess of 10% when comparing the fair value of the old notes with the fair value of the new note), and therefore an extinguishment of debt.  Accordingly, the Company accounted for this exchange at the fair value of the new debt.  The Company determined the fair value of the new debt on the date of the agreement to be $1,837,872 (determined by adding the present value of the principal, interest and an estimate of the fair value of the conversion feature using the Black Scholes option pricing model, and using the closing trading price on August 23, 2011 of $0.21 per share, the conversion price of $0.02, and assuming maturity of December 26, 2012, a stock price volatility of 144.17%, and a risk free rate of $0.10), and recorded a loss on extinguishment of debt in the amount of $1,662,972 with an offset to debt premium.  The debt premium will be amortized over the 16 month term of the loan.  For the period ended September 30, 2011, after accounting for the conversions of principal (see below), the Company amortized $271,587 of the debt premium, leaving the balance outstanding of the note and the unamortized premium at $1,391,385 at September 30, 2011.

F-19

  AMERICAN SCIENTIFIC RESOURCES, INCORPORATED
NOTES TO INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2011

On September 14, 20 and 30, 2011, Granite provided the Company with notices of conversion to convert $9,000, $4,000 and $2,000 of principal into 450,000, 200,000 and 100,000 shares of common stock, respectively, at the conversion price of $0.02 per share.  These shares were issued in October and November 2011.  As of September 30, 2011, the balance on the note outstanding was $159,900, and the Company carried an obligation to issue common shares in the amount of $15,000. On October 28, 2011, in exchange for the issuance of 10,000 shares of common stock, Granite agreed to limit its sales of the Company’s common stock to the greater of 20% of the total trading volume on a given day or 20% of the average trading volume over the five previous trading days until the Company’s common stock trades above $0.20 per share.  In addition, Granite agreed to waive any defaults with regard to the Granite securities.

On November 3 and 11, 2011, Granite provided additional notices of conversion to convert $12,000 and $16,000 of principal into 600,000 and 800,000 shares of common stock, respectively, at the conversion price of $0.02 per share.  As of the date of these financial statements, the balance outstanding on the note was $131,900.

Lanktree – Note 1. On September 28, 2007, the Company issued a promissory note to Lanktree Consulting Corporation (“Lanktree” or “Lender 1”) in the aggregate principal amount of $267,500 (“Note 1”) and received cash proceeds in the sum of $250,000.  All principal and interest accruing under Note 1 was due March 28, 2008.  The Company did not meet its obligations under this note and as a result entered into an event of default.  For failure to pay principal or interest on the due date or to perform on the conditions contained in Note 1, Lanktree, at its option, had the option to declare the entire unpaid balance of principal and interest immediately due and payable.  As a result of the event of default, interest was accruing at the rate of 6.0% per month on the unpaid obligation and was payable in cash and shares of our common stock.  The Company disputed Lanktree’s calculation of principal and interest, primarily with regard to the compounding of interest and the monthly addition to principal for unpaid interest.

In July 2010, the Company and Lanktree settled on the principal and amount of cash interest due on Note 1 at $580,000 and a commitment for the issuance of common shares.  Further, the settlement specifies that interest on the new principal amount shall cease to accrue for a period of 180 days from July 13, 2010.  As part of the settlement, the parties agreed that at any time after 180 days, the holder of the note now had the right, but not the obligation, to convert any portion of the $580,000 principal, and accrued interest if any, and any fees which may become the responsibility of the Company, into common stock at a fixed conversion price of $0.004 per share ($0.80 per common share after consideration of the 200-to-1 reverse stock split).  On September 22, 2010, the parties amended the agreement to allow for conversion of the $580,000 of principal and any accrued interest at any time.  In September 2010, Lanktree converted $100,000 of the $580,000 obligation into 25,000,000 shares of common stock (125,000 shares after consideration of the 200-to-1 reverse split).  In October 2010, Lanktree converted another $100,000 of principal related to the original $580,000 obligation into 25,000,000 shares of common stock (125,000 shares after consideration of the 200-to-1 reverse split) leaving a balance due of $380,000 as of December 31, 2010.

Effective January 1, 2011, the Company entered into an agreement to extend the due date on the $380,000 balance outstanding on Note 1 to June 30, 2011, and pay interest monthly at 12% per annum.   On March 2, 2011, in consideration for the extension, the Company issued 22,000,000 shares of its common stock (110,000 shares after consideration of the 200-to-1 reverse stock split) valued at $88,000 on the date of issuance.  The value of these shares was charged to interest expense.

In May 2011, Lanktree transferred $50,000 of principal but none of the accrued interest on this obligation to a third party who converted the principal into 500,000 shares of common stock at an exchange rate of $0.10 per share.  Prior to the transfer and conversion, Lanktree had the right to convert at $0.80 per share.  Therefore, on the conversion date, the Company recognized a charge to interest expense in the amount of $74,375. As of September 30, 2011, the principal outstanding on Note 1 is $330,000.  The Company has not met its amended due dates for the payment of principal and interest, and therefore Note 1 remains in default.

F-20

  AMERICAN SCIENTIFIC RESOURCES, INCORPORATED
NOTES TO INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2011

In October 2011, Lanktree transferred $125,000 of principal on this obligation to a third party.  On October 7, 2011, and November 11 and 15, 2011, $25,000, $15,000 and $5,400 of this principal was converted into 477,783 shares, 870,827 shares and 380,825 shares of common stock at conversion rates of $0.05233, $0.01723 and $0.00945, respectively.  As of the date of these financial statements, the principal outstanding on Note 1 is $205,000, and the principal due to the third party is $79,600.

Lanktree - Installment notes.  On July 13, 2010, the Company entered an agreement with Lanktree whereby the Lanktree agreed to advance $300,000 to the Company in five consecutive monthly installment of $60,000 each in exchange for convertible notes with one year maturities bearing interest at 8% per annum, payable monthly.  During the third and fourth quarters of 2010, the Company entered into five convertible note agreements and received aggregate proceeds of $300,000.  Each note was convertible at any time after six months from the date of issuance until maturity of the installment note at the option of the holder at a fixed conversion price of $0.80 per share (now adjusted to $0.10 per share).  In July, August and September 2010, the Company received three installments of $60,000 for an aggregate of $180,000.  In October 2010, the Company received $90,000 of cash proceeds on the fourth installment note and on October 14, 2010 issued 5,000,000 shares valued at $45,000, in consideration for advance payment of $30,000 on the fifth installment note.  The value of the shares was charged to interest expense.  In November 2010, the Company received cash proceeds of $30,000 completing the fifth installment note agreement.  Principal and interest on certain of these notes was not paid timely and therefore these notes are in default.

Lanktree – Short-term notes.  On June 24, 2010, the Company issued a convertible promissory note in the amount of $44,000 and received cash proceeds of $40,000.  This note matured on December 24, 2010, and on February 23, 2011, the due date on this loan was extended to December 24, 2011.  This note initially bore interest at 12% per annum payable monthly.  In conjunction with the extension, the interest rate on the note was reduced to 9% per annum beginning December 24, 2010.  In exchange for the due date extension and reduction of the interest rate, on March 2, 2011, the Company issued 5,000,000 shares of its common stock (25,000 shares after consideration of the 200-to-1 reverse stock split) valued at $20,000 on the issuance date.

On February 25, 2011, the Company issued a $25,000 convertible note to Lanktree bearing interest at 12% per annum payable monthly.  The note matured on May 25, 2011, and is convertible into shares of the Company’s common stock at a fixed conversion price of $0.0033 per share ($0.66 per share after the 200-to-1 reverse stock split).  As additional consideration for entering into this note, the Company issued 5,000,000 shares of its common stock (25,000 shares after consideration of the 200-to-1 reverse stock split) valued at $20,000 on the date of issuance.  Based on the relative fair values of the note and common shares, the Company recorded a debt discount of $11,111 on the date of issuance, which was subsequently amortized to interest expense.  As principal was not paid at maturity and no repayments arrangements have been made with the lender, this loan is currently in default.

On September 26, 2011, the Company entered into a $150,000 note agreement with Lanktree in exchange for $50,000 in cash and capitalization of $100,000 of accrued interest on various Lanktree notes (including Note 1, the Lanktree Installment notes, the Lanktree short-term notes and the Lender 4 note).  This $150,000 note bears interest at 12% per annum and matures on March 26, 2012.  As additional consideration for entering into the note agreement, the Company agreed to issue 1,500,000 shares of common stock and reduce the conversion prices on all Lanktree convertible notes to $0.10 per share.  These shares were valued at $81,507 based on the closing price of the Company’s common stock.  This note also contains a provision whereby should any other common stock be issued for less than $0.10 per share, the conversion price would convert to the lower price.  As result of this provision, the Company determined that the conversion feature was a derivative.  After applying the Black Scholes option pricing model, the Company determined that the fair value of the conversion feature was $102,255 on the date of issuance of the note and accordingly recorded a derivative liability of this amount.  The Company recorded at debt discount related to the relative fair value of the shares and the conversion feature in the amount of $150,000, the face value of the note, with the excess of $33,762 to interest expense.  The discount will be amortized over the life of the loan.  For the period ended September 30, 2011, the Company amortized $3,333 of this discount.  See Note 9– Derivative Instruments for the 2011 changes to the fair values of the derivative liability related to the conversion feature.

The reduction of the conversion prices on the various Lanktree loans (including Note 1, the Lanktree Installment notes, the Lanktree short-term notes and the Lender 4 note) to $0.10 per share was deemed to constitute a significant modification in terms (in excess of 10% when comparing the fair value of the old notes with the fair value of the new notes), and therefore an extinguishment of debt.  Accordingly, the Company accounted for the reduction of the conversion prices at the fair value of the new debt.  The Company determined the fair value of the new debt on September 26, 2011 to be $1,313,465 (determined by adding the present value of the principal, interest and an estimate of the fair value of the incremental conversion features for each loan using the Black Scholes option pricing model, and using the closing trading price on September 26, 2011 of $0.119 per share, the conversion price of $0.10, and assuming maturity of one year, a stock price volatility of 167.88%, and a risk free rate of $0.10), and recorded a loss on extinguishment of debt in the amount of $564,465 with an offset to debt premium.  The debt premium will be amortized over the 6 month term of the $150,000 loan.  For the period ended September 30, 2011, the Company amortized $12,474 of the debt premium, leaving the balance outstanding of the note and the unamortized premium at $551,990 at September 30, 2011.

Lender 3. On March 22, 2011, the Company entered into a security purchase agreement with a lender and issued a $10,000 convertible debenture bearing interest at 8% per annum payable annually.  This debenture matures on March 22, 2012.  The debenture is convertible into shares of our common stock at the option of the holder at a conversion rate of $0.003 per common share (subsequently adjusted to $0.60 per common share as a result of the 200-to-1 reverse stock split).

F-21

AMERICAN SCIENTIFIC RESOURCES, INCORPORATED
NOTES TO INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2011

Lender 4.    In May 2011, the Company entered into a $50,000 convertible note with a partnership affiliated with Lanktree.  This note matured on August 4, 2011.  The note bears interest at 12% per annum payable monthly.  In the event of default, the note bears interest at 3% per month in cash and 3% per month in the equivalent of common shares.  The note is convertible at the option of the holder at a conversion price of $0.30 per share.  In conjunction with the issuance of the note, the Company issued 20,000 common shares to the lender.  Based on the relative fair value of the note principal and common shares, the Company recognized a debt discount in the amount of $3,358, which has now been amortized in full to interest expense.  In addition, the Company issued an additional 20,000 common shares to Lanktree for facilitating the loan.  These shares were valued at $5,000 on the date of issuance and were charged to other expense.  As principal was not paid at maturity and no repayments arrangements have been made with the lender, this loan is currently in default.

Dilution adjustments.  On September 16, 2010, the Company granted Lanktree the right to convert the principal balance outstanding on Note 1 in the amount of $580,000 into shares of common stock at a conversion price of $0.80 per share (after the 200-to-1 reverse stock split).  As a result of anti-dilution provisions in various other debentures and warrant agreements, conversion prices related to the first and second quarter 2010 convertible debentures adjusted to $0.080 per share, and exercise prices related to warrants issued with the first, second and third quarter debentures adjusted to $0.080 per share.  The anti-dilution provisions also triggered the issuance of 228,125 warrants ( after the 200-to-1 reverse stock split) with an exercise price of $0.080 (after the 200-to-1 reverse stock split).  At issuance, these additional warrants had approximately a six and two-thirds year term to match the remaining term of the originally issued warrants.  On September 16, 2010, the Company determined the aggregate fair values of the additional warrants to be $410,592.

On November 16, 2010, the Company granted an investor the right to purchase 75,000 shares of common stock (after the 200-to-1 reverse stock split) in exchange for cash proceeds of $50,000 at $0.66 per share (after the 200-to-1 reverse stock split).  As a result of anti-dilution provisions in various debentures and warrant agreements, conversion prices related to the first and second quarter 2010 convertible debentures adjusted to $0.66 per share, and exercise prices related to warrants issued with the first, second and third quarter debentures adjusted to $0.66 per share.  The anti-dilution provisions also triggered the issuance of an additional 78,594 warrants (after the 200-to-1 reverse stock split) with an exercise price of $0.66 (after the 200-to-1 reverse stock split).  At issuance, these additional warrants had approximately a six and one-half year term to match the remaining term of the originally issued warrants.  On November 16, 2010, the Company determined the aggregate fair values of the warrants to be $72,274.

On March 4 and March 31, 2011, the Company granted investors the right to exchange $82,500 of principal and $30,618 of accrued interest related to the 2007 subscription agreement debentures for 400,445 shares of common stock at a weighted average exchange rate of $0.282481 per share.  As a result of anti-dilution provisions in various debentures and warrant agreements, conversion prices related to the first and second quarter 2010 convertible debentures adjusted from $0.66 per share to $0.60 per share and then to $0.15 per share, and exercise prices related to warrants issued with the first, second and third quarter debentures adjusted from $0.66 per share to $0.60 per share then to $0.15 per share.  The anti-dilution provisions also triggered the issuance of an additional 1,614,114 warrants.  At issuance, these additional warrants had approximately a six year term to maturity to match the remaining term of the originally issued warrants.  On March 4 and March 31, 2011, the Company determined the aggregate fair values of the warrants to be $667,144.

On May 4, 2011, the Company granted another investor the right to exchange $50,000 of principal on Note 1 acquired from Lanktree for 500,000 common shares at an exchange rate of $0.10 per share.  As a result of anti-dilution provisions in various debentures and warrant agreements, conversion prices related to the first and second quarter 2010 convertible debentures adjusted from $0.15 to $0.10 per share, and exercise prices related to warrants issued with the first, second and third quarter debentures adjusted from $0.15 to $0.10 per share.  The anti-dilution provisions also triggered the issuance of an additional 1,041,667 warrants with an exercise price of $0.10.  At issuance, these additional warrants had approximately a six year term to maturity to match the remaining term of the originally issued warrants.  On May 4, 2011, the Company determined the aggregate fair values of the warrants to be $187,416.

F-22

  AMERICAN SCIENTIFIC RESOURCES, INCORPORATED
NOTES TO INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2011

See Note 10 – Derivative Instruments for the 2011 changes to the fair values of the derivative liabilities related to the conversion features and the warrants.

Promissory notes payable

Lender 2. On October 22, 2007, the Company issued a promissory note to a lender (“Lender 2”) in the aggregate principal amount of $262,500 (“Note 2”) and received cash proceeds from Lender 2 in the sum of $250,000.  A current member of our Board of Directors is indirectly related to Lender 2.  Effective December 31, 2009, the Company entered into a release agreement whereby Lender 2 released the Company from all principal and interest obligations under Note 2 in exchange for the Company’s commitment to file a registration statement with the SEC and to compensate Lender 2 should Lender 2 be unable to sell up to 88,000,000 million of its shares (440,000 shares after consideration of the 200-to-1 reverse stock split)  above an average price of $0.01 per share ($2.00 per share after consideration of the 200-to-1 reverse stock split) over an eleven week period after the registration statement becomes effective.  The maximum amount due by the Company under the release agreement is $350,000.  On January 14, 2011, the Company’s registration statement with the SEC became effective.  As of the date of these financial statements, none of the shares subject to the release agreement had been sold, and as of September 30, 2011, the $350,000 carried as an other current liability remains outstanding.  In accordance with the release agreement, the Company began accruing interest on the $350,000 balance due at 10% per annum beginning April 1, 2011.

Second Quarter 2011 Inventory loans. During May and June 2011, the Company entered into ten note agreements with various lenders in the aggregate principal amount of $785,000.  These notes were secured by 70,000 units of the Company’s Vera Temp thermometers and accounts receivable related to these units.  These notes mature six months from the date of issuance, collection of the accounts receivable or upon a new financing event in excess of $200,000, whichever occurs first.  The notes bear interest at 8% per annum payable at maturity.  In conjunction with the issuance of these notes, the Company issued an aggregate of 494,643 warrants to lenders and 301,786 warrants as commissions to others for arranging these financings.  The value of these warrants was determined using the Black-Scholes pricing model on their respective dates of issuance as $169,784 to the lenders and as $112,589 as commissions.  The aggregate value of the commissions was capitalized as a prepaid expense at the time of issuance to be amortized over the lives of the loans.  For the period ended September 30, 2011, the Company amortized $ of commissions and such amount is included in other expenses in the accompanying Statement of Operations.  Based on the relative fair value of the notes’ principal and warrants issued to the lenders, the Company recorded aggregate discounts on these notes in the amount of $135,857 with offsets to additional paid in capital.  During the periods from issuance to September 30, 2011, the Company amortized an aggregate of $95,014 of the discounts to interest expense leaving $40,843 as the aggregate value of the unamortized discounts at September 30, 2011.  As of September 30, 2011, $75,000 of principal had been paid on theses leaving principal outstanding of $710,000.  The carrying value of these notes amounted to $669,157 as of September 30, 2011.

On August 3, 2011, one note holder relinquished their security interest and waived rights to a cash payment made by a European distributor in the amount of $46,685.  In exchange, this noteholder and a placement agent each received 50,000 seven year stock warrants exercisable at $0.0001 per share as consideration for the release valued at $27,000.  The Company used this cash for operations and remains liable for the $46,685 plus accrued interest (amount included in the $710,000 of principal outstanding).  At September 30, 2011, the Company is in default on $50,000 of principal due on these loans.  As of the date of these financial statements, the Company entered into default on an additional $420,000 of these notes.

F-23

AMERICAN SCIENTIFIC RESOURCES, INCORPORATED
NOTES TO INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2011

Tecnimed. In October 2007 and April 2008, the Company issued two promissory notes to Tecnimed, Srl (“Tecnimed” or the “Vendor”) in the aggregate principal amount of $608,800.  These notes accrued interest at 10% per annum and are secured by the remaining portion of the Company’s inventory received from the Vendor.  During 2010, the Company wrote-off the remaining value of this inventory.  In conjunction with the issuance of the first of these notes, effective October 30, 2007, we issued 375,000 of our common stock valued at $0.26 per share, the trading price at the end of that day.  All principal and interest was due during 2008.

On March 6, 2009, the Company entered into a Settlement Agreement with the Vendor (the “Settlement Agreement”), whereby the parties agreed to termination of the existing distribution agreement as amended, payment terms with regard to sold and unsold product, new terms with regard to sales and distribution of existing product, mutual releases of claims against one another, and modification to certain indemnity provisions (see Note 10 – Commitment and Contingencies regarding litigation between a competitor, Tecnimed and the Company), among other provisions.  As part of the Settlement Agreement, the Company agreed not to make any cash distributions to shareholders, officers, directors and employees (apart from ordinary salary), and pay the Vendor 30% of any capital raised (excluding any financing for working capital), until the obligation to the Vendor has been fully satisfied.  Further, the Company agreed to an even split of cash received from customers until the debt is paid in full.  In addition, the Vendor agreed to waive all penalties, fees and interest above 6% compounded annually, with respect to the notes, and forbear collection proceedings for 18 months from the date of the Settlement Agreement provided the Company remained in compliance with the obligations within the Settlement Agreement.  The Vendor also has a lien on product titled to the Company at an independent warehouse location and requires specific authorization prior to release of such product to the Company.  As of September 30, 2011 and December 31, 2010, the Company deemed principal in the amount of $163,947 plus accrued interest to be in default.  As of September 30, 2011, accrued interest amounted to $86,929.

As discussed in Note 10 – Commitment and Contingencies, on September 21, 2010, the Vendor filed a complaint against the Company and its Kids-Med subsidiary, alleging breach of non-compete agreement and that the Company infringed on the Thermofocus trademark and trade dress.  In addition, the complaint alleges that the Company sold Thermofocus units in an unauthorized manner resulting in a breach of contract.  Further, the complaint alleges that the Company is in default on the payment of $209,802 of principal and $88,867 of interest then outstanding under the notes due Tecnimed.

Short-term advance.  On November 5, 2005, the Company received $300,000 from a shareholder and former service provider (“Service Provider 1”) as a short term cash advance.  No agreement was entered into regarding the payment of principal and interest.  As of September 30, 2011, the principal due on this loan amounted to $289,500, and is deemed by the Company to be in default.

Service Provider 2 loan.  On July 19, 2011, the Company entered into a settlement and release agreement with a consultant whereby the Company agreed to issue a $70,000 note maturing two years from the date of issuance and bearing interest at 4% per annum payable at maturity.  The Company had previously accrued approximately $28,000 of the note amount and the expensed the remaining $42,000 on the settlement date.

Purchase order financing facility. In July 2010, the Company entered into a revolving facility for borrowing up to $3.0 million to fund the purchase of inventory products upon receipt of confirmed purchase orders from customers.  As of September 30, 2011, no amounts had been advanced under this facility.

F-24

  AMERICAN SCIENTIFIC RESOURCES, INCORPORATED
NOTES TO INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2011

A summary of principal due on promissory notes payable as of September 30, 2011 and December 31, 2010 is as follows:

	September 30,	December 31,
	2011	2010

Granite Financial, in default	$20,000	$160,000
Less unamortized discounts	-	(14,385)
2Q 2011 Inventory loans	710,000	-
Less unamortized discounts	(40,843)	-
Tecnimed, in default	163,947	163,947
Service Provider 2	70,000	-
Service Provider 1, in default	289,500	289,500
	$1,212,604	$599,062

Related party advances and notes

On July 30, 2007, the Company received cash and issued a promissory note to a relative of our chief executive officer in the principal amount of $125,000.  Interest accrued on this note at a rate of 24% per annum and was to be paid monthly.  All principal and accrued interest was due on or before October 30, 2007.  The Company has not made the required principal and interest payments and has been negotiating with the holder to amend the payment terms of the note, which would include a waiver of default for the required payments that have not been made.  In the event of default, the note calls for interest at 36% per annum.  The loan was collateralized by 5,300 units of the Company’s thermometer product held for resale.  As of September 30, 2011 and December 31, 2010, the outstanding balance was 99,250.  The Company has recorded accrued interest payable amounting to $110,870 at September 30, 2011, at the rate of 24% per annum as the Company believes it will not be obligated to pay the default rate of interest.  Had the Company accrued interest at the default rate, accrued interest payable at September 30, 2011, would have been $154,670 and additional interest expense in the amount of $8,908 would have been recognized for the nine months ended September 30, 2011 and 2010.

During the years ended December 31, 2008 and 2007, two of the Company’s board members, and ASR Realty Group, LLC (“ASR”), an entity affiliated with a former board member, advanced funds to the Company for working capital on a non-interest bearing basis.  The principal balance due to the board members was $60,180 at September 30, 2011 and December 31, 2010.  One of these advances in the amount of $27,000 due to ASR is documented by a note and secured by accounts receivable, inventory and other assets of the Company, and should the balance not be paid on demand, interest shall accrue at 15% per annum.  As of September 30, 2011, the Company had accrued interest in the amount of $11,817 with regard to this note.

As of September 30, 2011, the Company deems principal due to related parties in the amount of $159,430 to be in default.  See Note 12 – Related Party Transactions for additional information on related party advances.

9.  DERIVATIVE INSTRUMENTS:

The Company generally uses the Black-Scholes pricing model to estimate the fair values of its derivative instruments.  Derivative instruments consist of variable conversion features from debt to common equity and variable exercise prices for warrants.  As of September 30, 2011, the Company used the following inputs in this model as appropriate for each derivative instrument:  no dividend yield, an expected volatility ranging from 130% to 279%, a risk-free interest rate ranging from 0.03% to 1.43%, and an expected life ranging from 0.38 to 5.80 years, the closing price of the Company’s common stock of $0.10 per share, and a conversion price or an exercise price ranging from $0.10 to $200.  At dates of issuance, the Company used input values as of such date.  A summary of the fair values of the Company’s derivative instruments based on this model as of September 30, 2011, respective issuance dates and as of December 31, 2010 is as follows:

F-25

  AMERICAN SCIENTIFIC RESOURCES, INCORPORATED
NOTES TO INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2011

	September 30,	At 2011	December 31,	At 2010
	2011	Grant Date	2010	Grant Date
Conversion features:
Lender 1 - $150,000 note	$78,542	$102,255	$-	$-
First quarter 2010 issuance	101,343	-	301,955	940,593
Second quarter 2010 issuance	85,241	-	141,522	281,251
Third quarter 2010 issuance	59,387	-	126,095	271,894
Total conversion features	324,513	102,255	569,572	1,493,738
Warrants:
First quarter 2010 issuance	9,991	-	87,958	311,488
Second quarter 2010 issuance	3,743	-	32,988	93,746
Third quarter 2010 issuance	2,495	-	21,994	54,997
2007 debentures - penalty warrants	1,028	1,250	10,810	9,787
Total warrants	17,257	1,250	153,750	470,018
Dilution warrants:
May 4, 2011 issuance	103,980	187,416	-	-
March 31, 2011 issuance	155,970	624,835	-	-
March 4, 2011 issuance	5,152	42,309	-	-
September 16, 2010 issuance	22,784	-	200,702	410,592
November 16, 2010 issuance	7,850	-	69,122	72,274
Total anti-dilution warrants	295,736	854,560	269,824	482,866
Commitments to issue common shares in excess of amount authorized	-	-	125,377	various
	$637,506	$958,065	$1,118,523	$2,446,622

Effective May 13, 2010, the Company committed to issue more common shares than authorized by its Articles of Incorporation.  Pursuant to ASC 815-40, Derivatives and Hedging – Contracts in Entity’s Own Equity, the Company’s policy with regard to settling outstanding financial instruments is to settle those with the latest maturity date first, which essentially sets the order of preference for settling the financial instruments.  Therefore, on May 13, 2010, the Company reclassified warrants to purchase common shares and recognized contracts to be settled with common stock from additional paid in capital to derivative liabilities.  Subsequent to May 13, 2010 through February 11, 2011, the Company committed to issue additional shares and warrants above the amount authorized. On December 31, 2010, the fair value of derivative liabilities for contracts to be settled with the Company’s common shares in excess of common share capital authorized aggregated $125,377.  On February 11, 2011, the Company increased the number of authorized shares of its common stock from 2,500,000,000 to 5,000,000,000, and accordingly wrote-off the remaining value of the derivative liability to its consolidated statement of operations.

10.  COMMITMENTS AND CONTINGENCIES

Litigation. On August 15, 2008, a competitor, Exergen Corp., filed suit in the United States District Court for the District of Massachusetts against Kidz-Med, Inc., ASRI and Tecnimed, Srl for patent infringement with regard to the Thermofocus thermometer.  Under the Company’s distribution agreement with Tecnimed, Tecnimed is obligated to indemnify the Company against certain actions including this patent infringement action.  However, as part of the Settlement Agreement discussed in Note 8 – Notes Payable, the Company agreed to cover its own fees and expenses in connection with this litigation and agreed to waive any claim for lost profits that may arise within the indemnification provision.  The case is currently at the Markman Hearing stage.  Tecnimed has provided the Company with a legal opinion that the thermometer does not violate the competitor’s patents.  The Company is unable to make an independent assessment of this patent infringement action and is relying on Tecnimed’s defense of this case.  As the Company believes that Tecnimed is capable and willing to defend the Company, and that the Company’s defense costs if any will not be significant, no provision for possible loss related to this litigation has been included in these consolidated financial statements.  In March 2010, the competitor filed an additional complaint against ASRI and Kidz-Med, Inc. in the United States District Court for the District of Massachusetts, alleging that false advertising damaged the competitor.  The competitor is seeking to enjoin the Company from future false advertising and to recover unspecified monetary damages.  Based on the advice of counsel, the Company believes this case is without merit.  The District Court has granted the Company’s motion to dismiss the complaint, however, Exergen has made a motion to reconsider that order and the motion is pending.

F-26

AMERICAN SCIENTIFIC RESOURCES, INCORPORATED
NOTES TO INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2011

On September 21, 2010, Tecnimed filed a complaint against the Company and its Kids-Med subsidiary in U.S. District Court for the Southern District of New York, alleging breach of a non-compete agreement and infringement on the Thermofocus trademark and trade dress.  Further, the complaint alleges that the Company is in default on the payment of $209,802 of principal and $88,867 of interest under the notes due Tecnimed.  (Since the initial filing of the complaint, a customer of the Company has paid Tecnimed approximately $46,000, which the Company applied as a reduction of principal.  As of September 30, 2011, the Company is carrying a principal balance due Tecnimed of $163,947 and accrued interest of $86,929.)  The Company has countersued Tecnimed for breach of the Settlement Agreement that the parties had entered into in 2009.  On January 18, 2011, the U.S. District Court for Southern New York granted Tecnimed’s request for a preliminary injunction and ordered the Company to stop selling the Vera Temp in the allegedly infringing package and to recall the product in the contested packaging from customers.  On February 11, 2011, after Tecnimed posted a $130,000 preliminary injunction bond with the Court to compensate the Company in the event Tecnimed does not prevail in this action, the Company sent recall notices out to its customers.  The Company also complied with this injunction by changing its retail package to reflect the order of the Court.  For the nine months ended September 30, 2011, the Company reversed previously recognized revenues from sales in the allegedly infringing package in the amount of $84,208.  The Company now ships the thermometer to customers in its new, Court-approved package.  The Company has incurred approximately $30,500 of direct costs specifically related to the recall, including shipping and repackaging costs.  Of this amount, $5,500 was expensed during the second quarter of 2011 and the remainder was expensed as of December 31, 2010.  In addition, the recall caused lost sales which the Company would seek to recover from the preliminary injunction bond should it prevail in the case.  The Company has appealed the District Court’s preliminary injunction order to the United States Court of Appeals for the Second Circuit.  That appeal has been fully briefed and a decision is expected in the first quarter of 2012.  The Company has acknowledged the outstanding note and interest owed to Tecnimed, yet seeks to offset those amounts by the damages caused by Tecnimed’s breach of the Settlement Agreement.  Tecnimed is seeking additional damages caused by the Company’s use of the allegedly infringing packaging.  Based on advice of counsel, the Company does not believe it has significant exposure because Tecnimed had no material amount of sales in the United States at the time.  Finally, Tecnimed is alleging it is entitled to recover its attorneys’ fees under the “exceptional case” provisions of the Lanham Act.  Based on the advice of counsel, the Company believes that it is unlikely that this case would be deemed an exceptional case.

The Company has, and may in the future, become a party to various claims, complaints and legal actions arising in the ordinary course of business.  In the opinion of management, after consulting with counsel, there are currently no additional legal matters that would have a further material adverse effect on the financial statements of the Company taken as whole as of September 30, 2011.

Employment agreements. In conjunction with the Disintegrator acquisition (See Note 7 –  Patent, Contingent Note Payable and Contingent Compensation), the Company entered into a ten year employment agreement with a former executive and majority owner of Safeguard in addition to contingent compensation per the asset purchase agreement.  The employment agreement calls for a base salary of $10,000 per month beginning upon the receipt of $500,000 of combined new capital and revenue, and $20,000 per month beginning upon the receipt of $2,500,000 of combined new capital and revenue.  The $20,000 per month base salary began accruing January 1, 2011.  The employment agreement may be terminated by the executive in the event of default with prior notice, and by the Company for cause, or death or permanent disability of the executive.  During the nine months ended September 30, 2011, the Company expensed $180,000 of base salary related to this agreement.  At September 30, 2011, approximately $50,000 of base salary was unpaid.

F-27

AMERICAN SCIENTIFIC RESOURCES, INCORPORATED
NOTES TO INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2011

Effective April 5, 2007, the Company entered into an employment agreement with our chief executive officer.  This agreement continues until (i) another chief executive officer is appointed by a majority of our Board of Directors, (ii) either party terminates in accordance with the provisions of the agreement, or (iii) his death or permanent disability.  The agreement calls for a minimum salary of $10,000 per month plus additional cash and stock compensation upon the achievement of various milestones.  The Company has not made certain cash payments due under the agreement.  During the nine months ended September 30, 2011, the Company expensed $90,000 related to this agreement.  As of September 30, 2011, $380,000 has been accrued as compensation payable.  This employment agreement also called for the issuance of 2,500 fully-vested, restricted shares of the Company’s common stock upon execution.  As of September 30, 2011, the shares had not been issued, however the Company has accrued $70,000 as an obligation to issue shares based on the closing price on the date of grant.

On March 1, 2010, the Company entered into a five year employment agreement with an executive. The employment agreement calls for the monthly award of restricted shares of our common stock equivalent to $15,000 per month based on the average closing price for the month plus a 2% cash bonus for sales collected through June 30, 2010.  Beginning on the later of July 1, 2010, or date the Company’s registration statement with the SEC becomes effective, the executive shall be entitled to a base salary of $12,000 per month, plus a 2% cash bonus for sales collected and a 2% common stock bonus for sales collected.  The Company’s registration statement with the SEC became effective on January 14, 2011.  The shares issuable for the stock bonus shall be determined based on the five day average closing price prior to the collection of the sale.  The agreement also calls for the reimbursement of expenses including payment to the executive of up to $650 per month for office space.  During the nine months ended September 30, 2011, the Company has paid $108,000 in accordance with this agreement.

Service agreements.  Beginning January 1, 2010, the Company and a marketing consultant entered into an amended agreement, whereby the consultant is entitled to receive warrants valued up to $1,987,500 based upon the execution of certain licensing agreements and upon the achievement of certain collected revenue targets.  Upon achievement of the targets, warrants equivalent to the first $200,000 shall be issued based on the 30 day trailing weighted average price of the Company’s common stock.  The exercise price is to be determined as 50% of the 30 day trailing weighted average price.  All warrants are exercisable over 5 years from the date of issuance.  Upon achievement of subsequent targets, beginning at $2,000,000 of revenues collected, warrants equivalent of up to $1,787,500 shall be issued based on the 30 day trailing weighted average price and an exercise price equal to the 30 day trailing weighted average price.  The Company will account for warrants issuable when the targets are met.  In addition, the consultant is entitled to a cash fee of $5,000 per month, plus reimbursement of out-of-pocket expenses, for services rendered through the conclusion of the agreement in August 2019.  The fee is subject to escalation upon the achievement of certain collected revenue targets as a result of the consultant’s efforts.  For the year ended December 31, 2010, the Company had incurred $131,903 for fees and expenses related to this amended agreement and paid $72,424.  In January 2011, the Company and the consultant settled all amounts due through December 31, 2010, for the issuance of 12,000,000 shares of our common stock, $15,000 in cash and $2,480 of expenses.  The shares were valued at $35,000 based on the value of unpaid services in accordance with the agreement between the parties.  The 12,000,000 common shares (equivalent to 60,000 shares after the 200-to-1 reverse stock split) were issued on January 21, 2011. During the nine months ended September 30, 2011, the Company accrued cash fees of $45,000 related to this agreement.  On July 27, 2011, the Company issued 72,727 common shares as payment for the $15,000 cash piece within the 2010 year end settlement.

On September 3, 2011, the Company agreed to pay up to 7% of sales and 10% of investment funds received from direct introduction by a consultant.  In addition, the Company agreed to issue 150,000 cashless warrants that may be converted into an equivalent amount of common shares.  These warrants are issuable to 4 individuals associated with the consultant and are contingent upon the sale or investment of $50,000 resulting from the work of the consultant.

F-28

AMERICAN SCIENTIFIC RESOURCES, INCORPORATED
NOTES TO INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2011

Purchase and sale agreements.  From time to time, the Company enters into agreements to purchase components and finished products for resale.  The purchase agreements have various durations and require the Company to purchase certain minimum quantities.  As of September 30, 2011, the Company had advanced $36,900 to a vendor is committed to pay an additional $86,100 prior to shipment of the product.

11.  EQUITY

Reverse common stock split. On March 21, 2011, the Company effected a 200-to-1 reverse split of its shares of common stock.  Immediately prior to the reverse split, the Company had 2,345,905,633 of its common shares issued and outstanding which adjusted to 11,729,789 common shares as a result of the reverse split.  The Company retroactively adjusted the reverse split for all shares issued and outstanding.  As of January 1, 2011, 10,726,440 common shares were deemed issued and outstanding on a split adjusted basis.

Increase/Decrease in common shares authorized. On February 11, 2011, the Company increased the amount of its common shares authorized for issuance from 2.5 billion to 5.0 billion.  The amount of common shares authorized was not adjusted by the March 21, 2011, 200-to-1 reverse stock split.  On July 21, 2011, the Company reduced the amount of common shares authorized from 5.0 billion to 500 million.

Sales of common shares and warrants. In March 2011, the Company sold 15,000 shares of common stock and issued warrants to purchase 400,000 shares of common stock (shares and warrants after consideration of the 200-to-1 reverse stock split) for cash proceeds of $60,000 and paid professional fees of $3,000 related to this transaction.  The shares were valued at $4,500, or $0.30 per share.  The warrants have an exercise price of $0.0001 and expire seven years from the date of issuance.  The Company valued the warrants on the date of sale using the Black- Scholes pricing model at $153,000, but did not record this value.

In June 2011, the Company sold an aggregate of 242,424 shares of common stock for cash proceeds of $50,000.  In July 2011, the Company sold an aggregate of 218,181 shares of common stock to three investors for cash proceeds of $45,000.

Warrants for common shares. During the nine months ended September 30, 2011, the Company granted or sold an aggregate of warrants to purchase an equivalent number of shares of common stock.  These warrants are exercisable over five to seven years and have exercise prices that vary from $0.0001 to $200 per share.   In June 2011, a warrant holder exercised warrants to purchase 224,108 common shares for $22 at $0.0001 per share.  The Company issued these shares on July 19, 2011.  A summary of the status of the Company’s outstanding common stock warrants as of and for the nine months ended September 30, 2011, excluding warrants issuable as contingent compensation, is as follows:

		Weighted	Proceeds	Weighted
	Warrants	Avg. Exercise	Upon	Avg. Remaining
	Exercisable	Price	Exercise	Life in Years

Balance December 31, 2010, adjusted for 200-to-1 reverse stock split	561,115	$8.72	$4,892,989	5.67
Granted/Sold	4,405,333	0.18	778,875	5.60
Exercised	(224,108)	0.00	(22)	-
Cancelled/Expired	(3,500)	160.00	(560,000)	-
Balance September 30, 2011	4,738,840	1.08	$5,111,842	5.79

As of September 30, 2011, warrants to purchase shares of the Company’s common stock contain a cashless exercise option based on the fair market value of the Company’s stock on the date of exercise.  Warrants to purchase shares of the Company’s common stock contain provisions, whereby the exercise price for the warrants adjusts proportionally with additional sales of equity below certain prices.  All warrants outstanding at September 30, 2011, contain other anti-dilution provisions should the Company become re-capitalized, incur adjustments for any reorganization, consolidation or merger, and other rights offering participation.

F-29

AMERICAN SCIENTIFIC RESOURCES, INCORPORATED
NOTES TO INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2011

Equity purchase agreement and issuance of Series A preferred stock. On February 3, 2011, the Company entered into an equity purchase agreement (the “Purchase Agreement”) with Southridge Partners II, LP (“Southridge”).  Pursuant to the Purchase Agreement, Southridge agreed to purchase from the Company, for a period of up to 24 months commencing on the effective date of a registration statement filed by the Company for resale of the shares, up to $10,000,000 worth of shares of the Company’s common stock.  The purchase price for the shares of common stock sold will be equal to 92% of the average of the lowest 2 daily closing prices for the 5 trading days immediately following the date on which the Company is deemed to provide a put notice under the Purchase Agreement.  The maximum amount of common stock that Southridge shall be obligated to purchase with respect to any single closing under the Purchase Agreement will be the lesser of $500,000 or 250% of the average dollar trading volume of the Company’s common stock for the 20 trading days immediately preceding the date on which the Company provides a put notice under the Purchase Agreement.  To date, the Company has not completed the registration process and therefore is unable to put shares under the Purchase Agreement.

Upon execution of the Purchase Agreement in February 2011, the Company issued Southridge a five-year warrant to purchase 25,000,000 shares of common stock (125,000 shares after consideration of the 200-to-1 reverse stock split) at an exercise price of $0.00615 ($1.23 per share after consideration of the 200-to-1 reverse stock split), which may be exercised on a cashless basis if there is no effective registration statement for the resale of shares of common stock underlying the warrant six month following the issuance.  These warrants were valued using the Black-Scholes pricing model at $112,303 and were expensed as other expense in consolidated statement of operations

The Company agreed to issue to its management and directors a series of preferred stock with voting rights sufficient to grant such holders the ability to vote in favor of an increase in the Company’s authorized common stock and/or a reverse split of the outstanding shares of common stock.  Accordingly, on February 4, 2011, the Company issued to each of its four directors 12,500 shares each of its Series A Preferred Stock.  On February 11, 2011, the Company increased the number of authorized shares of its common stock from 2.5 billion to 5.0 billion.  In the aggregate, the Company issued 50,000 of its Series A Preferred Stock, which gave each of the holders 100,000 votes for each share of preferred stock owned.  The Series A Preferred Stock is non-participating in any dividends, is not convertible and has a liquidation provision on a pari passu basis with the common shares.  The four members of the Company’s Board of Directors jointly held 5.0 billion votes immediately before and after the 200-to-1 reverse common stock split.  As of the date of issuance, an independent valuation specialist determined the 50,000 shares of Series A Preferred Stock to be $12,800, and the Company recognized compensation expense to the directors accordingly.

Share Based Compensation

Common stock issued for services to non-employees.  During the nine months ended September 30, 2011, the Company issued 3,677,141 shares of its common stock to various service providers for legal, public relations and accounting services.  These shares were valued in the aggregate at $972,466 based on the closing price of the Company’s common stock on their respective dates of issuance.  Included in these share issuances were 390,000 common shares valued at $244,800 which were issued in satisfaction of trade payables as the expense for services was recognized last year.

Incentive Stock Plan. In January 2011, the Company’s Board of Directors approved the American Scientific Resources 2011 Incentive Stock Plan which allocates up to 100,000,000 shares (now 500,000 shares after the March 21, 2011, 200-to-1 reverse common stock split) of common stock for awards to directors, officers, selected employees and consultants as qualified and non-qualified stock options, and as restricted and non-restricted stock awards.  To date, the Company has awarded 481,766 shares (shares after 200-to-1 reserve stock split) under this plan to date.

F-30

AMERICAN SCIENTIFIC RESOURCES, INCORPORATED
NOTES TO INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2011

On September 14, 2011, the Company approved and registered with the SEC an additional 5,000,000 shares of common stock under the American Scientific Resources 2011 Incentive Stock Plan.  To date, the Company has awarded 4,480,000 shares of the 5,000,000 shares approved.

Stock Option Plan.  In June 2011, the Company’s Board of Directors approved a stock option plan authorizing the award of up to 100,000,000 options to purchase common shares as incentive stock options or non-qualified stock options at exercise prices, vesting periods and terms (up to 10 years) as determined by the Board of Directors or a designated committee.  In June 2011, the Board of Directors awarded 5,295,000 options to directors, employees and consultants, exercisable at $0.40 per share over 5 years with immediate vesting as compensation for past services.  The closing market price of the Company’s common stock on the award date was $0.32 per share.  Based on application of the Black Sholes pricing model, the Company determined the value of the options awarded to be $1,691,126 and expensed this amount as operating, sales and administrative expenses on the date of grant.

Obligation to Issue Common Shares

A summary of the Company’s obligations to issue common shares as recorded in these consolidated financial statements at September 30, 2011 and December 31, 2010, is as follows:

	September 30, 2011		December 31, 2010
	Common	Obligation Date	Common	Obligation Date
	Shares	Fair Value	Shares	Fair Value

Shares issuable as compensation	2,500	70,000	2,500	$70,000
Shares issuable from notice of conversion	750,000	15,000	-	-
	752,500	$85,000	2,500	$70,000

As discussed in Note 8 – Notes Payable – Granite Financial – notes, the Company received notices of conversion for an aggregate of $15,000 of principal for conversion into 750,000 common shares at a rate of $0.02 per share in September 2011.  These shares were issued in October and November 2011.
At September 30, 2011, the Company has potentially dilutive securities consisting of convertible securities, commitments, warrant agreements, employment agreements and other agreements that could obligate the Company to issue up to 30,792,252 additional common shares, including the amounts in the above table,.

12.  RELATED PARTY TRANSACTIONS

As discussed in Note 8 – Notes Payable, a current member of the Company’s Board of Directors directly owns notes convertible in common shares, and warrants to purchase common shares.  In addition, this director is indirectly related to Lender 2 and other holders of convertible notes.

As discussed in Notes 7 and 10 above, the Company entered into an asset purchase agreement and an employment agreement with a former executive and majority owner of the Seller of the Disintegrator patent.  These agreements call for additional consideration and compensation payments based on the achievement of certain revenue and capital targets.

F-31

AMERICAN SCIENTIFIC RESOURCES, INCORPORATED
NOTES TO INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2011

13.  SUBSEQUENT EVENTS

The following is a summary of significant events impacting the Company for the period from October 1, 2011, through the issuance of these financial statements in addition to subsequent events described in the footnotes above.

On October 4, 2011, the Company acknowledged an agreement between Lanktree Consulting Corporation and Southridge Partners II, LP whereby Lanktree transferred $125,000 of principal related to the $580,000 convertible note to Southridge for cash.  After this transfer and other Lanktree conversions of $250,000 to common stock, the balance of the note due Lanktree is $205,000.  On October 7, 2011, Southridge converted $25,000 of principal into 477,783 shares of common stock.  The conversion was at a rate of $0.0523.  On November 11, 2011, the Company issued 870,827 shares of common stock to Southridge for conversion of $15,000 of principal on their outstanding note ($0.017225 per share).  On November 15, 2011, the Company issued 380,825 shares of common stock to Southridge  for conversion of $5,400 of principal ($0.01418 per share).  The balance of the note after these conversions was $79,600.  On November 11, 2011, the Company issued 221,518 shares of common stock to Southridge to compensate them for a drop in the share price from the time of their notice of conversion dated October 4, 2011, to the actual issue date of the shares.

On October 11, 2011, the Company issued 265,290 shares of common stock to Lanktree Consulting Corporation valued at $32,720 for interest and default penalty interest accrued through October 4, 2011 on five convertible notes.

On October 11, 2011 the Company issued Exchange Agreements to four private investors who in the aggregate invested $145,000.  These Exchange Agreements converted private placements to two year convertible debentures with an interest rate of 4% per annum paid at maturity and with a conversion price of $0.10 per common share.  The Company formally cancelled the previously issued shares on November 12, 2011.

Effective October 19 and 21, 2011, the Company issued 1,200,000 common shares to two consultants valued at $85,480 based on the closing price of the Company’s common stock on the date of issuance.

On October 31, 2011, the Company issued 767,544 shares of common stock to a new investor for conversion of $17,500 of principal at an exchange price of $0.0228 per share.  The investor had acquired $170,000 of principal from two of the Company’s noteholders on October 26, 2011.  On November 16, 2011, the Company issued 797,448 shares of common stock to this investor for conversion of $10,000 of principal at an exchange price of $0.01254 per share.  The balance of the new note after these conversions was $142,500.

On November 3, 2011, the Company issued 1,000,000 shares of common stock for legal services value at $28,100 based on the closing trading price for the Company’s common stock on the date of issuance.

On November 9, 2011, the Company issued 1,122,679 shares of common stock to Mammoth Corporation at a conversion price of $0.0168 per share for conversion of principal and interest in the amount of $18,681.  Mammoth had acquired $37,500 of principal plus accrued interest outstanding on a portion of the 2007 subscription agreement debentures.  After this conversion, the principal balance outstanding on the 2007 subscription agreement debentures is $760,000.

F-32

AMERICAN SCIENTIFIC RESOURCES, INCORPORATED
NOTES TO INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2011

Cash Procedures with regard to Sales of Products Secured by the Second Quarter 2011 Inventory Notes.  Beginning on October 20, 2011, the Company assigned certain of its accounts receivable and instructed customers who received product secured by the Second Quarter 2011 Inventory Notes to remit cash payments directly to Acqua Wellington Opportunity LP (“Acqua”).  Acqua shall disburse funds received among the noteholders on a pro rata basis.

*  *  *  *

F-33

AMERICAN SCIENTIFIC RESOURCES, INCORPORATED

CONSOLIDATED FINANCIAL STATEMENTS

As of and for the Years Ended December 31, 2010 and 2009

AMERICAN SCIENTIFIC RESOURCES, INCORPORATED
CONSOLIDATED FINANCIAL STATEMENTS
As of and for the Years Ended December 31, 2010 and 2009

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of American Scientific Resources, Inc.

We have audited the accompanying consolidated balance sheets of American Scientific Resources, Inc. as of December 31, 2010 and 2009, and the related consolidated statements of operations, stockholders’ deficit and cash flows for the years ended December 31, 2010 and 2009. American Scientific Resource, Inc.’s management is responsible for these financial statements.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of American Scientific Resource, Inc as of December 31, 2010 and 2009, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 2 to the financial statements, the Company has suffered recurring losses, its current liabilities exceed its current assets and it is in default with certain of its obligations.  This raises substantial doubt about the Company’s ability to continue as a going concern.  Management’s plan in regard to these matters is also described in Note 2.  The financial statements do not include any adjustment that might result from the outcome of this uncertainty.

/s/  Rosenberg Rich Baker Berman & Company

Somerset, New Jersey
April 13, 2011

AMERICAN SCIENTIFIC RESOURCES, INCORPORATED
CONSOLIDATED BALANCE SHEETS
As of December 31, 2010 and 2009

	2010	2009
ASSETS
Current Assets:
Cash	$15,924	$11,357
Accounts receivable, net	81,500	61,963
Inventory, net	201,010	520,339
Inventory purchase deposits	86,700	53,800
Prepaid expenses and other current assets	26,184	20,316
Total current assets	411,318	667,775
Fixed assets, net	17,656	4,517
Patent, net	639,138	2,599,578
Total Assets	$1,068,112	$3,271,870

LIABILITIES AND SHAREHOLDERS' DEFICIT
Current Liabilities:
Accounts payable and accrued expenses	$1,015,119	$499,071
Accrued interest payable	618,340	588,932
Deferred revenue	26,368	-
Promissory notes payable, net of discount	599,062	828,320
Related party advances and notes payable	159,430	161,221
Other current liability	350,000	350,000
Obligation to issue common stock	70,000	143,000
Derivative liability resulting from commitments to issue common shares in excess of amount authorized	125,377	-
Derivative instruments	993,146	24,124
Convertible promissory notes, net of discounts	1,604,000	905,000
Total current liabilities	5,560,842	3,499,668
Contingent note payable from patent purchase, net of discount	965,543	821,336
Convertible promissory notes, net of discounts	227,372	-
Liability for contingent compensation	43,519	10,186
Total liabilities	6,797,276	4,331,190
Commitments and contingencies	-	-
Shareholders' deficit:
Series A preferred stock, $.0001 par value; 500,000 shares authorized at December 31, 2010 and 2009; none outstanding	-	-
Series B convertible preferred stock, $.0001 par value; 500,000 shares authorized at December 31, 2010 and 2009; none outstanding	-	-
Common stock, $.0001 par value; 10,726,440 and 9,466,980 shares were deemed issued and outstanding at December 31, 2010 and 2009, respectively)	1,072	946
Additional paid-in capital	21,342,155	18,971,358
Accumulated deficit	(27,072,391)	(20,031,624)
Total shareholders' deficit	(5,729,164)	(1,059,320)
Total liabilities and shareholders' deficit	$1,068,112	$3,271,870

See accompanying Notes to Consolidated Financial Statements.

AMERICAN SCIENTIFIC RESOURCES, INCORPORATED
CONSOLIDATED STATEMENTS OF OPERATIONS
For the Years Ended December 31, 2010 and 2009

	2010	2009

Product sales, net	$862,369	$734,495
Cost of goods sold	(497,954)	(368,524)
Inventory adjustment	(256,948)	(58,773)
Gross profit	107,467	307,198

Patent impairment charge	(1,749,664)	-
Operating, sales and administrative expenses	(3,294,930)	(2,094,303)

Net loss from operations	(4,937,127)	(1,787,105)

Other income (expense):
Interest expense	(2,195,151)	(656,450)
Change in fair value of derivative instruments	1,709,029	(13,600)
(Gain) loss on settlement of debt	(478,262)	105,684
Beneficial conversion features	(606,400)	-
Charge resulting from triggered anti-dilution provisions within financial instruments	(482,866)	-
Other expenses	(49,990)	(88,380)
Total other income (expense)	(2,103,640)	(652,746)

Net loss	(7,040,767)	(2,439,851)

Deemed dividend on Series B Preferred Stock	-	(985,000)

Net loss applicable to common shareholders	$(7,040,767)	$(3,424,851)

Weighted average number of common shares outstanding, basic and diluted*	9,852,710	6,042,462

Basic and diluted net loss per common share*	$(0.71)	$(0.57)

* Adjusted for the 200-to-1 reverse stock split
See accompanying Notes to Consolidated Financial Statements.

AMERICAN SCIENTIFIC RESOURCES, INCORPORATED
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT
For the Years Ended December 31, 2010 and 2009

	Series B Preferred Stock		Common Stock		Additional Paid-in	Accumulated
	Shares	Amount	Shares*	Amount*	Capital*	Deficit	Total

Balance at December 31, 2008	-	$-	333,783,072	$33,378	$13,821,132	$(16,606,773)	$(2,752,263)

Adjusted for the 200-to-1 reverse common stock split	-	-	(332,113,880)	(33,211)	33,211

Issuance of Series B Preferred Stock	500,000	50	-	-	274,950	-	275,000

Common stock issued for cash, net of cash fees	-	-	3,573,367	357	1,065,643	-	1,066,000

Common stock issued for services related to sale of common stock	-	-	85,000	9	(9)	-	-

Equity awarded for compensation and contingent compensation	-	-	437,500	44	182,356	-	182,400

Common stock and warrants issued for services	-	-	159,500	16	290,184	-	290,200

Common stock issued for the conversion of debt	-	-	1,234,299	123	157,627	-	157,750

Common stock issued for the payment of interest	-	-	809,371	81	286,363	-	286,444

Common stock issued for acquisition of patent	-	-	1,250,000	125	1,874,875	-	1,875,000

Common stock issued for conversion of Series B Preferred Stock	(500,000)	(50)	250,000	25	25	-	-

Deemed dividend upon issuance of Series B Preferred Stock	-	-	-	-	985,000	(985,000)	-

Common stock cancelled	-	-	(1,250)	(0)	0	-	-

Net loss	-	-	-	-	-	(2,439,851)	(2,439,851)

Balance at December 31, 2009	-	-	9,466,980	946	18,971,357	(20,031,624)	(1,059,320)

(Continued on next page)

AMERICAN SCIENTIFIC RESOURCES, INCORPORATED
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT
For the Years Ended December 31, 2010 and 2009

(Continued from previous page)

	Series B Preferred Stock		Common Stock		Additional Paid-in	Accumulated
	Shares	Amount	Shares*	Amount*	Capital*	Deficit	Total

Balance at December 31, 2009	-	-	9,466,980	946	18,971,357	(20,031,624)	(1,059,320)

Cancellation of common stock upon issuance of convertible notes	-	-	(166,337)	(17)	(199,983)	-	(200,000)

Conversion of convertible debentures and accrued interest into common stock	-	-	261,513	26	233,524	-	233,550

Common stock issued for cash, net of fees	-	-	138,433	14	128,186	-	128,200

Common stock issued in settlement of debt obligation	-	-	315,067	32	459,966	-	459,998

Common stock issued in conjunction with debt issuances	-	-	185,000	19	143,945	-	143,963

Warrants recorded as contingent compensation	-	-	-	-	253,308	-	253,308

Reclassification of contracts to derivative liabilities due to commitment to issue shares in excess of amount authorized	-	-	-	-	(356,806)	-	(356,806)

Beneficial conversion features	-	-	-	-	606,400	-	606,400

Cancellation of warrants and issuance of common stock in accordance with litigation settlement	-	-	40,000	4	67,996	-	68,000

Common stock issued to directors as compensation	-	-	200,000	20	399,980	-	400,000

Common stock issued to employees as compensation and for reimbursable expenses	-	-	76,005	8	177,992	-	178,000

Common stock and warrants issued for services	-	-	210,108	21	456,289	-	456,310

Net loss	-	-	-	-	-	(7,040,767)	(7,040,767)

Balance at December 31, 2010	-	$-	10,726,440	$1,072	$21,342,155	$(27,072,391)	$(5,729,164)

*After the March 21, 2011, 200-to-1 reverse stock split:

See accompanying Notes to Consolidated Financial Statements.

AMERICAN SCIENTIFIC RESOURCES, INCORPORATED
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Years Ended December 31, 2010 and 2009

	2010	2009
Cash flow from operating activities:
Net loss	$(7,040,767)	$(2,439,851)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of contingent note payable and note discounts	468,157	44,064
Depreciation and patent amortization	214,051	52,694
Patent impairment charge	1,749,664	-
Allowance for doubtful accounts	(26,724)	-
Reserve for inventory	185,938	58,773
(Gain) loss on settlement of debt	478,262	(105,684)
Loss on settlements from litigation	-	82,000
Beneficial conversion features granted	606,400	-
Change in fair value of derivative instruments	(1,709,029)	23,575
Incremental derivative liabilities	1,796,622	-
Common stock and warrants issued for interest	-	286,444
Common stock issued for new debt	45,000	-
Stock based compensation	1,287,618	542,600
Contingent compensation payable	33,333	10,186
Changes in operating assets and liabilities:
Accounts receivable and deferred revenue	7,187	135,507
Inventory and inventory deposit	100,491	151,366
Deferred compensation	-	329,974
Prepaid expenses and other assets	(5,868)	10,525
Accounts payable and accrued expenses	545,625	(215,895)
Accrued interest payable	367,694	85,334
Net cash used in operating activities	(896,346)	(948,388)

Cash flow used in investing activities:
Purchase of fixed assets	(16,414)	(4,517)
Net cash used in investing activities	(16,414)	(4,517)

(Continued on next page)

AMERICAN SCIENTIFIC RESOURCES, INCORPORATED
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Years Ended December 31, 2010 and 2009

(Continued from previous page)

	2010	2009
Cash flow from financing activities:
Proceeds from promissory notes payable	152,000	-
Payments on promissory notes payable	(142,873)	(83,871)
Proceeds from related party advances and notes payable	6,000	5,000
Payment on related party notes payable	(11,000)	(36,000)
Proceeds from convertible promissory notes	790,000	-
Obligation to issue common stock	(5,000)	5,000
Proceeds from issuance of common stock	128,200	1,066,000
Net cash provided by financing activities	917,327	956,129

Net increase in cash	4,567	3,224
Cash and cash equivalents at beginning of period	11,357	8,133
Cash and cash equivalents at end of period	$15,924	$11,357

Supplemental disclosures:
Cash paid for interest	$9,771	$6,566
Cash paid for income taxes	$-	$-
Non-cash financing activities:
Common stock issued upon cancellation of warrants	$68,000	$-
Preferred and common stock issued in settlement of debt	$-	$432,750
Conversion of debt and interest to other current liability	$-	$350,000
Conversion of convertible debentures to common stock	$225,000	$-
Common stock issued for interest	$8,550	$-
Common stock issued for Disintegrator patent	$-	$1,875,000
Contingent note assumed for patent purchased, net of discount	$-	$777,272
Deemed dividend from Series B Preferred Stock	$-	$985,000
Cancellation of shares upon issuance of convertible notes	$(200,000)	$-

See accompanying Notes to Consolidated Financial Statements.

AMERICAN SCIENTIFIC RESOURCES, INCORPORATED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2010

1.  ORGANIZATION

American Scientific Resources, Incorporated, a Nevada corporation (“ASRI”, together with its wholly-owned subsidiary, Kidz-Med, Inc., the “Company”), develops, manufactures, assembles, markets and distributes medical products sourced from around the globe.  The Company distributes a leading line of medical and medicine delivery devices for children and sensitive adults including a clinical non-contact thermometer (the Vera Temp Non-Contact Thermometer) and a needle and lancet destruction device (the Disintegrator Plus®).  Products are distributed primarily through leading retail drug and grocery chains, worldwide medical suppliers, the Company’s website and other on-line sites.  The Company’s common stock is listed on the OTCQB, and trades under the ticker symbol ASFXD.

On February 11, 2011, the Company increased the number of shares of its authorized common stock from 2.5 billion to 5.0 billion.  On March 21, 2011, the Company effected a 200-to-1 reverse split of its common stock shares, reducing the total amount of common stock issued and outstanding to 11,729,789 shares on that date.  Pro forma shares, share issuances, weighted average shares outstanding and net loss per share have been included on the face of the Company’s consolidated financial statements reflecting the post-split effect of the reverse stock split.  All other share information in these financial statements has been presented on a pre-split basis except where indicated.

2.  GOING CONCERN

These financial statements have been prepared assuming that the Company will continue as a going concern.  As of and for the year ended December 31, 2010, the Company had current liabilities that exceeded current assets by $5,149,524, has incurred a net loss of $7,040,767, and used $896,346 of cash in operating activities.  In addition, the Company is in default with regard to payment of certain of its obligations.  At December 31, 2010, the amount of principal outstanding on notes payable for which the Company was in default amounted to $1,492,887.  Further, the Company is subject to litigation which could adversely impact its operations.  These conditions raise operating and liquidity concerns and substantial doubt about the Company's ability to continue as a going concern.  The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.  The Company’s continued existence is dependent upon its ability to successfully execute its business plan, secure additional sources of liquidity and obtain accommodating credit terms from vendors, note holders and other creditors.  Should the Company be unable to renegotiate the terms and conditions on its debt obligations or is otherwise unable to pay its accounts payable when due, the Company may incur materially higher interest and other expenses, and the debt holders could foreclose on their collateral and commence legal action against the Company to recover amounts due which ultimately could require the disposition of some or all of the Company’s assets.  Any such action may require the Company to curtail or cease operations.

Operations have been funded primarily by issuances of convertible debt, issuances of the Company’s securities and revenue generated from sales of the Company’s products.  Current and future operations are expected to be funded from sales of the Company’s products and new investment.  To the extent that any excess cash is generated from operations, it has been, and will continue to be, used for the payment of debt and other trade obligations.  Management believes that, based on the anticipated level of sales, and continued support through reasonable and accommodating credit terms from vendors, debt holders and other creditors, the Company can continue operating in the short-term.  Over the last three years, the Company used proceeds from the sales of convertible notes, short-term loans and sales of shares of its common stock to develop the Company’s Vera Temp Non-Contact Thermometer and the Disintegrator Plus®.  Proceeds from any future sales of the Company’s securities are also expected to be used primarily for product development and operating expenses.  In July 2010, the Company secured credit facilities to finance purchases of product and to factor accounts receivable.  The Company may continue to offer its securities for payment of services and other obligations.

AMERICAN SCIENTIFIC RESOURCES, INCORPORATED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2010

3.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of consolidation.  The accompanying consolidated financial statements include the accounts of American Scientific Resources, Incorporated, and its wholly-owned subsidiary, Kidz-Med, Inc.  All significant inter-company transactions have been eliminated.

Effective January 1, 2011, the Company closed the accounts of Kidz-Med, Inc. and made the subsidiary inactive.  The parent company, ASRI, will continue to develop products using the Kidz-Med brand name.

Use of estimates. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Revenue recognition. The Company sells or consigns its products on a wholesale basis to retailers and medical suppliers, and on a retail basis, direct to customers usually via the internet.  The Company recognizes revenues in accordance with the guidance in the Securities and Exchange Commission (“SEC”) Staff Accounting Bulletin No. 104.  Accordingly, revenue is recognized when persuasive evidence of a sales arrangement exists, when the selling price is fixed or determinable, when shipment or delivery occurs, ownership has transferred, and when collection is probable.  For wholesale sales, the Company generally negotiates an agreement that covers quantities, delivery, title transfer, pricing, warranties, returns and other terms, which dictate revenue recognition.  Revenue from internet sales is recognized upon shipment of the product to the customer.  All sales are made at a quoted, fixed price determined prior to completion of the sale.

Revenue from product placed with customers on consignment is recognized when the customer has confirmed sale of the product to third parties and collection is probable.  In August 2009, a significant consignment arrangement was terminated, and since then, no products have been distributed on consignment.  During the year ended December 31, 2010, $223,862 of revenue from consigned sales related to a prior period where collection was then in doubt, was recognized upon the collection of cash.

The Company provides a one year limited warranty on most of its retail product sales.  Specific warranty and right of return arrangements are negotiated with wholesalers.  Revenues in the consolidated statement of operations are shown net of any discounts and actual returns of product.  In the Company’s experience, returns for malfunctioning product resulting in warranty claims generally have been insignificant, and as such, no provision for warranty claims is provided in these consolidated financial statements.  Returns of merchantable product are reversed from revenue and returned to inventory for re-sale upon the Company’s receipt of the product.

The Company records shipping and handling charges billed to customers as revenue and the related expense in cost of goods sold.

For the years ended December 31, 2010 and 2009, a majority of the Company’s revenues were generated from sales of the Vera Temp thermometer, the Disintegrator Plus® and the now discontinued Thermofocus thermometer.  It is impracticable to provide additional product sales information.

Cash and cash equivalents.  The Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents.

AMERICAN SCIENTIFIC RESOURCES, INCORPORATED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2010

Accounts receivable.  Accounts receivable are stated at net realizable value and net of accounts receivable sold subject to charge-back.  Management provides for uncollectible amounts through a charge to earnings and a credit to an allowance for doubtful accounts based on its assessment of the current status of individual accounts and historical collection information.  Balances that are deemed uncollectible after management has used reasonable collection efforts are written off through a charge to the allowance and a credit to accounts receivable.

Inventory and Cost of Goods Sold.  The Company’s inventories consist of finished goods on-hand and consigned to others, packaged and unpackaged product, packing supplies and spare parts.  Inventories are stated at lower of cost or market using the first-in first-out method.  Freight for components, labor and warehouse overhead expenses related to assembly and packaging are allocated to the cost of products.  Initial packaging costs are added to the cost of the product.   Excess and unused packaging and re-packaging costs are expensed.  To date, no depreciation on equipment used to assemble and package products has been allocated to inventory or cost of goods sold since such allocable depreciation has been deemed insignificant.  The Company has a variety of spare parts, a portion of which are deemed to have no value for accounting purposes as management has determined that it is doubtful that any amounts will be realized from the ultimate disposition of these spares parts.

Commissions related to a specific sale are included in cost of goods sold.  Advertising and promotional materials are expensed as operating, sales and administrative expenses.

The Company reviews finished inventory on-hand, work in progress and consigned to others, and provides for missing, obsolete and damaged product periodically based on the results of the review.  The Company periodically adjusts the carrying value of its inventory to estimated net realizable value should that amount be less than the Company’s carrying value.  Inventory reserves are established to adjust inventory for product believed to be lost or damaged, or unaccounted for after distribution on consignment, when known.  It is possible that a portion of amounts established for inventory reserves will ultimately be collected in cash from charged-back to vendors, product located, repaired and/or re-packaged, and/or returned to the Company for resale.  At December 31, 2010, the Company had no inventory consigned to others.

Fixed assets. Fixed assets are stated at cost and depreciated using the straight-line method over the asset’s estimated useful life.  Fixed assets, which consist of packaging equipment and computer equipment, have been deemed to have useful lives of approximately 3 to 5 years and are being depreciated over this period.  The Company records depreciation expense as a component of operating, sales and administrative expenses.

Patent. In September 2009, ASRI acquired from Safeguard Medical Technologies, LLC, a patent for the Disintegrator®, a home medical device for the destruction of needles and lancets.  The patent for the Disintegrator® is being amortized on a straight-line basis over the remaining life of the patent, a period of 151 months from acquisition to expiration.  The Company records amortization expense as a component of operating, sales and administrative expenses.

Research and development costs.  Expenditures for research and development of the Company’s products, consisting primarily of design, engineering, consulting and testing costs, are expensed as operating expenses as incurred.  For the years ended December 31, 2010 and 2009, such expenses amounted to $271,207 and $27,730, respectively.

Income taxes.  The Company provides for income taxes in accordance with the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) No. 740, Income Taxes (“ASC 740”) using an asset and liability based approach.  Deferred income tax assets and liabilities are recorded to reflect the tax consequences on future years of temporary differences of revenue and expense items for financial statement and income tax purposes.  ASC 740 requires the Company to recognize income tax benefits for loss carry forwards.  The tax benefits recognized must be reduced by a valuation allowance if it is more likely than not that loss carry forwards will expire before the Company is able to realize their benefit, or that future deductibility is uncertain.  For financial statement purposes, the deferred tax asset for loss carry forwards has been fully offset by a valuation allowance since it is uncertain whether any future benefit will be realized.

AMERICAN SCIENTIFIC RESOURCES, INCORPORATED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2010

ASC 740 also provides guidance on recognition, classification and disclosure concerning uncertain tax benefits and tax liabilities.  The evaluation of a tax position requires recognition of a tax benefit or liability if it is ‘more-likely-than-not’ that it will be sustained upon examination.  For tax positions meeting the ‘more-likely-than-not’ threshold, the amount recognized in the financial statements is the largest benefit or liability that has a greater than 50% likelihood of being realized upon ultimate settlement with the relevant tax authority.

Stock based compensation. The Company has exchanged its common stock for services rendered by employees, directors, consultants and others.  The Company accounts for stock and stock options issued to employees and non-employees for services and other compensation under the provisions of ASC No. 718, Compensation – Stock Compensation and ASC No. 505-50, Equity-Based Payments to Non-Employees, which establish standards for the accounting for transactions in which an entity exchanges its equity instruments for goods and services at fair value.  These standards also address transactions in which an entity incurs liabilities in exchange for goods and services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments.  For employees, stock awarded is valued based on the closing bid price on the date of grant.   For non-employees, stock issued for services is valued at either the invoiced or contracted value of services provided, or to be provided, or the fair value of the stock at the due date per the service agreement, or stock issuance date, whichever is more readily determinable.  Warrants or options issued for services provided, or to be provided, are valued at fair value at the date the agreement to award is reached.  The Company has two plans for the issuance of shares to employees and non-employees; the 2007 Stock Option Plan and the 2011 Incentive Stock Plan that became effective in January 2011.  Shares awarded during the years ended 2010 and 2009 have consisted of new shares.

Earnings (Loss) per share. Basic net income (loss) per common share is computed using the weighted average number of common shares outstanding during the periods.  Diluted net income (loss) per share is computed using the weighted average number of common and dilutive common equivalent shares outstanding during the period.  Potentially dilutive common shares at December 31, 2010 (prior to the 200-to-1 reverse stock split) aggregate up to 1,239,939,699 shares, consisting of 112,222,959 shares issuable upon the exercise of outstanding warrants; 60,439,560 shares available upon conversion of the 2007 subscription agreement debentures; up to 17,600,890 shares issuable should all of the 2007 convertible debt noteholders elect to convert accrued interest to common shares; up to 396,969,697 shares available upon conversion of the first, second and third quarter 2010 convertible debentures; 178,800,000 shares issuable upon conversion of the notes to Lanktree; and up to 473,906,593 shares committed as part of obligations to employees and service providers upon reaching certain targets.  The above figures exclude shares issuable under the Company’s stock option and incentive stock plans.

Concentration of credit risk. Financial instruments, which potentially subject the Company to concentration of credit risk, consist principally of cash and trade accounts receivable. The Company places its cash with high credit financial institutions.  The Company extends credit to its customers, all on an unsecured basis, after performing certain credit analysis.  The Company continually performs credit evaluations of its customers and maintains an allowance for doubtful accounts for potential credit losses.

For the year ended December 31, 2010, sales to our two largest customers amounted 26% and 18% of our net product sales revenue.  No other customer accounted for more than 10% of our revenue during 2010.  Sales through various internet sites accounted for 14% of our 2010 net revenue.  For the year ended December 31, 2009, sales to two customers amounted to 49% and 16% of our net product sales revenue.

Loss of a major manufacturer of the Company’s products, or a manufacturer of components used in the Company’s products, may significantly impact future results of operations.  For the year ended December 31, 2010, the Company sourced products from various manufacturers, the largest of which was the Chinese manufacturer of the Company’s Vera Temp thermometer.

AMERICAN SCIENTIFIC RESOURCES, INCORPORATED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2010

Recent accounting pronouncements.  Management does not believe that any recently issued, but yet effective, accounting standards if currently adopted would have a material effect on accompanying condensed consolidated financial statements.

Fair value of financial instruments. The carrying values of accounts receivable, inventory, accounts payable and accrued expenses approximate their fair values due to their short term maturities.  The carrying values of certain of the Company’s notes payable approximate their fair values based upon a comparison of the interest rate and terms of such debt given the level of risk to the rates and terms of similar debt currently available to the Company in the marketplace.  The carrying values of derivative liabilities have been determined using recognized models that are deemed to reasonably estimate fair values.  It is not practical to estimate the fair value of certain notes payable, the convertible debt and the liability for contingent compensation from acquisition.  In order to do so, it would be necessary to obtain an independent valuation of these unique instruments.  The cost of that valuation would not be justified in light of the circumstances.

Fair value measurements. The FASB’s Accounting Standards Codification defines fair value as the amount that would be received for selling an asset or paid to transfer a liability in an orderly transaction between market participants and requires that assets and liabilities carried at fair value are classified and disclosed in the following three categories:

Level 1 – Quoted prices for identical instruments in active markets.
Level 2 – Quoted prices for similar instruments in active or inactive markets and valuations derived from models where all significant inputs are observable in active markets.
Level 3 – Valuations derived from valuation techniques in which one or more significant inputs are unobservable in any market.

Given the conditions surrounding the trading of the Company’s equity securities, the Company values its derivative instruments related to embedded conversion features and warrants from the issuance of convertible debentures in accordance with the Level 3 guidelines.  For the year ended December 31, 2010, the following table reconciles the beginning and ending balances for financial instruments that are recognized at fair value in these consolidated financial statements.

			Re-
	Balance at		classifications		Balance at
	December 31,	New	from Equity to	Change in	December 31,
	2009	Issuances	Liabilities	Fair Values	2010
Level 3 -
Derivative liabilites from:
Conversion features	$-	$1,493,738	$-	$(924,166)	$569,572
Warrants	24,124	470,018	-	(340,392)	153,750
Anti-dilution provisions triggered by issuances of common stock equivalents	-	482,866	-	(213,042)	269,824
Derivative instruments	24,124	2,446,622	-	(1,477,600)	993,146
Contracts to be settled with common shares in excess of share capital authorized	-	-	356,806	(231,429)	125,377
	$24,124	$2,446,622	$356,806	$(1,709,029)	$1,118,523

AMERICAN SCIENTIFIC RESOURCES, INCORPORATED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2010

Derivative instruments. Derivative instruments consist of certain common stock warrants, conversion features arising from issuance of convertible notes, and common shares committed to be issued in excess of the Company’s total authorization for common shares.  The derivative instruments are recorded in the balance sheets at fair value as liabilities.  Changes in fair value are recognized in earnings in the period of change. Pursuant to ASC 815-40, Derivatives and Hedging – Contracts in Entity’s Own Equity, the Company’s policy with regard to settling outstanding financial instruments is to settle those with the latest maturity date first.

4.  ACCOUNTS RECEIVABLE

In July 2010, the Company entered into a $1.0 million accounts receivable factoring facility with a purchaser to sell its qualified accounts receivable in exchange for advance of funds equivalent to 80% of the value of receivables.  The facility may be terminated by either party at any time, and there are no obligations to sell or purchase any quantities of the Company’s accounts receivable by any party.  While the facility calls for the sale, assignment, transfer and conveyance of all rights, title and interests in the selected accounts receivable, the purchaser may put and charge-back any receivable not paid to the purchaser within 60 days of purchase or for which there is a dispute.  As collateral for the repayment of advances for receivables sold, the purchaser has a priority security interest in substantially all present and future assets and rights of the Company including accounts receivable, inventory, property, equipment and intangible assets.  The purchaser has required that the Company notify all customers that all payments must be made to a lock-box controlled by the purchaser.  The purchaser provides a rebate ranging from 14.60% to 19.10% of the value of the gross receivables sold based upon the timing of collection of the receivable.  The purchaser is also entitled to charge various fees, expenses and interest.

For the period ended December 31, 2010, the Company had sold $71,200 of its accounts receivable and received advances of $56,960.  For the period ended December 31, 2010, the Company had received rebates of $2,480 for prompt payment of receivables sold and been charged fees, expenses and interest aggregating $669 by the purchaser. As of December 31, 2010, $45,939 of accounts receivables had not been paid and was subject to charge-back by the purchaser.  A summary of accounts receivable as of December 31, 2010 and 2009 is as follows:

	2010	2009

Accounts receivable, gross	$128,715	$90,187
Accounts sold with recourse	(45,939)	-
Accounts not sold	82,776	90,187
Allowance for doubtful accounts	(1,276)	(28,224)
	$81,500	$61,963

The allowance for doubtful accounts was $1,276 and $28,224 as of December 31, 2010 and 2009, respectively.  A summary of changes in this reserve account are as follows:

	Balance,	Additions			Balance,
	Beginning of	Charged to	Charged to		End of
	Year	Cost or Expense	Other Accounts	Deductions	Year
Accounts Receivable -
Allowance for doubtful accounts
2009	$28,224	$-	$-	$-	$28,224
2010	28,224	-	(224)	(26,724)	1,276

AMERICAN SCIENTIFIC RESOURCES, INCORPORATED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2010

5.  INVENTORY

During 2010, the Company established assembly and packaging operations at it Cleveland, Ohio warehouse.  As of December 31, 2010 and 2009, the Company’s inventory consisted of Vera Temp thermometers, Thermofocus thermometers, Disintegrator Plus® and other finished products including components, assemblies and packaging materials related thereto as follows:

	2010	2009

Finished goods	$105,091	$687,147
Work in progress	95,919	-
Reserve for consigned product	-	(166,808)
	$201,010	$520,339

During the second quarter of 2010, the Company began phasing out distribution of the Thermofocus thermometer due in part to falling customer demand and high product costs, and began accepting orders for the new Vera Temp Non-Contact thermometer.  At various points during 2010, the Company determined that the estimated market value of the then remaining thermometer units on-hand had permanently fallen below their carrying cost.  Therefore, during 2010 the Company recorded lower of cost or market adjustments aggregating $256,948 to reduce the thermometer inventory carrying value to estimated net realizable value.  The estimated net realizable value was determined from recent selling prices of the product.

The Company ceased distributing product on a consignment basis in 2009 and entered into a final settlement agreement with a consignment customer in 2010.  As of December 31, 2010 and 2009, inventory reserves for previously consigned product were $0 and $166,808, respectively.  During 2010 and 2009, the Company reversed $166,808 and $163,990, respectively, of its reserve against inventory as this product was either sold and collected, or deemed by management to be permanently lost, damaged or not recoverable.  A summary of changes to the inventory reserve account is as follows:

	Balance,	Additions			Balance,
	Beginning of	Charged to	Charged to		End of
	Year	Cost or Expense	Other Accounts	Deductions	Year
Inventory -
Reserve for inventory lost or damaged
2009	$272,025	$58,773	$-	$(163,990)	$166,808
2010	166,808	-	-	(166,808)	-

6.  FIXED ASSETS

Fixed assets, net of accumulated depreciation, consisted of the following at December 31, 2010 and 2009:

	2010	2009

Equipment and computers	$20,931	$69,414
Less accumulated depreciation	(3,275)	(64,897)
	$17,656	$4,517

AMERICAN SCIENTIFIC RESOURCES, INCORPORATED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2010

Depreciation expense was $3,275 and $0 during the year ended December 31, 2010 and 2009, respectively.  During 2010, $64,897 of fixed assets that were fully depreciated and no longer in service were reversed against their related accumulated depreciation accounts.

7.  PATENT, CONTINGENT NOTE PAYABLE AND CONTINGENT COMPENSATION

On September 10, 2009, ASRI purchased a patent for a needle destruction device known as the Disintegrator® (including trademarks for the Disintegrator®, Disintegrator Plus® and Disintegrator Pro®) and other assets from Safeguard Medical Technologies, LLC (“Safeguard” or the “Seller”) in exchange for 250,000,000 shares of the Company’s common stock and assumption of a contingent note payable up to $1,200,000.  The Company evaluated the acquisition to determine whether the purchase of the patent, trademarks and other assets constituted the acquisition of a business in accordance with ASC 805, Business Combinations and the definition of a business per rules promulgated by the SEC.  After application of the various criteria, management determined that this acquisition was in substance the purchase of an asset.  While the Company acquired certain spare part inventory on hand, rights to distribution, intellectual property (including the patent and trademarks) and other assets, management determined that only the patent for the Disintegrator® had value.  Accordingly, the Company recorded the patent at $2,652,272 equivalent to the trading value of the 250,000,000 shares of common stock at the closing bid price on September 10, 2009 in the amount of $1,875,000 and the discounted amount of a $1,200,000 assumed contingent note payable in the amount of $777,272.

At December 31, 2010, the Company determined that, due to capital constraints and other factors, cash flows from the Disintegrator® would not be realized and therefore the value of the patent was impaired.  On December 31, 2010, the Company recorded a patent impairment charge of $1,749,664 to write-down the carrying value of the patent to $639,138 representing the present value of expected future cash flows over the remaining life of the patent.  The Company continues to estimate that market demand for the Disintegrator® patent will exceed the patent life expiring in May 2022, and therefore will amortize the adjusted value of the patent over the remaining patent life.  Should the Company’s estimate of market demand change, the Company will adjust its patent amortization schedule accordingly. For the years ended December 31, 2010 and 2009, amortization expense amounted to $210,776 and $52,694, respectively.

The assumed $1.2 million, non-interest bearing, contingent note is payable to a party related to the Seller in two installments upon reaching certain targets.  The first installment of $600,000 is payable upon the Company reaching $6,000,000 in combined new capital and revenue from sales of the Disintegrator Plus® and certain other products introduced by the Seller within two years of September 10, 2009.  As discussed below, on March 9, 2011, the measurement date was extended by one year.  The second installment of $600,000 is payable upon the Company reaching an additional $4,000,000 of combined new capital and revenue within two years of the due date of the first installment.  At the Company’s option, the first and second installments may each be paid over 12 months after achievement of the respective combined capital and revenue targets.  As management believes it is probable that the Company will reach the combined capital and revenue targets within four years, the $1.2 million note obligation has been recognized at a discount.  The first installment of the note was discounted at 16% from the end of a two year period and the second installment was discounted at 16% from the end of a four year period, resulting in a present value of $777,272.  Subsequent changes to the Company’s estimate of the amount due on this contingent note payable will be recorded in the Company’s consolidated financial statements.  During the years ended December 31, 2010 and 2009, the Company recognized $144,207 and $44,064, respectively, of interest expense related to amortization of the discount for the contingent note payable.  At December 31, 2010, the net balance of the contingent note payable was $965,543.

AMERICAN SCIENTIFIC RESOURCES, INCORPORATED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2010

Simultaneous with the patent acquisition, the Company agreed to hire an executive who was the majority owner of the Seller to assist with operations, sales and marketing, and entered into a ten year employment agreement with the executive (See Note 12  Commitments and Contingencies), and retain the Seller for production, engineering and quality control services.  In consideration for entering into the employment agreement and other agreements with the Seller, the Company agreed to issue up to 250,000,000 warrants and pay up to $200,000 as a cash bonus, both contingent upon future sales of the Disintegrator® and certain other products over three years, to the executive and majority owner of the Seller.  (As discussed below, on March 9, 2011, the measurement date was extended by one year.)  Management determined that the contingent warrants and contingent bonus payable qualified for treatment as contingent compensation for accounting purposes.  The Company determined that the aggregate fair value of the contingent warrants and contingent bonus was $823,991 at the acquisition date.  The fair value of the contingent compensation was obtained by determining the likelihood that the contingency would be realized within the applicable time period and applying the Black-Scholes pricing model to the warrants and a discount to present value for the bonus.  Subsequent changes to the Company’s estimate of the total amount of compensation due will be recorded in the Company’s consolidated financial statements.

The Company agreed to issue Safeguard 50,000,000 warrants to purchase an equivalent number of shares of common stock immediately upon the collection of $2.0 million in revenue from sales of the Disintegrator Plus® and certain other products.  The exercise price is equal to the closing bid price of the common shares on August 11, 2009, or $.002 per share.  Further, the Company agreed to issue the Seller up to 200,000,000 additional warrants, in 50,000,000 tranches, immediately upon collection of an additional $5.0 million, $10.0 million, $15.0 million and $20.0 million in revenue from sales of the Disintegrator Plus® and certain other products introduced by the executive and majority owner of the Seller with an exercise price equal to the lesser of the closing bid price on the day prior to achieving the revenue target or the exercise price of the immediately preceding tranche.  Further, after three (now four) years, the Company agreed to pay a one-time cash bonus to the executive and majority owner of the Seller of up to $200,000 based on revenue generated from sales of the Disintegrator Plus® and certain other products.  The target levels for achievement of the cash bonus are as follows: $50,000 for $2.0 million of sales, $100,000 for $5.0 million of sales, $150,000 for $10.0 million of sales, and $200,000 for $20.0 million of sales.  The warrant revenue targets for each tranche must be met, and the bonus is payable, within three years (now four years) of September 10, 2009.

The Company has determined that it is probable the Company will reach $7.0 million in sales over the three (now four) year period from September 10, 2009 through September 10, 2012 (now September 10, 2013).  Therefore, the Company currently anticipates the issuance of 100,000,000 warrants, which were determined to have a fair value of $759,925 as of September 10, 2009.  In accordance with ASC No. 718-10, Compensation – Stock Compensation, the Company is recording monthly compensation expense for the fair value of the warrants payable over the initial three year period.  For the years ended December 31, 2010 and 2009, the Company recorded $253,308 and $77,400 as compensation expense with an offset to additional paid in capital, respectively.  From inception through December 31, 2010, total charges to compensation expense for this contingent compensation have amounted to $330,708.  As of December 31, 2010, the Company has not reached the first target level of $2.0 million of additional sales.  The Company will adjust the total amount of warrant compensation as recorded in the consolidated financial statements upon the occurrence of an event which would indicate a change to the estimate of the level of achievable sales.

The Company has determined that it is probable that the Company will reach $7.0 million in sales over three (now four) year period from September 10, 2009 through September 10, 2012 (now September 10, 2013).  Therefore, the Seller is expected to be entitled to a $100,000 cash bonus, which was deemed to have a fair value of $64,066 on September 10, 2009.  The Company is accruing monthly compensation expense for the anticipated full amount of the bonus payable on a straight-line basis over the initial three year period that the services are to be performed.  During years ended December 31, 2010 and 2009, the Company recognized $33,333 and $10,186, respectively, as compensation expense related to this liability for contingent compensation.  As of December 31, 2010, the total amount recorded as a liability for contingent compensation is $43,519.  As of December 31, 2010, the Company has not reached the first target level of $2.0 million of additional sales.  The Company will adjust the total amount of bonus compensation payable as recorded in the consolidated financial statements upon the occurrence of an event which would indicate a change to the estimate of the level of achievable sales.

AMERICAN SCIENTIFIC RESOURCES, INCORPORATED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2010

On March 9, 2011, the Company’s Board of Directors agreed to extend the deadlines for meeting the measurement dates for determining the triggers for the $1.2 million contingent note and the warrants and cash bonus payable to an executive for one year.  The first installment on the $1.2 million contingent note of $600,000 is now payable upon the Company reaching $6,000,000 in combined new capital and revenue from sales of the Disintegrator Plus® and certain other products introduced by the Seller on or before September 10, 2012.  The measurement date for issuance of up to 250,000,000 warrants and payment of up to $200,000 as a cash bonus to the executive and majority owner of the Seller, both contingent upon future sales of the Disintegrator® and certain other products, has now been extended to four years, or September 10, 2013.  These extensions are currently not expected to affect the total amount of the Company’s accrual for such note and compensation obligations.

8.  NOTES PAYABLE

Promissory notes payable

Lanktree – Note 1. On September 28, 2007, the Company issued a promissory note to Lanktree Consulting Corporation (“Lanktree”) in the aggregate principal amount of $267,500 (“Note 1”) and received cash proceeds in the sum of $250,000.  In conjunction with the issuance of Note 1, effective September 28, 2007, we issued 125,000 shares of our common stock to Lanktree valued at $0.18 per share, the trading price on that day.  We also issued 250,000 warrants to purchase an equivalent number of shares of our common stock.  These warrants were exercisable over a three year period beginning September 28, 2007 at a price of $0.25 per share.  The warrants expired unexercised.  Interest accrues on Note 1 at a rate of 12.0% per annum.  All principal and interest accruing under Note 1 was due March 28, 2008.  The Company did not meet its obligations under this note and as a result entered into an event of default.  For failure to pay principal or interest on the due date or to perform on the conditions contained in Note 1, Lanktree, at its option, had the option to declare the entire unpaid balance of principal and interest immediately due and payable.  As a result of the event of default, interest was accruing at the rate of 6.0% per month on the unpaid obligation and was payable in cash and shares of our common stock.  The Company disputed Lanktree’s calculation of principal and interest, primarily with regard to the compounding of interest and the monthly addition to principal for unpaid interest.

Lanktree - Installment notes.  On July 13, 2010, the Company entered an agreement with Lanktree whereby the Lanktree agreed to advance $300,000 to the Company in five consecutive monthly installment of $60,000 each in exchange for convertible notes with one year maturities bearing interest at 8% per annum, payable monthly.  During the third and fourth quarters of 2010, we entered into five convertible note agreements and received aggregate proceeds of $300,000.  Each note is convertible at any time after six months from the date of issuance until maturity of the installment note at the option of the holder at a fixed conversion price of $0.004.  The Company determined the aggregate intrinsic values of the contingent conversion features for each note issuance date to be $272,250.  The Company deferred recognition of these conversion features until such time that the contingency is resolved.

In July, August and September 2010, the Company received three installments of $60,000 for an aggregate of $180,000.  In October 2010, the Company received $90,000 of cash proceeds on the fourth installment note and on October 14, 2010 issued 5,000,000 shares valued at $45,000, in consideration for advance payment of $30,000 on the fifth installment note.  The value of the shares was charged to interest expense.  In November 2010, the Company received cash proceeds of $30,000 completing the fifth installment note agreement.  During the year ended December 31, 2010, the Company paid interest on the five installment notes in the aggregate amount of $6,200.

AMERICAN SCIENTIFIC RESOURCES, INCORPORATED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2010

Lanktree – Settlement of amounts due for Note 1. As part of the installment note agreement, the Company and Lanktree settled on the principal and amount of cash interest due on Note 1 at $580,000.  In addition, the parties agreed that the amount of the Company’s common stock due for additional interest on Note 1 was 63,013,452 shares.    As a result of the settlement of principal and cash interest due of $580,000 and the common stock obligation of 63,013,452 shares, the Company recorded a settlement expense of $478,262, consisting of $348,000 of additional principal due and an increase to accrued interest payable of $130,262 as of June 30, 2010.  Further, the settlement specifies that interest on the new principal amount shall cease to accrue for a period of 180 days from July 13, 2010.  As part of the settlement, the parties agreed that at any time after 180 days, the holder of the note now had the right, but not the obligation, to convert any portion of the $580,000 principal, and accrued interest if any, and any fees which may become the responsibility of the Company, into common stock at a fixed conversion price of $0.004 per share.  On September 22, 2010, the parties amended the agreement to allow for conversion of the $580,000 of principal and any accrued interest at any time.  In September 2010, Lanktree converted $100,000 of the $580,000 obligation into 25,000,000 shares of common stock at a conversion rate of $0.004 per share.  In October 2010, Lanktree converted another $100,000 of principal related to the original $580,000 obligation into 25,000,000 shares of common stock at a conversion rate of $0.004 per share leaving a balance due of $380,000 as of December 31, 2010.

The 63,013,452 shares were issuable in five tranches of 12,602,690 shares in conjunction with issuance of each $60,000 convertible promissory note.  The closing price of our common stock on July 13, 2010 was $0.0073 per share, resulting in a valuation of the 63,013,452 common shares at $459,998.  The Company recognized as an obligation to issue these shares and reclassified this amount from accrued interest payable.  During the third and fourth quarters of 2010, the Company issued the five tranches of common shares aggregating 63,013,452 shares to Lanktree thereby eliminating the obligation to issue shares as of November 13, 2010.  A summary of the principal, accrued interest and obligation to issue shares account balances before and after recording the above settlement expense, and as of December 31, 2010, is as follows:

	As of June 30, 2010
	Before		After	As of
	Settlement	Settlement	Settlement	December 31,
	Adjustment	Expense	Adjustment	2010

Principal	$232,000	$348,000	$580,000	$380,000
Accrued interest	329,736	130,262	-	-
Obligation to issue shares	-	-	459,998	-
	$561,736	$478,262	$1,039,998	$380,000

The Company recorded the effect of the beneficial conversion feature related to the $580,000 balance of Note 1 resulting from the settlement as a non-operating charge to the statement of operations with an offset to additional paid-in capital.  The beneficial conversion feature was determined to be difference between the closing bid price per share of the Company’s common stock on September 16, 2010 and the conversion price of $0.004 per share, times the number of shares available for conversion in the amount of 145,000,000 shares, but limited to principal obligation, or $580,000.

Effective January 1, 2011, the Company entered into an agreement to extend the due date on the $380,000 balance outstanding on Note 1 as of that date to June 30, 2011 and pay interest monthly at 12% per annum.   In consideration for the extension, the Company issued 22,000,000 shares of its common stock valued at $88,000 on the date of issuance.  See Note 14 – Subsequent Events for additional transactions related to Lanktree.

Lanktree – Short-term note.  On June 24, 2010, the Company issued a convertible promissory note in the amount of $44,000 and received cash proceeds of $40,000.  This note matured on December 24, 2010, and on February 23, 2011, the due date on this loan was extended to December 24, 2011. This note initially bore interest at 12% per annum payable monthly.  For the period ended December 31, 2010, the Company paid $2,640 of interest related to this short-term note.  In the event of default, interest shall accrue at 2% per month in cash and 2% per month in equity on the unpaid obligation.

AMERICAN SCIENTIFIC RESOURCES, INCORPORATED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2010

After six months from the date of issuance, the holder of the note has the right, but not the obligation, to convert any portion of the $44,000 principal, then accrued interest if any, and any fees which may become the responsibility of the Company, into common stock at a fixed conversion price of $0.005 per share.  The Company determined the intrinsic value of the conversion feature on the note issuance date to be $26,400, and recorded this amount as additional interest expense with an offset to additional paid in capital when the conversion feature became effective in December 2010.

In conjunction with the extension of this note, the interest rate on the note was reduced to 9% per annum beginning December 24, 2010.  In exchange for the due date extension and reduction of the interest rate, on March 2, 2011, the Company issued 5,000,000 shares of its common stock valued at $20,000 on the issuance date.

Commissions due on Installment notes and Short-term note.  The Company agreed to pay fees to a party who assisted with the settlement of the dispute surrounding Note 1 and obtain the $300,000 installment note and $44,000 short-term note financings.  The fees amount to a cash payment equal to 7.5% of the each installment note advance received by the Company, shares of our common stock equal to 4.5% of each installment note advance and warrants to purchase common stock equal to 10% of the common shares issued.  For the period ended December 31, 2010, the Company paid $20,250 in cash, issued 2,465,422 shares of common stock valued at $13,500, and warrants to purchase 168,151 shares of common stock valued at $1,358 using the Black Scholes pricing model.  The warrants issued have an exercise price of $0.01 per share and may be exercised at any time within three years of the date of issuance.  As of December 31, 2010, the Company has accrued the remaining cash piece payable in the amount of $2,250.

Granite Financial Group – Short-term notes.  In October and November 2010, the Company entered into two short-term, promissory notes in the aggregate amount of $160,000 and received proceeds of $152,000. The promissory notes bear interest at 12% per annum, and at 16% per annum in the event of default.  The full amount of principal and interest on the promissory notes was initially due on January 12, 2011.  As additional consideration for entering into the note agreements, the Company issued 32,000,000 shares of its common stock valued at $260,000, based on the closing price for the Company’s common stock on the date of the agreement.  Based on the relative fair values of the notes and common shares, the Company recorded debt discounts aggregating $98,963 on the dates of issuance.  For the period ended December 31, 2010, the Company amortized $84,578 of the debt discounts to interest expense leaving unamortized debt discounts of $14,385 at December 31, 2010.  One promissory note in the amount of $100,000 is secured by the pledge of 98,500,000 shares of common stock owned by an executive of the Company and the personal guarantee of the executive.  On February 1, 2011, the maturity date of the notes was extended to April 12, 2011.  In connection with the extension of maturity date of the notes, the Company issued to Granite 32,000,000 shares of common stock on February 2, 2011.  These shares were valued at $147,200 on the date of issuance.

Lender 2. On October 22, 2007, the Company issued a promissory note to a lender (“Lender 2”) in the aggregate principal amount of $262,500 (“Note 2”) and received cash proceeds from Lender 2 in the sum of $250,000.  A current member of our Board of Directors is indirectly related to Lender 2.  Effective December 31, 2009, the Company entered into an agreement whereby Lender 2 released the Company from all principal and interest obligations under the note in exchange for the Company’s commitment to file a registration statement with the SEC and to compensate Lender 2 should Lender 2 be unable to sell up to 88,000,000 million of its shares above an average price of $0.01 per share over an eleven week period after the registration statement becomes effective.  The maximum amount due by the Company under the release agreement is $350,000.  On January 26, 2010, the Company filed a registration statement with the SEC.  As a result, on December 31, 2009, the Company recognized a gain from discharge of indebtedness in the amount of $105,684 consisting of relief of principal of $227,375 and accrued interest of $228,309 on the note less $350,000, and reclassified the remaining principal and accrued interest in the amount of $350,000 to other current liability.  As of December 31, 2010, the $350,000 other current liability remains outstanding.  On January 14, 2011, the Company’s registration statement with the SEC became effective.

AMERICAN SCIENTIFIC RESOURCES, INCORPORATED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2010

Tecnimed. In October 2007 and April 2008, the Company issued two promissory notes to Tecnimed, Srl (“Tecnimed” or the “Vendor”) in the aggregate principal amount of $608,800.  These notes accrued interest at 10% per annum and are secured by a portion of the Company’s inventory received from the Vendor.  In conjunction with the issuance of the first of these notes, effective October 30, 2007, we issued 375,000 of our common stock valued at $0.26 per share, the trading price at the end of that day.  All principal and interest was due during 2008.

On March 6, 2009, the Company entered into a Settlement Agreement with the Vendor (the “Settlement Agreement”), whereby the parties agreed to termination of the existing distribution agreement as amended, payment terms with regard to sold and unsold product, new terms with regard to sales and distribution of existing product, mutual releases of claims against one another, and modification to certain indemnity provisions (see Note 12 – Commitment and Contingencies regarding litigation between a competitor, Tecnimed and the Company), among other provisions.  As part of the Settlement Agreement, the Company agreed not to make any cash distributions to shareholders, officers, directors and employees (apart from ordinary salary), and pay the Vendor 30% of any capital raised (excluding any financing for working capital), until the obligation to the Vendor has been fully satisfied.  Further, the Company agreed to an even split of cash received from customers until the debt is paid in full.  In addition, the Vendor agreed to waive all penalties, fees and interest above 6% compounded annually, with respect to the notes, and forbear collection proceedings for 18 months from the date of the Settlement Agreement provided the Company remained in compliance with the obligations within the Settlement Agreement.  The Vendor also has a lien on product titled to the Company at an independent warehouse location and requires specific authorization prior to release of such product to the Company.  As of December 31, 2010 and 2009, the Company had $163,947 and $283,252 of principal outstanding on the promissory notes, respectively.  On December 31, 2010, the Company deemed principal in the amount of $163,647 plus accrued interest of $77,114 to be in default.

As discussed in Note 12 – Commitment and Contingencies, on September 21, 2010, the vendor filed a complaint against the Company and its Kids-Med subsidiary alleging breach of non-compete agreement and that the Company infringed on the Thermofocus trademark and trade dress.  In addition, the complaint alleges that the Company sold Thermofocus units in an unauthorized manner resulting in a breach of contract.  Further, the complaint alleges that the Company is in default on the payment of $209,802 of principal and $88,867 of interest then outstanding under the notes due Tecnimed.

Short-term advance.  On November 5, 2005, the Company received $300,000 from a shareholder and former service provider (“Service Provider 1”) as a short term cash advance.  No agreement was entered into regarding the payment of principal and interest.  As of December 31, 2010, the principal due on this loan amounted to $289,500, and is deemed by the Company to be in default.

Other promissory note payable. As of December 31, 2009, the Company had outstanding principal balance due on an unsecured installment note with a commercial bank (“Commercial Bank”) in the amount of $23,568.  This note called for monthly payments of $2,057 with interest on the outstanding balance at prime plus 1.50%.  This note matured on December 14, 2010 and was paid in full.  This installment note was personally guaranteed by our chief executive officer and another member of our Board of Directors.  For the year ended December 31, 2010, the Company recognized and paid interest expense in the amount of $931 related to this note.

Purchase order financing facility. In July 2010, the Company entered into a revolving facility for borrowing up to $3.0 million to fund the purchase of inventory products upon receipt of confirmed purchase orders from customers.  As of December 31, 2010, no amounts had been advanced under this facility.

AMERICAN SCIENTIFIC RESOURCES, INCORPORATED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2010

A summary of principal due on promissory notes payable as of December 31, 2010 and 2009 is as follows:

	2010	2009

Lanktree - Note 1 reclassified as convertible note in settlement	$-	$232,000
Granite Financial	160,000	-
Less unamortized discounts	(14,385)	-
Tecnimed, in default	163,947	283,252
Service Provider 1, in default	289,500	289,500
Commercial Bank	-	23,568
	$599,062	$828,320

Related party advances and notes

On July 30, 2007, the Company received cash and issued a promissory note to a relative of our chief executive officer in the principal amount of $125,000.  Interest accrued on this note at a rate of 24% per annum and was to be paid monthly.  All principal and accrued interest was due on or before October 30, 2007.  The Company has not made the required principal and interest payments and has been negotiating with the holder to amend the payment terms of the note, which would include a waiver of default for the required payments that have not been made.  In the event of default, the note calls for interest at 36% per annum.  The loan was collateralized by 5,300 units of the Company’s Thermofocus thermometer product held for resale.  As of December 31, 2010 and 2009, the outstanding balance is 99,250.  The Company has recorded accrued interest payable amounting to $93,054 at December 31, 2010, at the rate of 24% per annum as the Company believes it will not be obligated to pay the default rate of interest.  Had the Company accrued interest at the default rate, accrued interest payable at December 31, 2010 would have been $127,946 and additional interest expense in the amount of $11,910 would have been recognized for the year ended December 31, 2010.

During the years ended December 31, 2008 and 2007, two of the Company’s board members, and ASR Realty Group, LLC (“ASR”), an entity affiliated with a former board member, advanced funds to the Company for working capital on a non-interest bearing basis.  The principal balance due to the board members was $60,180 at December 31, 2010 and 2009.  One of these advances in the amount of $27,000 due to ASR, is documented by a note and secured by accounts receivable, inventory and other assets of the Company, and should the balance not be paid on demand, interest shall accrue at 15% per annum.  As of December 31, 2010, the Company had accrued interest in the amount of $8,788 with regard to this note.

As of December 31, 2010, the Company deems principal due to related parties in the amount of $159,430 to be in default.  See Note 13– Related Party Transactions for additional information on related party advances.

Convertible promissory notes

A summary of principal due, unamortized discount and carrying values of convertible promissory notes as of December 31, 2010, and the carrying value as of December 31, 2009, is as follows:

AMERICAN SCIENTIFIC RESOURCES, INCORPORATED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2010

	2010			2009
	Prinipal Due	Unamortized	Carrying	Prinipal
	at Maturity	Discount	Value	Due

Current:
2007 issuance, in default	$880,000	$-	$880,000	$905,000
Lender 1 - Note 1	380,000	-	380,000	-
Lender 1 - Installment notes	300,000	-	300,000	-
Lender 1 - Short-term note	44,000	-	44,000	-
Current convertible notes	1,604,000	-	1,604,000	905,000
First quarter 2010 issuance	400,000	240,625	159,375	-
Second quarter 2010 issuance	150,000	102,551	47,449
Third quarter 2010 issuance	100,000	79,452	20,548	-
Long-term convertible notes	650,000	422,628	227,372	-
	$2,254,000	$422,628	$1,831,372	$905,000

First quarter 2010 convertible debentures. On February 16, 2010 and March 23, 2010, the Company entered into agreements with an investor to issue convertible debentures in the aggregate amount of $400,000 and warrants to purchase 20,000,000 shares of common stock in exchange for the return of 33,333,333 common shares and cash proceeds of $200,000, less a selling commission of $16,000.  The debentures mature two years from the date of issuance and were initially convertible at any time within that period at a conversion price equal to the lesser of $0.0066 per share or 90% of the volume weighted average price of the Company’s common stock for the ten days immediately prior to conversion, but such conversion price would not be below $0.003 per share.  The warrants were initially exercisable over three years from the date of issuance at $0.01 per share.  On May 13, 2010, in conjunction with the issuance of the second quarter 2010 convertible debentures, the Company exchanged the first quarter 2010 convertible debentures and warrants effectively amending the floor price from $0.003 to $0.0015 per share and extending the exercise period of the warrants to seven years from May 13, 2010.  As described further below, due to dilution protections in the agreements, the conversion price has adjusted to $0.0033 per common share and the warrants have an exercise price of $0.0033 per common share as of December 31, 2010.

These convertible debentures initially accrued interest at 8% per annum, payable annually on or before December 31, beginning on the first such date after the issue date.  On May 13, 2010, in conjunction with the issuance of the second quarter 2010 convertible debentures, the Company exchanged the first quarter 2010 convertible debentures amending the interest rate to 10% if paid in cash, or 12% if paid in equivalent shares of common stock, at the Company’s option, and extended the maturity date to May 13, 2012.  For the period ended December 31, 2010, the Company accrued interest expense at 10% in the amount of $33,667 related to these convertible debentures.

The conversion price is adjustable in the event of any stock dividends, stock splits and subsequent equity sales or grants of the Company’s common stock should the effective price per share be lower than the conversion price at the time of such issuance.  The holders of these convertible debentures may participate in any rights offering and shall participate in any distributions through adjustment of the conversion price.  The holders may also accelerate demand for outstanding principal and interest upon any change in control, merger, consolidation, substantial asset sale, tender offer or other fundamental transaction as defined in the convertible debenture.

The exercise price of the warrants is adjustable in the event of payment of dividends or any distribution of common stock, any reclassification or recapitalization, and any subsequent equity sales should the effective price per share be lower than the exercise price at the time of such issuance.  See Note 11 - Equity – Warrants for common shares.

AMERICAN SCIENTIFIC RESOURCES, INCORPORATED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2010

At each commitment date, due to anti-dilution provisions in the convertible debentures, the Company determined that the conversion feature contained an embedded derivative. The Company determined the fair value of the conversion features related to the convertible debentures by applying the Black-Scholes pricing model using the conversion price of $0.0066, the closing price of the Company's common stock on the dates of issuance, 2 years for the expected term, weighted average volatility of 367%, no dividends and weighted average risk free interest rate of 0.97%.  The Company recognized an aggregate conversion feature of $940,593 which was recorded as a derivative liability with an offset to discount on convertible notes and interest expense.  After consideration of the relative fair value of the warrants, a discount related to the conversion features was recorded as an offset to the carrying amount of the convertible debentures and was limited to $228,392.  The remainder of $712,201 was charged to interest expense.  The discount will be amortized over the two year term of the debenture.  For the period from issuance to December 31, 2010, amortization of the discount related to the conversion features amounted to $91,686.

The Company determined the relative fair value of the warrants to be $171,608 and recorded this amount as a discount to the carrying amount of the convertible debentures with an offset to derivative liability. The Company began amortizing the debt discount over the two year term of the debentures.  Amortization of the debt discount related to the warrants for the period ended December 31, 2010 was $67,689.  Additionally, due to anti-dilution provisions in the warrants, the Company determined that the warrants contained an embedded derivative due to the possibility of issuance of additional warrants.  The Company determined the aggregate fair value of the warrant derivative liability to be $311,488 and recorded $139,880 as additional interest expense on the issuance dates.  The fair value of the warrants was calculated by utilizing the Black-Scholes fair value methodology using the closing price of the Company’s common stock on the dates of issuance, 3 years for expected term, weighted average volatility of 331%, no dividends and weighted average risk free interest rate of 1.50%.

As summary of the first quarter 2010 convertible debentures net of discounts at their issuance dates and as of December 31, 2010 are as follows:

		December 31,
	At Issuance	2010

Face value of first quarter 2010 convertible debentures	$400,000	$400,000
Discount related to conversion feature	(228,392)	(136,706)
Discount related to relative fair value of warrants	(171,608)	(103,919)
Convertible promissory notes, net of discount	$-	$159,375

At December 31, 2010, the Company determined the fair value of the conversion feature derivative liability and the warrant derivative liability using the Black-Scholes pricing model with the following assumptions: closing price of the Company’s common stock at December 31, 2010 of $0.0044 per share, the conversion and exercise price of $0.0033 , a weighted average of 1.18 years expected term for the conversion features and a weighted average of 6.18 years expected term for the warrants, weighted average volatility of 111% for the conversion features and 288% for the warrants, and a weighted average risk free rate of 0.29% for the conversion features and 2.71% for the warrants.  For the period ended December 31, 2010, the Company recorded an aggregate debit adjustment to fair value these derivative liabilities of $1,040,922.  The resulting aggregate carrying value for the first quarter 2010 convertible debentures was $211,159 as of December 31, 2010.

The fair values of the derivative liability for the conversion features embedded within the convertible notes and the warrants issued with convertible notes related to the first quarter 2010 convertible debentures, assuming no change to the conversion price due to anti-dilution features, were as follows:

AMERICAN SCIENTIFIC RESOURCES, INCORPORATED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2010

		December 31,
	At Issuance	2010

Fair value of conversion feature derivative liability	$940,593	$301,955
Fair value of warrant derivative liability	311,488	87,958
First quarter 2010 debentures - derivative instruments at fair value	$1,252,081	$389,913

The exchange of the first quarter 2010 convertible debentures and warrants on May 13, 2010 was not deemed to be an extinguishment and reissuance of debt as the difference between the present values of the expected cash flow streams before and after the exchange did not exceed 10%.  Accordingly, the Company treated the exchange as a modification of terms.  The incremental difference in the expected cash flow immediately before and after the exchange, due to the change in valuation of the warrants of $1,336, was not deemed material and not recorded.  The Company began accruing interest at 10% on May 13, 2010 under the assumption that interest would be paid in cash.

Second quarter 2010 convertible debentures. On May 13, 2010, the Company entered into agreements with two investors to issue convertible debentures in the aggregate amount of $150,000 and warrants to purchase 7,500,000 shares of common stock for cash proceeds of $150,000 less a selling commission of $12,000.  The debentures mature two years from the date of issuance and are convertible at any time within that period at a conversion price equal to the lesser of $0.0066 per share or 90% of the volume weighted average price of the Company’s common stock for ten days immediately prior to conversion (now adjusted to $0.0033 per common share), but such conversion price shall not be below $0.0015.  The warrants are exercisable over seven years at $0.01 per share (now adjusted to $0.0033 per common share).  These convertible debentures accrue interest at 10% per annum if paid in cash or 12% per annum if paid in equivalent shares of common stock.  For the period ended December 31, 2010, the Company accrued interest expense at 10% in the amount of $9,458 related to these convertible debentures.  As described further below, due to dilution protections in the agreements, the conversion price has adjusted to $0.0033 per common share and the warrants have an exercise price of $0.0033 per common share as of December 31, 2010.

The conversion price is adjustable in the event of any stock dividends, stock splits and subsequent equity sales or grants of the Company’s common stock should the effective price per share be lower than the conversion price at the time of such issuance.  The holders of these convertible debentures may participate in any rights offering and shall participate in any distributions through adjustment of the conversion price.  The holders may also accelerate demand for outstanding principal and interest upon any change in control, merger, consolidation, substantial asset sale, tender offer or other fundamental transaction as defined in the convertible debenture.

The exercise price of the warrants is adjustable in the event of payment of dividends or any distribution of common stock, any reclassification or recapitalization, and any subsequent equity sales should the effective price per share be lower than the exercise price at the time of such issuance.  See Note 11 - Equity – Warrants for common shares.

At the commitment date, due to anti-dilution provisions in the convertible debentures, the Company determined that the conversion feature contained an embedded derivative. The Company determined the fair value of the conversion feature related to the convertible debentures by applying the Black-Scholes pricing model using the conversion price of $0.0066, the closing price of the Company's common stock on the date of issuance, 2 years for the expected term, weighted average volatility of 368%, no dividends and weighted average risk free interest rate of 0.87%.  The Company recognized an aggregate conversion feature of $281,251 which was recorded as a derivative liability with an offset to discount on convertible notes and interest expense.  After consideration of the relative fair value of the warrants of $57,691, a discount related to the conversion features was recorded as an offset to the carrying amount of the convertible debentures and was limited to $92,309.  The remainder of $138,462 was charged to interest expense.  The discount will be amortized over the two year term of the debenture.  For the period from issuance to December 31, 2010, amortization of the discount related to the conversion feature amounted to $29,200.

AMERICAN SCIENTIFIC RESOURCES, INCORPORATED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2010

As of May 13, 2010, the Company determined the relative fair value of the warrants to be $57,691 and recorded this amount as a discount to the carrying amount of the convertible debentures with an offset to derivative liability. The Company began amortizing the debt discount over the two year term of the debentures.  Amortization of the debt discount related to the warrants for the period ended December 31, 2010 was $18,249.  Additionally, due to anti-dilution provisions in the warrants, the Company determined that the warrants contained an embedded derivative due to the possibility of issuance of additional warrants.  The Company determined the aggregate fair value of the warrant derivative liability to be $93,746 and recorded $86,535 as additional interest expense on the issuance date.  The fair value of the warrants was calculated by utilizing the Black-Scholes fair value methodology using the closing price of the Company’s common stock on the dates of issuance, 7 years for expected term, weighted average volatility of 305%, no dividends and weighted average risk free interest rate of 2.98%.

As summary of the second quarter 2010 convertible debentures net of discounts at their issuance dates and as of December 31, 2010 are as follows:

		December 31,
	At Issuance	2010

Face value of second quarter 2010 convertible debentures	$150,000	$150,000
Discount related to conversion feature	(92,309)	(63,109)
Discount related to relative fair value of warrants	(57,691)	(39,442)
Convertible promissory notes, net of discount	$-	$47,449

At December 31, 2010, the Company determined the fair value of the conversion feature derivative liability and the warrant derivative liability using the Black-Scholes pricing model with the following assumptions: closing price of the Company’s common stock at December 31, 2010 of $0.0044 per share, the conversion and exercise price of $0.0033, a weighted average of 1.38 years expected term for the conversion features and a weighted average of 6.38 years expected term for the warrants, weighted average volatility of 111% for the conversion feature and 288% for the warrants, and a weighted average risk free rate of 0.29% for the conversion features and 2.71% for the warrants.  The Company recorded an aggregate debit adjustment to fair value of these derivative liabilities of $293,027 since issuance resulting in aggregate carrying values for the second quarter 2010 convertible debentures to be $81,970 as of December 31, 2010.

The fair values of the derivative liability for the conversion features embedded within the convertible notes and the warrants issued with the convertible notes related to the second quarter 2010 convertible debentures, assuming no change to the conversion price due to anti-dilution features, were as follows:

AMERICAN SCIENTIFIC RESOURCES, INCORPORATED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2010

		December 31,
	At Issuance	2010

Fair value of conversion feature derivative liability	$281,251	$141,522
Fair value of warrant derivative liability	93,746	32,988
Second quarter 2010 debentures - derivative instruments at fair value	$374,997	$174,510

Third quarter 2010 convertible debentures. On July 22, 2010, the Company entered an agreement with an investor to issue convertible debentures in the amount of $100,000 and warrants to purchase 5,000,000 shares of common stock for cash proceeds of $100,000 less a selling commission of $8,000.  The debentures mature two years from the date of issuance and are convertible at any time within that period at a conversion price of $0.004 per share (now $0.0033 per share).  The warrants are exercisable over seven years at $0.0075 per share (now $0.0033 per share).  These convertible debentures accrue interest at 10% per annum if paid in cash or 12% per annum if paid in equivalent shares of common stock.  For the period ended December 31, 2010, the Company accrued interest expense at 10% in the amount of $4,389 related to these convertible debentures.  As described further below, due to dilution protections in the agreements, the conversion price has adjusted to $0.0033 per common share and the warrants have an exercise price of $0.0033 per common share as of December 31, 2010.

The conversion price is adjustable in the event of any stock dividend, stock split and subsequent equity sale or grant of the Company’s common stock should the effective price per share be lower than the conversion price at the time of such issuance.  The holder of these convertible debentures may participate in any rights offering and shall participate in any distributions through adjustment of the conversion price.  The holder may also accelerate demand for outstanding principal and interest upon any change in control, merger, consolidation, substantial asset sale, tender offer or other fundamental transaction as defined in the convertible debenture.

The exercise price of the warrants is adjustable in the event of payment of any dividend or any distribution of common stock, any reclassification or recapitalization, and any subsequent equity sale should the effective price per share be lower than the exercise price at the time of such issuance.  See Note 11-Equity – Warrants for common shares.

At the commitment date, due to anti-dilution provisions in the convertible debentures, the Company determined that the conversion feature contained an embedded derivative. The Company determined the fair value of the conversion feature related to the convertible debentures by applying the Black-Scholes pricing model using the conversion price of $0.004, the closing price of the Company's common stock on the date of issuance, 2 years for the expected term, weighted average volatility of 331%, no dividends and weighted average risk free interest rate of 0.60%.  The Company recognized an aggregate conversion feature of $271,894 which was recorded as a derivative liability with an offset to discount on convertible notes and interest expense.  After consideration of the relative fair value of the warrants of $35,482, a discount related to the conversion features was recorded as an offset to the carrying amount of the convertible debentures and was limited to $64,518.  The remainder of $146,385 was charged to interest expense.  The discount will be amortized over the two year term of the debenture.  For the period from issuance to December 31, 2010, amortization of the discount related to the conversion feature amounted to $13,257.

As of July 22, 2010, the Company determined the relative fair value of the warrants to be $35,482 and recorded this amount as a discount to the carrying amount of the convertible debentures with an offset to derivative liability. The Company began amortizing the debt discount over the two year term of the debentures.  Amortization of the debt discount related to the warrants for the period ended December 31, 2010 was $7,291.  Additionally, due to anti-dilution provisions in the warrants, the Company determined that the warrants contained an embedded derivative due to the possibility of issuance of additional warrants.  The Company determined the aggregate fair value of the warrant derivative liability to be $54,996 and recorded $80,506 as additional interest expense on the issuance date.  The fair value of the warrants was calculated by utilizing the Black-Scholes fair value methodology using the closing price of the Company’s common stock on the dates of issuance, 7 years for expected term, weighted average volatility of 296%, no dividends and weighted average risk free interest rate of 2.38%.

AMERICAN SCIENTIFIC RESOURCES, INCORPORATED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2010

As summary of the third quarter 2010 convertible debentures net of discounts at their issuance date and as of December 31, 2010 are as follows:

		December 31,
	At Issuance	2010

Face value of third quarter 2010 convertible debentures	$100,000	$100,000
Discount related to conversion feature	(64,518)	(51,261)
Discount related to relative fair value of warrants	(35,482)	(28,191)
Convertible promissory notes, net of discount	$-	$20,548

At December 31, 2010, the Company determined the fair value of the conversion feature derivative liability and the warrant derivative liability using the Black-Scholes pricing model with the following assumptions: closing price of the Company’s common stock at December 31, 2010 of $0.0044 per share, the conversion and exercise prices of $0.0033 for the conversion feature and $0.0033 for the warrants, a weighted average of 1.55 years expected term for the conversion features and a weighted average of 6.55 years expected term for the warrants, weighted average volatility of 300% for the conversion feature and 288% for the warrants, and a weighted average risk free rate of 0.61% for the conversion features and 2.71% for the warrants.  The Company recorded an aggregate debit adjustment to fair value of these derivative liabilities of $201,326 resulting in aggregate carrying values for the third quarter 2010 convertible debentures to be $125,565 as of December 31, 2010.

The fair values of the derivative liability for the conversion features embedded within, and the warrants issued with, the convertible notes related to the third quarter 2010 convertible debentures, assuming no change to the conversion price due to anti-dilution features, were as follows:

		December 31,
	At Issuance	2010

Fair value of conversion feature derivative liability	$271,894	$126,095
Fair value of warrant derivative liability	54,997	21,994
Third quarter 2010 debentures - derivative instruments at fair value	$326,891	$148,089

Dilution adjustments.  On September 16, 2010, the Company granted Lanktree the right to convert the principal balance outstanding on Note 1 in the amount of $580,000 into shares of common stock at a conversion price of $0.004 per share.  As a result of anti-dilution provisions in various other debentures and warrant agreements, conversion prices related to the first and second quarter 2010 convertible debentures adjusted to $0.004 per share, and exercise prices related to warrants issued with the first, second and third quarter debentures adjusted to $0.004 per share.  The anti-dilution provisions also triggered the issuance of 45,625,000 warrants with an exercise price of $0.004.  At issuance, these additional warrants had approximately a six and two-thirds year term to match the remaining term of the originally issued warrants.  On September 16, 2010, the Company determined the aggregate fair values of the additional warrants to be $410,592 using the Black-Scholes pricing model with the following assumptions: closing price of the Company’s common stock on September 16, 2010, the exercise price of $0.004, 6.67 to 6.83 years for the expected term, weighted average volatility of 296%, and a weighted average risk free rate of 2.71%.  Based on application of the Black-Scholes pricing model on December 31, 2010, the aggregate fair values of the warrants related to these anti-dilution provisions was $200,702, resulting in a change in the fair value of these derivatives in the amount of $209,890 since September, 2010.

AMERICAN SCIENTIFIC RESOURCES, INCORPORATED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2010

On November 16, 2010, the Company granted an investor the right to purchase 15,000,000 shares of common stock in exchange for cash proceeds of $50,000 at $0.0033 per share.  As a result of anti-dilution provisions in various debentures and warrant agreements, conversion prices related to the first and second quarter 2010 convertible debentures adjusted to $0.0033 per share, and exercise prices related to warrants issued with the first, second and third quarter debentures adjusted to $0.0033 per share.  The anti-dilution provisions also triggered the issuance of an additional 15,718,844 warrants with an exercise price of $0.0033.  At issuance, these additional warrants had approximately a six and one-half year term to match the remaining term of the originally issued warrants.  On November 16, 2010, the Company determined the aggregate fair values of the warrants to be $72,274 using the Black-Scholes pricing model with the following assumptions: closing price of the Company’s common stock at November 16, 2010, the exercise price of $0.0033, 6.50 to 6.67 years expected term for the warrants, weighted average volatility of 287%, and a weighted average risk free rate of 2.13%.  Based on application of the Black-Scholes pricing model on December 31, 2010, the aggregate fair values of the warrants related to the share issuance was $69,122, resulting in a change in the fair value of these derivatives in the amount of $3,152 since November 2010.

2007 subscription agreement debentures. During 2007, the Company entered into subscription agreements with various investors issuing convertible promissory notes, 905,000 common shares and 1,810,000 warrants to purchase an equivalent number of common shares in exchange for proceeds of $905,000.  The warrants are exercisable at $1.00 per common share over a five year period from issuance.  The convertible promissory notes initially accrued interest at 10%, and all principal and interest was due on the first anniversary of their issuance date.  These notes were convertible into shares of our common stock at the option of each holder at (1) $0.25 per share, or (2) a 20% discount to the price per share issued in a financing transaction of at least $2,000,000, or (3) in the event of default, the conversion price adjusts to equal 80% of the Company’s average closing stock price during the five trading days prior to default.  Further, in the event of default, the interest rate adjusts to 15% per annum.

Each convertible promissory note issued in the subscription agreements had a term of one year and was not repaid.  Due to the default and reset of the conversion price to 80% of the fair value of the Company’s common stock five days prior to the default, the Company tested each convertible promissory note for an incremental beneficial conversion feature.  The Company’s Board of Directors has determined that the default date for each convertible promissory note was April 30, 2008.  The calculation of the conversion rate on such date was $0.01456 of principal outstanding to one share of common stock.  Based on the default provisions, as of December 31, 2010, noteholders may convert their principal balance into a total of 60,439,560 common shares.  Unless the Company declares a stock dividend, or there is some other re-capitalization of the Company, such as a stock split or reverse stock split, the conversion price established at the default date will not change.

On June 28, 2010, a holder of 2007 subscription agreement debentures converted $25,000 of principal and $8,551 of accrued interest into 2,302,696 shares of common stock at a conversion price of approximately $0.01456 per share.  As of December 31, 2010 and 2009, the Company had $880,000 and $905,000 of principal outstanding on these convertible promissory notes, respectively.

The subscription agreements for these debentures contain a registration rights penalty whereby, commencing upon six months from an initial unit sale and, for each monthly period thereafter that the common stock and the common stock underlying the warrants are not registered, the Company will issue 4,167 warrants per unit as a penalty to the subscription holder.  The Company failed to file a registration statement and consequently, beginning August 2007, the Company began valuing 4,167 warrants per outstanding unit as a penalty each month.  On January 21, 2010, the Company filed a registration statement with the SEC, but ultimately did not include the common stock, the initial issuance warrants and the penalty in the final registration statement that became effective on January 14, 2011.

AMERICAN SCIENTIFIC RESOURCES, INCORPORATED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2010

For the year ended December 31, 2010, additional penalty warrants aggregating 892,571were issued raising the total number of penalty warrants issued under the 2007 subscription debenture agreements to 2,640,964.  The penalty warrants are exercisable over five years from the date of issuance at an exercise price of $1.00 per share.  The aggregate value of the new penalty warrants issued during the year ended December 31, 2010 amounted to $8,033, which was charged to interest expense with an offset to derivative liability.  At each month end during 2010, the Company determined the value of the penalty warrants issued using the Black-Scholes pricing model with the following assumptions based on the circumstances then in effect: no dividend yield, an expected volatility ranging from 288% to 330%, a risk-free interest rate ranging from 1.27% to 2.55%, the month end market price per common share ranging from $0.0044 to $0.0114, the exercise price of $1.00 and an expected life of 5 years.

The penalty warrants have been determined to be a derivative instrument.  At December 31, 2010, the fair value of the each issuance of the penalty warrants has been determined by using the Black-Scholes pricing model with the following assumptions: no dividend yield, an expected volatility ranging from 288% to 300%, a risk-free interest rate ranging from 0.29% to 2.01%, and an expected life ranging from 1.67 to 5.00 years, the closing price of the Company’s common stock at December 31, 2010 of $0.0044 per share, and the exercise price of $1.00.  Based on the application of the Black-Scholes pricing model applied to each monthly issuance of the penalty warrants, a debit adjustment was recorded to the warrant derivative liability in the amount of $11,968 for the year ended December 31, 2010, resulting in these warrant derivative liabilities to be carried at their aggregate fair values of $10,810 at December 31, 2010.

For the year ended December 31, 2010, the Company recognized interest expense of $168,702, and had $381,002 of accrued interest payable at December 31, 2010, related to these convertible promissory notes.  Interest was calculated at 10% per annum for the initial term and at 15% per annum since default without compounding.  The convertible promissory notes also contain a provision whereby the noteholder may elect to convert accrued interest payable into shares of our common stock.  As of December 31, 2010, based on 80% of the prior five day average closing price of the Company’s common stock, accrued interest payable may be converted into 102,640,625 shares of common stock should all noteholders elect to do so.

A current member of our Board of Directors directly owns convertible promissory notes which provide for conversion into 50,000 common shares, 100,000 initial issuance warrants, and 146,652 penalty warrants.  Parties directly and indirectly related to this director own convertible promissory notes convertible into 300,000 common shares, 600,000 initial issuance warrants, and 866,022 penalty warrants.

9. INCOME TAXES

As a result of the Company incurring net losses, an income tax benefit in the form of net operating loss carry–backs and carry-forwards have been generated for the years ended December 31, 2010 and 2009.  Since the Company has not had taxable income for the last five years, utilization of net operating loss carry-backs is currently not possible.  The potential future benefit from income taxes arising from operations for the years ended December 31, 2010 and 2009 consist of the following:

AMERICAN SCIENTIFIC RESOURCES, INCORPORATED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2010

	2010	2009
Current:
Federal	$-	$-
State	-	-
Deferred:
Federal	839,900	522,500
State	-	-
	839,900	522,500
Increase in valuation allowance	(839,900)	(522,500)
Income tax benefit	$-	$-

The effective tax rates differ from the statutory rates for 2010 and 2009 primarily due to the following:

	2010		2009
		Effective Tax		Effective Tax
	Amount	Rate	Amount	Rate

Federal income tax liability (benefit)	$(2,393,900)	-34.0%	$(829,500)	-34.0%
State income tax liability (benefit)	-	0.0%	-	0.0%
Permanent differences	860,800	12.2%	307,000	12.6%
Temporary differences	693,200	9.8%	-	0.0%
Change in valuation allowance	839,900	11.9%	522,500	21.4%
	$-	0.0%	$-	0.0%

Permanent differences consist primarily of a portion of stock-based compensation, stock issued for interest, fines and penalties, and disallowed travel, meal and entertainment expenses.  Temporary differences are differences in the timing of deductions between those for tax and book purposes and consist of a portion of stock-based compensation and the patent impairment charge.

The Company’s net deferred tax assets consist primarily of net operating loss carry-forwards.  At December 31, 2010, the Company had federal net operating loss carry-forwards totaling approximately $16,794,700 which may be used to offset future taxable income.  These net operating loss carry-forwards expire over various years through 2024.  As of December 31, 2010 and 2009, the Company has determined that due to the uncertainty regarding its future profitability, a full valuation allowance is required for deferred tax assets.  Net deferred tax assets and liabilities are comprised of the following as of December 31, 2010 and 2009:

	2010	2009
Deferred tax assets:
Current	$-	$-
Non-current	5,272,800	4,432,900
Less valuation allowance	(5,272,800)	(4,432,900)
Net deferred tax assets	$-	$-
Net deferred tax liabilities	$-	$-

AMERICAN SCIENTIFIC RESOURCES, INCORPORATED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2010

The federal and states of Florida and Ohio are the significant tax jurisdictions where the Company files income, franchise and gross receipts tax returns as required.  There are currently no on-going examinations of tax returns by federal and state tax authorities.  The Company is delinquent with the filing of certain sales and use tax returns, whose liability, together with any interest and penalties that may be imposed by governmental authorities, is insignificant to the Company’s financial position and results of operations as of and for the years ended December 31, 2010 and 2009.  Other than the above, the Company does not have any uncertain tax positions meeting the ‘more-likely-than-not’ threshold.

10.  DERIVATIVE INSTRUMENTS:

The Company generally uses the Black-Scholes pricing model to estimate the fair values of its derivative instruments.  As of December 31, 2010, the Company used the following inputs in this model as appropriate for each derivative instrument:  no dividend yield, an expected volatility ranging from 111% to 318%, a risk-free interest rate ranging from 0.29% to 2.71%, and an expected life ranging from 1.13 to 6.55 years, the closing price of the Company’s common stock at December 31, 2010 of $0.0044 per share, and a conversion price or an exercise price ranging from $0.0033 to $0.004.  A summary of the fair values of the Company’s derivative instruments based on this model as of December 31, 2010, the 2010 grant date for such derivative instruments and December 31, 2009, is as follows:

		2010
	2010	Grant Date	2009
Conversion features:
First quarter 2010 issuance	$301,955	$940,593	$-
Second quarter 2010 issuance	141,522	281,251	-
Third quarter 2010 issuance	126,095	271,894	-
Total conversion features	569,572	1,493,738	-
Warrants:
First quarter 2010 issuance	87,958	311,488	-
Second quarter 2010 issuance	32,988	93,746	-
Third quarter 2010 issuance	21,994	54,997	-
2007 debentures - penalty warrants	10,810	9,787	21,124
Total warrants	153,750	470,018	21,124
Dilution warrants:
September 16, 2010 issuance	200,702	410,592	-
November 16, 2010 issuance	69,122	72,274	-
Total anti-dilution warrants	269,824	482,866	-
	$993,146	$2,446,622	$21,124

Effective May 13, 2010, the Company committed to issue more common shares than authorized by its Article of Incorporation.  If the Company would have been required to settle all of its outstanding warrants and liabilities (including contingent liabilities to be settled with equity not previously recorded) with common shares as of May 13, 2010, the Company would have been required to issue up to 377,460,076 common shares over its authorized amount of 2,500,000,000 common shares, assuming all targets and contingencies were met, representing 1,200,000 shares for the settlement of warrants and 376,260,076 shares for the settlement of liabilities including contingent liabilities not previously recorded (of which all but 26,978,022 shares have been recorded as liabilities).  Pursuant to ASC 815-40, Derivatives and Hedging – Contracts in Entity’s Own Equity, the Company’s policy with regard to settling outstanding financial instruments is to settle those with the latest maturity date first, which essentially sets the order of preference for settling the financial instruments.  Therefore, on May 13, 2010, the Company reclassified warrants to purchase 1,200,000 common shares with a fair value of $3,862 and recognized contracts to be settled with common stock (previously considered contingent liabilities not meeting recognition criteria) for 26,978,022 shares with a fair value of $337,225, from additional paid in capital to derivative liabilities.  Subsequent to May 13, 2010 through December 31, 2010, the Company committed to issue an additional 507,712,302 shares and warrants above the amount authorized of which all but 2,240,657 had been recorded as liabilities.  The fair value of the 2,240,657 shares on the day the Company committed to issue the additional shares was $15,719 (shares prior to our 200-to-1 reverse split).

AMERICAN SCIENTIFIC RESOURCES, INCORPORATED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2010

On December 31, 2010, the fair value of derivative liabilities for contracts to be settled with the Company’s common shares in excess of common share capital authorized aggregated $125,377. As of December 31, 2010, if the Company would be required to settle all of its outstanding warrants and liabilities (including contingent liabilities to be settled with equity) with common shares, the Company would be required to issue up to 885,172,378 common shares beyond the amount authorized as of December 31, 2010 of 2,500,000,000 common shares.  As of December 31, 2010, liabilities and derivative liabilities have been recorded for all 885,172,378 shares.  On February 11, 2011, the Company increased the number of authorized shares of its common stock from 2,500,000,000 to 5,000,000,000.

11.  EQUITY

On February 11, 2011, the Company increased the number of shares of its authorized common stock from 2.5 billion to 5.0 billion.  On March 21, 2011, the Company effected a 200-to-1 reverse split of its common stock shares. Pro forma shares, shares issuances, weighted average shares outstanding and net loss per share have been included on the face of the Company’s consolidated financial statements reflecting the post-split effect of the reverse stock split.  All other share information in these consolidated financial statements has been presented on a pre-split basis except where indicated.

Sale of common shares. In January 2010, the Company sold 12,686,567 shares of common stock for cash proceeds of $85,000 and paid a selling commission of $6,800.  Of the $85,000 total proceeds received from this issuance, $5,000 was advanced to the Company in December 2009 and recorded as an obligation to issue common stock.

In November 2010, the Company sold 15,000,000 shares of common stock for cash proceeds of $50,000.

Warrants for common shares. During the year December 31, 2010, the Company granted 99,185,723 warrants to purchase an equivalent number of shares of common stock to investors and consultants in connection with convertible debenture issuances.  These warrants are exercisable over three to seven year periods at exercise prices ranging from $0.004 to $1.00 per share.   A summary of the status of the Company’s outstanding common stock warrants as of and for the year ended December 31, 2010, excluding warrants issuable as contingent compensation, is as follows:

		Weighted	Proceeds	Weighted
	Warrants	Avg. Exercise	Upon	Avg. Remaining
	Exercisable	Price	Exercise	Life in Years

Balance December 31, 2009	25,818,392	$0.14	$3,588,392	2.78
Granted	114,904,567	0.02	1,641,597	6.97
Exercised	-	-	-	-
Cancelled	(28,500,000)	-	(337,000)	-
Balance December 31, 2010	112,222,959	0.04	$4,892,989	5.67

As of December 31, 2010, warrants to purchase 105,618,844 shares of the Company’s common stock contain a cashless exercise option based on the fair market value of the Company’s stock on the date of exercise.  Warrants to purchase 96,843,844 shares of the Company’s common stock contain provisions whereby the exercise price for the warrants adjusts proportionally with additional sales of equity (see Note 8 – Notes Payable – Dilution adjustments).  All warrants outstanding at December 31, 2010 contain other anti-dilution provisions should the Company become re-capitalized, incur adjustments for any reorganization, consolidation or merger, and other rights offering participation.

AMERICAN SCIENTIFIC RESOURCES, INCORPORATED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2010

Options for purchase of common stock.  In May 2007, the Company adopted a stock option plan which provides for the grant of options to officers, consultants and employees to acquire shares of the Company’s common stock at a purchase price equal to or greater than the fair market value as of the date of the grant.   Options are exercisable six months after the grant date and expire five years from the grant date.  The plan calls for a total of 3,000,000 common shares to be held for grant.  No options had been granted under this plan.

Share Based Compensation

Common stock issued for services to non-employees.  In June 2009, the Company issued 8,000,000 restricted shares of its common stock and 8,000,000 warrants to purchase an equivalent number of common shares to an entity for services rendered.  These services were valued at $33,580 based on the fair value of the common stock ($31,200) and warrants ($2,380) on the date of issuance.  In October 2009, the service provider filed suit against the Company, its directors and other parties for failure to register and lift trading restrictions on the common stock.  The service provider claimed damages arising from the alleged inability to sell the shares timely and realize certain profits.  Further, the service provider claimed anticipatory damages from alleged anticipated inability to sell certain other shares and the warrants.  In February 2010, the Company settled this litigation and issued 16,000,000 unrestricted shares of its common stock and cancelled the originally issued shares and warrants.  On December 31, 2009, the Company recognized an incremental expense from the settlement in the amount of $68,000, based on the closing bid price of the common stock on the date of settlement, and a corresponding obligation to issue common stock.  The Company also reversed the value of the warrants cancelled in the amount of $2,380.

In February 2010, the Company issued 1,000,000 restricted shares of common stock as payment for consulting services.  These shares were valued at the closing bid price for the Company’s common stock on the date of issuance amounting to $8,200, which was expensed.

In April 2010, the Company issued 10,000,000 restricted shares of common stock for investor relations and other consulting services to be performed over a six month period valued at $152,000 based on the closing bid price of our common shares on the date of issuance.  For the year ended December 31, 2010, the Company amortized $152,000 as operating, sales and administrative expenses.

In June 2010, the Company issued 10,000,000 restricted shares of common stock to five service providers for product development, legal, accounting and consulting services.  These shares valued at the closing bid price for our common shares on the date of issuance amounting to $96,000, which was expensed.

In September 2010, the Company issued 6,000,000 shares to a law firm for legal services rendered. These shares valued at the closing bid price for our common shares on the date of issuance amounting to $54,000, which was expensed.

In October 2010, the Company issued 5,000,000 shares to a Chinese manufacturer of the Company’s products.  These shares were valued at $42,000 based on the closing bid price of our common shares on the date of issuance.  This amount was expensed to operating, sales and administrative expenses.

See Note 12– Commitments and Contingencies – Service agreements for additional information regarding shares issued and issuable to employees.

AMERICAN SCIENTIFIC RESOURCES, INCORPORATED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2010

Common stock issued to employees. In June 2010, the Company issued 2,000,000 restricted shares of common stock to an employee for services rendered.  These shares valued at the closing bid price for our common shares on the date of issuance amounting to $19,200, which was expensed.

In August 2010, the Company issued 40,000,000 shares to four members of our Board of Directors. These shares valued at the closing bid price for our common shares on the date of issuance amounting to $400,000, which was expensed.

See Note 12 – Commitments and Contingencies – Employment agreements for additional information regarding shares issued and issuable to employees.

Obligation to Issue Common Shares

A summary of the Company’s obligations to issue common shares as recorded in these consolidated financial statements at December 31, 2010 and 2009, is as follows:

	2010		2009
	Common	Obligation Date	Common	Obligation Date
	Shares	Fair Value	Shares	Fair Value

Incremental shares and amount from settlement of litigation	-	$-	8,000,000	$68,000
Shares issuable as compensation	500,000	70,000	500,000	70,000
Advance on sale of common shares	-	-	-	5,000
	500,000	$70,000	8,500,000	$143,000

At December 31, 2010, in addition to the amounts in the above table, the Company has convertible securities, commitments, warrant agreements, employment agreements and other agreements that could obligate the Company to issue up to 1,239,939,699 additional common shares.

12.  COMMITMENTS AND CONTINGENCIES

Litigation. On August 15, 2008, a competitor filed suit in the United States District Court for the District of Massachusetts against Kidz-Med, Inc., American Scientific Resources, Incorporated and Tecnimed, Srl for patent infringement with regard to the Thermofocus thermometer.  Under the distribution agreement, Tecnimed is obligated to indemnify the Company against certain actions including this patent infringement action.  However, as part of the Settlement Agreement discussed in Note 8 – Notes Payable, the Company agreed to cover its own fees and expenses in connection with this litigation and agreed to waive any claim for lost profits that may arise within the indemnification provision.  The case is currently in pretrial discovery.  Tecnimed has provided the Company with a legal opinion that the thermometer does not violate the competitor’s patents.  The Company is unable to make an independent assessment of this patent infringement action and is relying on Tecnimed’s defense of this case.  As the Company believes that Tecnimed is capable and willing to defend the Company, and that the Company’s defense costs if any will not be significant, no provision for possible loss related to this litigation has been included in these consolidated financial statements.  In March 2010, the competitor filed an additional complaint against American Scientific Resources, Incorporated and Kidz-Med, Inc. in the United States District Court for the District of Massachusetts alleging that false advertising damaged the competitor.  The competitor is seeking to enjoin the Company from future false advertising and to recover unspecified monetary damages.  Based on the advice of counsel, the Company believes this case is without merit.  The Company intends to vigorously contest the complaint.

AMERICAN SCIENTIFIC RESOURCES, INCORPORATED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2010

On September 21, 2010, Tecnimed, Srl filed a complaint against the Company and its Kids-Med subsidiary in US District Court for the Southern District of New York alleging breach of a non-compete agreement and infringement on the Thermofocus trademark and trade dress.  In addition, the complaint alleges that the Company sold Thermofocus units in an unauthorized manner resulting in a breach of contract.  Further, the complaint alleges that the Company is in default on the payment of $209,802 of principal and $88,867 of interest under the notes due Tecnimed.  The complaint seeks a trial by jury, injunctions against manufacturing and selling products that are in competition with the Thermofocus and use similar trade dress, recall of product distributed and payment of unspecified amounts for ill-gotten gains, treble damages, punitive damages and attorneys’ fees.  The Company continues to believe the complaint is without merit and intends to pursue a vigorous defense.  On January 18, 2011, the US District Court for Southern New York granted Tecnimed’s request for a preliminary injunction and ordered the Company to stop selling the Vera Temp in the allegedly infringing package and to recall the product from retail customers within seven days.  The Company stopped shipping the thermometer in the allegedly infringing package and filed an emergency appeal for stay of this decision on January 31, 2011.  The stay was denied by the Court on February 10, 2011.  On February 11, 2011, after Tecnimed posted a $130,000 bond with the Court to compensate the Company in the event Tecnimed does not prevail in this action, the Company sent recall notices out to its retail customers.  The Company also complied with this injunction by changing its retail package to reflect the wishes of the Court.  The Court approved the new Vera Temp package on February 4, 2011.  The Company continues to ship the thermometer to retail customers in its new package.  The Company expects to incur approximately $25,000 of costs related to the recall, including shipping and repackaging costs, and has expensed such amount for the year ended December 31, 2010.

On October 26, 2010, Sanomedics International Holdings filed a complaint in District Court for the Southern District of Florida against the Company alleging that the Company infringed on plaintiff’s thermometer design patent, and upon an exclusive distribution and manufacturing agreement between the plaintiff and the Chinese manufacturer of the Company’s Vera Temp thermometer.  The complaint also alleges the Company wrongfully asserted dominion over plaintiff’s Food and Drug Administration clearances depriving plaintiff of its exclusive rights and interests. The complaint seeks injunctive relief, recall and destruction of all the Company’s Vera Temp thermometer products and marketing materials, and unspecified monetary damages, punitive damages and attorney’s fees.  The Company believes the complaint is without merit and intends to pursue a vigorous defense.

The Company has, and may in the future, become a party to various claims, complaints and legal actions arising in the ordinary course of business.  In the opinion of management, there are currently no additional legal matters that would have a further material adverse effect on the financial statements of the Company taken as whole as of December 31, 2010.

Employment agreements. In conjunction with the Disintegrator acquisition (See Note 7 –  Patent, Contingent Note Payable and Contingent Compensation), the Company entered into a ten year employment agreement with a former executive and majority owner of Safeguard in addition to the contingent compensation per the asset purchase agreement.  The employment agreement calls for a base salary of $10,000 per month beginning upon the receipt of $500,000 of combined new capital and revenue, and $20,000 per month beginning upon the receipt of $2,500,000 of combined new capital and revenue.  The $10,000 in monthly salary shall accrue for no longer than 6 months and be payable in full immediately upon reaching $500,000 of combined new capital and revenue.  The employment agreement may be terminated by the executive in the event of default with prior notice, and by the Company for cause, or death or permanent disability of the executive.  During the year ended December 31, 2010, the Company expensed $120,000 of base salary related to this agreement.  At December 31, 2010, $20,000 of base salary was unpaid.

Effective April 5, 2007, the Company entered into an employment agreement with our chief executive officer.  This agreement continues until another chief executive officer is appointed by a majority of our Board of Directors, either party terminates in accordance with the provisions of the agreement, or his death or permanent disability.  The agreement calls for a minimum salary of $10,000 per month plus additional cash and stock compensation upon the achievement for various milestones.  The Company has not made certain cash payments due under the agreement.  On December 15, 2010, the Company issued 1,000,000 shares of common stock to our chief executive officer and reduced accrued compensation payable by $50,000 (the value of these shares on the date of issuance was $5,000).  As of December 31, 2010, $310,000 has been accrued as compensation payable.  This employment agreement also called for the issuance of 500,000 fully-vested, restricted shares of the Company’s common stock upon execution.  As of December 31, 2010, the shares had not been issued, however the Company has accrued $70,000 as an obligation to issue shares based on the closing price on the date of grant.  In addition, the agreement called for the award of up to 500,000 warrants to purchase an equivalent number of common shares based on the achievement of certain revenue targets.  The warrants were exercisable at $0.25 per share over a period of three years from September 4, 2007.  During the first quarter of 2010, our chief executive officer was deemed to have earned 100,000 warrants to purchase equivalent shares of common stock.  However, these warrants were never issued.  Currently, there is no agreement in effect to issue warrants to our chief executive officer.

AMERICAN SCIENTIFIC RESOURCES, INCORPORATED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2010

On March 1, 2010, the Company entered into a five year employment agreement with an executive. The employment agreement calls for the monthly award of restricted shares of our common stock equivalent to $15,000 per month based on the average closing price for the month plus a 2% cash bonus for sales collected through June 30, 2010.  Beginning on the later of July 1, 2010, or date the Company’s registration statement with the SEC becomes effective, the executive shall be entitled to a base salary of $12,000 per month, plus a 2% cash bonus for sales collected and a 2% common stock bonus for sales collected.  The Company’s registration statement with the SEC became effective on January 14, 2011.  The shares issuable for the stock bonus shall be determined based on the five day average closing price prior to the collection of the sale.  The agreement also calls for the reimbursement of expenses including payment to the executive of up to $650 per month for office space.  For the period ended December 31, 2010, the Company issued 14,201,048 shares with a value of $128,000 to partially meet its obligation under this employment agreement.  At December 31, 2010, there were 3,409,091 shares issuable under the employment agreement with a value of $15,000.  Prior to March 1, 2010, this executive performed consulting services for the Company.  For the period ended February 28, 2010, the Company issued 4,622,230 shares with a value of $49,050 for consulting services.

Service agreements.  Beginning January 1, 2010, the Company and a marketing consultant entered into an amended agreement whereby the consultant is entitled to receive warrants valued up to $1,987,500 based upon the execution of certain licensing agreements and upon the achievement of certain collected revenue targets.  Upon achievement of the targets, warrants equivalent to the first $200,000 shall be issued based on the 30 day trailing weighted average price of the Company’s common stock.  The exercise price is to be determined as 50% of the 30 day trailing weighted average price.  All warrants are exercisable over 5 years from the date of issuance.  Upon achievement of the targets, beginning at $2,000,000 of revenues collected, warrants equivalent to $1,787,500 shall be issued based on the 30 day trailing weighted average price and an exercise price equal to the 30 day trailing weighted average price.  The Company will account for warrants issuable when the targets are met.  In addition, the consultant is entitled to a cash fee of $5,000 per month, plus reimbursement of out-of-pocket expenses, for services rendered through the conclusion of the agreement in August 2019.  The fee is subject to escalation up the achievement collected revenue targets as a result of the consultant’s efforts.  For the year ended December 31, 2010, the Company had incurred $131,903 for fees and expenses related to this amended agreement and paid $72,424.  In January 2011, the Company and the consultant settled all amounts due through December 31, 2010 for the issuance of 12,000,000 shares of our common stock, $15,000 in cash and $2,480 of expenses.  The shares were valued at $35,000 based on the value of unpaid services in accordance with the agreement between the parties.

On May 23, 2010, the Company entered into a consulting agreement for general management and financial advice effective January 1, 2010 and continuing through August 31, 2019.  The agreement called for compensation of $10,000 per month effective January 2010 and increases to $20,000 per month upon receipt by the Company of $2.5 million of the combined aggregate of new capital and revenue commencing on May 23, 2010, plus reimbursement of certain expenses.  The agreement required the consultant’s participation in any incentive, profit sharing, bonus, stock option and other similar plan on an equivalent basis to other senior managers of the Company.  In addition, the agreement calls for the issuance of 5,000,000 shares of our common stock upon the listing of our common stock on the Over-the-Counter Bulletin Board.  As of December 31, 2010, no amounts have been accrued for these shares as the contingency has not been met.  For the period ended December 31, 2010, the Company paid $57,176 related to the consulting agreement.  In addition, for the period ended December 31, 2010, the Company paid $42,880 of commissions to an entity affiliated with the consultant for assisting the Company secure $650,000 of convertible note financing.  In October 2010, the Company terminated this consulting agreement.

AMERICAN SCIENTIFIC RESOURCES, INCORPORATED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2010

Effective March 20, 2010, the Company entered into a one year consulting agreement for sales and marketing services.  This agreement entitles the consultant to a commission of 10% of the gross sales generated by the consultant from new customers, plus reimbursement of expenses.  This agreement was terminated in September 2010.  No sales commissions were earned by this consultant; however, $9,000 plus expenses was drawn by the consultant as advances against commissions to be earned.  In March 2011, the Company issued 15,000 shares of its common stock (shares adjusted for the effect of the 200-to-1 reverse stock split) as a settlement of all amounts due this consultant.  These shares were valued at $9,581 based on unpaid invoices from the consultant for commission draws and reimbursable expenses through the September 2010 termination.

Operating leases.  The Company currently leases office and warehouse space, and has entered into an agreement with a service providers for additional office space, each of which call for monthly payments.  One agreement is renewable on a month to month basis.  Another agreement calls for minimum obligations aggregating $10,500 through July 2011.  Rent expense for these offices and warehouse, including the Company’s portion of utilities, amounted to $59,860 and $13,741 for the years ended December 31, 2010 and 2009, respectively.

Purchase and sale agreements.  From time to time, the Company enters into agreements to purchase components and finished products for resale.  The purchase agreements have various durations and require the Company to purchase certain minimum quantities.  As of December 31, 2010, the Company has advanced $86,700 to a vendor, and shall owe $42,750 upon product delivery.  This amount was paid and product received in January 2011.

The Company has also entered into various exclusive and non-exclusive agreements to supply and distribute the Company’s products in various geographic areas.  Certain of these agreements require the Company to supply certain minimum quantities and contain various warranty provisions upon sale.  As of December 31, 2010, the Company believes it has no unrecorded obligations under any of these agreements.

13.  RELATED PARTY TRANSACTIONS

Our chief executive officer of the Company periodically advances funds to the Company on a short-term, non-interest bearing basis for working capital purposes.  As of December 31, 2009, $5,000 was due to this executive and such amount was repaid on January 9, 2010.  See Note 8 – Notes Payable for additional information regarding loans from related parties.

As discussed in Note 8 – Notes Payable, a current member of our Board of Directors directly owns notes convertible in common shares and warrants to purchase common shares.  In addition, this director is directly and indirectly related to Lender 2 and other holders of convertible notes.

In October 2008, the Company entered into a license agreement with a relative of the chief executive officer.  The license agreement calls for the payment of royalties equal to 20% of revenues from the Company’s sales or permitted use of certain copyrighted and trademarked, print and video material.  The license agreement continues for successive one year terms unless terminated by either party.  During year ended December 31, 2010, no amounts were paid or accrued under this license agreement.

 As discussed in Note 6 – Patent and in Note 12 – Commitments and Contingencies, the Company entered into an asset purchase agreement and an employment agreement with a former executive and majority owner of the Seller of the Disintegrator patent.  These agreements call for additional consideration and compensation payments based on the achievement of certain targets.

AMERICAN SCIENTIFIC RESOURCES, INCORPORATED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2010

14.  SUBSEQUENT EVENTS

Equity purchase agreement and issuance of Series A preferred stock. On February 3, 2011, the Company entered into an equity purchase agreement (the “Purchase Agreement”) with Southridge Partners II, LP.  Pursuant to the Purchase Agreement, Southridge agreed to purchase from the Company, for a period of up to 24 months commencing on the effective date of a registration statement filed by the Company for resale of the shares, up to $10,000,000 shares of the Company’s common stock.  The purchase price for the shares of common stock sold will be equal to 92% of the average of the lowest 2 daily closing prices for the 5 trading days immediately following the date on which the Company is deemed to provide a put notice under the Purchase Agreement.  The maximum amount of common stock that Southridge shall be obligated to purchase with respect to any single closing under the Purchase Agreement will be the lesser of $500,000 or 250% of the average dollar trading volume of the Company’s common stock for the 20 trading days immediately preceding the date on which the Company provides a put notice under the Purchase Agreement.  Upon execution of the Purchase Agreement, the Company issued Southridge a five-year warrant to purchase 25,000,000 shares of common stock at an exercise price of $0.00615, which may be exercised on a cashless basis if there is no effective registration statement for the resale of shares of common stock underlying the warrant six month following the issuance.

The Company agreed to issue to its management and directors a series of preferred stock with voting rights sufficient to grant such holders the ability to vote in favor of an increase in the Company’s authorized common stock and/or a reverse split of the outstanding shares of common stock.  Accordingly, on February 4, 2011, the Company issued to each of its four directors 12,500 shares each of its Series A Preferred Stock.  On February 11, 2011, the Company increased the number of authorized shares of its common stock from 2.5 billion to 5.0 billion.  In the aggregate, the Company issued 50,000 of its Series A Preferred Stock, which gave each of the holder 100,000 votes for each share of preferred stock owned.  The Series A Preferred Stock is non-participating in any dividends and not convertible.  The four members of the Company’s Board of Directors jointly held 5.0 billion votes immediately before and after the 200-to-1 reverse common stock split.

Issuances of common shares. On January 19, 2011, we issued 240,000 shares of our common stock for package design services valued at $1,200, which had been accrued at year-end.

As discussed in Note 12 – Commitments and Contingencies – Service agreements,  on January 21, 2011, we entered into an agreement with a marketing consultant to settle monthly retainer fees, out of pocket expenses and commissions due through December 31, 2010, and issued 12,000,0000 shares of our common stock in partial satisfaction of amounts due under the settlement agreement.  These shares were valued at $63,600 on the date of issuance.

On January 21, 2011, we issued 2,400,000 shares of our common stock to a public relations firm for six months of services through June 2011.  These shares were valued at $12,720 on the date of issuance.

On January 21, 2011, we issued 16,000,000 shares of our common stock to a partner in the law firm providing services to us as partial compensation for legal services.  These shares were valued at $84,800 on the date of issuance.

As discussed in Note 8 – Notes Payable – on February 2, 2011, the Company issued 32,000,000 shares of its common stock valued at $147,200, based on the closing price for the Company’s common stock on the date of the agreement, as consideration for extending the due dates on two short-term loans issued to Granite Financial Group.

On February 11, 2011, the Company increased the number of shares of its authorized common stock from 2.5 billion to 5.0 billion.

On February 16, 2011, the Company issued 10,000,000 shares for legal services.  These shares were valued at $43,000 based on the closing bid price of the Company’s stock on the date of issuance.

AMERICAN SCIENTIFIC RESOURCES, INCORPORATED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2010

On January 17, 2011, the Company entered into a 12 month agreement with a consultant for investor relations services in exchange for an aggregate consideration of $48,000 of which the Company has the option to pay $12,000 in cash over 12 months, or issue 2,400,000 common shares, plus the issuance of 7,200,000 common shares with an agreed value of $36,000.  On February 23, 2011, the Company issued the 7,200,000 common shares.

On February 25, 2011, the Company issued a $25,000 convertible note to Lanktree Consulting Corporation bearing interest at 12% per annum payable monthly.  The note matures on May 25, 2011 and is convertible into shares of the Company’s common stock at a fixed conversion price of $0.0033.  As additional consideration for entering into this note, the Company issued 5,000,000 shares of its common stock valued at $20,000 on the date of issuance.  Further, as discussed in Note 8 – Notes Payable, in consideration for extension for the payment of principal on Note 1, the Company issued 22,000,000 shares of its common stock valued at $88,000.  The Company also issued 5,000,000 shares of its common stock valued at $20,000 in exchange for extension of the due date on the $44,000 short-term note and reduction of the interest rate.  In the aggregate, 32,000,000 million shares were issued to Lanktree on March 2, 2011.

On March 4, 2011, the Company issued 13,011,364 shares of its common stock for interest due on the first, second and third quarter 2010 convertible debentures for the period from issuance through December 31, 2010.  These shares were valued at $57,250.

On February 10, 2011 and March 10, 2011, Granite Financial Group converted $5,000 and $82,500 of principal outstanding on the first quarter 2010 convertible debentures into 1,515,151 and 25,000,000 shares of common stock, respectively.  After these conversions, the principal outstanding on the first quarter 2010 issuances was $312,250.

On March 11, 2011, a holder of the 2007 subscription agreement debentures converted $70,735 of principal and interest into 23,578,333 shares of common stock.  The Company amended the terms of the note to permit conversion at $0.003 per share.

On March 10, 2011, the Company issued 10,000,000 for legal services and 10,000,000 shares for accounting services.  Each of these issuances was valued at $42,000 based on the closing bid price of the Company’s common stock on the date of issuance.

On March 16, 2011, the Company issued 5,728,106 common shares for legal services.  These shares represent a three month prepayment for such services and were valued at $22,340 based on the closing price of the Company common on the date of issue.  Per the underlying agreement, the shares issued were determined based on a formula dividing the fee by the prior 5 day average closing price of the Company’s stock prior to the date of issuance multiplied by a factor of 1.5.

As discussed in Note 12 – Commitments and Contingencies, in March 2010, the Company entered into an agreement with a consultant for sales and marketing services and terminated the agreement in September 2010.  On March 24, 2011, the Company issued 15,000 shares of its common stock (shares adjusted for the effect of the 200-to-1 reverse stock split) to this consultant as settlement for services rendered in during 2010.  These shares were valued at $9,581 based on unpaid invoices from the consultant for commission draws and reimbursable expenses through the September 2010.

On March 24, 2011, the Company entered into a securities purchase agreement whereby the Company issued 15,000 shares of its common stock (shares adjusted for the effect of the 200-to-1 reverse stock split) at $0.30 per share and warrants to purchase 400,000 of common stock at an exercise price of $0.0001 over seven years.  In exchange for issuing these shares and warrants, the received cash proceeds of $60,000.

AMERICAN SCIENTIFIC RESOURCES, INCORPORATED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2010

Reverse common stock split. On March 21, 2011, the Company effected a 200-to-1 reverse split of its shares of common stock.  Immediately prior to the reverse split, the Company had 2,345,905,633 of its common shares issued and outstanding which adjusted to 11,729,789 common shares as a result of the reverse split.

Litigation.  As discussed in Note 12 – Commitments and Contingencies – Litigation, on January 18, 2011, in the suit brought by Tecnimed, Srl against the Company and its affiliates, the Court granted Tecnimed’s request for a preliminary injunction and ordered the Company to stop selling the Vera Temp thermometer in allegedly infringing package and to recall the product from retail customers. The Company complied with this injunction by changing its retail package and the Court approved the new Vera Temp package on February 4, 2011.  The Company continues to ship the thermometer to retail customers in its new package.

Incentive Stock Plan. In January 2011, our Board of Directors approved the American Scientific Resources 2011 Incentive Stock Plan which allocates up to 100,000,000 shares (now 500,000 shares after the March 21, 2011, 200-to-1 reverse common stock split) of common stock for awards to directors, officers, selected employees and consultants as qualified and non-qualified stock options, and as restricted and non-restricted stock awards.

*  *  *  *

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Other Expenses of Issuance and Distribution

We will pay all expenses in connection with the registration and sale of the common stock by the selling shareholder. The estimated expenses of issuance and distribution are set forth below.

SEC filing fee	$10.89
Legal expenses	$25,000	*
Accounting expenses	$20,000	*
Miscellaneous	$5,000	*
Total	$50,010.89	*

* Estimate

Indemnification of Directors and Officers

Neither our Articles of Incorporation nor Bylaws prevent us from indemnifying our officers, directors and agents to the extent permitted under the Nevada Revised Statute (“NRS”). NRS Section 78.7502, provides that a corporation shall indemnify any director, officer, employee or agent of a corporation against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with any the defense to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to Section 78.7502(1) or 78.7502(2), or in defense of any claim, issue or matter therein.

NRS 78.7502(1) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

NRS Section 78.7502(2) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

NRS Section 78.747 provides that except as otherwise provided by specific statute, no director or officer of a corporation is individually liable for a debt or liability of the corporation, unless the director or officer acts as the alter ego of the corporation. The court as a matter of law must determine the question of whether a director or officer acts as the alter ego of a corporation.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended the (“Securities Act”) may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed hereby in the Securities Act and we will be governed by the final adjudication of such issue.

Recent Sales of Unregistered Securities

During the past three years, we have issued the following securities which were not registered under the Securities Act.  Unless otherwise indicated, all of the share issuances described below were made in reliance on the exemption from registration provided by Section 4(2) of the Securities Act for transactions not involving a public offering.

On December 2, 2008, we issued 5,559,001 shares of common stock for interest expense of $24,845.02.

On December 22, 2008, we issued 22,000,000 shares of common stock for services valued at $132,000.

In December 2008, we issued an additional 22,000,000 shares of common stock for $105,000 in services.  The securities were issued in reliance on the exemption from registration provided by Rule 504 of Regulation D.

On January 20, 2009, we issued 23,000,000 shares of common stock for $30,000.  The securities were issued in reliance on the exemption from registration provided by Rule 504 of Regulation D.

On January 26, 2009, we issued 25,000,000 shares of common stock for $30,000.  The securities were issued in reliance on the exemption from registration provided by Rule 504 of Regulation D.

In January 2009, we issued 14,792,899 shares of common stock for $25,000.  The securities were issued in reliance on the exemption from registration provided by Rule 504 of Regulation D.

In January 2009, we issued 16,666,666 shares of common stock $25,000.  The securities were issued in reliance on the exemption from registration provided by Rule 504 of Regulation D.

In February 2009, we issued 53,274,320 shares of common to the holder of a convertible debenture issued in November 2008, pursuant to terms of the convertible debenture which required the Company to issue such shares as a result of a drop in the price of the Company’s common stock.  The securities were issued in reliance on the exemption from registration provided by Rule 504 of Regulation D.

In February 2009, we issued 42,735,043 shares of common stock for $25,000.  The securities were issued in reliance on the exemption from registration provided by Rule 504 of Regulation D.

In February 2009, we issued 45,000,000 shares of common stock for $22,500.  The securities were issued in reliance on the exemption from registration provided by Rule 504 of Regulation D.

In February 2009, we issued 15,089,049 shares of common stock for interest valued at $75,750.

In February 2009, we issued 87,500,000 shares of common stock to our directors for services valued at $105,000.

In March 2009, we issued 64,102,564 shares of common stock for $25,000.  The securities were issued in reliance on the exemption from registration provided by Rule 504 of Regulation D.

On April 14, 2009, we issued 66,666,666 shares of common stock for a purchase price of $20,000.

On April 26, 2009, we issued 76,463,534 shares of common stock for services valued at $45,013.

In April and May 2009, we issued 217,056,498 shares of common stock to an investor pursuant to a clause in the subscription agreement between the Company and the investor which required the Company to issue such shares due to the price of the Company’s common stock.  The securities were issued in reliance on the exemption from registration provided by Rule 504 of Regulation D.

On June 1, 2009, we issued 70,321,666 shares of common stock for services valued at $29,469.

On June 17, 2009, we issued 8,000,000 shares of common stock for services value at $31,200.

In June 2009, we issued 195,290,600 shares of common stock for a purchase price of $100,000.  The securities were issued in reliance on the exemption from registration provided by Rule 504 of Regulation D.

In July 2009, we issued 122,333,333 shares of common stock for a purchase price of $150,000.  The securities were issued in reliance on the exemption from registration provided by Rule 504 of Regulation D.

In August 2009, we issued 10,416,667 shares of common stock for a purchase price of $50,000.  The securities were issued in reliance on the exemption from registration provided by Rule 504 of Regulation D.

In September 2009, we issued 50,335,623 shares of common stock for a purchase price of $327,500.  The securities were issued in reliance on the exemption from registration provided by Rule 504 of Regulation D.

On September 28, 2009, we issued 250,000,000 shares of common stock in connection with an asset acquisition.

In October 2009, we issued 5,000,000 shares of common stock for a purchase price of $35,000.  The securities were issued in reliance on the exemption from registration provided by Rule 504 of Regulation D.

In January 2010, we issued 12,686,567 for a purchase price of $85,000.  The securities were issued in reliance on the exemption from registration provided by Rule 504 of Regulation D.

In February 2010, we issued a convertible debenture in the principal amount of $100,000, convertible into common stock at a conversion price equal to the lesser of (i) $0.0066 per share, or (b) $0.90 multiplied by the volume weighted average for the common stock for the ten trading days immediately prior to the conversion date provided, however, that conversion price shall not be below $0.003.  In connection with the sale of the debenture, we issued also issued three-year warrants to purchase 5,000,000 shares of common stock at an exercise price of $0.01.

In February 2010, we issued 16,000,000 shares of common stock to Shrink Nanotechnologies in connection with the settlement of litigation, on the basis of the exemption from registration statement provided by Section 3(a)(10) of the Securities Act, for securities issued in exchange for outstanding securities, claims or property interests, where such exchange is approved by a court authorized to grant such approval.

In March 2010, we issued a convertible debenture in the principal amount of $300,000 (of which $200,000 was issued in exchange for the return to treasury and cancellation of 33,333,333 shares of common stock), convertible into common stock at a conversion price equal to the lesser of (i) $0.0066 per share, or (b) $0.90 multiplied by the volume weighted average for the common stock for the ten trading days immediately prior to the conversion date provided, however, that conversion price shall not be below $0.003.  In connection with the sale of the debenture, we issued also issued three-year warrants to purchase 15,000,000 shares of common stock at an exercise price of $0.01.  The offering was made in reliance on the exemption from registration provided by Rule 506 of Regulation D.

In February and April 2010, the Company issued 1,000,000 and 4,122,230 shares of common stock, for services rendered valued at $8,200 and $45,000, respectively.

In April 2010, the Company agreed to issue 10,000,000 shares of common stock for consulting services to be performed over a six month period.

On May 13, 2010, we issued Granite Financial Group, LLC, convertible debentures in the principal amount of $501,000, including a debenture in the principal amount of $400,000 issued in exchange for cancellation of (i) a debenture in the principal amount of $100,000, issued on February 16, 2010, and (ii) a debenture in the principal amount of $300,000 issued on March 23, 2010 ($200,000 of which was issued in exchange for the return to treasury and cancellation of 33,333,333 shares of common stock, issued to Granite Financial Group, LLC, on December 4, 2009, for a purchase price of $200,000).  The debentures have a conversion price that is the lower of (a) $0.0066 per share, or (b) $0.90 multiplied by the volume weighted average price of the Company’s common stock for the ten trading days immediately prior to the conversion date provided, however, that the conversion price shall not be below $0.0015.  We also issued Granite Financial Group three-year warrants to purchase 25,050,000 shares of common stock at an exercise price of $0.01 in connection with the issuance of the debentures.  The offering was made in reliance on the exemption from registration provided by Rule 506 of Regulation D.

On May 13, 2010, we issued Daniel Schreiber SEP IRA a convertible debenture in the principal amount of $49,000, and three-year warrants to purchase 2,450,000 shares of common stock with an exercise price of $0.01.  The debentures have a conversion price that is the lower of (a) $0.0066 per share, or (b) $0.90 multiplied by the volume weighted average price of the Company’s common stock for the ten trading days immediately prior to the conversion date provided, however, that the conversion price shall not be below $0.0015.  The offering was made in reliance on the exemption from registration provided by Rule 506 of Regulation D.

On June 24, 2010, the Company issued to Lanktree Consulting Corp. a convertible promissory note in the amount of $44,000 and received cash proceeds of $40,000.

On July 7, 2010, we issued Michael Pisani 2,302,696 shares of common stock upon conversion of a convertible note, convertible into common stock at a conversion price of $0.004.

On July 7, 2010, we issued Lanktree Consulting Corp. 12,000,000 shares of common stock as penalty interest on a note.

On July 13, 2010, we issued Lanktree Consulting Corp. a convertible debenture in the principal amount of $60,000.

On July 22, 2010, we issued Granite Financial Group, LLC a convertible debenture in the principal amount of $100,000, convertible into common stock at a conversion price of $0.004, and issued seven-year warrants to purchase up to 5,000,000 shares of common stock at an exercise price of $0.0075.  The offering was made in reliance on the exemption from registration provided by Rule 506 of Regulation D.

On July 29, 2010, we issued Lanktree Consulting Corp. 12,000,000 shares of common stock as penalty interest on a note.

On August 10, 2010, we issued Lanktree Consulting Corp. a convertible debenture in the principal amount of $60,000.

On August 27, 2010, we issued Lanktree Consulting Corp. 12,000,000 shares of common stock as penalty interest on a note.

On August 27, 2010, we issued Conrad Huss 337,500 shares of common stock for services in connection with arranging the financing transaction with Lanktree Consulting Corp.

On August 4, 2010, we issued our directors and officers an aggregate of 40,000,000 shares of common stock for services rendered.

On September 13, 2010, we issued Lanktree Consulting Corp. a convertible debenture in the principal amount of $60,000.

On September 14, 2010, we issued Sichenzia Ross Friedman Ference LLP 6,000,000 shares of common stock for legal services.

On September 21, 2010, we issued an employee, Marc Massoglia, 5,956,702 shares of common stock for services.

On September 29, 2010, we issued Lanktree Consulting Corp. 25,000,000 shares of common stock upon conversion of $100,000 in principal amount of convertible debentures.

On September 29, 2010, we issued Conrad Huss 337,500 shares of common stock for services in connection with arranging the financing transaction with Lanktree Consulting Corp.

On October 8, 2010, we issued Lanktree Consulting Corp. 12,000,000 shares of common stock as penalty interest on a note.

On October 11, 2010, we issued a supplier of components, GuaZhicao, 5,000,000 shares of common stock in consideration for supplying components.

On October 13, 2010, we issued Lanktree Consulting Corp. a convertible debenture in the principal amount of $90,000.

On October 14, 2010, we issued Lanktree Consulting Corp. 5,000,000 shares of common stock in consideration for accelerating the purchase of a convertible debenture.

On October 15, 2010, we issued Granite Financial Group, LLC 20,000,000 shares of common stock as additional consideration for the purchase of a $100,000 promissory note.

On November 5, 2010, we issued Lanktree Consulting Corp.25,000,000 shares of common stock upon conversion of $100,000 principal amount of a note.

On November 5, 2010, we issued Conrad Huss 470,930 shares of common stock in connection with arranging the financing transaction with Lanktree Consulting Corp.

On November 11, 2010, we issued 12,000,000 share of common stock as additional consideration for the purchase of a $60,000 promissory note.

On November 13, 2010, we issued Lanktree Consulting Corp. 15,013,452 shares of common stock as penalty interest on a note.

On November 17, 2010, we issued an investor 15,000,000 shares of common stock for an aggregate purchase price of $50,000.

On November 17, 2010, we issued Conrad Huss 470,930 shares of common stock in connection with arranging the financing transaction with Lanktree Consulting Corp.

On December 2, 2010, we issued 5,902,387 shares of our common stock to Marc Massoglia, an employee, as compensation for September, October, and November 2010.

On December 15, 2010, we issued 1,000,000 shares of our common stock to our CEO, Dr. Christopher F. Tirotta, as payment for $50,000 in deferred salary.

On January 19, 2011, we issued 240,000 shares of our common stock for package design services valued at $1,200.

On January 21, 2011, we entered into an agreement with the Greenwood Group to settle monthly retainer fees, out of pocket expenses and commissions due through December 31, 2010, issued 12,000,000 shares of our common stock to the Greenwood Group in partial satisfaction of amounts due under the settlement agreement.  These shares were valued at $63,600 on the date of issuance.

On January 21, 2011, we issued 2,400,000 shares of our common stock to a public relations firm for six months of services through June 2011.  These shares were valued at $12,720 on the date of issuance.

On January 21, 2011, we issued 16,000,000 shares of our common stock to Gregory Sichenzia, a partner in the law firm of Sichenzia Ross Friedman Ference LLP as partial compensation for legal services.  These shares were valued at $84,800 on the date of issuance.

On February 4, 2011, the Company issued 50,000 shares (12,500 shares to each of our four directors) of its Series A Preferred Stock in accordance with the terms of the Equity Purchase Agreement with Southridge Partners II.  Valuation of these shares has not been determined.

On February 23, 2011, we issued Barrett Alexander 36,000 shares of common stock for investor relation services.

On March 2, 2011, in consideration for a six month extension to a Lanktree Consulting Corp. note, the Company issued 22,000,000 shares of its common stock.  The value of these shares was charged to interest expense.

On March 4, 2011, we issued Lanktree Consulting Corporation 25,000 shares of common stock as additional consideration for the purchase of a promissory note.

On March 4, 2011, we issued Granite Financial Group, LLC 60,843 shares of common stock for interest payments on outstanding promissory notes.

On March 4, 2011, we issued Daniel Schreiber SEP IRA 4,213 shares of common stock for interest payments on outstanding promissory notes.

On March 11, 2011, we issued Southridge Partners II LP 117,892 shares of common stock for conversion of a note valued at $70,735.

On March 14, 2011, we issued Granite Financial Group, LLC 125,000 shares of common stock for conversion of a note valued at $82,500.

On March 17, 2011, we issued Bradley Marcelino 15,000 shares of common stock for past due sales and marketing services.

On March 31, the Company issued 282,553 shares of common stock to Southridge Partners II for conversion of a note valued at $42,383.

In March 2011, the Company sold 15,000 shares of common stock and issued warrants to purchase 400,000 shares of common stock (shares and warrants after consideration of the 200-to-1 reverse stock split) for cash proceeds of $60,000 and paid professional fees of $3,000 related to this transaction.  The shares were valued at $4,500, or $0.30 per share.  The warrants have an exercise price of $0.0001 and expire seven years from the date of issuance.  The Company valued the warrants on the date of sale using the Black- Scholes pricing model at $153,000, but did not record this value.

On April 15, 2011, the Company issued 110,000 shares of common stock to Tomas Financial for 12 months of financial consulting services.

On April 18, 2011, the Company issued 50,000 shares of common stock to Joseph Adkins for FDA consulting services.

On April 28, 2011, the Company issued 140,000 shares of common stock to Granite Financial for conversion of $21,000 of a convertible debenture.

On April 28, 2011, the Company issued 88,448 shares of common stock to the Senior VP of sales representing a sales commission for 2010 sales.

On April 28, 2011, the Company issued 30,000 shares on common stock for Barrett Alexander in lieu of a $6,000 cash payment owed from the January 15, 2011, contract for investor relations services.

On April 28, 2011, the Company issued 250,000 shares of common stock to a foreign entity for manufacturing and international compliance consulting services.

On May 2, 2011, the Company issued 500,000 shares of common stock to three outside consultants for retail consulting services, product design services, and FDA consulting services.

On May 4, 2011, the Company granted another investor the right to exchange $50,000 of principal on a note acquired from Lanktree Consulting Corp. for 500,000 shares of common stock at an exchange rate of $0.10 per share.  As a result of anti-dilution provisions in various debentures and warrant agreements, conversion prices related to the first and second quarter 2010 convertible debentures adjusted from $0.15 to $0.10 per share, and exercise prices related to warrants issued with the first, second and third quarter debentures adjusted from $0.15 to $0.10 per share.  The anti-dilution provisions also triggered the issuance of an additional 1,041,667 warrants with an exercise price of $0.10.  At issuance, these additional warrants had approximately a six year term to maturity to match the remaining term of the originally issued warrants.  On May 4, 2011, the Company determined the aggregate fair values of the warrants to be $187,416.

On May 10, 2011, the Company issued 15,000 shares on common stock for Barrett Alexander in lieu of a $3,000 cash payment owed from the January 15, 2011, contract for investor relations services.

During May and June 2011, the Company entered into ten note agreements with various lenders in the aggregate principal amount of $785,000.  These notes are secured by 70,000 units of the Company’s VeraTemp thermometers and accounts receivable related to these units.  These notes mature six months from the date of issuance, collection of the accounts receivable or upon a new financing event in excess of $200,000, whichever occurs first.  The notes bear interest at 8% per annum payable at maturity.  In conjunction with the issuance of these notes, the Company issued an aggregate of 494,643 warrants to lenders and 301,786 warrants as commissions to others for arranging these financings.  The value of these warrants was determined using the Black-Scholes pricing model on their respective dates of issuance as $169,784 to the lenders and as $112,589 as commissions.  The aggregate value of the commissions was capitalized as a prepaid expense at the time of issuance to be amortized over the lives of the loans.  For the period ended June 30, 2011, the Company amortized $26,896 of commissions and such amount is included in other expenses in the accompanying Statement of Operations.  Based on the relative fair value of the notes’ principal and warrants issued to the lenders, the Company recorded aggregate discounts on these notes in the amount of $135,857 with offsets to additional paid in capital.  During the periods from issuance to June 30, 2011, the Company amortized an aggregate of $25,206 of the discounts to interest expense leaving $110,651 as the aggregate value of the discounts at June 30, 2011.  The carrying value of these notes amounted to $674,349 as of June 30, 2011.

In May 2011, the Company issued 20,000 shares to a partnership for additional consideration for a $50,000 convertible note.

In June 2011 the Company issued 520,000 non-qualified, five year stock options, with an exercise price of $0.40 to two outside consultants.  The Company also issued to two outside directors 910,000 non-qualified, five year stock options, with an exercise price of $0.40.

In June 2011, the Company issued 1,300,000 qualified, incentive, five year stock stock options, with an exercise price of $0.40, each to two officers and directors (Tirotta and Roth).  The Company also issued 1,265,000 qualified, incentive, five year stock options, with an exercise price of $0.40, to four different employees.

On June 11, 2011, the Company issued 233,638 shares of common stock to Lanktree Consulting Corp. for default penalty interest on a series of Convertible Debentures from 2010.

In June 2011, the Company issued 242,424 shares of common stock to two private investors for investments totaling $50,000.

On June 22, 2011, the Company issued 30,000 shares of common stock to Granite Financial for conversion of $3,000 of a convertible debenture.

On July 5, 2011, the Company issued 200,000 shares of common stock to a consultant for marketing and investor relation services.

On July 14, 2011, the Company sold 145,454 shares of common stock to a relative of our chief executive officer for cash proceeds of $30,000.

On July 19, 2011, an investor exercised warrants for 224,108 shares of common stock.

On July 19, 2011, the Company settled a dispute with a former financial advisor by entering into a mutual release agreement and issuing a two year promissory note in the amount of $70,000.  The note bears interest at 4% per annum with principal and interest payable at maturity.

On July 25, 2011, the Company sold 72,727 shares of common stock to two investors for cash proceeds of $15,000.

On July 25, 2011, the Company issued 100,000 shares of common stock for financial consulting and marketing services.  These shares were valued at $24,000 based on the closing market price on the day of issue.

On July 26, 2011, the Company agreed to settle $200,000 of $1.2 million, non-interest bearing contingent note due to a party related to the seller of the Disintegrator patent in exchange for the issuance of 500,000 shares of the Company’s common stock.

On July 27, 2011, the Company issued 72,727 shares of common stock to a consultant for retail consulting services.

On August 24, 2011, the Company issued 300,000 shares of common stock to Granite Financial for conversion of $30,000 of a convertible debenture.

On August 29, 2011, the Company issued 115,443 shares of common stock to Lanktree Consulting Corp. for default penalty interest on a series of Convertible Debentures from 2010.

On September 2, 2011, the Company issued 595,000 shares of common stock to Granite Financial for conversion of $59,500 of a convertible debenture.

On September 6, 2011, the Company issued 150,000 shares of common stock for six months of financial consulting and investor relations services.

On September 28, 2011, the Company issued 750,000 shares each to two private investors for consideration of a loan of $150,000.

On September 30, 2011, the Company issued 50,000 shares of common stock to Granite Financial for conversion of $5,000 of a convertible debenture.

On October 4, 2011, the Company issued 450,000 shares of common stock to Granite Financial for conversion of $9,000 of a convertible debenture.

On October 11, 2011, the Company issued 265,290 shares of common stock to Lanktree Consulting Corp. for default penalty interest on a series of Convertible Debentures from 2010.

On October 19 and 21, 2011, the Company issued 1,200,000 common shares to two consultants valued at $85,480 based on the closing price of the Company’s common stock on the date of issuance.

On October 24, 2011, the Company issued 477,783 shares of common stock to an investor for conversion of $25,000 of a convertible debenture.

On October 31, 2011, the Company issued 767,544 shares of common stock to an investor for conversion of $17,500 of principal at an exchange price of $0.0228 per share.

On November 2, 2011, the Company issued 100,000 shares of common stock to Granite Financial for conversion of $2,000 of a convertible debenture.

On November 3, 2011, the Company issued 600,000 shares of common stock to Granite Financial for conversion of $12,000 of a convertible debenture.

On November 4, 2011, the Company issued 100,000 shares of common stock to Granite Financial for conversion of note principal in the amount of $10,000.

On November 8, 2011, the Company issued 1,122,679 shares of common stock to an investor for conversion of $15,000 of a convertible debenture

On November 11, 2011, the Company issued 870,827 shares of common stock to an investor for conversion of $18,861 of a convertible debenture.

On November 11, 2011, the Company issued 800,000 shares of common stock to Granite Financial for conversion of note principal in the amount of $16,000.

On November 11, 2011, the Company issued 221,518 shares of common stock to an investor for additional consideration for a conversion of $25,000 of a convertible debenture.

On November 15, 2011, the Company issued 380,825 shares of common stock to an investor for conversion of $5,400 of a convertible debenture.

On November 18, 2011, the Company issued 1,000,000 shares of common stock to Granite Financial for conversion of note principal in the amount of $16,800.

On November 21, 2011, the Company issued 178,124 shares of common stock to an investor as additional consideration for a conversion of $15,000 of a convertible debenture.

On November 22, 2011, the Company issued 657,895 shares of common stock to an investor for the conversion of $7,500 of a convertible debenture.

On November 23, 2011 the Company issued 3,500,000 shares of common stock to an escrow account for an investor with a convertible debenture.

On November 25, 2011 the Company issued 3,500,000 shares of common stock to an escrow account for an investor with a convertible debenture.

On November 30, 2011, the Company issued 900,000 shares of common stock to Granite Financial for conversion of note principal in the amount of $12,780.

On December 5, 2011, the Company issued 1,200,000 shares of common stock to Granite Financial for conversion of note principal in the amount of $17,040.

On December 7, 2011, the Company issued 1,000,000 shares of common stock to an investor for conversion of $6,726 of a convertible debenture.

On December 7, 2011, the Company issued 2,983,683 shares of common stock to an investor for conversion of $16,000 of a convertible debenture.

On December 13, 2011, the Company issued 1,491,841 shares of common stock to an investor for additional consideration for a conversion of $16,000 of a convertible debenture.

On December 13, 2011, the Company issued 1,472,064 shares of common stock to an investor for conversion of $4,400 of a convertible debenture.

On December 14, 2011, the Company issued 1,473,727 shares of common stock to an investor for conversion of $3,590 of a convertible debenture.

On December 14, 2011, the Company issued 1,300,000 shares of common stock to Granite Financial for conversion of note principal in the amount of $18,460.

EXHIBITS

Exhibit No.	Description

3.1	Articles of Incorporation of the Company (filed as Exhibit 3.1 to Company’s Registration Statement on Form S-1 (File No. 333-164517), filed on January 26, 2010)
3.2	Certificate of Amendment to Articles of Incorporation (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 333-171789), filed on February 14, 2011)
3.3	Certificate of Amendment to Articles of Incorporation (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 333-171789), filed on March 29, 2011)
3.4	Bylaws of the Company (filed as Exhibit 3.2 to the Company’s Registration Statement on Form S-1 (File No. 333-164517), filed on January 26, 2010)
4.1	Specimen Common Stock Certificate (filed as Exhibit 4.1 to the Company’s Registration Statement on Form S-1 (File No. 333-164517), filed on January 26, 2010)
4.2	$125,000 Promissory Note, dated July 30, 2007 (filed as Exhibit 4.2 to the Company’s Registration Statement on Form S-1 (File No. 333-164517), filed on January 26, 2010)
4.3	$267,500 Promissory Note, dated September 28, 2007 (filed as Exhibit 4.3 to the Company’s Registration Statement on Form S-1 (File No. 333-164517), filed on January 26, 2010)
4.4
Common Stock Purchase Warrant issued September 28, 2007, issued to Lanktree Consulting Corporation (filed as Exhibit 4.4 to the Company’s Registration Statement on Form S-1 (File No. 333-164517), filed on January 26, 2010)

4.5	$262,500 Promissory Note, dated October 22, 2007 (filed as Exhibit 4.5 to the Company’s Registration Statement on Form S-1 (File No. 333-164517), filed on January 26, 2010)
4.6	$350,000 Promissory Note, dated October 30, 2007 (filed as Exhibit 4.6 to the Company’s Registration Statement on Form S-1 (File No. 333-164517), filed on January 26, 2010)
4.7	$258,800 Promissory Note, dated April 1, 2008 (filed as Exhibit 4.7 to the Company’s Registration Statement on Form S-1 (File No. 333-164517), filed on January 26, 2010)
4.8
$262,500 Promissory Note, dated October 22, 2007, issued to Gols Associates, Inc. (filed as Exhibit 10.27 to the Company’s Registration Statement on Form S-1/A (Amendment No. 1) (File No. 333-164517), filed on May 10, 2010)

4.9
Form of Convertible Promissory Note relating to the 2007 Notes Private Placement (filed as Exhibit 4.9 to the Company’s Registration Statement on Form S-1 (File No. 333-164517) filed on January 26, 2010)

4.10
Common Stock Purchase Warrant, dated October 22, 2007, issued to Gols Associates, Inc. (filed as Exhibit 10.28 to the Company’s Registration Statement on Form S-1/A (Amendment No. 1) (File No. 333-164517), filed on May 10, 2010)

4.11	8% Convertible Redeemable Debenture, issued July 3, 2008 (filed as Exhibit 4.11 to the Company’s Registration Statement on Form S-1/A (Amendment No. 1) (File No. 333-164517), filed on May 10, 2010)
4.12	8% Convertible Redeemable Debenture, issued September 29, 2008 (filed as Exhibit 4.12 to the Company’s Registration Statement on Form S-1 (File No. 333-164517), filed on January 26, 2010)
4.13
Promissory Note, dated December 6, 2001 (assumed by American Scientific Resources, Incorporated) (filed as Exhibit 10.57 to the Company’s Registration Statement on Form S-1/A (Amendment No. 1) (File No. 333-164517), filed on May 10, 2010)

4.14	8% Convertible Redeemable Debenture, issued October 10, 2008 (filed as Exhibit 4.14 to the Company’s Registration Statement on Form S-1 (File No. 333-164517), filed on January 26, 2010)
4.15	8% Convertible Redeemable Debenture issued October 24, 2008 (filed as Exhibit 4.15 to the Company’s Registration Statement on Form S-1 (File No. 333-164517), filed on January 26, 2010)
4.16
Amended and Restated 8% Convertible Redeemable Debenture, issued November 7, 2008 (filed as Exhibit4.16 to the Company’s Registration Statement on Form S-1 (File No. 333-164517), filed on January 26, 2010)

4.17	8% Convertible Redeemable Debenture, issued March 18, 2008 (filed as Exhibit 4.17 to the Company’s Registration Statement on Form S-1 (File No. 333-164517) filed on January 26, 2010)
4.18
$27,000 Promissory Note, dated July 18, 2008, issued in favor of ASR Realty, LLC (filed as Exhibit 4.18 to the Company’s Registration Statement on Form S-1 (File No. 333-164517) filed on January 26, 2010)

4.19
Common Stock Purchase Warrant, dated June 9, 2009, issued to AudioStock.com (filed as Exhibit 10.34 to Company’s Registration Statement on Form S-1/A (Amendment No. 1) (File No. 333-164517), filed on May 10, 2010)

4.20
Common Stock Purchase Warrant, dated December 7, 2006, issued to ROI Group Associates, Inc. (filed as Exhibit 10.37 to the Company’s Registration Statement on Form S-1/A (Amendment No. 1) (File No. 333-164517), filed on May 10, 2010)

4.21	Form of Convertible Note for 2007 notes offerings (filed as Exhibit 10.58 to the Company’s Registration Statement on Form S-1/A (Amendment No. 1) (File No. 333-164517), filed on May 10, 2010)
4.22
8% Convertible Debenture, dated February 16, 2010, issued to Granite Financial Group, LLC (filed as Exhibit 10.61 to the Company’s Registration Statement on Form S-1/A (Amendment No. 1) (File No. 333-164517), filed on May 10, 2010)

4.23
8% Convertible Debenture, dated March 23, 2010, issued to Granite Financial Group, LLC (filed as Exhibit 10.62 to the Company’s Registration Statement on Form S-1/A (Amendment No. 1) (File No. 333-164517), filed on May 10, 2010)

4.24
Common Stock Warrant, dated February 16, 2010, issued to Granite Financial Group, LLC (filed as Exhibit 10.63 to the Company’s Registration Statement on Form S-1/A (Amendment No. 1) (File No. 333-164517), filed on May 10, 2010)

4.25
Common Stock Warrant, dated March 23, 2010, issued to Granite Financial Group, LLC (filed as Exhibit 10.64 to the Company’s Registration Statement on Form S-1/A (Amendment No. 1) (File No. 333-164517), filed on May 10, 2010)

4.26
12% Convertible Debenture, dated May 13, 2010, issued to Granite Financial Group, LLC (filed as Exhibit 10.67 to the Company’s Registration Statement on Form S-1/A (Amendment No. 2) (File No. 333-164517), filed on July 6, 2010)

4.27
12% Convertible Debenture, dated May 13, 2010, issued to Daniel Schreiber SEP IRA (filed as Exhibit 10.68 to the Company’s Registration Statement on Form S-1/A (Amendment No. 2) (File No. 333-164517), filed on July 6, 2010)

4.28
Common Stock Warrant, dated May 13, 2010, issued to Granite Financial Group, LLC, (filed as Exhibit 10.69 to the Company’s Registration Statement on Form S-1/A (Amendment No. 2) (File No. 333-164517), filed on July 6, 2010)

4.29
Common Stock Warrant, dated May 13, 2010, issued to Daniel Schreiber SEP IRA (filed as Exhibit 10.70 to the Company’s Registration Statement on Form S-1/A (Amendment No. 2) (File No. 333-164517), filed on July 6, 2010)

4.30
Common Stock Warrant, dated May 13, 2010, issued to Granite Financial Group (filed as Exhibit 10.71 to the Company’s Registration Statement on Form S-1/A (Amendment No. 2) (File No. 333-164517), filed on July 6, 2010)

4.31
Debenture, dated May 13, 2010, issued to Granite Financial Group, in principal amount of $400,000 (filed as Exhibit 10.72 to the Company’s Registration Statement on Form S-1/A (Amendment No. 2) to S-1 (File No. 333-164517), filed on July 6, 2010)

4.32
Common Stock Purchase Warrant, dated December 11, 2009, issued to Conrad R. Huss (filed as Exhibit 10.86 to the Company’s Registration Statement on Form S-1/A (Amendment No. 2) (File No. 333-164517), filed on July 6, 2010)

4.33
Common Stock Purchase Warrant, dated December 11, 2009, issued to Eloise Linda Carlsen (filed as Exhibit 10.87 to the Company’s Registration Statement on Form S-1/A (Amendment No. 2) (File No. 333-164517), filed on July 6, 2010)

4.34
Common Stock Purchase Warrant, dated December 11, 2009, issued to Henry Howard, II (filed as Exhibit 10.88 to the Company’s Registration Statement on Form S-1/A (Amendment No. 2) (File No. 333-164517), filed on July 6, 2010)

4.35
Common Stock Purchase Warrant, dated December 11, 2009, issued to Michael George (filed as Exhibit 10.89 to the Company’s Registration Statement on Form S-1/A (Amendment No. 2) (File No. 333-164517), filed on July 6, 2010)

4.36
Common Stock Purchase Warrant, dated December 11, 2009, issued to Renee Reyes (filed as Exhibit 10.90 to the Company’s Registration Statement on Form S-1/A (Amendment No. 2) (File No. 333-164517), filed on July 6, 2010)

4.37
Common Stock Purchase Warrant, dated December 11, 2009, issued to CFO Managed Fund LLC (filed as Exhibit 10.91 to the Company’s Registration Statement on Form S-1/A (Amendment No. 2) (File No. 333-164517), filed on July 6, 2010)

4.38
Common Stock Purchase Warrant, dated December 11, 2009, issued to Southridge Investment Group LLC (filed as Exhibit 10.92 to the Company’s Registration Statement on Form S-1/A (Amendment No. 2) (File No. 333-164517), filed on July 6, 2010)

4.39
Convertible Debenture, dated July 13, 2010, issued in favor of Lanktree Consulting Corp. (filed as Exhibit 10.97 to the Company’s Registration Statement on Form S-1/A (Amendment No. 3) (File No. 333-164517), filed on August 13, 2010)

4.40
12% Convertible Debenture, dated July 22, 2010, issued in favor of Granite Financial Group, LLC (filed as Exhibit 10.99 to the Company’s Registration Statement on Form S-1/A (Amendment No. 3) (File No. 333-164517), filed on August 13, 2010)

4.41
Convertible Debenture, dated August 10, 2010, issued in favor of Lanktree Consulting Corp. (filed as Exhibit 10.106 to the Company’s Registration Statement on Form S-1/A (Amendment No. 4) (File No. 333-164517), filed on September 16, 2010)

4.42
$44,000 Promissory Note, dated June 24, 2010, issued in favor of Lanktree Consulting Corporation (filed as Exhibit 10.107 to the Company’s Registration Statement on Form S-1/A (Amendment No. 4) (File No. 333-164517), filed on September 16, 2010)

4.43
Convertible Debenture, dated September 13, 2010, issued in favor of Lanktree Consulting Corp. (filed as Exhibit 10.108 to the Company’s Registration Statement on Form S-1/A (Amendment No. 5) (File No. 333-164517), filed on October 14, 2010)

4.44
Convertible Debenture, dated October 13, 2010, issued by the Company in favor of Lanktree Consulting Corp. (filed as Exhibit 10.113 to the Company’s Registration Statement on Form S-1/A (Amendment No. 6) (File No. 333-164517), filed on November 12, 2010)

4.45
$100,000 Convertible Promissory Note, dated October 12, 2010, issued in favor of Granite Financial Group, LLC (filed as Exhibit 10.114 to the Company’s Registration Statement on Form S-1/A (Amendment No. 6) (File No. 333-164517), filed on November 12, 2010)

4.46
$60,000 Convertible Promissory Note, dated November 5, 2010, issued in favor of Granite Financial Group, LLC (filed as Exhibit 10.115 to the Company’s Registration Statement on Form S-1/A (Amendment No. 6) (File No. 333-164517), filed on November 12, 2010)

4.47
$50,000 Convertible Promissory Note, dated November 5, 2010, issued in favor of Granite Financial Group, LLC (filed as Exhibit 10.118 to the Company’s Registration Statement on Form S-1/A (Amendment No. 7) (File No. 333-164517), filed on December 8, 2010)

4.48
Convertible Debenture, dated November 13, 2010, issued in favor of  Lanktree Consulting Corp. (filed as Exhibit 10.119 to the Company’s Registration Statement on Form S-1/A (Amendment No. 7) (File No. 333-164517), filed on December 8, 2010)

4.49
$50,000 Convertible Note, issued in favor of Michael Gangadeen (filed as Exhibit 10.123 to the Company’s Registration Statement on Form S-1/A (Amendment No. 8) (File No. 333-164517), filed on December 30, 2010)

4.50
$25,000 Convertible Note, dated April 16, 2007, issued in favor of Michael M. George (filed as Exhibit 10.125 to the Company’s Registration Statement on Form S-1/A (Amendment No. 8) (File No. 333-164517), filed on December 30, 2010)

4.51
$50,000 Convertible Note, dated April 16, 2007, issued in favor of Schaffner Family Foundation (filed as Exhibit 10.127 to the Company’s Registration Statement on Form S-1/A (Amendment No. 8) (File No. 333-164517), filed on December 30, 2010)

4.52
$50,000 Convertible Note, dated April 16, 2007, issued in favor of Trust U/W James T. Pyle F/B/O Ann F. Pyle (filed as Exhibit 10.129 to the Company’s Registration Statement on Form S-1/A (Amendment No. 8) (File No. 333-164517), filed on December 30, 2010)

4.53
$20,000 Convertible Note, dated April 11, 2011, issued in favor of Allan Leung (filed as Exhibit 10.130 to the Company’s Registration Statement on Form S-1/A (Amendment No. 8) (File No. 333-164517), filed on December 30, 2010)

4.54
$10,000 Convertible Note, dated April 16, 2007, issued in favor of Mark Miller (filed as Exhibit 10.132 to the Company’s Registration Statement on Form S-1/A (Amendment No. 8) (File No. 333-164517), filed on December 30, 2010)

4.55
$25,000 Convertible Note, dated June 21, 2007, issued in favor of Michael Pisani (filed as Exhibit 10.134 to the Company’s Registration Statement on Form S-1/A (Amendment No. 8) (File No. 333-164517), filed on December 30, 2010)

4.56
$12,500 Convertible Note, dated June 29, 2007, issued in favor of Martha Taylor (filed as Exhibit 10.136 to the Company’s Registration Statement on Form S-1/A (Amendment No. 8) (File No. 333-164517), filed on December 30, 2010)

4.57
$50,000 Convertible Note, dated July 25, 2007, issued in favor of Felix Reznick (filed as Exhibit 10.138 to the Company’s Registration Statement on Form S-1/A (Amendment No. 8) (File No. 333-164517), filed on December 30, 2010)

4.58
$50,000 Convertible Note, dated July 25, 2007, issued in favor of Taub & Omrani (filed as Exhibit 10.140 to the Company’s Registration Statement on Form S-1/A (Amendment No. 8) (File No. 333-164517), filed on December 30, 2010)

4.59
$50,000 Convertible Note, dated August 6, 2007, issued in favor of Andrew Goldin (filed as Exhibit 10.142 to the Company’s Registration Statement on Form S-1/A (Amendment No. 8) (File No. 333-164517), filed on December 30, 2010)

4.60
$25,000 Convertible Note, dated August 6, 2011, issued in favor of David Goldin (filed as Exhibit 10.144 to the Company’s Registration Statement on Form S-1/A (Amendment No. 8) (File No. 333-164517), filed on December 30, 2010)

4.61
$200,000 Convertible Note, dated August 6, 2007, issued in favor of Mira and Alex Goldin (filed as Exhibit 10.146 to the Company’s Registration Statement on Form S-1/A (Amendment No. 8) (File No. 333-164517), filed on December 30, 2010)

4.62
$12,500 Convertible Note, dated September 21, 2007, issued to Adina Schecter (filed as Exhibit 10.148 to the Company’s Registration Statement on Form S-1/A (Amendment No. 8) (File No. 333-164517), filed on December 30, 2010)

4.63
$25,000 Convertible Note, dated October 2, 2007, issued in favor Boris and Svetlana Reznick (filed as Exhibit 10.150 to the Company’s Registration Statement on Form S-1/A (Amendment No. 8) (File No. 333-164517), filed on December 30, 2010)

4.64
$100,000 Convertible Note, dated November 7, 2010, issued in favor of John Madril (filed as Exhibit 10.152 to the Company’s Registration Statement on Form S-1/A (Amendment No. 8) (File No. 333-164517), filed on December 30, 2010)

4.65
$50,000 Convertible Note, dated November 9, 2007, issued in favor of Leonard Ludwig (filed as Exhibit 10.154 to the Company’s Registration Statement on Form S-1/A (Amendment No. 8) (File No. 333-164517), filed on December 30, 2010)

4.66
$50,000 Convertible Note, dated December 12, 2007, issued in favor of Parvine Sadeghi (filed as Exhibit 10.156 to the Company’s Registration Statement on Form S-1/A (Amendment No. 8) (File No. 333-164517) filed on December 30, 2010 and incorporated herein by reference)

4.67
$50,000 Convertible Note, dated December 13, 2007, issued in favor of Hal Howard (filed as Exhibit 10.158 to the Company’s Registration Statement on Form S-1/A (Amendment No. 8) (File No. 333-164517), filed on December 30, 2010)

4.68	Warrant, dated February 3, 2011, issued in favor of Southridge Partners II, LP (filed as Exhibit 10.164 to the Company’s Current Report on Form 8-K (File No. 333-171789), filed on February 1, 2011)
4.69
Common Stock Warrant, dated March 24, 2011, issued in favor of Daniel Schreiber SEP IRA (filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K (File No. 333-171789), filed on March 29, 2011)

4.70
$25,000 Promissory Note, dated February 25, 2011, issued in favor of Lanktree Consulting Corporation (filed as Exhibit 10.5 to the Company’s Current Report on Form 8-K (File No. 333-171789) filed on March 29, 2011 and incorporated herein by reference)

4.71	Warrant, dated August 22, 2011, issued in favor of Robert T. Faber (filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K (File No. 333-171789), filed on August 24, 2011).
4.72	Form of 8% Convertible Promissory Note (filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K (File No. 333-171789), filed on June 2, 2011)
4.73	Form of Common Stock Purchase Warrant (filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K (File No. 333-171789), filed on June 2, 2011)
5.1	Legal Opinion of Lucosky Brookman LLP *
10.1
Employment Agreement, dated September 4, 2007, by and between American Scientific Resources, Incorporated and Christopher F. Tirotta (filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 (File No. 333-164517), filed on January 26, 2010)

10.2
Consulting Services Agreement, dated January 12, 2008, by and between the Registrant and Teresa McWilliams (as filed as Exhibit 10.2 to the Company’s Registration Statement on Form S-1 (File No. 333-177916), filed on November 10, 2011)

10.3
Escrow Agreement, dated July 3, 2008, by and between American Scientific Resources, Incorporated and The Tripod Group, LLC (filed as Exhibit 10.4 to the Company’s Registration Statement on Form S-1 (File No. 333-164517), filed on January 26, 2010)

10.4
Escrow Agreement, dated September 29, 2008, by and between American Scientific Resources, Incorporated and Blaydon Capital LLC (filed as Exhibit 10.5 to the Company’s Registration Statement on Form S-1 (File No. 333-164517), filed on January 26, 2010)

10.5
Escrow Agreement, dated October 24, 2008, by and between American Scientific Resources, Incorporated and Blaydon Capital LLC (filed as Exhibit 10.6 to the Company’s Registration Statement on Form S-1 (File No. 333-164517), filed on January 26, 2010)

10.6
Escrow Agreement, dated November 7, 2008, by and between American Scientific Resources, Incorporated and Blaydon Capital LLC (filed as Exhibit 10.7 to the Company’s Registration Statement on Form S-1 (File No. 333-164517), filed on January 26, 2010)

10.7
Management Agreement, dated September 1, 2006, by and between Kidz-Med, Inc. and Greenwood Group LLC, dated September 1, 2006 (filed as Exhibit 10.8 to the Company’s Registration Statement on Form S-1 (File No. 333-164517), filed on January 26, 2010)

10.8
Distributor Agreement, by and between Kidz-Med, Inc. and Insight Medical Ltd. (filed as Exhibit 10.9 to the Company’s Registration Statement on Form S-1 (File No. 333-164517), filed on January 26, 2010)

10.9
Exclusive Distribution Agreement, dated December 19, 2005, by and between Kidz-Med, Inc. and Blue Dot Properties 557 (PTY) Ltd. (filed as Exhibit 10.10 to the Company’s Registration Statement on Form S-1 (File No. 333-164517), filed on January 26, 2010)

10.10
International Distribution Agreement, dated January 18, 2006, by and between Kidz-Med, Inc. and TecnimedSrl (filed as Exhibit 10.11 to the Company’s Registration Statement on Form S-1 (File No. 333-164517), filed on January 26, 2010)

10.11
International Distribution Agreement, dated August 27, 2007, by and between Kidz-Med, Inc. and TecnimedSrl (filed as Exhibit 10.12 to the Company’s Registration Statement on Form S-1 (File No. 333-164517), filed on January 26, 2010)

10.12
International Distribution Agreement, dated March 31, 2008, by and between Kidz-Med, Inc. and TecnimedSrl (filed as Exhibit 10.13 to the Company’s Registration Statement on Form S-1/A (Amendment No.1) (File No. 333-164517), filed on May 10, 2010)

10.13
Addendum to International Distribution Agreement, dated March 31, 2008, by and between Kidz-Med, Inc. and TecnimedSrl (filed as Exhibit 10.14 to the Company’s Registration Statement on Form S-1 (File No. 333-164517), filed on January 26, 2010)

10.14
Letter Agreement, dated August 7, 2009, by and between American Scientific Resources, Incorporated and Knightsbridge Advisers, LLC (filed as Exhibit 10.15 to the Company’s Registration Statement on Form S-1/A (Amendment No. 1) (File No. 333-164517), filed on May 10, 2010)

10.15
Project Agreement, dated October 5, 2007, by and between American Scientific Resources, Incorporated and Future Now, Inc. (filed as Exhibit 10.16 to the Company’s Registration Statement on Form S-1 (File No. 333-164517), filed on January 26, 2010)

10.16
Media Production and Placement Services Agreement, dated April 16, 2008, by and between American Scientific Resources, Incorporated and Media4Equity LLC (filed as Exhibit 10.17 to the Company’s Registration Statement on Form S-1 (File No. 333-164517) filed on January 26, 2010)

10.17
Letter Agreement, dated February 12, 2008, by and between American Scientific Resources, Incorporated and The Kauderer Group, Inc. (filed as Exhibit 10.18 to the Company’s Registration Statement on Form S-1 (File No. 333-164517), filed on January 26, 2010)

10.18
Proposal/Memorandum of Understanding, dated May 7, 2007, by and between American Scientific Resources, Incorporated and Global Media Fund, Inc. (filed as Exhibit 10.19 to the Company’s Registration Statement on Form S-1 (File No. 333-164517), filed on January 26, 2010)

10.19	Form of Warrant Agreement relating to the 2007 Notes Private Placement (filed as Exhibit 4.10 to the Company’s Registration Statement on Form S-1 (File No. 333-164517), filed on January 26, 2010)
10.20
Letter Agreement, dated June 25, 2007, by and between American Scientific Resources, Incorporated and Elizabeth Bayles Associates (filed as Exhibit 10.21 to the Company’s Registration Statement on Form S-1 (File No. 333-164517) filed on January 26, 2010)

10.21
Letter Agreement, dated September 11, 2007, by and between American Scientific Resources, Incorporated and Elizabeth Bayles Associates (filed as Exhibit 10.22 to the Company’s Registration Statement on Form S-1 (File No. 333-164517), filed on January 26, 2010)

10.22
Letter Agreement, dated September 10, 2007, by and between American Scientific Resources, Incorporated and Eileen Wilkinson (filed as Exhibit 10.23 to the Company’s Registration Statement on Form S-1 (Amendment No. 1) (File No. 333-164517), filed on May 10, 2010)

10.23
Letter Agreement, dated August 27, 2007, by and between American Scientific Resources, Incorporated and Christian Zechner Associates, Inc. (filed as Exhibit 10.23 to the Company’s Registration Statement on Form S-1 (File No. 333-164517), filed on January 26, 2010)

10.24
Letter Agreement, dated October 31, 2008, by and between American Scientific Resources, Incorporated and Independent Services International (filed as Exhibit 10.25 to the Company’s Registration Statement on Form S-1 (File No. 333-164517) filed on January 26, 2010)

10.25
Letter Agreement, dated May 31, 2008, by and between American Scientific Resources, Incorporated and Independent Services International (filed as Exhibit 10.26 to the Company’s Registration Statement on Form S-1 (File No. 333-164517) filed on January 26, 2010)

10.26
Stock Pledge Agreement, dated October 22, 2007, by and between American Scientific Resources, Incorporated and Gols Associates, Inc. (filed as Exhibit 10.29 to the Company’s Registration Statement on Form S-1/A (Amendment No. 1) (File No. 333-164517) filed on May 10, 2010)

10.27
Letter Agreement, dated August 7, 2009, by and between American Scientific Resources, Incorporated and Knightsbridge Advisors, LLC (filed as Exhibit 10.30 to the Company’s Registration Statement on Form S-1/A (Amendment No. 1) (File No. 333-164517), filed on May 10, 2010)

10.28
Project Agreement, dated October 5, 2007, by and between American Scientific Resources, Incorporated and Future Now, Inc. (filed as Exhibit 10.31 to the Company’s Registration Statement on Form S-1/A (Amendment No. 1) (File No. 333-164517), filed on May 10, 2010)

10.29
Revolving Line of Credit Agreement, dated February 25, 2008, by and between American Scientific Resources, Incorporated and Future Now, Inc. (filed as Exhibit 10.32 to the Company’s Registration Statement on Form S-1/A (Amendment No. 1) (File No. 333-164517), filed on May 10, 2010)

10.30
Services Agreement, dated March 10, 2008, by and between American Scientific Resources, Incorporated and AudioStocks, Inc. (filed as Exhibit 10.33 to the Company’s Registration Statement on Form S-1/A (Amendment No. 1) (File No. 333-164517), filed on May 10, 2010)

10.31
Services Agreement, dated June 1, 2009, by and between American Scientific Resources, Incorporated and Ronald Garner (filed as Exhibit 10.35 to the Company’s Registration Statement on Form S-1/A (Amendment No. 1) (File No. 333-164517), filed on May 10, 2010)

10.32
Service Agreement, dated December 7, 2006, by and between American Scientific Resources, Incorporated and ROI Group Associates, Inc. (filed as Exhibit 10.36 to the Company’s Registration Statement on Form S-1/A (Amendment No. 1) (File No. 333-164517), filed on May 10, 2010)

10.33
Letter Agreement, dated August 30, 2007, by and between American Scientific Resources, Incorporated and ROI Group Associates, Inc. (filed as Exhibit 10.38 to the Company’s Registration Statement on Form S-1/A (Amendment No. 1) (File No. 333-164517), filed on May 10, 2010)

10.34
Letter Agreement, dated October 31, 2008, by and between American Scientific Resources, Incorporated and Independent Investment Services International (filed as Exhibit 10.39 to the Company’s Registration Statement on Form S-1/A (Amendment No. 1) (File No. 333-164517), filed on May 10, 2010)

10.35
Independent Consulting Agreement, dated April 8, 2008, by and between American Scientific Resources, Incorporated and Joseph I. Emas (filed as Exhibit 10.40 to the Company’s Registration Statement on Form S-1/A (Amendment No. 1) (File No. 333-164517), filed on May 10, 2010)

10.36
Letter Agreement, dated January 1, 2009, by and between American Scientific Resources, Incorporated and Joseph I. Emas (filed as Exhibit 10.41 to the Company’s Registration Statement on Form S-1/A (Amendment No. 1) (File No. 333-164517), filed on May 10, 2010)

10.37
Letter Agreement, dated April 1, 2006, by and between American Scientific Resources, Incorporated and Joseph I. Emas (filed as Exhibit 10.42 to the Company’s Registration Statement on Form S-1/A (Amendment No. 1) (File No. 333-164517), filed on May 10, 2010

10.38
Management Agreement, dated September 1, 2006, by and between Kidz-Med, Inc. and Greenwood Group LLC (filed as Exhibit 10.43 to the Company’s Registration Statement on Form S-1/A (Amendment No. 1) (File No. 333-164517), filed on May 10, 2010

10.39
Management Agreement, dated September 1, 2006 (as renegotiated and executed September 18, 2007), by and between Kidz-Med, Inc. and Greenwood Group LLC (filed as Exhibit 10.44 to the Company’s Registration Statement on Form S-1/A (Amendment No. 1) (File No. 333-164517), filed on May 10, 2010)

10.40
Greenwood Group Addendum, by and between Kidz-Med, Inc. and Greenwood Group LLC, dated April 7, 2008 (filed as Exhibit 10.45 to the Company’s Registration Statement on Form S-1/A (Amendment No. 1) (File No. 333-164517), filed on May 10, 2010)

10.41
Amendment to Management Agreement, dated December 19, 2009, by and between American Scientific Resources, Incorporated and Greenwood Group LLC (filed as Exhibit 10.46 to the Company’s Registration Statement on Form S-1/A (Amendment No. 1) (File No. 333-164517), filed on May 10, 2010)

10.42
Consulting Agreement, dated December 2, 2009, by and between American Scientific Resources, Incorporated and Compass Trade & Distribution (dba Pointe Resources) (filed as Exhibit 10.47 to the Company’s Registration Statement on Form S-1/A (Amendment No. 1) (File No. 333-164517), filed on May 10, 2010)

10.43
Subscription Agreement, dated December 2, 2009, by and between American Scientific Resources, Incorporated and Granite Financial Group, LLC (filed as Exhibit 10.48 to the Company’s Registration Statement on FormS-1/A (Amendment No. 1) (File No. 333-164517), filed on May 10, 2010)

10.44
Letter Agreement, dated November 1, 2009, by and between American Scientific Resources, Incorporated and Sichenzia Ross Friedman Ference LLP (filed as Exhibit 10.49 to the Company’s Registration Statement on Form S-1/A (Amendment No. 1) (File No. 333-164517), filed on May 10, 2010)

10.45
Letter of Engagement, dated July 19, 2009, by and between American Scientific Resources, Incorporated and Concorde Capital (filed as Exhibit 10.50 to the Company’s Registration Statement on Form S-1/A (Amendment No. 1) (File No. 333-164517), filed on May 10, 2010)

10.46
Asset Purchase Agreement, dated September 10, 2009, by and between American Scientific Resources, Incorporated and Safeguard Medical Technologies, LLC (filed as Exhibit 10.51 to the Company’s Registration Statement on Form S-1/A (Amendment No. 1) (File No. 333-164517), filed on May 10, 2010)

10.47
Employment Agreement, dated September 10, 2009, by and between American Scientific Resources, Incorporated and Jason Roth (filed as Exhibit 10.52 to the Company’s Registration Statement on Form S-1/A (Amendment No. 1) (File No. 333-164517), filed on May 10, 2010)

10.48
Settlement Agreement, dated March 6, 2009, by and among American Scientific Resources, Incorporated, Kidz-Med, Inc. and TecnimedSlr (filed as Exhibit 10.53 to the Company’s Registration Statement on Form S-1/A (Amendment No. 1) (File No. 333-164517), filed on May 10, 2010)

10.49
Agreement of Grant Exclusive Rights, dated July 1, 2005, by and between American Scientific Resources, Incorporated and Whistle Watch SA (PTY) LTD (filed as Exhibit 10.54 to the Company’s Registration Statement on Form S-1/A (Amendment No. 1) (File No. 333-164517), filed on May 10, 2010)

10.50
Revolving Line of Credit Agreement, dated February 25, 2008, by and between American Scientific Resources, Inc. and Future Now, Inc. (filed as Exhibit 10.55 to the Company’s Registration Statement on Form S-1/A (Amendment No. 1) (File No. 333-164517), filed on May 10, 2010)

10.51	Form of Warrant Agreement for 2007 notes offerings (filed as Exhibit 10.56 to the Company’s Registration Statement on Form S-1/A (Amendment No. 1) (File No. 333-164517), filed on May 10, 2010)
10.52
Intellectual Property License Agreement, dated October 2, 2008, by and between Concetta Tirotta and Kidz-Med, Inc. (filed as Exhibit 10.59 to the Company’s Registration Statement on Form S-1/A (Amendment No. 1) (File No. 333-164517), filed on May 10, 2010)

10.53
Stock Purchase Agreement, dated February 16, 2010, by and between American Scientific Resources, Incorporated and Granite Financial Group, LLC (filed as Exhibit 10.60 to the Company’s Registration Statement on Form S-1/A (Amendment No. 1) (File No. 333-164517), filed on May 10, 2010)

10.54
Sourcing Agreement, dated August 1, 2009, by and between American Scientific Resources, Incorporated and Alodote Pty Limited (filed as Exhibit 10.65 to the Company’s Registration Statement on Form S-1/A (Amendment No. 1) (File No. 333-164517), filed on May 10, 2010)

10.55
Stock Purchase Agreement, dated May 13, 2010, between American Scientific Resources, Incorporated, Granite Financial Group, LLC, Daniel Schrieber SEP IRA, (filed as Exhibit 10.66 to the Company’s Registration Statement on Form S-1/A (Amendment No. 2) (File No. 333-164517), filed on July 6, 2010)

10.56	Securities Sale Agreement, dated September 29, 2008 (filed as Exhibit 4.13 to the Company’s Registration Statement on Form S-1 (File No. 333-164517) filed on January 26, 2010)

10.57
Consulting Agreement, dated December 2, 2009, by and between American Scientific Resources, Incorporated and Compass Trade & Distribution (dba Pointe Resources) (filed as Exhibit 10.79 to the Company’s Registration Statement on Form S-1/A (Amendment No. 2) (File No. 333-164517), filed on July 6, 2010)

10.58
Manufacturing Agreement, dated November 2009, by and between American Scientific Resources, Incorporated and Huang Zhou JXB Electronic Company & Iesky Hong Kong Limited (filed as Exhibit 10.80 to the Company’s Registration Statement on Form S-1/A (Amendment No. 2) (File No. 333-164517), filed on July 6, 2010)

10.59
Marketing Services Agreement, dated November 1, 2008, by and among Brandmakers Worldwide, Kidz-Med, Inc. and American Scientific Resources, Incorporated (filed as Exhibit 10.81 to the Company’s Registration Statement on Form S-1/A (Amendment No. 2) (File No. 333-164517), filed on July 6, 2010)

10.60
Marketing Services Agreement, dated March 1, 2009, by and among Brandmakers Worldwide, Kidz-Med, Inc. and American Scientific Resources, Incorporated (filed as Exhibit 10.82 to the Company’s Registration Statement on Form S-1/A (Amendment No. 2) (File No. 333-164517) filed on July 6, 2010)

10.61
Marketing Services Agreement, dated June 1, 2009, by and among Brandmakers Worldwide, Kidz-Med, Inc. and American Scientific Resources, Incorporated (filed as Exhibit 10.83 to the Company’s Registration Statement on Form S-1/A (Amendment No. 2) (File No. 333-164517) filed on July 6, 2010)

10.62
Marketing Services Agreement, dated September 1, 2009, by and among Brandmakers Worldwide, Kidz-Med, Inc. and American Scientific Resources, Incorporated (filed as Exhibit 10.84 to the Company’s Registration Statement on Form S-1/A (Amendment No. 2) (File No. 333-164517) filed on July 6, 2010)

10.63
Marketing Services Agreement, dated April 1, 2010, by and among Brandmakers Worldwide, Kidz-Med, Inc. and American Scientific Resources, Incorporated (filed as Exhibit 10.85 to the Company’s Registration Statement on Form S-1/A (Amendment No. 2) (File No. 333-164517) filed on July 6, 2010)

10.64
Letter Agreement, dated May 31, 2008, by and between American Scientific Resources, Incorporated and Independent Investment Services International (filed as Exhibit 10.93 to the Company’s Registration Statement on Form S-1/A (Amendment No. 2) (File No. 333-164517), filed on July 6, 2010)

10.65
Letter Agreement, dated October 31, 2008, by and between American Scientific Resources, Incorporated and Independent Investment Services International (filed as Exhibit 10.94 to the Company’s Registration Statement on Form S-1/A (Amendment No. 2) (File No. 333-164517), filed on July 6, 2010)

10.66
Exclusive Distribution Agreement, dated January 4, 2002, by and between American Scientific Resources, Incorporated and Medel Group Spa (filed as Exhibit 10.95 to the Company’s Registration Statement on Form S-1/A (Amendment No. 2) (File No. 333-164517), filed on July 6, 2010)

10.67
Securities Purchase Agreement, dated July 13, 2010, by and between American Scientific Resources, Incorporated and Lanktree Consulting Corp. (filed as Exhibit 10.96 to the Company’s Registration Statement on Form S-1/A (Amendment No. 3) (File No. 333-164517), filed on August 13, 2010)

10.68
Stock Purchase Agreement, dated July 22, 2010, by and between American Scientific Resources, Incorporated and Granite Financial Group, LLC (filed as Exhibit 10.98 to the Company’s Registration Statement on Form S-1/A (Amendment No. 3) (File No. 333-164517), filed on August 13, 2010)

10.69
Master Agreement, dated July 7, 2010, by and between American Scientific Resources, Incorporated and Hartsko Financial Funding, LLC (filed as Exhibit 10.100 to the Company’s Registration Statement on Form S-1/A (Amendment No. 3) (File No. 333-164517), filed on August 13, 2010)

10.70
Validity Indemnification, dated July 9, 2010, issued in favor of Hartsko Financial Funding, LLC (filed as Exhibit 10.101 to the Company’s Registration Statement on Form S-1/A (Amendment No. 3) (File No. 333-164517), filed on August 13, 2010)

10.71
Warehouse Agreement, dated July 7, 2010, by and among American Scientific Resources, Incorporated, Clark Family Properties, LLC and Hartsko Financial Funding, LLC (filed as Exhibit 10.102 to the Company’s Registration Statement on Form S-1/A (Amendment No. 3) (File No. 333-164517), filed on August 13, 2010)

10.72
Letter Agreement, dated July 9, 2010, by and among American Scientific Resources, Incorporated, Hartsko Financial Funding, LLC and Charter Capital Holdings, LP (filed as Exhibit 10.103 to the Company’s Registration Statement on Form S-1/A (Amendment No. 3) (File No. 333-164517), filed on August 13, 2010)

10.73
Purchase and Sale Agreement/Security Agreement, dated July 21, 2010, by and between American Scientific Resources, Incorporated and Charter Capital Holdings, LP (filed as Exhibit 10.104 to the Company’s Registration Statement on Form S-1/A (Amendment No. 3) (File No. 333-164517), filed on August 13, 2010)

10.74
Settlement Agreement and Release, dated as of January 28, 2010, by and among American Scientific Resources, Incorporated, Shrink Nanotechnologies, Inc., and Christopher Tirotta, individually (filed as Exhibit 10.105 to the Company’s Registration Statement on Form S-1/A (Amendment No. 5) (File No. 333-164517), filed on October 14, 2010)

10.75
Release Agreement, dated December 31, 2009, by and between American Scientific Resources, Incorporated and Gols Associates, Inc. (filed as Exhibit 10.109 to the Company’s Registration Statement on Form S-1 (Amendment No. 5) (File No. 333-164517) filed on October 14, 2010)

10.76
Employment Agreement, dated March 31, 2010, by and between American Scientific Resources, Incorporated and Marc Massoglia (filed as Exhibit 10.110 to the Company’s Registration Statement on Form S-1 (Amendment No. 5) (File No. 333-164517) filed on October 14, 2010)

10.77
Amendment No. 1 to Securities Purchase Agreement (originally dated July 13, 2010), dated September 22, 2010, by and between American Scientific Resources, Incorporated and Lanktree Consulting Group (filed as Exhibit 10.111 to the Company’s Registration Statement on Form S-1/A (Amendment No. 6) (File No. 333-164517), filed on November 12, 2010)

10.78
Amendment No. 2 to Securities Purchase Agreement (originally dated July 13, 2010), dated October 13, 2010, by and between American Scientific Resources, Incorporated and Lanktree Consulting Group (filed as Exhibit 10.112 to the Company’s Registration Statement on Form S-1/A (Amendment No. 6) (File No. 333-164517), filed on November 12, 2010)

10.79
Securities Purchase Agreement, dated November 16, 2010, by and between American Scientific Resources, Incorporated and Justin DiRezze (filed as Exhibit 10.120 to the Company’s Registration Statement on Form S-1/A (Amendment No. 7) (File No. 333-164517), filed on December 8, 2010)

10.80
Supply Agreement, by and between Safeguard Manufacturing & Development and BayerSante (filed as Exhibit 10.121 to the Company’s Registration Statement on Form S-1/A (Amendment No. 8) (File No. 333-164517), filed on December 30, 2010)

10.81
Subscription Agreement, dated March 30, 2007, by and between American Scientific Resources, Incorporated and Michael Gangadeen (filed as Exhibit 10.122 to the Company’s Registration Statement on Form S-1/A (Amendment No. 8) (File No. 333-164517), filed on December 30, 2010)

10.82
Subscription Agreement, dated April 16, 2007, by and between American Scientific Resources, Incorporated and Michael M. George Pension Plan (filed as Exhibit 10.124 to the Company’s Registration Statement on Form S-1/A (Amendment No. 8) (File No. 333-164517), filed on December 30, 2010)

10.83
Subscription Agreement, dated April 16, 2007, by and between American Scientific Resources, Incorporated and Schaffner Family Foundation (filed as Exhibit 10.126 to the Company’s Registration Statement on Form S-1/A (Amendment No. 8) (File No. 333-164517), filed on December 30, 2010)

10.84
Subscription Agreement, dated April 16, 2007, by and between the Company and Trust U/W James T. Pyle F/B/O Ann F. Pyle (filed as Exhibit 10.128 to the Company’s Registration Statement on Form S-1/A (Amendment No. 8) (File No. 333-164517), filed on December 30, 2010)

10.85
Subscription Agreement, dated April 16, 2007, by and between American Scientific Resources, Incorporated and Mark Miller (filed as Exhibit 10.131 to the Company’s Registration Statement on Form S-1/A (Amendment No. 8) (File No. 333-164517), filed on December 30, 2010)

10.86
Subscription Agreement, dated July 25, 2007, by and between American Scientific Resources, Incorporated and Michael Pisani (filed as Exhibit 10.133 to the Company’s Registration Statement on Form S-1/A (Amendment No. 8) (File No. 333-164517), filed on December 30, 2010)

10.87
Subscription Agreement, dated June 29, 2007, by and between American Scientific Resources, Incorporated and Martha Taylor (filed as Exhibit 10.125 to the Company’s Registration Statement on Form S-1/A (Amendment No. 8) (File No. 333-164517), filed on December 30, 2010)

10.88
Subscription Agreement, dated July 25, 2007, by and between American Scientific Resources, Incorporated and Felix Reznick (filed as Exhibit 10.137 to the Company’s Registration Statement on Form S-1/A (Amendment No. 8) (File No. 333-164517), filed on December 30, 2010)

10.89
Subscription Agreement, dated July 25, 2007, by and between American Scientific Resources, Incorporated and Omrani & Taub, P.C. (filed as Exhibit 10.139 to the Company’s Registration Statement on Form S-1/A (Amendment No. 8) (File No. 333-164517), filed on December 30, 2010)

10.90
Subscription Agreement, dated August 6, 2007, by and between American Scientific Resources, Incorporated and Andrew Goldin (filed as Exhibit 10.141 to the Company’s Registration Statement on Form S-1/A (Amendment No. 8) (File No. 333-164517), filed on December 30, 2010)

10.91
Subscription Agreement, dated August 8, 2007, by and between American Scientific Resources, Incorporated and David Goldin (filed as Exhibit 10.143 to the Company’s Registration Statement on Form S-1/A (Amendment No. 8) (File No. 333-164517), filed on December 30, 2010)

10.92
Subscription Agreement, dated August 6, 2007, by and between American Scientific Resources, Incorporated and Mira and Alex Goldin (filed as Exhibit 10.145 to the Company’s Registration Statement on Form S-1/A (Amendment No. 8) (File No. 333-164517), filed on December 30, 2010)

10.93
Subscription Agreement, dated September 21, 2007, by and between American Scientific Resources, Incorporated and Adina Schecter (filed as Exhibit 10.147 to the Company’s Registration Statement on Form S-1/A (Amendment No. 8) (File No. 333-164517), filed on December 30, 2010)

10.94
Subscription Agreement, dated October 2, 2007, by and between American Scientific Resources, Incorporated and Boris and Svetlana Reznick (filed as Exhibit 10.149 to the Company’s Registration Statement on Form S-1/A (Amendment No. 8) (File No. 333-164517), filed on December 30, 2010)

10.95
Subscription Agreement, dated November 7, 2010, by and between American Scientific Resources, Incorporated and John Madril (filed as Exhibit 10.151 to the Company’s Registration Statement on Form S-1/A (Amendment No. 8) (File No. 333-164517), filed on December 30, 2010)

10.96
Subscription Agreement, dated November 9, 2007, by and between American Scientific Resources, Incorporated and Leonard Ludwig (filed as Exhibit 10.153 to the Company’s Registration Statement on Form S-1/A (Amendment No. 8) (File No. 333-164517), filed on December 30, 2010)

10.97
Subscription Agreement, dated December 12, 2007, by and between American Scientific Resources, Incorporated and Parvine Sadeghi (filed as Exhibit 10.155 to the Company’s Registration Statement on Form S-1/A (Amendment No. 8) (File No. 333-164517), filed on December 30, 2010)

10.98
Subscription Agreement, dated December 13, 207, by and between American Scientific Resources, Incorporated and Hal Howard (filed as Exhibit 10.157 to the Company’s Registration Statement on Form S-1/A (Amendment No. 8) (File No. 333-164517), filed on December 30, 2010)

10.99
Assignment of Contract, by and between Safeguard Manufacturing & Development and Safeguard Medical Technologies, LLC (filed as Exhibit 99.1 to the Company’s Registration Statement on Form S-1/A (Amendment No. 8) (File No. 333-164517), filed on December 30, 2010)

10.100
Letter Agreement, dated February 1, 2011, by and between American Scientific Resources, Incorporated and Granite Financial Group, LLC (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 333-171789), filed on February 7, 2011)

10.101
Equity Purchase Agreement, dated February 3, 2011, by and between American Scientific Resources, Incorporated and Southridge Partners II, LP (filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K (File No. 333-171789), filed on February 7, 2011)

10.102
Registration Rights Agreement, dated February 3, 2011, by and between American Scientific Resources, Incorporated and Southridge Partners II, LP, filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K (File No. 333-171789), filed on February 7, 2011)

10.103
Securities Purchase Agreement, dated as of March 24, 2011, by and between American Scientific Resources, Incorporated and Daniel Schreiber SEP IRA (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 333-171789), filed on March 29, 2011)

10.104
Promissory Note Extension Agreement, dated December 24, 2010, by and between American Scientific Resources, Incorporated and Lanktree Consulting Corporation (filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K (File No. 333-171789), filed on March 29, 2011)

10.105
Promissory Note Extension Agreement, dated January 1, 2011, by and between American Scientific Resources, Incorporated and Lanktree Consulting Corporation (filed as Exhibit 10.4 to the Company’s Current Report on Form 8-K (File No. 333-171789), filed on March 29, 2011)

10.106
Director Agreement, dated August 22, 2011, by and between American Scientific Resources, Incorporated and Robert T. Faber (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 333-171789), filed on August 24, 2011)

23.1	Consent of Rosenberg, Rich Baker Berman & Co *
23.2	Consent of Lucosky Brookman LLP (Included in Exhibit 5.1 filed herewith)

99.1	American Scientific Resources, Incorporated 2006 Stock Option Plan (filed as Exhibit 10.3 to the Company’s Registration Statement on Form S-1 (File No. 333-164517), filed on January 26, 2010)
99.2	American Scientific Resources, Incorporated 2011 Incentive Stock Plan (filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-8 (File No. 333-171789), filed on January 20, 2011)

Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(5) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Weston, State of Florida, on December 23, 2011.

AMERICAN SCIENTIFIC RESOURCES, INCORPORATED

By:	/s/ Christopher F. Tirotta
Name: Christopher F. Tirotta
Title: Chief Executive Officer (Principal Executive Officer)
Principal Financial Officer
Principal Accounting Officer

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY OR ON BEHALF OF THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:

Name	Position	Date

/s/ Christopher F. Tirotta	Chief Executive Officer, Principal Financial Officer,	December 23, 2011
Christopher F. Tirotta	Principal Accounting Officer and Chairman

/s/ Thomas W. Materna	Director	December 23, 2011
Thomas W. Materna

/s/ Jason Roth	Director	December 23, 2011
Jason Roth

/s/ Robert T. Faber	Director	December 23, 2011
Robert T. Faber